                                                    Filed Pursuant to Rule 424B5
                                                    File Number 333-121559

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED MARCH 28, 2005)

                             [BANK OF AMERICA LOGO]

                      BANC OF AMERICA FUNDING CORPORATION
                                   DEPOSITOR

                       GREENPOINT MORTGAGE FUNDING, INC.
                                   SERVICER

                                  $491,398,000
                                 (APPROXIMATE)

                      BANC OF AMERICA FUNDING 2005-C TRUST
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-C
         PRINCIPAL AND INTEREST PAYABLE MONTHLY, COMMENCING IN MAY 2005

--------------------------------------------------------------------------------

YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-17 OF THIS
PROSPECTUS SUPPLEMENT.

Neither the Offered Certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other entity.

The Offered Certificates will represent interests in the Trust only and will not represent interests in or obligations of Banc of America Funding
Corporation or any other entity.

THIS PROSPECTUS SUPPLEMENT MAY BE USED TO OFFER AND SELL THE OFFERED
CERTIFICATES ONLY IF ACCOMPANIED BY THE PROSPECTUS.

--------------------------------------------------------------------------------

THE TRUST WILL ISSUE--

o    Three classes of Class A Certificates.

o    Two classes of Class M Certificates, both of which are subordinated to, and provide credit enhancement for, the Class A Certificates. The Class M-2
     Certificates are also subordinated to the Class M-1 Certificates.

o    Three classes of Class B Certificates, each of which are subordinated to, and provide credit enhancement for, the Class A Certificates and the Class
     M Certificates. Each class of Class B Certificates is also subordinated to each class of Class B Certificates, if any, with a lower number.

o    The Class CE, Class P and Class R Certificates.

The classes of Offered Certificates are listed under the heading "Offered
Certificates" in the table on page S-5.

THE ASSETS OF THE TRUST WILL INCLUDE--

o    A pool of adjustable interest rate, conventional, fully amortizing, one- to four-family, residential first mortgage loans, substantially all of which have original terms to stated maturity of approximately 30 years.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED THE OFFERED CERTIFICATES OR DETERMINED THAT THIS
PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Offered Certificates will be offered by Banc of America Securities LLC, as underwriter, at varying prices to be determined at the time of sale to investors. The Offered Certificates are expected to be delivered on or about
April 28, 2005. Total proceeds to the Depositor for the Offered Certificates will be approximately 99.957% of the initial principal balance of the Offered
Certificates, before deducting expenses payable by the Depositor.

                         BANC OF AMERICA SECURITIES LLC

                                 April 26, 2005

                                TABLE OF CONTENTS

Important Notice About Information Presented
    in this Prospectus Supplement and the

    Alternative Underwriting Standards May
       Increase Risk of Loss........................................S-17
    Some of the Mortgage Loans Have an Initial
       Interest Only Period, Which May Result in
       Increased Delinquencies and Losses or
       Higher Rates of Prepayment...................................S-17
    The Rate of Default on Mortgage Loans that
       are Secured by Investor Properties May be
       Higher than on Other Mortgage Loans..........................S-18
    The Rate of Principal Payments on the
       Mortgage Loans Will Affect the Yield on
       the Offered Certificates.....................................S-18
    Certificates May Not Be Appropriate For
       Individual Investors.........................................S-19
    There is a Risk that Interest Payments on the
       Mortgage Loans May be Insufficient to Pay
       Interest on Your Certificates................................S-19
    Limited Source of Payments - No Recourse to
       Depositor, Seller, Servicer or Trustee.......................S-20
    Limited Liquidity...............................................S-20
    Geographic Concentration May Increase Risk
       of Loss Due to Adverse Economic
       Conditions or Natural Disasters..............................S-20
    Rights of Beneficial Owners May Be Limited
       by Book-Entry System.........................................S-21
    United States Military Operations May
       Increase Risk of Relief Act Shortfalls.......................S-21
    The Rights of the NIMS Insurer Could
       Adversely Affect the Offered Certificates....................S-21
    There is a Risk that Interest Payments on the
       Mortgage Loans May Be Insufficient to
       Maintain Overcollateralization...............................S-22
    Effects of Mortgage Interest Rates and Other
       Factors on the Pass-Through Rates of the
       Offered Certificates and Components..........................S-22
    Credit Enhancement for Class A Certificates
       Increases Risk of Loss for the Class M and
       Class B Certificates.........................................S-23
    There are additional risks in holding the Class
       A-3 Certificates.............................................S-24
    Each Yield Maintenance Agreement is Subject

    Underwriting Standards of GreenPoint

    Foreclosure and Delinquency Experience of

    Optional Repurchases of Certain Mortgage
       Loans........................................................S-48
    Payments on Mortgage Loans; Accounts............................S-48
    Compensation and Payment of Expenses of

    Weighted Average Lives of the Offered
       Certificates.................................................S-70
    Yield on the Class M and Class B Certificates...................S-80
    Yield Considerations with Respect to the Class M-2,

    Backup Withholding and Reporting

Index of Significant Prospectus Supplement
    Definitions.....................................................S-91
Appendix A: Global Clearance, Settlement and
    Tax Documentation Procedures.....................................A-1

                                      S-2

Appendix B: Yield Maintenance Agreement Cap
     Notional Amount and Strike Rate Schedules.......................B-1
Appendix C: Assumed Mortgage Loan Characteristics....................C-1

                                      S-3

                  IMPORTANT NOTICE ABOUT INFORMATION PRESENTED
                IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

     The Offered Certificates are described in two separate documents that progressively provide more detail: (i) the accompanying Prospectus, which provides general information, some of which may not apply to a particular series of Certificates such as your Certificates; and (ii) this Prospectus Supplement, which describes the specific terms of your Certificates and may differ from information in the Prospectus.

     IF THE DESCRIPTION OF THE TERMS OF YOUR CERTIFICATES VARIES BETWEEN THIS
PROSPECTUS SUPPLEMENT AND THE PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN
THIS PROSPECTUS SUPPLEMENT.

     Cross-references are included in this Prospectus Supplement and the
Prospectus to captions in these materials where you can find additional information. The foregoing Table of Contents and the Table of Contents in the
Prospectus provide the locations of these captions.

     The Index of Significant Prospectus Supplement Definitions beginning on page S-88 of this Prospectus Supplement and the Index to Defined Terms beginning on page 94 of the Prospectus direct you to the locations of the definitions of capitalized terms used in each of the documents. Any capitalized terms that are not defined in this Prospectus Supplement and that do not have obvious meanings are defined in the Prospectus.

     Banc of America Funding Corporation's principal offices are located at 214
North Tryon Street, Charlotte, North Carolina 28255 and its phone number is
(704) 386-2400.

                            ------------------------

     This Prospectus Supplement and the accompanying Prospectus contain forward-looking statements within the meaning of Section 27A of the Securities
Act of 1933, as amended. Specifically, forward- looking statements, together with related qualifying language and assumptions, are found in the material
(including tables) under the headings "Risk Factors" and "Prepayment and Yield
Considerations." Forward-looking statements are also found in other places throughout this Prospectus Supplement and the Prospectus, and may be identified by, among other things, accompanying language such as "expects," "intends,"
"anticipates," "estimates" or analogous expressions, or by qualifying language or assumptions. These statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results or performance to differ materially from the forward-looking statements. These risks, uncertainties and other factors include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preference and various other matters, many of which are beyond the
Depositor's control. These forward-looking statements speak only as of the date of this Prospectus Supplement. The Depositor expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements to reflect changes in the Depositor's expectations with regard to those statements or any change in events, conditions or circumstances on which any forward-looking statement is based.

                                      S-4

                         THE SERIES 2005-C CERTIFICATES

                         INITIAL CLASS                                                                           INITIAL RATING OF
                          BALANCE OR                                                                              CERTIFICATES(3)
                           COMPONENT    PASS-THROUGH                                                            --------------------
           CLASS          BALANCE(1)        RATE                   PRINCIPAL TYPES(2)       INTEREST TYPES(2)   S&P          MOODY'S
--------------------     -------------  ------------  ------------------------------------  ----------------    ---          -------

OFFERED CERTIFICATES
Class A-1                $295,302,000       (4)       Super Senior, Pass-Through              Floating Rate     AAA             Aaa
Class A-2                $111,958,000       (5)       Super Senior, Pass-Through              Floating Rate     AAA             Aaa
Class A-3                     (6)           (6)       Super Senior Support, Component              (6)          AAA             Aaa
Class M-1                 $14,365,000       (7)       Subordinated                            Floating Rate     AA+             Aa2
Class M-2                 $10,898,000       (7)       Subordinated                            Floating Rate     AA-             A2
Class B-1                  $7,926,000       (7)       Subordinated                            Floating Rate      A-            Baa2
Class B-2                  $2,477,000       (7)       Subordinated                            Floating Rate     BBB+           Baa3
Class B-3                  $3,220,000       (7)       Subordinated                            Floating Rate     BBB-            Ba2
COMPONENTS
Class A-3A                $32,812,000       (8)       Super Senior Support, Pass-Through      Floating Rate     N/A             N/A
Class A-3B                $12,440,000       (9)       Super Senior Support, Pass-Through      Floating Rate     N/A             N/A
NON-OFFERED
   CERTIFICATES
Class R                      (10)           (10)                          N/A                      N/A          None           None
Class CE                     (10)           (10)                          N/A                      N/A          None           None
Class P                      (10)           (10)                          N/A                      N/A          None           None

--------------------

(1)  Approximate. The initial class balance of the Offered Certificates may vary by a total of plus or minus 5%.

(2)  See "Description of the Certificates--Categories of Classes of
     Certificates" in the Prospectus for a description of these principal and interest types and see "Description of the Certificates--Distributions on
     the Certificates" and "--Allocation of Losses" in this Prospectus
     Supplement for a description of the effects of subordination.

(3)  See "Certificate Ratings" in this Prospectus Supplement.

(4)  For each Distribution Date occurring prior to and including the Auction
     Date, interest will accrue on the Class A-1 Certificates at a per annum rate equal to the lesser of (i) the sum of One-Month LIBOR and 0.24% and
     (ii) the Subgroup A Cap. On each Distribution Date following the Auction
     Date, interest will accrue on the Class A-1 Certificates at a per annum rate equal to the lesser of (i) the sum of One-Month LIBOR and 0.48% and
     (ii) the Subgroup A Cap. For the initial Distribution Date in May 2005, this rate is expected to be approximately 3.30% per annum.

(5)  For each Distribution Date occurring prior to and including the Auction
     Date, interest will accrue on the Class A-2 Certificates at a per annum rate equal to the lesser of (i) the sum of One-Month LIBOR and 0.25% and
     (ii) the Subgroup B Cap. On each Distribution Date following the Auction
     Date, interest will accrue on the Class A-2 Certificates at a per annum rate equal to the lesser of (i) the sum of One-Month LIBOR and 0.50% and
     (ii) the Subgroup B Cap. For the initial Distribution Date in May 2005, this rate is expected to be approximately 3.31% per annum.

(6)  The Class A-3 Certificates will be deemed for purposes of the distribution of interest and principal to consist of two Components as described in the table. The Components are not severable.

(7)  For each Distribution Date occurring prior to and including the Auction
     Date, interest will accrue on these Certificates at a per annum rate equal to the lesser of (i) the sum of One-Month LIBOR and 0.45%, 0.65%, 1.20%,
     1.90% and 1.90% with respect to the Class M-1, Class M-2, Class B-1, Class
     B-2 and Class B-3 Certificates, respectively, and (ii) the Pool Cap. On each Distribution Date following the applicable Auction Date, interest will accrue on these Certificates at a per annum rate equal to the lesser of (i)
     the sum of One-Month LIBOR and 0.675%, 0.975%, 1.80%, 2.85% and 2.85% with respect to the Class M-1, Class M-2, Class B-1, Class B-2 and Class B-3
     Certificates, respectively, and (ii) the Pool Cap. For the initial
     Distribution Date in May 2005, this rate is expected to be approximately
     3.51%, 3.71%, 4.26%, 4.96% and 4.96% per annum with respect to the Class
     M-1, Class M-2, Class B-1, Class B-2 and Class B-3 Certificates,
     respectively.

(8)  For each Distribution Date occurring prior to and including the Auction
     Date, interest will accrue on the Class A-3A Component at a per annum rate equal to the lesser of (i) the sum of One-Month LIBOR and 0.30% and (ii)
     the Subgroup A Cap. On each Distribution Date following the Auction Date, interest will accrue on the Class A-3A Component at a per annum rate equal to the lesser of (i) the sum of One-Month LIBOR and 0.60% and (ii) the
     Subgroup A Cap. For the initial Distribution Date in May 2005, this rate is expected to be approximately 3.36% per annum.

(9)  For each Distribution Date occurring prior to and including the Auction
     Date, interest will accrue on the Class A-3B Component at a per annum rate equal to the lesser of (i) the sum of One-Month LIBOR and 0.30% and (ii)
     the Subgroup B Cap. On each Distribution Date following the Auction Date, interest will accrue on the Class A-3B Component at a per annum rate equal to the lesser of (i) the sum of One-Month LIBOR and 0.60% and (ii) the
     Subgroup B Cap. For the initial Distribution Date in May 2005, this rate is expected to be approximately 3.36% per annum.

(10) The Class CE, Class P and Class R Certificates are entitled to certain distributions as specified in the Pooling Agreement.

                                      S-5

                                SUMMARY OF TERMS

     This summary highlights selected information from this Prospectus
Supplement. It does not contain all of the information that you need to consider in making your investment decision. To understand the terms of the Offered
Certificates, you should read this entire Prospectus Supplement and the
Prospectus carefully.

TITLE OF SERIES:      Banc of America Funding                DISTRIBUTION DATE:    The 20th day of each month
                      Corporation, Mortgage Pass-                                  (or, if not a business day,
                      Through Certificates, Series                                 the next business day)
                      2005-C (the "CERTIFICATES")                                  beginning May 20, 2005

DEPOSITOR:            Banc of America Funding                CLOSING DATE:         On or about April 28, 2005
                      Corporation
                                                             CUT-OFF DATE:         April 1, 2005
ISSUER:               Banc of America Funding
                      2005-C Trust (the "TRUST")             RECORD DATE:          The business day before such
                                                                                   Distribution Date (unless
SELLER:               Bank of America, National                                    definitive certificates are
                      Association                                                  issued). If definitive
                                                                                   certificates are issued, the
SERVICER:             GreenPoint Mortgage Funding,                                 record date for such class
                      Inc.                                                         will be the last business day
                                                                                   of the month preceding a
TRUSTEE:              Wells Fargo Bank, N.A.                                       Distribution Date.

           ----------------------------

THE CERTIFICATES

     The Certificates will be issued pursuant to a Pooling and Servicing
Agreement, to be dated the Closing Date (the "POOLING AGREEMENT"), among the
Depositor, the Servicer and the Trustee. A summary chart of the initial class balances, initial component balances, principal types, pass-through rates, interest types and ratings of the Certificates is set forth in the table on page
S-5.

     The Certificates represent all of the beneficial ownership interest in the
Trust.

--------------------------------------------------------------------------------------------------
                             CLASSIFICATIONS OF CLASSES OF CERTIFICATES
--------------------------------------------------------------------------------------------------

Offered Certificates:                      A-1, A-2, A-3, M-1, M-2, B-1, B-2 and B-3
------------------------------------------ -------------------------------------------------------
Non-Offered Certificates:                  CE, P and R
------------------------------------------ -------------------------------------------------------
Senior Certificates:                       A-1, A-2 and A-3
------------------------------------------ -------------------------------------------------------
Subordinate Certificates:                  M-1, M-2, B-1, B-2, B-3 and CE
------------------------------------------ -------------------------------------------------------
Subgroup A Senior Certificates and         Class: A-1
Component:                                 Component: A-3A
------------------------------------------ -------------------------------------------------------
Subgroup B Senior Certificates and         Class: A-2
Component:                                 Component: A-3B
------------------------------------------ -------------------------------------------------------
Class A Certificates:                      A-1, A-2 and A-3
------------------------------------------ -------------------------------------------------------
Class B Certificates:                      B-1, B-2 and B-3
------------------------------------------ -------------------------------------------------------
Class M Certificates:                      M-1 and M-2
------------------------------------------ -------------------------------------------------------
Component Certificates:                    A-3
------------------------------------------ -------------------------------------------------------
Components:                                A-3A and A-3B
------------------------------------------ -------------------------------------------------------
Super Senior Certificates:                 A-1 and A-2
------------------------------------------ -------------------------------------------------------
Super Senior Support Certificates:         A-3
------------------------------------------ -------------------------------------------------------

     The Class A Certificates and Components are divided into two subgroups
(each, a "SUBGROUP"). The Subgroup A Senior Certificates and Component form
"SUBGROUP A" and the Subgroup B Senior Certificates and Component form "SUBGROUP
B." The Class M and Class B Certificates are subordinate to, and provide credit enhancement for, the Class A Certificates.

                        S-6

     Except to the extent of cross-collateralization payments described herein, the Subgroup A Senior Certificates and Component will represent interests solely in the Subgroup A Mortgage Loans and the Subgroup B Senior Certificates and
Component will represent interests solely in the Subgroup B Mortgage Loans. The
Class M Certificates and Class B Certificates will represent interests in all of the Mortgage Loans.

     Only the Senior Certificates, Class M Certificates and Class B Certificates
are being offered by this Prospectus Supplement. The Class CE, Class P and Class
R Certificates are not offered by this Prospectus Supplement.

     The Class M Certificates are subordinated to the Class A Certificates for distributions of principal and interest and for allocations of losses on the
Mortgage Loans and the Class M-2 Certificates are subordinated to the Class M-1
Certificates for distributions of principal and interest and for allocations of losses on the Mortgage Loans. The Class B Certificates are subordinated to the
Class A Certificates and the Class M Certificates for distributions of principal and interest and for allocations of losses on the Mortgage Loans, the Class B-2
Certificates are subordinated to the Class B-1 Certificates for distributions of principal and interest and for allocations of losses on the Mortgage Loans and the Class B-3 Certificates are subordinated to the Class B-1 and Class B-2
Certificates for distributions of principal and interest and for allocations of losses on the Mortgage Loans.

     If the aggregate class balance of the Class M and Class B Certificates has been reduced to zero, the Class A-3A Component will be subordinated to the
Subgroup A Senior Certificates for allocation of losses and the Class A-3B
Component will be subordinated to the Subgroup B Senior Certificates for allocation of losses. In addition, after the Component Balance of a Component has been reduced to zero, all losses on the Mortgage Loans will be allocated to the remaining Component.

     Information provided with respect to the Non-Offered Certificates is included solely to aid your understanding of the Offered Certificates.

MORTGAGE POOL

     The "MORTGAGE POOL" will consist of adjustable interest rate, conventional, fully-amortizing mortgage loans (the "MORTGAGE LOANS") secured by first liens on one- to four-family properties. The Mortgage Loans are subdivided into two loan subgroups ("LOAN SUBGROUP A" and "LOAN SUBGROUP B" and each a "LOAN SUBGROUP")
of Mortgage Loans (the "SUBGROUP A MORTGAGE LOANS" and "SUBGROUP B MORTGAGE
LOANS"). The Mortgage Loans either provide for a fixed interest rate during an initial period of approximately three, five, seven or ten years from the date of origination of such Mortgage Loans and thereafter provide for adjustments to that interest rate at the end of the initial fixed-rate period every six months.
In addition, the Subgroup A Mortgage Loans all have original principal balances that conform to Fannie Mae and Freddie Mac guidelines and the Subgroup B
Mortgage Loans all have original principal balances that exceed Fannie Mae and
Freddie Mac guidelines. The interest rate of each Mortgage Loan will adjust to equal the sum of an index and a gross margin. Interest rate adjustments generally will be subject to certain limitations stated in the related mortgage note on increases and decreases for any adjustment. In addition, interest rate adjustments will be subject to an overall maximum mortgage interest rate. The index for the Mortgage Loans will be the arithmetic mean of the London interbank offered rate quotations for six month U.S. Dollar-denominated deposits as published in The Wall Street Journal ("SIX-MONTH LIBOR"). All of the Mortgage
Loans were originated or acquired by GreenPoint Mortgage Funding, Inc.
("GREENPOINT" or the "ORIGINATOR" ). All of the Mortgage Loans were originated using underwriting standards that are different from and, in certain respects, less stringent than the Originator's general underwriting standards. See "Risk
Factors--Alternative Underwriting Standards May Increase Risk of Loss" in this
Prospectus Supplement.

                        S-7

     The Depositor expects the Mortgage Loans to have the following approximate characteristics:

            SELECTED AGGREGATE MORTGAGE LOAN DATA AS OF APRIL 1, 2005

------------------------------------------------------------ ------------------------------- -------------------------
                                                                     RANGE OR TOTAL              WEIGHTED AVERAGE
------------------------------------------------------------ ------------------------------- -------------------------

Number of Mortgage Loans                                                 2,181                          --
------------------------------------------------------------ ------------------------------- -------------------------
Aggregate Unpaid Principal Balance                                  $495,361,118.59                     --
------------------------------------------------------------ ------------------------------- -------------------------
Unpaid Principal Balance                                      $18,000.00 to $1,680,000.00          $227,126(1)
------------------------------------------------------------ ------------------------------- -------------------------
Current Interest Rate                                               4.875% to 8.625%                  6.400%
------------------------------------------------------------ ------------------------------- -------------------------
Gross Margin                                                        2.250% to 5.000%                  2.750%
------------------------------------------------------------ ------------------------------- -------------------------
Rate Ceiling                                                       10.500% to 14.375%                12.234%
------------------------------------------------------------ ------------------------------- -------------------------
Months to First Adjustment Date                                     25 to 120 months                40 months
------------------------------------------------------------ ------------------------------- -------------------------
Administrative Fee Rate                                                 0.2545%                         --
------------------------------------------------------------ ------------------------------- -------------------------
Remaining Terms to Stated Maturity                                 349 to 360 months                359 months
------------------------------------------------------------ ------------------------------- -------------------------
Original Term                                                          360 months                       --
------------------------------------------------------------ ------------------------------- -------------------------
Number of Months Since Origination                                   0 to 11 months                  1 month
------------------------------------------------------------ ------------------------------- -------------------------
Original Loan-to-Value Ratio                                        22.40% to 95.00%                  77.94%
------------------------------------------------------------ ------------------------------- -------------------------
Credit Scores                                                          620 to 814                      705
------------------------------------------------------------ ------------------------------- -------------------------
Latest Maturity Date                                                 April 1, 2035                      --
------------------------------------------------------------ ------------------------------- -------------------------
Interest Only Mortgage Loans                                             87.57%                         --
------------------------------------------------------------ ------------------------------- -------------------------
Mortgage Loans Secured by Investor Properties                            43.13%                         --
------------------------------------------------------------ ------------------------------- -------------------------
"Alternative" Underwriting Guideline Mortgage Loans                     100.00%                         --
------------------------------------------------------------ ------------------------------- -------------------------
Mortgage Loans with Prepayment Premiums                                  34.74%                         --
----------------------------------------------------------------------------------------------------------------------
Geographic Concentration of Mortgaged Properties in Excess of 5.00% of the Aggregate Unpaid Principal Balance
       California.........................................               28.15%
       Arizona............................................               6.73%
       Florida............................................               6.69%
       New York...........................................               6.57%
------------------------------------------------------------ ------------------------------- -------------------------
Maximum Single Zip Code Concentration                                    0.48%                          --
------------------------------------------------------------ ------------------------------- -------------------------

(1)  The balance shown is the average unpaid principal balance of the Mortgage
     Loans.

                                      S-8

SELECTED SUBGROUP A MORTGAGE LOAN DATA AS OF APRIL 1, 2005

------------------------------------------------------------ ------------------------------- -------------------------
                                                                     RANGE OR TOTAL              WEIGHTED AVERAGE
------------------------------------------------------------ ------------------------------- -------------------------

Number of Subgroup A Mortgage Loans                                      1,930                          --
------------------------------------------------------------ ------------------------------- -------------------------
Aggregate Unpaid Principal Balance                                  $359,184,055.74                     --
------------------------------------------------------------ ------------------------------- -------------------------
Unpaid Principal Balance                                       $18,000.00 to $663,749.99           $186,106(1)
------------------------------------------------------------ ------------------------------- -------------------------
Current Interest Rate                                               4.875% to 8.625%                  6.366%
------------------------------------------------------------ ------------------------------- -------------------------
Gross Margin                                                        2.250% to 5.000%                  2.751%
------------------------------------------------------------ ------------------------------- -------------------------
Rate Ceiling                                                       10.500% to 14.375%                12.188%
------------------------------------------------------------ ------------------------------- -------------------------
Months to First Adjustment Date                                     25 to 120 months                40 months
------------------------------------------------------------ ------------------------------- -------------------------
Administrative Fee Rate                                                 0.2545%                         --
------------------------------------------------------------ ------------------------------- -------------------------
Remaining Terms to Stated Maturity                                 349 to 360 months                359 months
------------------------------------------------------------ ------------------------------- -------------------------
Original Term                                                          360 months                       --
------------------------------------------------------------ ------------------------------- -------------------------
Number of Months Since Origination                                   0 to 11 months                  1 month
------------------------------------------------------------ ------------------------------- -------------------------
Original Loan-to-Value Ratio                                        22.40% to 95.00%                  78.46%
------------------------------------------------------------ ------------------------------- -------------------------
Credit Scores                                                          620 to 814                      708
------------------------------------------------------------ ------------------------------- -------------------------
Latest Maturity Date                                                 April 1, 2035                      --
------------------------------------------------------------ ------------------------------- -------------------------
Interest Only Mortgage Loans                                             86.44%                         --
------------------------------------------------------------ ------------------------------- -------------------------
Mortgage Loans Secured by Investor Properties                            53.13%                         --
------------------------------------------------------------ ------------------------------- -------------------------
"Alternative" Underwriting Guideline Mortgage Loans                     100.00%                         --
------------------------------------------------------------ ------------------------------- -------------------------
Mortgage Loans with Prepayment Premiums                                  39.94%                         --
----------------------------------------------------------------------------------------------------------------------
Geographic Concentration of Mortgaged Properties in Excess of 5.00% of the Aggregate Unpaid Principal Balance
       California.......................................                 19.45%
       Arizona..........................................                  8.63
       Florida..........................................                  7.53
       Illinois.........................................                  6.11
       Nevada...........................................                  5.21
------------------------------------------------------------ ------------------------------- -------------------------
Maximum Single Zip Code Concentration                                    0.61%
------------------------------------------------------------ ------------------------------- -------------------------

(1)  The balance shown is the average unpaid principal balance of the Subgroup A
     Mortgage Loans.

                                      S-9

           SELECTED SUBGROUP B MORTGAGE LOAN DATA AS OF APRIL 1, 2005

------------------------------------------------------------ ------------------------------- -------------------------
                                                                     RANGE OR TOTAL              WEIGHTED AVERAGE
------------------------------------------------------------ ------------------------------- -------------------------

Number of Subgroup B Mortgage Loans                                       251                           --
------------------------------------------------------------ ------------------------------- -------------------------
Aggregate Unpaid Principal Balance                                  $136,177,062.85                     --
------------------------------------------------------------ ------------------------------- -------------------------
Unpaid Principal Balance                                      $360,000.00 to $1,680,000.00         $542,538(1)
------------------------------------------------------------ ------------------------------- -------------------------
Current Interest Rate                                               5.250% to 8.375%                  6.488%
------------------------------------------------------------ ------------------------------- -------------------------
Gross Margin                                                        2.250% to 2.750%                  2.749%
------------------------------------------------------------ ------------------------------- -------------------------
Rate Ceiling                                                       10.625% to 14.375%                12.356%
------------------------------------------------------------ ------------------------------- -------------------------
Months to First Adjustment Date                                     32 to 84 months                 39 months
------------------------------------------------------------ ------------------------------- -------------------------
Administrative Fee Rate                                                 0.2545%                         --
------------------------------------------------------------ ------------------------------- -------------------------
Remaining Terms to Stated Maturity                                 356 to 360 months                359 months
------------------------------------------------------------ ------------------------------- -------------------------
Original Term                                                          360 months                       --
------------------------------------------------------------ ------------------------------- -------------------------
Number of Months Since Origination                                   0 to 4 months                   1 month
------------------------------------------------------------ ------------------------------- -------------------------
Original Loan-to-Value Ratio                                        35.41% to 95.00%                  76.55%
------------------------------------------------------------ ------------------------------- -------------------------
Credit Scores                                                          625 to 805                      695
------------------------------------------------------------ ------------------------------- -------------------------
Latest Maturity Date                                                 April 1, 2035                      --
------------------------------------------------------------ ------------------------------- -------------------------
Interest Only Mortgage Loans                                             90.55%                         --
------------------------------------------------------------ ------------------------------- -------------------------
Mortgage Loans Secured by Investor Properties                            16.76%                         --
------------------------------------------------------------ ------------------------------- -------------------------
"Alternative" Underwriting Guideline Mortgage Loans                     100.00%                         --
------------------------------------------------------------ ------------------------------- -------------------------
Mortgage Loans with Prepayment Premiums                                  21.04%                         --
----------------------------------------------------------------------------------------------------------------------
Geographic Concentration of Mortgaged Properties in Excess of 5.00% of the Aggregate Unpaid Principal Balance
       California............................................            51.10%
       New York..............................................            11.19%
------------------------------------------------------------ ------------------------------- -------------------------
Maximum Single Zip Code Concentration                                    1.47%
------------------------------------------------------------ ------------------------------- -------------------------

(1)  The balance shown is the average unpaid principal balance of the Subgroup B
     Mortgage Loans.

                                      S-10

     The characteristics of the Mortgage Pool may change because:

     o    Prior to the issuance of the Certificates, the Depositor may remove
          Mortgage Loans from the Mortgage Pool. The Depositor also may substitute new Mortgage Loans for Mortgage Loans in the Mortgage Pool
          prior to the Closing Date.

     o    After the issuance of the Certificates, Mortgage Loans may be removed from the Trust because of repurchases by the Depositor, the Seller or the Originator, as applicable, for breaches of representations, failure to deliver required documents. Under certain circumstances, the Seller or the Originator, as applicable, may instead make substitutions for defective Mortgage Loans.

     These removals and/or substitutions may result in changes in the Mortgage
Pool characteristics and Loan Subgroup characteristics shown above. These changes may affect the weighted average lives and yields to maturity of the related Offered Certificates.

     Additional information on the Mortgage Pool and on the Loan Subgroups appears under "The Mortgage Pool" in this Prospectus Supplement.

TERMINATION

     On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than 10% of the aggregate unpaid principal balance of the Mortgage Loans as of the Cut-off Date (the "AUCTION DATE"), the Trustee will initiate an auction process to sell the Mortgage Loans and the Trust property.
The Trustee may not sell the Mortgage Loans and Trust property unless the proceeds of the sale, after deduction of the expenses of the sale and all unreimbursed fees and advances, is at least equal to the sum of the aggregate unpaid principal balance for each Mortgage Loan plus accrued interest thereon at the related mortgage interest rate to but not including the first day of the month in which such proceeds are to be distributed to the holders of the
Certificates and the aggregate fair market value of the Trust property. If an initial auction of the Mortgage Loans and Trust property does not produce a high enough bid, the Trustee will continue to auction the Mortgage Loans and Trust property every three months thereafter until such a bid is received.

     In addition, the margin added to each Offered Certificate will increase and remain at such higher level on each Distribution Date following the Auction Date until the Trustee successfully sells the Mortgage Loans in an auction.

     See "The Pooling and Servicing Agreement--Termination" in this Prospectus
Supplement.

     IF THE TRUSTEE SELLS THE MORTGAGE LOANS BY AUCTION, THE CERTIFICATES
OUTSTANDING AT THAT TIME WILL BE RETIRED EARLIER THAN WOULD OTHERWISE BE THE
CASE.

     See "Prepayment and Yield Considerations" in this Prospectus Supplement.

PRIORITY OF DISTRIBUTIONS ON THE CERTIFICATES

     Distributions on the Certificates will be made on each Distribution Date from Available Funds received on the Mortgage Loans. Interest payments received from the Subgroup A Mortgage Loans will be used to first pay interest that accrues on the Subgroup A Senior Certificates and Component and then generally to pay interest that accrues on the Class M and Class B Certificates and interest payments received from the Subgroup B Mortgage Loans will be used to first pay interest that accrues on the Subgroup B Senior Certificates and
Component and then generally to pay interest that accrues on the Class M and
Class B Certificates. Similarly, principal payments received on the Subgroup A
Mortgage Loans will be used first to pay principal on the Subgroup A Senior
Certificates and Component and then generally to pay principal on the Class M and Class B Certificates and principal payments received on the Subgroup B
Mortgage Loans will be used first to pay principal on the Subgroup B Senior
Certificates and Component and then generally to pay principal on the Class M and Class B Certificates. In certain circumstances, payments on the Subgroup A
Mortgage Loans may be used to make certain distributions to the holders of the
Subgroup B Senior Certificates and Component and payments on the Subgroup B
Mortgage Loans may be used to make certain distributions on the Subgroup A
Senior Certificates and Component. See "Description

                                      S-11

of the Certificates--Distributions on the Certificates--Interest Distributions"
and "--Principal Distributions" in this Prospectus Supplement.

     Because the weighted average of the mortgage interest rates on the Mortgage
Loans is expected to be higher than the weighted average of the pass-through rates on the Offered Certificates, the Mortgage Loans are expected to generate more interest than is needed to pay interest owed on the Offered Certificates as well as administrative fees. Any available excess interest will first be used to maintain overcollateralization and any remaining excess interest will then be used to compensate for losses that occur on the Mortgage Loans.

INTEREST DISTRIBUTIONS

     The amount of interest that will be payable on your Certificate on each
Distribution Date is equal to:

     o    interest accrued at the applicable pass-through rate on your
          Certificate or the Components of your Certificate during the related interest accrual period, minus

     o    the amount allocated to your class or the Components of your class of certain interest shortfalls arising from interest rate limitations applicable to certain military or similar personnel, as described under "Description of the Certificates--Interest Distributions" in
          this Prospectus Supplement.

     See "Description of the Certificates--Distributions on the
Certificates--Interest Distributions" in this Prospectus Supplement.

PRINCIPAL DISTRIBUTIONS

     On each Distribution Date, principal distributions to the Certificates will be made in the order and priority described under "Description of the
Certificates--Distributions on the Certificates --Principal Distributions" in
this Prospectus Supplement.

CREDIT SUPPORT

     Credit support is provided by the following five forms of credit enhancement:

     Monthly Excess Interest

     Because more interest is expected to be paid by the mortgagors than is necessary to pay the interest earned on the Offered Certificates, it is expected there will be excess interest each month. The excess interest will be used to maintain overcollateralization, to pay interest that was previously earned but not paid to the Offered Certificates and to reimburse the Offered Certificates for losses and certain shortfalls that they experienced previously.

     Overcollateralization

     If the aggregate Stated Principal Balance of the Mortgage Loans exceeds the aggregate class balance of the Offered Certificates, there is overcollateralization available to absorb losses on the Mortgage Loans before such losses affect the Offered Certificates. On the Closing Date, the aggregate
Stated Principal Balance of the Mortgage Loans will exceed the aggregate class balance of the Offered Certificates by approximately $3,963,118. This results in overcollateralization equal to approximately 0.80% of the aggregate Stated
Principal Balance of the Mortgage Loans as of the Cut-off Date. If the level of overcollateralization falls below the targeted overcollateralization amount for a Distribution Date, the excess interest described in the previous section will be paid to the Offered Certificates as principal. This will have the effect of reducing the aggregate class balance of the Offered Certificates faster than the aggregate Stated Principal Balance of the Mortgage Loans until the required level of overcollateralization is reached.

                                      S-12

     Subordination

     On each Distribution Date, classes that are lower in order of payment priority will not receive payments until the classes that are higher in order of payment priority have been paid. If there are insufficient funds on a
Distribution Date to pay all such classes, the subordinate classes will be the first to forego payment. (d) Application of Realized Losses

     If, on any Distribution Date after the aggregate class balance of the
Certificates has been reduced by the amount of cash paid on that date, the aggregate class balance of the Certificates is greater than the aggregate Stated
Principal Balance of the Mortgage Loans, the class balance of the class of Class
M or Class B Certificates that is lowest in order of payment priority will be reduced by the amount of such excess. In addition, if after the aggregate class balance of the Class M and Class B Certificates has been reduced to zero and after the aggregate principal balance of the Subgroup A Senior Certificates and
Component has been reduced by distributions on a Distribution Date, such aggregate principal balance exceeds the total principal balance of the Subgroup
A Mortgage Loans, the Component Balance of the Class A-3A Component will be reduced by the amount of such excess. Similarly, if after the aggregate class balance of the Class M and Class B Certificates has been reduced to zero and after the aggregate principal balance of the Subgroup B Senior Certificates and
Component has been reduced by distributions on a Distribution Date, such aggregate principal balance exceeds the total principal balance of the Subgroup
B Mortgage Loans, the Component Balance of the Class A-3B Component will be reduced by the amount of such excess. Once the Component Balance of a Component has been reduced to zero by losses in a Loan Subgroup, all losses on the
Mortgage Loans will be allocated to the remaining Component, if outstanding.
Once the class balance of a class or Component Balance of a Component is reduced by realized losses allocated to it, such balance will not be reinstated (except in the case of recoveries). The class balances of the Super Senior Certificates will not be reduced by these realized losses, although such Certificates may experience losses if the credit enhancements for the Offered Certificates described herein are exhausted.

     Cross-Collateralization

     In certain circumstances payments on the Subgroup A Mortgage Loans may be used to make certain distributions on the Subgroup B Senior Certificates and
Component and payments on the Subgroup B Mortgage Loans may be used to make certain distributions on the Subgroup A Senior Certificates and Component.

YIELD MAINTENANCE AGREEMENTS

     In order to mitigate the effect of the Subgroup A Cap, the Subgroup B Cap or the Pool Cap, as applicable, on the yield of the Offered Certificates, the
Trustee on behalf of the Trust will enter into eight yield maintenance agreements with Bank of America, National Association, as counterparty, for the benefit of the Offered Certificates.

     For each Distribution Date from June 2005 to the applicable Distribution
Date specified in Appendix B, the counterparty will be obligated to pay to the
Trustee two business days prior to such Distribution Date if One-Month LIBOR determined two business days prior to the beginning of the interest accrual period relating to such Distribution Date for the Offered Certificates exceeds a specified "strike" rate for such Distribution Date, for deposit into the reserve account, an amount equal to the product of (a) the excess of (i) the lesser of
(x) One-Month LIBOR and (y) 11.00% over (ii) the applicable strike rate for such
Distribution Date, in each case as set forth on the applicable table in Appendix
B to this Prospectus Supplement, (b) the applicable cap notional amount as set forth for such Distribution Date on the applicable table in Appendix B to this
Prospectus Supplement and (c) a fraction, the numerator of which is the actual number of days elapsed since the previous Distribution Date to but excluding the current Distribution Date and the denominator of which is 360.

     Amounts, if any, payable under the yield maintenance agreements with respect to any Distribution Date will be used to cover shortfalls in payments of interest on the Offered Certificates if the pass-through rates on those certificates are limited for the Distribution Dates from June 2005 to the applicable Distribution Date specified in Appendix B due to clause (ii) of the definition of the Subgroup A Cap, the Subgroup B Cap or the Pool Cap, as
described under "Description of the Certificates--Distributions on the
Certificates" in this Prospectus Supplement. Any remaining amounts from the yield maintenance agreements will be distributed as described under "Description of the Certificates--Reserve Account" in this Prospectus Supplement.

                                      S-13

NIMS INSURER

     After the Closing Date, a separate entity may be established to issue net interest margin securities secured by all or a portion of the Class CE and Class
P Certificates. Such net interest margin securities may or may not have the benefit of a financial guaranty insurance policy that guarantees payments on those securities. The insurer that would issue any financial guaranty insurance policy, if any, is referred to in this Prospectus Supplement as the "NIMS
INSURER." The references to the NIMS Insurer in this Prospectus Supplement are applicable only if there is a NIMS Insurer. If the net interest margin securities are so insured, the NIMS Insurer will have a number of rights under the Pooling Agreement, the exercise of which could adversely affect holders of the Offered Certificates. Any insurance policy issued by the NIMS Insurer will not cover, and will not benefit in any manner whatsoever, the Offered
Certificates. See "Risk Factors--The Rights of the NIMS Insurer Could Adversely
Affect the Offered Certificates" in this Prospectus Supplement for additional information.

PREPAYMENT AND YIELD CONSIDERATIONS

     The yield to maturity on your Offered Certificates will be sensitive to the rate and timing of principal payments (which will be affected by prepayments, defaults and liquidations) on the Mortgage Loans in the Mortgage Pool or the
related Loan Subgroup. As a result, your yield may fluctuate significantly.

     o    In general, if you purchased your Offered Certificate at a premium and principal distributions occur at a rate faster than you assumed, your actual yield to maturity will be lower than anticipated.

     o    Conversely, if you purchased your Offered Certificate at a discount and principal distributions occur at a rate slower than you assumed, your actual yield to maturity will be lower than anticipated.

     Because each of the Components comprising the Super Senior Support
Certificates will bear principal losses on the related Loan Subgroup (or all the
Mortgage Loans, once the Component Balance of one of the Components has been reduced to zero) and no such losses will be allocated to the Super Senior
Certificates, once the Subordinate Certificates are no longer outstanding, the yield to maturity of such class of Super Senior Support Certificates will be more sensitive to the amount and timing of losses on the Mortgage Loans in the related Loan Subgroup (or all the Mortgage Loans, once the Component Balance of one of the Components has been reduced to zero) than the related classes of
Super Senior Certificates.

     The yield to maturity of the Class M-1, Class M-2, Class B-1, Class B-2 and
Class B-3 Certificates will be increasingly sensitive to the amounts and timing of losses on the Mortgage Loans due to the fact that losses incurred each month will first reduce monthly excess cashflow, then reduce the level of overcollateralization, if any, and then will be allocated to the Class B-3,
Class B-2, Class B-1, Class M-2 and Class M-1 Certificates, in that order, until the balance of each class has been reduced to zero.

     Because the Mortgage Loans may be prepaid at any time, it is not possible to predict the rate at which you will receive distributions of principal.
Certain of the Mortgage Loans require that the mortgagor pay the lender a prepayment premium on certain prepayments. These premiums may discourage a mortgagor from prepaying its Mortgage Loan during the applicable period. Since prevailing interest rates are subject to fluctuation, you may not be able to reinvest your distributions at yields equaling or exceeding the yields on the
Offered Certificates. Yields on any reinvestments may be lower, and could be significantly lower, than the yields on your Offered Certificates.

     See "Prepayment and Yield Considerations" in this Prospectus Supplement and in the Prospectus.

                                      S-14

                       WEIGHTED AVERAGE LIFE (IN YEARS)(1)

                                                              CPR(2)
                                     --------------------------------------------------------
CLASS                                  0%      10%      20%     25%      30%     40%      50%
-----                                -----    -----    ----     ----    ----     ----    ----

Class A-1.........................   21.05     7.74    4.07     3.19    2.57     1.76    1.22
Class A-2.........................   21.15     7.78    4.09     3.20    2.58     1.76    1.22
Class A-3.........................   21.08     7.75    4.08     3.19    2.57     1.76    1.22
Class M-1.........................   26.56    13.48    7.15     5.68    4.80     4.03    4.13
Class M-2.........................   26.54    13.30    7.00     5.54    4.66     3.82    3.65
Class B-1.........................   26.46    12.87    6.69     5.27    4.42     3.59    3.33
Class B-2.........................   26.29    12.18    6.22     4.90    4.11     3.34    3.16
Class B-3.........................   25.85    11.05    5.51     4.34    3.66     3.09    3.09

--------------------

(1)  Determined as described under "Prepayment and Yield
     Considerations--Weighted Average Lives of the Offered Certificates" in this
     Prospectus Supplement. Prepayments will not occur at any assumed rate shown or any other constant rate, and the actual weighted average lives of any or all of the classes of Offered Certificates are likely to differ from those shown, perhaps significantly.

(2)  "CPR" is the Constant Prepayment Rate which is described under "Prepayment and Yield Considerations--Weighted Average Lives of the Offered
     Certificates" in this Prospectus Supplement.

FEDERAL INCOME TAX CONSEQUENCES

     For federal income tax purposes, elections will be made to treat the Trust exclusive of the arrangements intended to protect against basis risk for the
Offered Certificates as two "real estate mortgage investment conduits" (each a
"REMIC") in a tiered structure.

     o    The Offered Certificates (other than the Class A-3 Certificates and the portion of the Offered Certificates representing interests in the arrangements intended to protect against basis risk), each Component and the Class CE Certificates will be designated as "regular interests" in the Upper-Tier REMIC and will be treated as debt instruments for federal income tax purposes.

     o    The Class R Certificate will constitute the sole "residual interest"
          in each REMIC.

     Interest on the Offered Certificates must be included in your income under an accrual method of tax accounting, even if you are otherwise a cash method taxpayer.

     Certain classes of Offered Certificates may, depending on their respective issue prices, be issued with original issue discount for federal income tax purposes. If you hold such a Certificate, you will be required to include original issue discount in income as it accrues on a constant yield method, regardless of whether you receive concurrently the cash attributable to such original issue discount.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Federal Income Tax Consequences" in
this Prospectus Supplement and in the Prospectus.

LEGAL INVESTMENT

     If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the
Offered Certificates. You should consult your legal, tax and accounting advisers for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of Offered Certificates.

     o    The Class A Certificates, the Class M-1 Certificates and the Class M-2
          Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as
          amended ("SMMEA"), so long as they are rated in one of the two highest rating categories by at least one nationally recognized rating agency.

     o    The Class B-1, Class B-2 and Class B-3 Certificates will not constitute "mortgage related securities" under SMMEA.

                                      S-15

     See "Legal Investment Considerations" in the Prospectus.

ERISA CONSIDERATIONS

     If you are a fiduciary or other person acting on behalf of any employee benefit plan or arrangement, including an individual retirement account (an
"IRA"), subject to the Employee Retirement Income Security Act of 1974, as
amended ("ERISA"), the Internal Revenue Code of 1986, as amended (the "CODE"), or any federal, state or local law ("SIMILAR LAW") which is similar to ERISA or the Code (collectively, a "PLAN"), you should carefully review with your legal advisors whether the purchase or holding of an Offered Certificate could give rise to a transaction prohibited or not otherwise permissible under ERISA, the
Code or Similar Law.

     Subject to the considerations and conditions described under "ERISA
Considerations" in this Prospectus Supplement, it is expected that the Offered
Certificates may be purchased by Plans.

     See "ERISA Considerations" in this Prospectus Supplement and "Benefit Plan
Considerations" in the Prospectus.

                                      S-16

                                  RISK FACTORS

     o    The Offered Certificates are not suitable investments for all investors.

     o    The Offered Certificates are complex financial instruments, so you should not purchase any Offered Certificates unless you or your financial advisor possess the necessary expertise to analyze the potential risks associated with an investment in mortgage-backed securities.

     o    You should not purchase any Offered Certificates unless you understand, and are able to bear, the prepayment, credit, liquidity and market risks associated with those Offered Certificates.

     o    You should carefully consider the risk factors discussed below in addition to the other information contained in this Prospectus
          Supplement and the Prospectus.

ALTERNATIVE UNDERWRITING STANDARDS MAY INCREASE RISK OF LOSS

     All of the Mortgage Loans have been originated using "Alternative"
underwriting guidelines. These underwriting guidelines are different from and, in certain respects, less stringent than the general underwriting guidelines employed by the Originator. For example, such Mortgage Loans may have been originated with less than standard documentation or with higher maximum loan-to-value ratios. See "The Mortgage Pool--Underwriting Standards of
GreenPoint Mortgage Funding, Inc.--Alternative Underwriting Standards" in this
Prospectus Supplement. Accordingly, such Mortgage Loans may experience rates of delinquencies, defaults, foreclosure, bankruptcy and loss that are higher than those experienced by mortgage loans underwritten using the general underwriting standards of the Originator. See "Prepayment and Yield Considerations" herein.

SOME OF THE MORTGAGE LOANS HAVE AN INITIAL INTEREST ONLY PERIOD, WHICH MAY
  RESULT IN INCREASED DELINQUENCIES AND LOSSES OR HIGHER RATES OF PREPAYMENT

     Some of the Mortgage Loans have an initial interest only period. See
"Summary of Terms--Mortgage Pool" for the percentages of these Mortgage Loans in each Loan Subgroup and in the Mortgage Pool. The interest only period for substantially all of the Mortgage Loans is either equal to the applicable initial fixed rate period or a ten year period. During this period, the payment made by the related mortgagor will be less than it would be if the Mortgage Loan amortized. In addition, the principal balance of the Mortgage Loan will not be reduced (except in the case of prepayments) because there will be no scheduled monthly payments of principal during this period. Therefore, no principal payments will be distributed to the Certificates with respect to these Mortgage
Loans during their interest only period except in the case of a prepayment.

     After the initial interest only period, payments on an interest only mortgage loan will be recalculated to fully amortize its unpaid principal balance over the remaining life of such mortgage loan and the mortgagor will be required to make payments of both principal and interest. This will result in a higher monthly payment and may induce the related mortgagors to refinance such
Mortgage Loans, which would result in a prepayment of such Mortgage Loans, or may result in increased delinquencies by the related mortgagors, particularly if interest rates have increased and mortgagors are unable to refinance. In addition, losses may be greater on these mortgage loans as a result of the mortgage loan not amortizing during the early years of these mortgage loans.
Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by credit enhancement, will be allocated to the related Certificates.

     The performance of interest only mortgage loans may be significantly different from mortgage loans that amortize from origination. In particular, there may be a higher expectation by these mortgagors of refinancing their mortgage loans with a new mortgage loan, in particular one with an initial interest only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure to build equity in the property by the related mortgagor may affect the delinquency and prepayment of these mortgage loans in the event that borrowers are unable to pay the increased monthly payment at the end of the interest only period.

                                      S-17

THE RATE OF DEFAULT ON MORTGAGE LOANS THAT ARE SECURED BY INVESTOR PROPERTIES
  MAY BE HIGHER THAN ON OTHER MORTGAGE LOANS

     Certain of the Mortgage Loans are expected to be secured by investor properties. See "Summary of Terms--Mortgage Pool" for the percentages of these
Mortgage Loans in each Loan Subgroup and in the Mortgage Pool. An investor property is a property which, at the time of origination, the mortgagor represented would not be used as the mortgagor's primary residence or second home. Because the mortgagor is not living on the property, the mortgagor may be more likely to default on the mortgage loan than on a comparable mortgage loan secured by a primary residence, or to a lesser extent, a second home. In addition, income expected to be generated from an investor property may have been considered for underwriting purposes in addition to the income of the mortgagor from other sources. Should this income not materialize, it is possible the mortgagor would not have sufficient resources to make payments on the
Mortgage Loan.

THE RATE OF PRINCIPAL PAYMENTS ON THE MORTGAGE LOANS WILL AFFECT THE YIELD ON
  THE OFFERED CERTIFICATES

     The rate of distributions of principal and the yield to maturity on your
Certificates will be directly related to (i) the rate of payments of principal on the Mortgage Loans and (ii) the amount and timing of defaults by borrowers that result in losses on such Mortgage Loans. Borrowers are permitted to prepay their Mortgage Loans, in whole or in part, at any time.

     The rate of principal payments on the Mortgage Loans mainly will be affected by the following:

     o    the amortization schedules of the Mortgage Loans;

     o    the rate of partial prepayments and full prepayments by borrowers due to refinancing, job transfer, changes in property values or other factors;

     o    liquidations of the properties that secure defaulted Mortgage Loans;

     o    repurchases of Mortgage Loans by the Depositor, the Seller or the
          Originator, as applicable, as a result of defective documentation or breaches of representations or warranties;

     o    purchases by the Depositor of certain delinquent Mortgage Loans; and

     o    the auction sale of the Mortgage Loans under the circumstances described under "The Pooling and Servicing Agreement--Termination."

     For a more detailed discussion of these factors, see "The Pooling and
Servicing Agreement--Repurchases of Mortgage Loans," "--Optional Repurchases of
Certain Mortgage Loans" and "--Termination" and "Prepayment and Yield
Considerations" in this Prospectus Supplement and "The Pooling and Servicing
Agreement--Assignment of Mortgage Loans to the Trustee" and "--Termination;
Repurchase of Mortgage Loans and Mortgage Certificates" and "Prepayment and
Yield Considerations" in the Prospectus.

     The rate of payments (including prepayments) on mortgage loans is influenced by a variety of economic, geographic, social and other factors, but depends greatly on the level of mortgage interest rates:

     o    If prevailing interest rates for similar mortgage loans fall below the interest rates on the Mortgage Loans, the rate of prepayment would generally be expected to increase due to refinancings.

     o    Conversely, if prevailing interest rates for similar mortgage loans rise above the interest rates on the Mortgage Loans, the rate of prepayment would generally be expected to decrease.

     Mortgage originators (including the Originator) make general and, in some cases, targeted solicitations for refinancings. Any such solicited refinancings may result in a rate of prepayment that is higher than you might otherwise expect.

                                      S-18

     The rate of prepayment on the Mortgage Loans may be affected by prepayment premiums. Some of the Mortgage Loans require that the mortgagor pay to the lender a premium under certain circumstances on certain prepayments equal to a percentage of the principal amount prepaid. Substantially all of these prepayment premiums are scheduled to expire by February 2008. These premiums may discourage a mortgagor from prepaying its Mortgage Loan during the applicable period. Prepayment premiums will not be part of the trust fund and will not be paid to any holder of Offered Certificates.

     If you are purchasing Offered Certificates at a discount, you should consider the risk that if principal payments on the Mortgage Loans occur at a rate slower than you expected, your yield will be lower than you expected.

     If you are purchasing Offered Certificates at a premium, you should consider the risk that if principal payments on the Mortgage Loans occur at a rate faster than you expected, your yield may be lower than you expected.

     You should also consider the risk that if the level of
overcollateralization falls below the targeted overcollateralization amount, excess interest from the Mortgage Loans (if any) will be paid to the Offered
Certificates as principal. This will have the effect of reducing the aggregate class balance of the Offered Certificates faster than the aggregate principal balance of the Mortgage Loans until the required level of overcollateralization is reached.

     See "Summary of Terms--Prepayment and Yield Considerations" and "Prepayment
and Yield Considerations" in this Prospectus Supplement.

CERTIFICATES MAY NOT BE APPROPRIATE FOR INDIVIDUAL INVESTORS

     If you are an individual investor who does not have sufficient resources or expertise to evaluate the particular characteristics of the applicable class of
Offered Certificates, the Offered Certificates may not be an appropriate investment for you. This may be the case because, among other things:

     o    if you purchase your Certificates at a price other than par, your yield to maturity will be sensitive to the uncertain rate and timing of principal prepayments on the Mortgage Loans;

     o    the rate of principal distributions on, and the weighted average lives of, the Offered Certificates will be sensitive to the uncertain rate and timing of principal prepayments on the Mortgage Loans and the priority of principal distributions among the classes of Certificates, and as such, the Offered Certificates may be inappropriate investments for you if you require a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions;

     o    you may not be able to reinvest amounts distributed in respect of principal on your Certificates (which distributions, in general, are expected to be greater during periods of relatively low interest rates) at a rate at least as high as the applicable pass-through rate or your expected yield;

     o    a secondary market for the Offered Certificates may not develop or provide you with liquidity of investment; and

     o    you must pay tax on any interest or original issue discount in the year it accrues, even if the cash is paid to you in a different year.

     If you are an individual investor considering the purchase of an Offered
Certificate, you should also carefully consider the other risk factors discussed in this Prospectus Supplement and the special considerations discussed under the headings "Summary of Terms -- Prepayment and Yield Considerations" and
"Prepayment and Yield Considerations" in this Prospectus Supplement and
"Prepayment and Yield Considerations" in the Prospectus.

THERE IS A RISK THAT INTEREST PAYMENTS ON THE MORTGAGE LOANS MAY BE INSUFFICIENT
  TO PAY INTEREST ON YOUR CERTIFICATES

     When a Mortgage Loan is prepaid in full, the mortgagor is charged interest only up to the date on which payment is made, rather than for an entire month.
When a mortgagor makes a partial principal prepayment on a

                                      S-19

Mortgage Loan, the mortgagor is not charged interest on the prepayment for the month in which received. This may result in a shortfall in interest collections available for payment on the next Distribution Date. The Servicer is required to cover a portion of the shortfall in interest collections that is attributable to partial prepayments and prepayments in full on the Mortgage Loans, but only up to an amount of compensating interest equal to its servicing fee for the related month. To the extent these shortfalls exceed compensating interest, holders of the Certificates may incur a loss to the extent the applicable credit enhancements are insufficient.

     In addition, the Servicer will not cover shortfalls in interest collections arising from the application of the Servicemembers Civil Relief Act or similar state laws. Any such shortfalls will be borne pro rata by the interest-bearing
Certificates.

LIMITED SOURCE OF PAYMENTS - NO RECOURSE TO DEPOSITOR, SELLER, SERVICER OR
  TRUSTEE

     Proceeds of the Mortgage Loans and the Yield Maintenance Agreements will be the sole source of payments on the Certificates. The Certificates do not represent an interest in or obligation of the Depositor, the Seller, the
Servicer, the Trustee or any of their affiliates. There are, however, limited obligations of the Depositor, the Seller and the Originator with respect to certain breaches of representations and warranties, and limited obligations of the Servicer with respect to its servicing obligations.

     Neither the Certificates nor the Mortgage Loans will be guaranteed by or insured by any governmental agency or instrumentality, the Depositor, the
Seller, the Servicer, the Trustee or any of their affiliates. Consequently, if payments on the Mortgage Loans and the Yield Maintenance Agreements are
insufficient or otherwise unavailable to make all payments required on the
Certificates, there will be no recourse to the Depositor, the Seller, the
Servicer, the Trustee or any of their affiliates.

LIMITED LIQUIDITY

     The Underwriter intends to make a market for purchase and sale of the
Offered Certificates after their initial issuance, but the Underwriter has no obligation to do so. There is no assurance that such a secondary market will develop or, if it does develop, that it will provide you with liquidity of investment or that it will continue for the life of the Offered Certificates. As a result, you may not be able to sell your Certificates or you may not be able to sell your Certificates at a high enough price to produce your desired return on investment.

     The secondary market for mortgage-backed securities has experienced periods of illiquidity and can be expected to do so in the future. Illiquidity means that there may not be any purchasers for your class of Certificates. Although any class of Certificates may experience illiquidity, it is more likely that classes of Certificates that are more sensitive to prepayment, credit or interest rate risk (such as the Super Senior Support Certificates and the
Subordinate Certificates) will experience illiquidity.

GEOGRAPHIC CONCENTRATION MAY INCREASE RISK OF LOSS DUE TO ADVERSE ECONOMIC
  CONDITIONS OR NATURAL DISASTERS

     At various times, certain geographic regions will experience weaker economic conditions and housing markets and, consequently, will experience higher rates of delinquency and loss on mortgage loans generally. In addition,
California, Florida and several other states have experienced natural disasters, including earthquakes, fires, floods and hurricanes, which may adversely affect property values. Any concentration of mortgaged properties in a state or region may present unique risk considerations. See the tables entitled "Geographic
Distribution of Mortgaged Properties" under the heading "The Mortgage Pool" in this Prospectus Supplement for a listing of the locations and concentrations of
Mortgaged Properties.

     Any deterioration in housing prices in a state or region due to adverse economic conditions, natural disaster or other factors, and any deterioration of economic conditions in a state or region that adversely affects the ability of borrowers to make payments on the Mortgage Loans, may result in losses on the
Mortgage Loans. Any losses may adversely affect the yield to maturity of the
Offered Certificates.

     See "The Mortgage Pool" in this Prospectus Supplement for further information regarding the geographic concentration of the Mortgage Loans.

                                      S-20

RIGHTS OF BENEFICIAL OWNERS MAY BE LIMITED BY BOOK-ENTRY SYSTEM

     All of the Offered Certificates are Book-Entry Certificates and will be held through the book-entry system of The Depository Trust Company. Transactions in the Book-Entry Certificates generally can be effected only through DTC and
DTC Participants. As a result:

     o    your ability to pledge Book-Entry Certificates to entities that do not participate in the DTC system, or to otherwise act with respect to
          Book-Entry Certificates, may be limited due to the lack of a physical certificate for your Certificates; and

     o    under a book-entry format, you may experience delays in the receipt of payments, since distributions will be made by the Trustee to DTC, and not directly to you.

     For a more detailed discussion of the Book-Entry Certificates, see
"Description of the Certificates--Book-Entry Certificates" in this Prospectus
Supplement.

UNITED STATES MILITARY OPERATIONS MAY INCREASE RISK OF RELIEF ACT SHORTFALLS

     In response to the previously executed and threatened terrorist attacks in the United States and foreign countries, the United States has initiated military operations and has placed a substantial number of armed forces reservists and members of the National Guard on active duty status. It is possible that the number of reservists and members of the National Guard placed on active duty status in the near future may increase. To the extent that a member of the military, or a member of the armed forces reserves or National
Guard who is called to active duty, is a mortgagor of a Mortgage Loan in the
Trust, the interest rate limitation of the Servicemembers Civil Relief Act and any comparable state law will apply. This may result in interest shortfalls on the Mortgage Loans, which will be borne by all classes of interest-bearing
Certificates (irrespective of the availability of credit enhancement). The
Depositor has not taken any action to determine whether any of the Mortgage
Loans would be affected by such interest rate limitation. See "Description of the Certificates--Distributions on the Certificates--Interest Distributions" in
this Prospectus Supplement and "Certain Legal Aspects of the Mortgage
Loans--Servicemembers Civil Relief Act and Similar Laws" in the Prospectus.

THE RIGHTS OF THE NIMS INSURER COULD ADVERSELY AFFECT THE OFFERED CERTIFICATES

     On or after the Closing Date, a separate entity may be established to issue net interest margin securities secured by all or a portion of the Class CE and
Class P Certificates. A NIMS Insurer may issue a financial guaranty insurance policy that guarantees payments on those securities. If the net interest margin securities are so insured, the NIMS Insurer will have a number of rights under the Pooling Agreement that could adversely affect holders of the Offered
Certificates. Pursuant to the Pooling Agreement, unless the NIMS Insurer fails to make a required payment under the policy insuring the net interest margin securities or the NIMS Insurer is the subject of a bankruptcy proceeding, the
NIMS Insurer will be entitled to exercise, among others, the following rights of the holders of the Offered Certificates, without their consent, and the holders of the Offered Certificates will be able to exercise such rights only with the prior written consent of the NIMS Insurer. Rights of the NIMS Insurer under the
Pooling Agreement may include, but are not limited to, the following:

     o    the right to control the voting rights of the Certificates in directing the Trustee to terminate the rights and obligations of the
          Servicer under the Pooling Agreement upon a default by the Servicer;

     o    the right to control the voting rights of the Certificates in directing the removal of the Trustee, any co-trustee or the custodian pursuant to the Pooling Agreement for failure of such party to perform its obligations thereunder; and

     o    the right to control the voting rights of the certain of the
          Certificates in directing the Trustee to make investigations and take actions pursuant to the Pooling Agreement.

     In addition, unless the NIMS Insurer fails to make a required payment under the policy insuring the net interest margin securities or the NIMS Insurer is the subject of a bankruptcy proceeding, the NIMS Insurer's consent will be required before, among other things, any amendment to the Pooling Agreement affecting the Certificates.

                                      S-21

     Investors in the Offered Certificates should note that:

     o    any insurance policy issued by the NIMS Insurer will not cover, and will not benefit in any manner whatsoever the Offered Certificates;

     o    the rights granted to the NIMS Insurer are extensive;

     o    the interests of the NIMS Insurer may be inconsistent with, and adverse to the interests of the holders of the Offered Certificates and the NIMS Insurer has no obligation or duty to consider the interests of the Offered Certificates in connection with the exercise or nonexercise of the NIMS Insurer's rights; and

     o    the NIMS Insurer's exercise of its rights and consents may negatively affect the Offered Certificates and the existence of the NIMS
          Insurer's rights, whether or not exercised, may adversely affect the liquidity of the Offered Certificates, relative to other mortgage pass-through certificates backed by comparable mortgage loans and with comparable payment priorities and ratings.

THERE IS A RISK THAT INTEREST PAYMENTS ON THE MORTGAGE LOANS MAY BE INSUFFICIENT
  TO MAINTAIN OVERCOLLATERALIZATION

     Because the weighted average of the mortgage interest rates on the Mortgage
Loans is expected to be higher than the weighted average of the pass-through rates on the Offered Certificates and Components, the Mortgage Loans are
expected to generate more interest than is needed to pay interest owed on the
Offered Certificates and Components as well as certain fees and expenses of the
Trust. After these financial obligations of the Trust are covered, the available excess interest will be used to maintain overcollateralization. Any remaining interest will then be used to compensate for losses that occur on the Mortgage
Loans. There can be no assurance, however, that enough excess interest will be generated to maintain the overcollateralization level required by the rating agencies. The factors described below, as well as the factors described in the next Risk Factor, will affect the amount of excess interest that the Mortgage
Loans will generate:

     o    When a Mortgage Loan is prepaid in full or repurchased, excess interest will generally be reduced because the Mortgage Loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

     o    Every time a Mortgage Loan is liquidated or written off, excess interest will be reduced because such Mortgage Loan will no longer be outstanding and generating interest.

     o    If the rates of delinquencies, defaults or losses on the Mortgage
          Loans are higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available on such date to pay holders of the Offered Certificates.

     o    The pass-through rates of the Offered Certificates and Components are based on One-Month LIBOR while the Mortgage Loans have mortgage interest rates that are adjustable based on Six-Month LIBOR. As a result, the pass-through rates on the Offered Certificates and
          Components may increase relative to interest rates on the Mortgage
          Loans, thus requiring that more of the interest generated by the
          Mortgage Loans be applied to cover interest on the Offered
          Certificates and Components.

EFFECTS OF MORTGAGE INTEREST RATES AND OTHER FACTORS ON THE PASS-THROUGH RATES
  OF THE OFFERED CERTIFICATES AND COMPONENTS

     The yields to maturity on the Offered Certificates may be affected by the resetting of the mortgage interest rates on the Mortgage Loans on their related adjustment dates due to the factors set forth below. The mortgage interest rates on the Mortgage Loans are based on Six-Month LIBOR, do not adjust until three to ten years after the dates of their origination, and thereafter adjust semi-annually, while the pass-through rates on the Offered Certificates and
Components are based on One-Month LIBOR, are subject to caps and are adjusted monthly. This mismatch of indices and adjustment frequency may cause the
One-Month LIBOR-based pass-through rates on the Offered Certificates and
Components to increase relative to the mortgage interest rates on the Mortgage
Loans, which would require a greater portion of the interest generated by the
Mortgage Loans to be applied to cover interest accrued on

                                      S-22

the Offered Certificates and Components, and could result in the limitation of the pass-through rates on some or all of the Offered Certificates or Components by the applicable cap and could therefore adversely affect the yield to maturity on such Offered Certificates or Components. The caps on the Offered Certificates and Components are equal to the lesser of (i) 11.00% and (ii) the weighted average of the mortgage interest rates on the Subgroup A Mortgage Loans, the
Subgroup B Mortgage Loans or all the Mortgage Loans, as the case may be, net of certain expenses of the Trust allocable to such Certificates and Components. In addition, investors should note that these caps will decrease if the Mortgage
Loans with relatively high mortgage interest rates prepay at a faster rate than the other Mortgage Loans in the related Loan Subgroup or Loan Subgroups with relatively low mortgage interest rates, which will increase the likelihood that the caps will apply to limit the pass-through rates on one or more classes of the Offered Certificates or the Components.

     If the pass-through rate on any class of the Offered Certificates or a
Component is limited by clause (ii) of the definition of the Subgroup A Cap, the
Subgroup B Cap or the Pool Cap for any Distribution Date, the resulting cap carryover amounts may be recovered by the holders of the affected class or classes of Certificates on that same Distribution Date or on future Distribution
Dates, to the extent that on that Distribution Date or future Distribution Dates there are any available funds remaining after certain other distributions on the
Offered Certificates and the payment of certain fees and expenses of the Trust.
These cap carryover amounts may also be covered by amounts payable under the
Yield Maintenance Agreements. See "Description of the
Certificates--Distributions on the Certificates--Application of Monthly Excess
Cashflow Amounts" and "--The Yield Maintenance Agreements" in this Prospectus
Supplement. The ratings on the Offered Certificates will not address the likelihood of any such recovery of cap carryover amounts by holders of such
Certificates.

CREDIT ENHANCEMENT FOR CLASS A CERTIFICATES INCREASES RISK OF LOSS FOR THE
  CLASS M AND CLASS B CERTIFICATES

     The protections afforded the Class A Certificates in this transaction create risks for the Class M and Class B Certificates. Prior to any purchase of any Class M or Class B Certificates, consider the following factors that may adversely impact your yield:

     o    Because the Class M and Class B Certificates receive interest and principal distributions after the Class A Certificates receive such distributions, there is a greater likelihood that the Class M and
          Class B Certificates will not receive the distributions to which they are entitled on any Distribution Date.

     o    If the Servicer determines not to advance a delinquent payment on a
          Mortgage Loan because such amount is not recoverable from a mortgagor, there may be a shortfall in distributions on the Certificates which may impact the Class M and Class B Certificates.

     o    The portion of the shortfalls in the amount of interest collections on
          Mortgage Loans that are attributable to prepayments in full or partial prepayments and are not covered by the Servicer may result in a shortfall in distributions on the Certificates, which will impact the
          Class M and Class B Certificates.

     o    The Class M and Class B Certificates are not expected to receive principal distributions until, at the earliest, May 2008 (unless the
          Class A Certificates are reduced to zero prior to such date).

     o    Losses resulting from the liquidation of defaulted Mortgage Loans will first reduce monthly excess cashflow and then reduce the level of overcollateralization, if any, for the Offered Certificates. If there is no overcollateralization, losses will be allocated to the Class B
          Certificates in reverse order of payment priority and then to the
          Class M Certificates in reverse order of payment priority. No principal or interest will be distributable on the amount by which the class balance of a class has been reduced by a realized loss allocated to a Class M or Class B Certificate (except where a class balance has been increased by a recovery). A loss allocation results in a reduction in a class balance without a corresponding distribution of cash to the holder. A lower class balance will result in less interest accruing on the Certificate.

     o    The earlier in the transaction that a loss on a Mortgage Loan occurs, the greater the impact on yield.

     See "Description of the Certificates" and "Prepayment and Yield
Considerations" in this Prospectus Supplement for more detail.

                                      S-23

THERE ARE ADDITIONAL RISKS IN HOLDING THE CLASS A-3 CERTIFICATES

     If you are considering purchasing the Class A-3 Certificates (which are
Super Senior Support Certificates), you should consider the risk that after the
Class M and Class B Certificates are no longer outstanding, losses from the liquidation of defaulted Mortgage Loans in excess of any available monthly excess cashflow and overcollateralization will be allocated solely in reduction of the Component Balances of the Components of your Class A-3 Certificates and that no such losses will be allocated to the Super Senior Certificates. In addition, lower Component Balances than would otherwise be the case if a portion of those losses were allocated to the Super Senior Certificates will result in less interest accruing on your Class A-3 Certificates.

     See "Description of the Certificates--Allocation of Losses" in this
Prospectus Supplement.

EACH YIELD MAINTENANCE AGREEMENT IS SUBJECT TO COUNTERPARTY RISK

     In order to mitigate the effect of the caps on the yields of the Offered
Certificates, the Trustee on behalf of the Trust will enter into yield maintenance agreements with Bank of America, National Association, as counterparty, for the benefit of the Offered Certificates. The yield maintenance agreements will require the counterparty thereunder to make certain payments in the circumstances set forth herein under "Description of the Certificates--The
Yield Maintenance Agreements." To the extent that payments on the Offered
Certificates depend in part on payments to be received by the Trustee under the related yield maintenance agreement, the ability of the Trustee to make such payments on such Certificates will be subject to the credit risk of the counterparty to such yield maintenance agreement.

                                THE MORTGAGE POOL

     The following descriptions of the Mortgage Loans and the Mortgaged
Properties are based upon the expected characteristics of the Mortgage Loans as of the close of business on the Cut-off Date. The balances shown have been adjusted for the scheduled principal payments due on or before the Cut-off Date.
Prior to the Closing Date, Mortgage Loans may be removed from the Mortgage Pool and other Mortgage Loans may be substituted for them. The Depositor believes that the information set forth in this Prospectus Supplement is representative of the characteristics of the Mortgage Pool as it will be constituted on the
Closing Date. Unless the context requires otherwise, references below to percentages of the Mortgage Loans in a Loan Subgroup or in the Mortgage Pool are
approximate percentages of the aggregate Stated Principal Balance of the
Mortgage Loans in such Loan Subgroup or in the Mortgage Pool as of the Cut-off
Date.

     The Trust will consist primarily of a pool (the "MORTGAGE POOL") of adjustable interest rate, fully-amortizing mortgage loans (the "MORTGAGE LOANS")
secured by first liens on one- to four-family residential properties. The
Mortgage Loans are divided into two loan Subgroups ("LOAN SUBGROUP A" and "LOAN
SUBGROUP B" and each a "LOAN SUBGROUP"). The Mortgage Pool will consist of
Mortgage Loans having a fixed mortgage interest rate for approximately three, five, seven or ten years and which, at the end of the initial fixed-rate period, provide for adjustments to the interest rate every six months. In addition, the
Mortgage Loans in Loan Subgroup A (the "SUBGROUP A MORTGAGE LOANS") all have original principal balances that conform to Fannie Mae and Freddie Mac guidelines and the Mortgage Loans in Loan Subgroup B (the "SUBGROUP B MORTGAGE
LOANS") all have original principal balances that exceed Fannie Mae and Freddie
Mac guidelines. Each mortgage note provides for adjustments to the mortgage interest rate thereon at the end of the initial fixed-rate period and adjusts every six months thereafter (each, an "ADJUSTMENT DATE"). Each Mortgage Loan will be fully-amortized by the maturity of that Mortgage Loan.

     Certain of the Mortgage Loans are Interest Only Mortgage Loans. "INTEREST
ONLY MORTGAGE LOANS" are Mortgage Loans that require only payments of interest until the month following the first Adjustment Date or require only payments of interest for three, five, seven or ten years following the date of origination.
See "Summary of Terms--Mortgage Pool" for the percentages of these Mortgage
Loans in each Loan Subgroup and in the Mortgage Pool.

     Some of the Mortgage Loans require that the mortgagor pay to the lender a premium under certain circumstances on certain prepayments equal to a percentage of the principal amount prepaid, with substantially all of

                                      S-24

these prepayment premiums scheduled to expire by February 2008. See "Summary of
Terms--Mortgage Pool" for a listing of the concentrations of these Mortgage
Loans in each Loan Subgroup and in the Mortgage Pool. These premiums may discourage a mortgagor from prepaying its Mortgage Loan during the applicable period. Prepayment premiums will be paid to the holder of the Class P
Certificates.

     On each Adjustment Date, the mortgage interest rate of each Mortgage Loan will adjust to the sum of the Index (as defined below) and the number of basis points specified in the applicable mortgage note (the "GROSS MARGIN"), rounded up as specified in the related note, subject to the limitation that with respect to each Adjustment Date, the interest rate after such adjustment may not vary from the mortgage interest rate in effect prior to such adjustment by more than the amount specified in the mortgage note (the "PERIODIC CAP"). The Periodic
Caps for the Mortgage Loans are 5% for the first Adjustment Date and from 1%
thereafter. In addition, adjustments to the interest rate for each Mortgage Loan are subject to a lifetime maximum mortgage interest rate (a "RATE CEILING").
Approximately 0.48% of the Mortgage Loans are subject to a lifetime minimum mortgage interest rate that range from 2.250% to 5.625%. Approximately 99.52% of the Mortgage Loans have no minimum mortgage interest rate, therefore the minimum mortgage interest rate for such Mortgage Loans will be the Gross Margin for that
Mortgage Loan. On the first due date following each Adjustment Date for each
Mortgage Loan, the monthly payment for the Mortgage Loan will be adjusted, if necessary, to an amount that will fully amortize such Mortgage Loan at the adjusted mortgage interest rate over its remaining scheduled term to maturity.

     The index for the Mortgage Loans will be the arithmetic mean of the London interbank offered rate quotations for six month U.S. Dollar-denominated deposits, as published in The Wall Street Journal and most recently available either (i) as of the first business day in the month preceding the month of the applicable Adjustment Date or (ii) up to forty-five days before the applicable
Adjustment Date ("SIX-MONTH LIBOR"). In the event Six-Month LIBOR is no longer available, the Servicer will select a substitute index in accordance with the terms of the related mortgage note in compliance with federal and state law.

     Listed below are historical values of Six-Month LIBOR available as of the first business day in the month shown below. The values shown are intended only to provide an historical summary of the movements of Six-Month LIBOR and may not be indicative of future rates. The source of the values shown below is British
Bankers' Association.

                                      S-25

                                                          YEAR
                                ----------------------------------------------------------
MONTH                           2005        2004           2003         2002          2001
-----                           ----        ----           ----         ----          ----

January ..................      2.79%       1.22%          1.38%        1.96%         6.16%
February .................      2.97        1.21           1.35         2.08          5.22
March ....................      3.19        1.17           1.34         2.04          4.95
April ....................      3.39        1.16           1.23         2.36          4.64
May ......................      --          1.38           1.26         2.12          4.30
June .....................      --          1.61           1.24         2.08          3.93
July .....................      --          1.90           1.12         1.95          3.90
August ...................      --          1.94           1.21         1.83          3.67
September ................      --          1.98           1.20         1.80          3.46
October ..................      --          2.20           1.16         1.66          2.54
November .................      --          2.32           1.23         1.57          2.17
December .................      --          2.63           1.27         1.47          2.00

     All of the Mortgage Loans were either (i) originated by the Originator or
(ii) purchased by the Originator from various entities that either originated the Mortgage Loans or acquired the Mortgage Loans pursuant to mortgage loan purchase programs operated by such entities. GreenPoint, in its capacity as originator or acquirer of the Mortgage Loans is referred to herein as the
"ORIGINATOR."

     All of the Mortgage Loans were originated using underwriting standards that are different from, and in certain respects, less stringent than the general underwriting standards of the Originator. See "Risk Factors -- Alternative
Underwriting Standards May Increase Risk of Loss" and "--Alternative
Underwriting Standards of GreenPoint" below.

     The Mortgage Loans will be sold by the Seller to the Depositor on the
Closing Date pursuant to a mortgage loan purchase agreement between the Seller and the Depositor (the "MORTGAGE LOAN PURCHASE AGREEMENT"). See "The Pooling and
Servicing Agreement--Repurchases of Mortgage Loans" in this Prospectus
Supplement.

     As of the Cut-off Date, no Mortgage Loan was delinquent and no Mortgage
Loan has been more than 30 days delinquent more than once during the preceding twelve months.

     No Mortgage Loan will have a Loan-to-Value Ratio over 95%. The
"LOAN-TO-VALUE RATIO" of a Mortgage Loan generally means the ratio, expressed as a percentage, of (i) the principal balance of the Mortgage Loan at origination over (ii) the value of the related mortgaged property, based on the lesser of any appraisal (or in certain cases, an automated valuation model or tax assessed value) made at, or within the past twelve months of, origination of the Mortgage
Loan or the purchase price; provided, however, that in the case of a refinanced
Mortgage Loan, the value will be based solely on the appraisal (or automated valuation model or tax assessed value) made in connection with the origination of such refinanced Mortgage Loan. The value of any mortgaged property generally will change from the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the
Mortgage Loans. For more information on the Loan-to-Value Ratios of the Mortgage
Loans, see the "Original Loan-to-Value Ratios" tables below. Subject to minor exceptions permitted in the discretion of the Originator, each Mortgage Loan with a Loan-to-Value Ratio at origination in excess of 80% will be covered by a primary mortgage guaranty insurance policy which conforms to the standards of
Fannie Mae or Freddie Mac. No such primary mortgage insurance policy will be required with respect to any such Mortgage Loan after the date on which the related Loan-to-Value Ratio is less than 80%. Notwithstanding the foregoing, a
Mortgage Loan which at origination was covered by a primary mortgage guaranty insurance policy may no longer be covered by such policy as a result of the mortgagor obtaining an appraisal after origination indicating a Loan-to-Value
Ratio at the time of such appraisal of less than 80%.

     The Originator may have used Credit Scores as part of its origination processes. "CREDIT SCORES" are statistical credit scores obtained by many mortgage lenders in connection with the loan application to help assess a borrower's creditworthiness. Credit Scores are generated by models developed by a third party and are made available to lenders through three national credit bureaus, Experian (FICO), Equifax (Beacon) and TransUnion (Empirica). The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. A Credit
Score is based on a borrower's historical credit data,

                                      S-26

including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 300 to approximately 850, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, Credit
Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a Credit Score does not take into consideration the effect of mortgage loan characteristics on the probability of repayment by the borrower. The Credit Scores set forth in the following tables were obtained at either the time of origination of the Mortgage
Loan or more recently. None of the Depositor, the Seller or the Originator makes any representations or warranties as to the actual performance of any Mortgage
Loan or that a particular Credit Score should be relied upon as a basis for an expectation that a borrower will repay its Mortgage Loan according to its terms.

                                      S-27

MORTGAGE LOAN DATA

     The following tables set forth certain characteristics of the Mortgage
Loans as of the Cut-off Date. The balances and percentages may not be exact due to rounding.

                      OCCUPANCY OF MORTGAGED PROPERTIES(1)

                                                                       AGGREGATE STATED
                                                                   PRINCIPAL BALANCE AS OF    % OF CUT-OFF DATE POOL
OCCUPANCY                               NUMBER OF MORTGAGE LOANS         CUT-OFF DATE           PRINCIPAL BALANCE
----------                              ------------------------   -----------------------    ----------------------

Primary Residence ..................              901                   $268,731,633.78                 54.25%
Investor Property ..................            1,218                    213,654,061.96                 43.13
Second Home ........................               62                     12,975,422.85                  2.62
                                                -----                   ---------------                ------
     Total: ........................            2,181                   $495,361,118.59                100.00%
                                                =====                   ===============                ======

--------------------

(1)  Based solely on representations of the mortgagor at the time of origination of the related Mortgage Loan.

                                 PROPERTY TYPES

                                                                       AGGREGATE STATED
                                                                   PRINCIPAL BALANCE AS OF    % OF CUT-OFF DATE POOL
PROPERTY TYPE                           NUMBER OF MORTGAGE LOANS         CUT-OFF DATE           PRINCIPAL BALANCE
--------------                          ------------------------   -----------------------    ----------------------

Single Family Residence.............            1,101                   $253,438,769.30                 51.16%
2-4 Family..........................              306                     83,711,668.19                 16.90
PUD Detached........................              320                     71,090,209.37                 14.35
Condominium - Low...................              236                     40,796,993.75                  8.24
PUD Attached........................              101                     19,552,501.42                  3.95
Single Family Residence - Attached..               65                     11,896,702.79                  2.40
Condominium - High..................               29                      7,953,526.66                  1.61
Condominium - Mid...................               16                      4,370,971.21                  0.88
Cooperative.........................                3                      1,588,655.90                  0.32
Condominium - Freestanding..........                3                        506,720.00                  0.10
PUD - 4 Units.......................                1                        454,400.00                  0.09
                                                -----                   ---------------                ------
     Total:.........................            2,181                   $495,361,118.59                100.00%
                                                =====                   ===============                ======

                             MORTGAGE LOAN PURPOSES

                                                                       AGGREGATE STATED
                                                                   PRINCIPAL BALANCE AS OF    % OF CUT-OFF DATE POOL
PURPOSE                                 NUMBER OF MORTGAGE LOANS         CUT-OFF DATE           PRINCIPAL BALANCE
--------                                ------------------------   -----------------------    ----------------------

Purchase............................            1,428                   $306,525,754.72                 61.88%
Refinance-Cashout...................              400                    110,464,072.67                 22.30
Refinance-Rate/Term.................              353                     78,371,291.20                 15.82
                                                -----                   ---------------                ------
Total:..............................            2,181                   $495,361,118.59                100.00%
                                                =====                   ===============                ======

                                      S-28

              GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                                       AGGREGATE STATED
                                                                   PRINCIPAL BALANCE AS OF    % OF CUT-OFF DATE POOL
GEOGRAPHIC AREA                         NUMBER OF MORTGAGE LOANS         CUT-OFF DATE           PRINCIPAL BALANCE
----------------                        ------------------------   -----------------------    ----------------------

Alabama ............................                2                       $108,500.00                  0.02%
Arizona ............................              198                     33,355,745.91                  6.73
California .........................              383                    139,456,819.99                 28.15
Colorado ...........................              108                     17,775,576.66                  3.59
Connecticut ........................               15                      4,713,454.16                  0.95
Delaware ...........................                3                        541,215.62                  0.11
District of Columbia ...............               12                      2,988,654.56                  0.60
Florida ............................              179                     33,141,926.88                  6.69
Georgia ............................               98                     12,122,815.11                  2.45
Idaho ..............................               19                      1,946,948.16                  0.39
Illinois ...........................              119                     24,608,970.32                  4.97
Indiana ............................                7                        706,053.28                  0.14
Iowa ...............................                1                        127,920.00                  0.03
Kansas .............................                6                        473,500.00                  0.10
Kentucky ...........................                3                        372,702.37                  0.08
Louisiana ..........................                1                        300,000.00                  0.06
Maryland ...........................               75                     15,104,643.44                  3.05
Massachusetts ......................               71                     22,728,139.64                  4.59
Michigan ...........................               54                      7,640,112.36                  1.54
Minnesota ..........................               52                     10,573,548.72                  2.13
Mississippi ........................                2                        103,300.00                  0.02
Missouri ...........................               14                      1,641,250.00                  0.33
Montana ............................                8                      1,693,250.00                  0.34
Nebraska ...........................                4                        203,771.09                  0.04
Nevada .............................               96                     23,120,167.73                  4.67
New Hampshire ......................                8                      1,505,300.00                  0.30
New Jersey .........................               51                     15,030,172.24                  3.03
New Mexico .........................               11                      1,881,052.14                  0.38
New York ...........................               85                     32,554,122.52                  6.57
North Carolina .....................               31                      4,156,967.50                  0.84
Ohio ...............................               57                      6,431,494.76                  1.30
Oklahoma ...........................                2                        150,000.00                  0.03
Oregon .............................               61                     10,468,259.94                  2.11
Pennsylvania .......................               26                      4,157,758.14                  0.84
Rhode Island .......................                5                      1,031,219.19                  0.21
South Carolina .....................               17                      2,409,435.72                  0.49
Tennessee ..........................               15                      1,653,203.28                  0.33
Texas ..............................               75                     13,122,448.94                  2.65
Utah ...............................               24                      3,233,165.90                  0.65
Virginia ...........................               94                     22,977,547.20                  4.64
Washington .........................               87                     18,885,685.12                  3.81
Wyoming ............................                2                        164,300.00                  0.03
                                                -----                   ---------------                ------
     Total: ........................            2,181                   $495,361,118.59                100.00%
                                                =====                   ===============                ======

--------------------

(1)  As of the Cut-off Date, no more than approximately 0.48% of the Mortgage
     Loans are expected to be secured by mortgaged properties located in any one five-digit postal zip code.

                                      S-29

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                                       AGGREGATE STATED
CURRENT MORTGAGE                                                   PRINCIPAL BALANCE AS OF    % OF CUT-OFF DATE POOL
LOAN PRINCIPAL BALANCE                  NUMBER OF MORTGAGE LOANS         CUT-OFF DATE           PRINCIPAL BALANCE
-----------------------                 ------------------------   -----------------------    ----------------------

$0.01 to $50,000.00 ................               46                     $1,922,816.90                  0.39%
$50,000.01 to $100,000.00 ..........              297                     23,502,906.85                  4.74
$100,000.01 to $150,000.00 .........              449                     56,363,684.94                 11.38
$150,000.01 to $200,000.00 .........              402                     69,995,310.75                 14.13
$200,000.01 to $250,000.00 .........              295                     66,023,493.45                 13.33
$250,000.01 to $300,000.00 .........              218                     59,824,399.78                 12.08
$300,000.01 to $350,000.00 .........              126                     41,009,401.85                  8.28
$350,000.01 to $400,000.00 .........              103                     38,639,301.00                  7.80
$400,000.01 to $450,000.00 .........               68                     28,945,996.57                  5.84
$450,000.01 to $500,000.00 .........               64                     30,391,252.61                  6.14
$500,000.01 to $550,000.00 .........               21                     10,987,903.21                  2.22
$550,000.01 to $600,000.00 .........               23                     13,334,849.99                  2.69
$600,000.01 to $650,000.00 .........               30                     19,003,849.94                  3.84
$650,000.01 to $700,000.00 .........                8                      5,472,159.57                  1.10
$700,000.01 to $750,000.00 .........                7                      5,124,305.35                  1.03
$750,000.01 to $800,000.00 .........                3                      2,360,000.00                  0.48
$850,000.01 to $900,000.00 .........                4                      3,508,475.11                  0.71
$900,000.01 to $950,000.00 .........                3                      2,790,000.00                  0.56
$950,000.01 to $1,000,000.00 .......                8                      7,874,513.58                  1.59
$1,000,000.01 to $1,500,000.00 .....                5                      6,606,497.14                  1.33
$1,500,000.01 to $2,000,000.00 .....                1                      1,680,000.00                  0.34
                                                -----                   ---------------                ------
     Total:.........................            2,181                   $495,361,118.59                100.00%
                                                =====                   ===============                ======

------------------

(1)  As of the Cut-off Date, the average outstanding principal balance of the
     Mortgage Loans is expected to be approximately $227,126.

                        ORIGINAL LOAN-TO-VALUE RATIOS(1)

                                                                       AGGREGATE STATED
                                                                   PRINCIPAL BALANCE AS OF    % OF CUT-OFF DATE POOL
ORIGINAL LOAN-TO-VALUE RATIOS           NUMBER OF MORTGAGE LOANS         CUT-OFF DATE           PRINCIPAL BALANCE
------------------------------          ------------------------   -----------------------    ----------------------

20.01% to 25.00% ...................                2                       $405,000.00                  0.08%
25.01% to 30.00% ...................                2                        243,905.11                  0.05
30.01% to 35.00% ...................                4                        565,000.00                  0.11
35.01% to 40.00% ...................                4                      1,071,999.99                  0.22
40.01% to 45.00% ...................                7                      1,889,000.00                  0.38
45.01% to 50.00% ...................                6                      1,180,915.22                  0.24
50.01% to 55.00% ...................               10                      2,508,882.68                  0.51
55.01% to 60.00% ...................               19                      4,106,638.29                  0.83
60.01% to 65.00% ...................               35                     10,094,986.35                  2.04
65.01% to 70.00% ...................              109                     33,607,791.52                  6.78
70.01% to 75.00% ...................              164                     43,377,106.96                  8.76
75.01% to 80.00% ...................            1,701                    370,029,833.40                 74.70
80.01% to 85.00% ...................               17                      4,235,656.74                  0.86
85.01% to 90.00% ...................               72                     15,994,087.19                  3.23
90.01% to 95.00% ...................               29                      6,050,315.14                  1.22
                                                -----                   ---------------                ------
     Total: ........................            2,181                   $495,361,118.59                100.00%
                                                =====                   ===============                ======

------------------

(1)  As of the Cut-off Date, the weighted average Loan-to-Value Ratio at origination of the Mortgage Loans is expected to be approximately 77.94%.

                                      S-30

                       CURRENT MORTGAGE INTEREST RATES(1)

                                                                       AGGREGATE STATED
                                                                   PRINCIPAL BALANCE AS OF    % OF CUT-OFF DATE POOL
CURRENT MORTGAGE INTEREST RATES         NUMBER OF MORTGAGE LOANS         CUT-OFF DATE           PRINCIPAL BALANCE
--------------------------------        ------------------------   -----------------------    ----------------------

4.751% to 5.000% ...................                2                       $460,549.45                  0.09%
5.001% to 5.250% ...................               22                      4,434,655.98                  0.90
5.251% to 5.500% ...................               56                     12,733,367.50                  2.57
5.501% to 5.750% ...................              157                     34,741,865.74                  7.01
5.751% to 6.000% ...................              335                     76,641,015.71                 15.47
6.001% to 6.250% ...................              365                     84,775,536.70                 17.11
6.251% to 6.500% ...................              480                    107,706,383.22                 21.74
6.501% to 6.750% ...................              346                     78,261,635.30                 15.80
6.751% to 7.000% ...................              249                     56,046,514.86                 11.31
7.001% to 7.250% ...................               94                     22,833,101.33                  4.61
7.251% to 7.500% ...................               43                      9,990,150.00                  2.02
7.501% to 7.750% ...................               12                      2,561,200.00                  0.52
7.751% to 8.000% ...................               15                      2,672,299.97                  0.54
8.000% to 8.250% ...................                1                        337,950.00                  0.07
8.251% to 8.500% ...................                3                      1,001,892.84                  0.20
8.501% to 8.750% ...................                1                        162,999.99                  0.03
                                                -----                   ---------------                ------
     Total: ........................            2,181                   $495,361,118.59                100.00%
                                                =====                   ===============                ======

------------------

(1)  As of the Cut-off Date, the weighted average mortgage interest rate of the
     Mortgage Loans is expected to be approximately 6.400% per annum.

                                 GROSS MARGIN(1)

                                                                       AGGREGATE STATED
                                                                   PRINCIPAL BALANCE AS OF    % OF CUT-OFF DATE POOL
GROSS MARGIN                            NUMBER OF MORTGAGE LOANS         CUT-OFF DATE           PRINCIPAL BALANCE
-------------                           ------------------------   -----------------------    ----------------------

2.001% to 2.250% ...................                3                       $975,649.45                  0.20%
2.501% to 2.750% ...................            2,174                    493,810,178.14                 99.69
2.751% to 3.000% ...................                1                        242,891.00                  0.05
3.001% to 3.250% ...................                1                        103,600.00                  0.02
4.751% to 5.000% ...................                2                        228,800.00                  0.05
                                                -----                   ---------------                ------
     Total: ........................            2,181                   $495,361,118.59                100.00%
                                                =====                   ===============                ======

------------------

(1)  As of the Cut-off Date, the weighted average Gross Margin of the Mortgage
     Loans is expected to be approximately 2.750% per annum.

                                RATE CEILINGS(1)

                                                                       AGGREGATE STATED
                                                                   PRINCIPAL BALANCE AS OF    % OF CUT-OFF DATE POOL
RATE CEILINGS                           NUMBER OF MORTGAGE LOANS         CUT-OFF DATE           PRINCIPAL BALANCE
--------------                          ------------------------   -----------------------    ----------------------

10.001% to 11.000% .................               52                    $12,960,796.24                  2.62%
11.001% to 12.000% .................              834                    177,041,764.79                 35.74
12.001% to 13.000% .................            1,173                    273,782,138.39                 55.27
13.001% to 14.000% .................              119                     30,412,576.33                  6.14
14.001% to 15.000% .................                3                      1,163,842.84                  0.23
                                                -----                   ---------------                ------
     Total: ........................            2,181                   $495,361,118.59                100.00%
                                                =====                   ===============                ======

------------------

(1)  As of the Cut-off Date, the weighted average Rate Ceiling of the Mortgage
     Loans is expected to be approximately 12.234% per annum.

                                      S-31

                            FIRST ADJUSTMENT DATES(1)

                                                                       AGGREGATE STATED
                                                                   PRINCIPAL BALANCE AS OF    % OF CUT-OFF DATE POOL
FIRST ADJUSTMENT DATE                   NUMBER OF MORTGAGE LOANS         CUT-OFF DATE           PRINCIPAL BALANCE
----------------------                  ------------------------   -----------------------    ----------------------

May 1, 2007.........................                1                        $45,474.61                  0.01%
June 1, 2007........................                2                        279,797.69                  0.06
October 1, 2007.....................                2                        277,750.00                  0.06
November 1, 2007....................                3                        598,985.00                  0.12
December 1, 2007....................               15                      5,327,344.25                  1.08
January 1, 2008.....................               33                      7,735,132.92                  1.56
February 1, 2008....................               70                     18,577,992.24                  3.75
March 1, 2008.......................              694                    155,635,260.10                 31.42
April 1, 2008.......................              947                    224,958,793.54                 45.41
September 1, 2009...................                1                        188,655.91                  0.04
October 1, 2009.....................                2                        363,954.66                  0.07
November 1, 2009....................                1                        123,600.00                  0.02
December 1, 2009....................                3                        763,950.00                  0.15
January 1, 2010.....................                8                      1,025,431.25                  0.21
February 1, 2010....................               19                      2,893,012.73                  0.58
March 1, 2010.......................              163                     35,971,607.35                  7.26
April 1, 2010.......................              197                     36,657,549.99                  7.40
January 1, 2012.....................                1                         73,579.74                  0.01
March 1, 2012.......................                5                      1,447,538.06                  0.29
April 1, 2012.......................                4                      1,106,500.00                  0.22
January 1, 2015.....................                1                        133,549.99                  0.03
March 1, 2015.......................                3                        305,758.56                  0.06
April 1, 2015.......................                6                        869,900.00                  0.18
                                                -----                   ---------------                ------
     Total:.........................            2,181                   $495,361,118.59                100.00%
                                                =====                   ===============                ======

--------------------

(1)  As of the Cut-off Date, the weighted average months to first Adjustment
     Date for the Mortgage Loans is expected to be approximately 40 months.

                               REMAINING TERMS(1)

                                                                       AGGREGATE STATED
                                                                   PRINCIPAL BALANCE AS OF    % OF CUT-OFF DATE POOL
REMAINING TERMS                         NUMBER OF MORTGAGE LOANS         CUT-OFF DATE           PRINCIPAL BALANCE
----------------                        ------------------------   -----------------------    ----------------------

341 to 360 months...................            2,181                   $495,361,118.59                100.00%
                                                -----                   ---------------                ------
     Total:.........................            2,181                   $495,361,118.59                100.00%
                                                =====                   ===============                ======

--------------------

(1)  As of the Cut-off Date, the weighted average remaining term to stated
     maturity of the Mortgage Loans is expected to be approximately 359 months.

                           CREDIT SCORES OF MORTGAGORS

                                                                       AGGREGATE STATED
                                                                   PRINCIPAL BALANCE AS OF    % OF CUT-OFF DATE POOL
CREDIT SCORES                           NUMBER OF MORTGAGE LOANS         CUT-OFF DATE           PRINCIPAL BALANCE
--------------                          ------------------------   -----------------------    ----------------------

801 to 850 .........................               22                     $3,770,756.64                  0.76%
751 to 800 .........................              381                     82,409,600.47                 16.64
701 to 750 .........................              735                    150,841,857.19                 30.45
651 to 700 .........................              895                    216,989,513.08                 43.80
601 to 650 .........................              148                     41,349,391.21                  8.35
                                                -----                   ---------------                ------
     Total: ........................            2,181                   $495,361,118.59                100.00%
                                                =====                   ===============                ======

                                      S-32

SUBGROUP A MORTGAGE LOAN DATA

     The following tables set forth certain characteristics of the Subgroup A
Mortgage Loans as of the Cut-off Date. The balances and percentages may not be exact due to rounding.

                      OCCUPANCY OF MORTGAGED PROPERTIES(1)

                                                                       AGGREGATE STATED      % OF SUBGROUP A CUT-OFF
                                          NUMBER OF SUBGROUP A     PRINCIPAL BALANCE AS OF     DATE POOL PRINCIPAL
OCCUPANCY                                    MORTGAGE LOANS              CUT-OFF DATE                BALANCE
----------                             ------------------------   -----------------------    ----------------------

Investor Property ..................            1,171                   $190,835,147.22                 53.13%
Primary Residence ..................              703                    157,938,547.69                 43.97
Second Home ........................               56                     10,410,360.83                  2.90
                                                -----                   ---------------                ------
     Total: ........................            1,930                   $359,184,055.74                100.00%
                                                =====                   ===============                ======

------------------

(1)  Based solely on representations of the mortgagor at the time of origination of the related Subgroup A Mortgage Loan.

                                 PROPERTY TYPES

                                                                       AGGREGATE STATED      % OF SUBGROUP A CUT-OFF
                                          NUMBER OF SUBGROUP A     PRINCIPAL BALANCE AS OF     DATE POOL PRINCIPAL
PROPERTY TYPE                                MORTGAGE LOANS              CUT-OFF DATE                BALANCE
--------------                          ------------------------   -----------------------    ----------------------

Single Family Residence.............              937                   $163,212,728.65                 45.44%
2-4 Family..........................              288                     73,298,304.63                 20.41
PUD Detached........................              282                     51,900,215.85                 14.45
Condominium - Low...................              225                     35,688,561.32                  9.94
PUD Attached........................               98                     18,084,918.72                  5.04
Single Family Residence - Attached..               59                      8,332,202.79                  2.32
Condominium - High..................               22                      4,537,226.66                  1.26
Condominium - Mid...................               14                      2,980,121.21                  0.83
Condominium -Freestanding...........                3                        506,720.00                  0.14
PUD - 4 Units.......................                1                        454,400.00                  0.13
Cooperative.........................                1                        188,655.91                  0.05
                                                -----                   ---------------                ------
     Total:.........................            1,930                   $359,184,055.74                100.00%
                                                =====                   ===============                ======

                             MORTGAGE LOAN PURPOSES

                                                                       AGGREGATE STATED      % OF SUBGROUP A CUT-OFF
                                          NUMBER OF SUBGROUP A     PRINCIPAL BALANCE AS OF     DATE POOL PRINCIPAL
PURPOSE                                      MORTGAGE LOANS              CUT-OFF DATE                BALANCE
--------                                ------------------------   -----------------------    ----------------------

Purchase............................            1,288                   $230,332,223.58                 64.13%
Refinance-Cashout...................              324                     69,659,198.87                 19.39
Refinance-Rate/Term.................              318                     59,192,633.29                 16.48
                                                -----                   ---------------                ------
     Total:.........................            1,930                   $359,184,055.74                100.00%
                                                =====                   ===============                ======

                                      S-33

              GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                                       AGGREGATE STATED      % OF SUBGROUP A CUT-OFF
                                          NUMBER OF SUBGROUP A     PRINCIPAL BALANCE AS OF     DATE POOL PRINCIPAL
GEOGRAPHIC AREA                              MORTGAGE LOANS              CUT-OFF DATE                BALANCE
----------------                        ------------------------   -----------------------    ----------------------

Alabama.............................                2                       $108,500.00                  0.03%
Arizona.............................              192                     31,012,866.58                  8.63
California..........................              256                     69,874,535.94                 19.45
Colorado............................              107                     17,345,576.66                  4.83
Connecticut.........................               12                      2,667,954.16                  0.74
Delaware............................                3                        541,215.62                  0.15
District of Columbia................               10                      2,142,654.56                  0.60
Florida.............................              167                     27,058,826.90                  7.53
Georgia.............................               97                     11,623,232.41                  3.24
Idaho...............................               19                      1,946,948.16                  0.54
Illinois............................              114                     21,932,912.39                  6.11
Indiana.............................                7                        706,053.28                  0.20
Iowa................................                1                        127,920.00                  0.04
Kansas..............................                6                        473,500.00                  0.13
Kentucky............................                3                        372,702.37                  0.10
Louisiana...........................                1                        300,000.00                  0.08
Maryland............................               68                     11,786,941.79                  3.28
Massachusetts.......................               65                     18,552,631.44                  5.17
Michigan............................               52                      6,621,218.56                  1.84
Minnesota...........................               49                      9,255,122.49                  2.58
Mississippi.........................                2                        103,300.00                  0.03
Missouri............................               14                      1,641,250.00                  0.46
Montana.............................                8                      1,693,250.00                  0.47
Nebraska............................                4                        203,771.09                  0.06
Nevada..............................               88                     18,725,187.75                  5.21
New Hampshire.......................                8                      1,505,300.00                  0.42
New Jersey..........................               44                     10,874,114.67                  3.03
New Mexico..........................               10                      1,521,052.14                  0.42
New York............................               58                     17,317,149.56                  4.82
North Carolina......................               30                      3,747,367.50                  1.04
Ohio................................               57                      6,431,494.76                  1.79
Oklahoma............................                2                        150,000.00                  0.04
Oregon..............................               59                      9,622,859.94                  2.68
Pennsylvania........................               25                      3,788,158.14                  1.05
Rhode Island........................                5                      1,031,219.19                  0.29
South Carolina......................               16                      1,909,435.72                  0.53
Tennessee...........................               15                      1,653,203.28                  0.46
Texas...............................               69                      8,602,780.42                  2.40
Utah................................               24                      3,233,165.90                  0.90
Virginia............................               82                     17,071,397.25                  4.75
Washington..........................               77                     13,742,985.12                  3.83
Wyoming.............................                2                        164,300.00                  0.05
                                                -----                   ---------------                ------
     Total:.........................            1,930                   $359,184,055.74                100.00%
                                                =====                   ===============                ======

--------------------

(1)  As of the Cut-off Date, no more than approximately 0.61% of the Subgroup A
     Mortgage Loans are expected to be secured by mortgaged properties located in any one five-digit postal zip code.

                                      S-34

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                                       AGGREGATE STATED      % OF SUBGROUP A CUT-OFF
CURRENT MORTGAGE                          NUMBER OF SUBGROUP A     PRINCIPAL BALANCE AS OF     DATE POOL PRINCIPAL
LOAN PRINCIPAL BALANCE                       MORTGAGE LOANS              CUT-OFF DATE                BALANCE
-----------------------                 ------------------------   -----------------------    ----------------------

$0.01 to $50,000.00.................               46                     $1,922,816.90                  0.54%
$50,000.01 to $100,000.00...........              297                     23,502,906.85                  6.54
$100,000.01 to $150,000.00..........              449                     56,363,684.94                 15.69
$150,000.01 to $200,000.00..........              402                     69,995,310.75                 19.49
$200,000.01 to $250,000.00..........              295                     66,023,493.45                 18.38
$250,000.01 to $300,000.00..........              218                     59,824,399.78                 16.66
$300,000.01 to $350,000.00..........              126                     41,009,401.85                 11.42
$350,000.01 to $400,000.00..........               50                     18,206,487.93                  5.07
$400,000.01 to $450,000.00..........               25                     10,697,034.79                  2.98
$450,000.01 to $500,000.00..........               10                      4,701,668.51                  1.31
$500,000.01 to $550,000.00..........                5                      2,605,600.00                  0.73
$550,000.01 to $600,000.00..........                2                      1,174,500.00                  0.33
$600,000.01 to $650,000.00..........                4                      2,493,000.00                  0.69
$650,000.01 to $700,000.00..........                1                        663,749.99                  0.18
                                                -----                   ---------------                ------
     Total:.........................            1,930                   $359,184,055.74                100.00%
                                                =====                   ===============                ======

--------------------

(1)  As of the Cut-off Date, the average outstanding principal balance of the
     Subgroup A Mortgage Loans is expected to be approximately $186,106.

                        ORIGINAL LOAN-TO-VALUE RATIOS(1)

                                                                       AGGREGATE STATED      % OF SUBGROUP A CUT-OFF
                                          NUMBER OF SUBGROUP A     PRINCIPAL BALANCE AS OF     DATE POOL PRINCIPAL
ORIGINAL LOAN-TO-VALUE RATIOS                MORTGAGE LOANS              CUT-OFF DATE                BALANCE
------------------------------         ------------------------   -----------------------    ----------------------

20.01% to 25.00%....................                2                       $405,000.00                  0.11%
25.01% to 30.00%....................                2                        243,905.11                  0.07
30.01% to 35.00%....................                4                        565,000.00                  0.16
35.01% to 40.00%....................                3                        345,999.99                  0.10
40.01% to 45.00%....................                5                        744,000.00                  0.21
45.01% to 50.00%....................                5                        650,915.22                  0.18
50.01% to 55.00%....................                8                      1,312,299.99                  0.37
55.01% to 60.00%....................               17                      3,235,238.29                  0.90
60.01% to 65.00%....................               26                      5,011,986.35                  1.40
65.01% to 70.00%....................               81                     15,455,341.55                  4.30
70.01% to 75.00%....................              137                     25,804,685.03                  7.18
75.01% to 80.00%....................            1,542                    288,814,657.14                 80.41
80.01% to 85.00%....................               13                      2,305,656.75                  0.64
85.01% to 90.00%....................               58                      9,041,805.18                  2.52
90.01% to 95.00%....................               27                      5,247,565.14                  1.46
                                                -----                   ---------------                ------
     Total:.........................            1,930                   $359,184,055.74                100.00%
                                                =====                   ===============                ======

--------------------

(1)  As of the Cut-off Date, the weighted average Loan-to-Value Ratio at origination of the Subgroup A Mortgage Loans is expected to be approximately 78.46%.

                                      S-35

                       CURRENT MORTGAGE INTEREST RATES(1)

                                                                       AGGREGATE STATED      % OF SUBGROUP A CUT-OFF
                                          NUMBER OF SUBGROUP A     PRINCIPAL BALANCE AS OF     DATE POOL PRINCIPAL
CURRENT MORTGAGE INTEREST RATES              MORTGAGE LOANS              CUT-OFF DATE                BALANCE
--------------------------------        ------------------------   -----------------------    ----------------------

4.751% to 5.000%....................                2                       $460,549.45                  0.13%
5.001% to 5.250%....................               21                      4,050,755.98                  1.13
5.251% to 5.500%....................               53                     11,237,567.52                  3.13
5.501% to 5.750%....................              152                     31,914,881.57                  8.89
5.751% to 6.000%....................              298                     56,266,994.84                 15.67
6.001% to 6.250%....................              321                     60,782,055.06                 16.92
6.251% to 6.500%....................              425                     77,030,455.72                 21.45
6.501% to 6.750%....................              298                     53,011,160.23                 14.76
6.751% to 7.000%....................              216                     37,744,270.56                 10.51
7.001% to 7.250%....................               80                     15,395,122.00                  4.29
7.251% to 7.500%....................               36                      6,600,500.00                  1.84
7.501% to 7.750%....................               11                      2,089,200.00                  0.58
7.751% to 8.000%....................               13                      1,717,699.98                  0.48
8.001% to 8.250%....................                1                        337,950.00                  0.09
8.251% to 8.500%....................                2                        381,892.84                  0.11
8.501% to 8.750%....................                1                        162,999.99                  0.05
                                                -----                   ---------------                ------
     Total:.........................            1,930                   $359,184,055.74                100.00%
                                                =====                   ===============                ======

--------------------

(1)  As of the Cut-off Date, the weighted average mortgage interest rate of the
     Subgroup A Mortgage Loans is expected to be approximately 6.366% per annum.

                                 GROSS MARGIN(1)

                                                                       AGGREGATE STATED      % OF SUBGROUP A CUT-OFF
                                          NUMBER OF SUBGROUP A     PRINCIPAL BALANCE AS OF     DATE POOL PRINCIPAL
GROSS MARGIN                                 MORTGAGE LOANS              CUT-OFF DATE                BALANCE
-------------                           ------------------------   -----------------------    ----------------------

2.001% to 2.250%....................                2                       $575,649.45                  0.16%
2.501% to 2.750%....................            1,924                    358,033,115.29                 99.68
2.751% to 3.000%....................                1                        242,891.00                  0.07
3.001% to 3.250%....................                1                        103,600.00                  0.03
4.751% to 5.000%....................                2                        228,800.00                  0.06
                                                -----                   ---------------                ------
     Total:.........................            1,930                   $359,184,055.74                100.00%
                                                =====                   ===============                ======

--------------------

(1)  As of the Cut-off Date, the weighted average Gross Margin of the Subgroup A
     Mortgage Loans is expected to be approximately 2.751% per annum.

                                      S-36

                                RATE CEILINGS(1)

                                                                       AGGREGATE STATED      % OF SUBGROUP A CUT-OFF
                                          NUMBER OF SUBGROUP A     PRINCIPAL BALANCE AS OF     DATE POOL PRINCIPAL
RATE CEILINGS                                MORTGAGE LOANS              CUT-OFF DATE                BALANCE
--------------                          ------------------------   -----------------------    ----------------------

10.001% to 11.000%..................               46                    $10,058,196.25                  2.80%
11.001% to 12.000%..................              770                    141,388,697.51                 39.36
12.001% to 13.000%..................            1,014                    187,469,072.13                 52.19
13.001% to 14.000%..................               98                     19,724,247.01                  5.49
14.001% to 15.000%..................                2                        543,842.84                  0.15
                                                -----                   ---------------                ------
     Total:.........................            1,930                   $359,184,055.74                100.00%
                                                =====                   ===============                ======

--------------------

(1)  As of the Cut-off Date, the weighted average Rate Ceiling of the Subgroup A
     Mortgage Loans is expected to be approximately 12.188% per annum.

                            FIRST ADJUSTMENT DATES(1)

                                                                       AGGREGATE STATED      % OF SUBGROUP A CUT-OFF
                                          NUMBER OF SUBGROUP A     PRINCIPAL BALANCE AS OF     DATE POOL PRINCIPAL
FIRST ADJUSTMENT DATE                        MORTGAGE LOANS              CUT-OFF DATE                BALANCE
----------------------                  ------------------------   -----------------------    ----------------------

May 1, 2007.........................                1                        $45,474.61                  0.01%
June 1, 2007........................                2                        279,797.69                  0.08
October 1, 2007.....................                2                        277,750.00                  0.08
November 1, 2007....................                3                        598,985.00                  0.17
December 1, 2007....................                8                      1,792,082.77                  0.50
January 1, 2008.....................               30                      6,429,187.29                  1.79
February 1, 2008....................               56                     11,249,932.97                  3.13
March 1, 2008.......................              622                    115,544,755.71                 32.17
April 1, 2008.......................              825                    158,984,963.70                 44.26
September 1, 2009...................                1                        188,655.91                  0.05
October 1, 2009.....................                2                        363,954.66                  0.10
November 1, 2009....................                1                        123,600.00                  0.03
December 1, 2009....................                2                        283,950.00                  0.08
January 1, 2010.....................                8                      1,025,431.25                  0.29
February 1, 2010....................               19                      2,893,012.73                  0.81
March 1, 2010.......................              145                     25,371,495.11                  7.06
April 1, 2010.......................              184                     30,249,199.99                  8.42
January 1, 2012.....................                1                         73,579.74                  0.02
March 1, 2012.......................                5                      1,447,538.06                  0.40
April 1, 2012.......................                3                        651,500.00                  0.18
January 1, 2015.....................                1                        133,549.99                  0.04
March 1, 2015.......................                3                        305,758.56                  0.09
April 1, 2015.......................                6                        869,900.00                  0.24
                                                -----                   ---------------                ------
     Total:.........................            1,930                   $359,184,055.74                100.00%
                                                =====                   ===============                ======

--------------------

(1)  As of the Cut-off Date, the weighted average months to first Adjustment
     Date for the Subgroup A Mortgage Loans is expected to be approximately 40 months.

                               REMAINING TERMS(1)

                                                                       AGGREGATE STATED      % OF SUBGROUP A CUT-OFF
                                          NUMBER OF SUBGROUP A     PRINCIPAL BALANCE AS OF     DATE POOL PRINCIPAL
REMAINING TERMS                              MORTGAGE LOANS              CUT-OFF DATE                BALANCE
----------------                        ------------------------   -----------------------    ----------------------

341 to 360 months...................            1,930                   $359,184,055.74                100.00%
                                                -----                   ---------------                ------
     Total:.........................            1,930                   $359,184,055.74                100.00%
                                                =====                   ===============                ======

--------------------

(1)  As of the Cut-off Date, the weighted average remaining term to stated
     maturity of the Subgroup A Mortgage Loans is expected to be approximately
     359 months.

                                      S-37

                           CREDIT SCORES OF MORTGAGORS

                                                                       AGGREGATE STATED      % OF SUBGROUP A CUT-OFF
                                          NUMBER OF SUBGROUP A     PRINCIPAL BALANCE AS OF     DATE POOL PRINCIPAL
CREDIT SCORES                                MORTGAGE LOANS              CUT-OFF DATE                BALANCE
--------------                          ------------------------   -----------------------    ----------------------

801 to 850..........................               21                     $3,326,756.64                  0.93%
751 to 800..........................              348                     63,004,873.07                 17.54
701 to 750..........................              675                    119,945,650.81                 33.39
651 to 700..........................              768                    146,913,880.35                 40.90
601 to 650..........................              118                     25,992,894.87                  7.24
                                                -----                   ---------------                ------
     Total:.........................            1,930                   $359,184,055.74                100.00%
                                                =====                   ===============                ======

                                      S-38

SUBGROUP B MORTGAGE LOAN DATA

     The following tables set forth certain characteristics of the Subgroup B
Mortgage Loans as of the Cut-off Date. The balances and percentages may not be exact due to rounding.

                      OCCUPANCY OF MORTGAGED PROPERTIES(1)

                                                                       AGGREGATE STATED      % OF SUBGROUP B CUT-OFF
                                          NUMBER OF SUBGROUP B     PRINCIPAL BALANCE AS OF     DATE POOL PRINCIPAL
OCCUPANCY                                    MORTGAGE LOANS              CUT-OFF DATE                BALANCE
----------                              ------------------------   -----------------------    ----------------------

Primary Residence...................              198                   $110,793,086.09                 81.36%
Investor Property...................               47                     22,818,914.74                 16.76
Second Home.........................                6                      2,565,062.02                  1.88
                                                  ---                   ---------------                ------
     Total:.........................              251                   $136,177,062.85                100.00%
                                                  ===                   ===============                ======

--------------------

(1)  Based solely on representations of the mortgagor at the time of origination of the related Subgroup B Mortgage Loan.

                                 PROPERTY TYPES

                                                                       AGGREGATE STATED      % OF SUBGROUP B CUT-OFF
                                          NUMBER OF SUBGROUP B     PRINCIPAL BALANCE AS OF     DATE POOL PRINCIPAL
PROPERTY TYPE                                MORTGAGE LOANS              CUT-OFF DATE                BALANCE
--------------                          ------------------------   -----------------------    ----------------------

Single Family Residence.............              164                    $90,226,040.65                 66.26%
PUD Detached........................               38                     19,189,993.52                 14.09
2-4 Family..........................               18                     10,413,363.56                  7.65
Condominium - Low...................               11                      5,108,432.43                  3.75
Single Family Residence - Attached..                6                      3,564,500.00                  2.62
Condominium - High..................                7                      3,416,300.00                  2.51
PUD Attached........................                3                      1,467,582.70                  1.08
Cooperative.........................                2                      1,399,999.99                  1.03
Condominium - Mid...................                2                      1,390,850.00                  1.02
                                                  ---                   ---------------                ------
     Total:.........................              251                   $136,177,062.85                100.00%
                                                  ===                   ===============                ======

                             MORTGAGE LOAN PURPOSES

                                                                       AGGREGATE STATED      % OF SUBGROUP B CUT-OFF
                                          NUMBER OF SUBGROUP B     PRINCIPAL BALANCE AS OF     DATE POOL PRINCIPAL
PURPOSE                                      MORTGAGE LOANS              CUT-OFF DATE                BALANCE
--------                                ------------------------   -----------------------    ----------------------

Purchase............................              140                    $76,193,531.14                 55.95%
Refinance-Cashout...................               76                     40,804,873.80                 29.96
Refinance-Rate/Term.................               35                     19,178,657.91                 14.08
                                                  ---                   ---------------                ------
     Total:.........................              251                   $136,177,062.85                100.00%
                                                  ===                   ===============                ======

                                      S-39

              GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                                       AGGREGATE STATED      % OF SUBGROUP B CUT-OFF
                                          NUMBER OF SUBGROUP B     PRINCIPAL BALANCE AS OF     DATE POOL PRINCIPAL
GEOGRAPHIC AREA                              MORTGAGE LOANS              CUT-OFF DATE                BALANCE
----------------                        ------------------------   -----------------------    ----------------------

Arizona.............................                6                     $2,342,879.33                  1.72%
California..........................              127                     69,582,284.05                 51.10
Colorado............................                1                        430,000.00                  0.32
Connecticut.........................                3                      2,045,500.00                  1.50
District of Columbia................                2                        846,000.00                  0.62
Florida.............................               12                      6,083,099.98                  4.47
Georgia.............................                1                        499,582.70                  0.37
Illinois............................                5                      2,676,057.93                  1.97
Maryland............................                7                      3,317,701.65                  2.44
Massachusetts.......................                6                      4,175,508.20                  3.07
Michigan............................                2                      1,018,893.80                  0.75
Minnesota...........................                3                      1,318,426.23                  0.97
Nevada..............................                8                      4,394,979.98                  3.23
New Jersey..........................                7                      4,156,057.57                  3.05
New Mexico..........................                1                        360,000.00                  0.26
New York............................               27                     15,236,972.96                 11.19
North Carolina......................                1                        409,600.00                  0.30
Oregon..............................                2                        845,400.00                  0.62
Pennsylvania........................                1                        369,600.00                  0.27
South Carolina......................                1                        500,000.00                  0.37
Texas...............................                6                      4,519,668.52                  3.32
Virginia............................               12                      5,906,149.95                  4.34
Washington..........................               10                      5,142,700.00                  3.78
                                                  ---                   ---------------                ------
     Total:.........................              251                   $136,177,062.85                100.00%
                                                  ===                   ===============                ======

--------------------

(1)  As of the Cut-off Date, no more than approximately 1.47% of the Subgroup B
     Mortgage Loans are expected to be secured by mortgaged properties located in any one five-digit postal zip code.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                                       AGGREGATE STATED      % OF SUBGROUP B CUT-OFF
CURRENT MORTGAGE                          NUMBER OF SUBGROUP B     PRINCIPAL BALANCE AS OF     DATE POOL PRINCIPAL
LOAN PRINCIPAL BALANCE                       MORTGAGE LOANS              CUT-OFF DATE                BALANCE
-----------------------                 ------------------------   -----------------------    ----------------------

$350,000.01 to $400,000.00..........               53                   $20,432,813.07                  15.00%
$400,000.01 to $450,000.00..........               43                   18,248,961.78                   13.40
$450,000.01 to $500,000.00..........               54                   25,689,584.10                   18.86
$500,000.01 to $550,000.00..........               16                    8,382,303.21                    6.16
$550,000.01 to $600,000.00..........               21                   12,160,349.99                    8.93
$600,000.01 to $650,000.00..........               26                   16,510,849.94                   12.12
$650,000.01 to $700,000.00..........                7                    4,808,409.58                    3.53
$700,000.01 to $750,000.00..........                7                    5,124,305.35                    3.76
$750,000.01 to $800,000.00..........                3                    2,360,000.00                    1.73
$850,000.01 to $900,000.00..........                4                    3,508,475.11                    2.58
$900,000.01 to $950,000.00..........                3                    2,790,000.00                    2.05
$950,000.01 to $1,000,000.00........                8                    7,874,513.58                    5.78
$1,000,000.01 to $1,500,000.00......                5                    6,606,497.14                    4.85
$1,500,000.01 to $2,000,000.00......                1                    1,680,000.00                    1.23
                                                  ---                   ---------------                ------
     Total:.........................              251                  $136,177,062.85                 100.00%
                                                  ===                  ===============                 ======

--------------------

(1)  As of the Cut-off Date, the average outstanding principal balance of the
     Subgroup B Mortgage Loans is expected to be approximately $542,538.

                                      S-40

                        ORIGINAL LOAN-TO-VALUE RATIOS(1)

                                                                       AGGREGATE STATED      % OF SUBGROUP B CUT-OFF
                                          NUMBER OF SUBGROUP B     PRINCIPAL BALANCE AS OF     DATE POOL PRINCIPAL
ORIGINAL LOAN-TO-VALUE RATIOS                MORTGAGE LOANS              CUT-OFF DATE                BALANCE
------------------------------          ------------------------   -----------------------    ----------------------

35.01% to 40.00%....................                1                       $726,000.00                  0.53%
40.01% to 45.00%....................                2                      1,145,000.00                  0.84
45.01% to 50.00%....................                1                        530,000.00                  0.39
50.01% to 55.00%....................                2                      1,196,582.69                  0.88
55.01% to 60.00%....................                2                        871,400.00                  0.64
60.01% to 65.00%....................                9                      5,083,000.00                  3.73
65.01% to 70.00%....................               28                     18,152,449.97                 13.33
70.01% to 75.00%....................               27                     17,572,421.93                 12.90
75.01% to 80.00%....................              159                     81,215,176.26                 59.64
80.01% to 85.00%....................                4                      1,929,999.99                  1.42
85.01% to 90.00%....................               14                      6,952,282.01                  5.11
90.01% to 95.00%....................                2                        802,750.00                  0.59
                                                  ---                   ---------------                ------
     Total:.........................              251                   $136,177,062.85                100.00%
                                                  ===                   ===============                ======

--------------------

(1)  As of the Cut-off Date, the weighted average Loan-to-Value Ratio at origination of the Subgroup B Mortgage Loans is expected to be approximately 76.55%.

                       CURRENT MORTGAGE INTEREST RATES(1)

                                                                       AGGREGATE STATED      % OF SUBGROUP B CUT-OFF
                                          NUMBER OF SUBGROUP B     PRINCIPAL BALANCE AS OF     DATE POOL PRINCIPAL
CURRENT MORTGAGE INTEREST RATES              MORTGAGE LOANS              CUT-OFF DATE                BALANCE
--------------------------------        ------------------------   -----------------------    ----------------------

5.001% to 5.250%....................                1                       $383,900.00                  0.28%
5.251% to 5.500%....................                3                      1,495,799.98                  1.10
5.501% to 5.750%....................                5                      2,826,984.17                  2.08
5.751% to 6.000%....................               37                     20,374,020.87                 14.96
6.001% to 6.250%....................               44                     23,993,481.64                 17.62
6.251% to 6.500%....................               55                     30,675,927.50                 22.53
6.501% to 6.750%....................               48                     25,250,475.07                 18.54
6.751% to 7.000%....................               33                     18,302,244.30                 13.44
7.001% to 7.250%....................               14                      7,437,979.33                  5.46
7.251% to 7.500%....................                7                      3,389,650.00                  2.49
7.501% to 7.750%....................                1                        472,000.00                  0.35
7.751% to 8.000%....................                2                        954,599.99                  0.70
8.251% to 8.500%....................                1                        620,000.00                  0.46
                                                  ---                   ---------------                ------
     Total:.........................              251                   $136,177,062.85                100.00%
                                                  ===                   ===============                ======

--------------------

(1)  As of the Cut-off Date, the weighted average mortgage interest rate of the
     Subgroup B Mortgage Loans is expected to be approximately 6.488% per annum.

                                 GROSS MARGIN(1)

                                                                       AGGREGATE STATED      % OF SUBGROUP B CUT-OFF
                                          NUMBER OF SUBGROUP B     PRINCIPAL BALANCE AS OF     DATE POOL PRINCIPAL
GROSS MARGIN                                 MORTGAGE LOANS              CUT-OFF DATE                BALANCE
-------------                           ------------------------   -----------------------    ----------------------

2.001% to 2.250%....................                1                       $400,000.00                  0.29%
2.501% to 2.750%....................              250                    135,777,062.85                 99.71
                                                  ---                   ---------------                ------
     Total:.........................              251                   $136,177,062.85                100.00%
                                                  ===                   ===============                ======

--------------------

(1)  As of the Cut-off Date, the weighted average Gross Margin of the Subgroup B
     Mortgage Loans is expected to be approximately 2.749% per annum.

                                      S-41

                                RATE CEILINGS(1)

                                                                       AGGREGATE STATED      % OF SUBGROUP B CUT-OFF
                                          NUMBER OF SUBGROUP B     PRINCIPAL BALANCE AS OF     DATE POOL PRINCIPAL
RATE CEILINGS                                MORTGAGE LOANS              CUT-OFF DATE                BALANCE
--------------                          ------------------------   -----------------------    ----------------------

10.001% to 11.000%..................                6                     $2,902,599.99                  2.13%
11.001% to 12.000%..................               64                     35,653,067.28                 26.18
12.001% to 13.000%..................              159                     86,313,066.26                 63.38
13.001% to 14.000%..................               21                     10,688,329.32                  7.85
14.001% to 15.000%..................                1                        620,000.00                  0.46
                                                  ---                   ---------------                ------
     Total:.........................              251                   $136,177,062.85                100.00%
                                                  ===                   ===============                ======

--------------------

(1)  As of the Cut-off Date, the weighted average Rate Ceiling of the Subgroup B
     Mortgage Loans is expected to be approximately 12.356% per annum.

                            FIRST ADJUSTMENT DATES(1)

                                                                       AGGREGATE STATED      % OF SUBGROUP B CUT-OFF
                                          NUMBER OF SUBGROUP B     PRINCIPAL BALANCE AS OF     DATE POOL PRINCIPAL
FIRST ADJUSTMENT DATE                        MORTGAGE LOANS              CUT-OFF DATE                BALANCE
----------------------                  ------------------------   -----------------------    ----------------------

December 1, 2007....................                7                     $3,535,261.48                  2.60%
January 1, 2008.....................                3                      1,305,945.63                  0.96
February 1, 2008....................               14                      7,328,059.27                  5.38
March 1, 2008.......................               72                     40,090,504.39                 29.44
April 1, 2008.......................              122                     65,973,829.84                 48.45
December 1, 2009....................                1                        480,000.00                  0.35
March 1, 2010.......................               18                     10,600,112.24                  7.78
April 1, 2010.......................               13                      6,408,350.00                  4.71
April 1, 2012.......................                1                        455,000.00                  0.33
                                                  ---                   ---------------                ------
     Total:.........................              251                   $136,177,062.85                100.00%
                                                  ===                   ===============                ======

--------------------

(1)  As of the Cut-off Date, the weighted average months to first Adjustment
     Date for the Subgroup B Mortgage Loans is expected to be approximately 39 months.

                               REMAINING TERMS(1)

                                                                       AGGREGATE STATED      % OF SUBGROUP B CUT-OFF
                                          NUMBER OF SUBGROUP B     PRINCIPAL BALANCE AS OF     DATE POOL PRINCIPAL
REMAINING TERMS                              MORTGAGE LOANS              CUT-OFF DATE                BALANCE
----------------                        ------------------------   -----------------------    ----------------------

341 to 360 months...................              251                   $136,177,062.85                100.00%
                                                  ---                   ---------------                ------
     Total:.........................              251                   $136,177,062.85                100.00%
                                                  ===                   ===============                ======

--------------------

(1)  As of the Cut-off Date, the weighted average remaining term to stated
     maturity of the Subgroup B Mortgage Loans is expected to be approximately
     359 months.

                           CREDIT SCORES OF MORTGAGORS

                                                                       AGGREGATE STATED      % OF SUBGROUP B CUT-OFF
                                          NUMBER OF SUBGROUP B     PRINCIPAL BALANCE AS OF     DATE POOL PRINCIPAL
CREDIT SCORES                                MORTGAGE LOANS              CUT-OFF DATE                BALANCE
--------------                          ------------------------   -----------------------    ----------------------

801 to 850..........................                1                       $444,000.00                  0.33%
751 to 800..........................               33                     19,404,727.40                 14.25
701 to 750..........................               60                     30,896,206.38                 22.69
651 to 700..........................              127                     70,075,632.73                 51.46
601 to 650..........................               30                     15,356,496.34                 11.28
                                                  ---                   ---------------                ------
     Total:.........................              251                   $136,177,062.85                100.00%
                                                  ===                   ===============                ======

                                      S-42

     The information relating to the Originator's underwriting guidelines and the Servicer and its servicing portfolio set forth in the following sections has been provided to the Depositor or compiled from information provided to the
Depositor by the Originator and Servicer.

UNDERWRITING STANDARDS OF GREENPOINT MORTGAGE FUNDING, INC.

     All of the Mortgage Loans originated or acquired by GreenPoint were underwritten in accordance with the following guidelines.

     General

     GreenPoint's underwriting guidelines are generally not as strict as Fannie
Mae or Freddie Mac guidelines. Generally, GreenPoint's underwriting guidelines are applied to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral.
Based on these and other factors, GreenPoint will determine the level of documentation to be provided by the prospective borrower. GreenPoint permits exceptions to its underwriting guidelines where compensating factors are present.

     In determining whether a prospective borrower has sufficient monthly income available to meet the borrower's monthly obligation on the proposed mortgage loan and monthly housing expenses and other financial obligations, GreenPoint generally considers, when required by the applicable documentation program, the ratio of those amounts to the proposed borrower's monthly gross income. These ratios vary depending on a number of underwriting criteria, including loan-to-value ratios, and are determined on a loan-by-loan basis.

     Alternative Underwriting Standards

     GreenPoint acquires or originates many mortgage loans under "limited documentation" or "no documentation" programs.

     Under the limited documentation programs, more emphasis is placed on the value and adequacy of the mortgaged property as collateral, the credit history and other assets of the borrower, than on verified income of the borrower.
Mortgage loans underwritten under this type of program are generally limited to borrowers with credit histories that demonstrate an established ability to repay indebtedness in a timely fashion, and certain credit underwriting documentation concerning income or income verification and/or employment verification is waived. Mortgage loans originated and acquired with limited documentation programs include cash-out refinance loans, super-jumbo mortgage loans and mortgage loans secured by investor-owned properties. Permitted maximum loan-to-value ratios (including secondary financing) under limited documentation programs are generally more restrictive than mortgage loans originated with full documentation or alternative documentation requirements.

     Under no documentation programs, documentation concerning income, employment verification and asset verification is waived and income ratios are not calculated. Emphasis is placed on the value and adequacy of the mortgaged property as collateral and the credit history of the prospective borrower, rather than on verified income and assets of the borrower. Mortgage loans underwritten under no documentation programs are generally limited to borrowers with favorable credit histories and who satisfy other standards for limited documentation programs.

                      BANK OF AMERICA, NATIONAL ASSOCIATION

     Bank of America, National Association ("BANK OF AMERICA") is an indirect wholly-owned subsidiary of Bank of America Corporation. Bank of America is
engaged in a general commercial banking business, offering a wide range of commercial, corporate, international, financial and retail banking services to corporations, governments and individuals. Bank of America originates and services residential mortgage loans and performs subservicing functions for affiliates.

     Bank of America's headquarters and its executive offices are located at 100
North Tryon Street, Charlotte, North Carolina 28255. Bank of America is subject to regulation, supervision and examination by the Office of the Comptroller of the Currency and has been approved as a mortgagee and seller/servicer by the
Department of

                                      S-43

Housing and Urban Development, the Veterans Administration, the Government
National Mortgage Association, Fannie Mae and Freddie Mac.

                        GREENPOINT MORTGAGE FUNDING, INC.

     GreenPoint is an indirect, wholly-owned subsidiary of North Fork
Bancorporation, Inc., a bank holding company. GreenPoint is engaged in the mortgage banking business, which consists of the origination, acquisition, sale and servicing of residential mortgage loans secured primarily by one- to four-unit family residences, and the purchase and sale of mortgage servicing rights. GreenPoint originates loans through a nationwide network of production branches. Loans are originated primarily through GreenPoint's wholesale division, through a network of independent mortgage loan brokers approved by
GreenPoint, and also through its retail lending division and correspondent lending division. GreenPoint's executive offices are located at 100 Wood Hollow
Drive, Novato, California 94945.

                           SERVICING OF MORTGAGE LOANS

     GreenPoint (in its capacity as servicer, the "SERVICER") will service all of the Mortgage Loans in accordance with the terms of the Pooling Agreement. The
Servicer may perform any of its obligations under the Pooling Agreement through one or more subservicers. Despite the existence of subservicing arrangements, the Servicer will be liable for its servicing duties and obligations under the
Pooling Agreement as if the Servicer alone were servicing the Mortgage Loans.
The duties of a "Master Servicer" described in the Prospectus will be performed by the Servicer in accordance with the Pooling Agreement. See "The Pooling and
Servicing Agreement" in the Prospectus.

     The following paragraphs contain information regarding the recent delinquency and foreclosure experience of GreenPoint. Such information has been provided to the Depositor by the Servicer and has not been independently verified by the Depositor. Prospective investors in the Offered Certificates should consider the fact that such information relates to servicing portfolios containing mortgage loans having a variety of payment characteristics and originated under a variety of underwriting programs and that the performance of such portfolios may have been influenced by the addition in recent years of large numbers of newly originated mortgage loans. In addition, the performance of the Servicer's servicing portfolio may have been influenced in the past by factors beyond the Servicer's control, such as general weakening in the national or regional economies or downturns in housing prices in the markets in which the related mortgaged properties are located. Therefore, the performance of the mortgage loans in these portfolios is not necessarily indicative of the future performance of the Mortgage Loans.

FORECLOSURE AND DELINQUENCY EXPERIENCE OF GREENPOINT MORTGAGE FUNDING, INC.

     The following table summarizes the delinquency experience for all of the mortgage loans originated and serviced by GreenPoint. The data presented in the following table is for illustrative purposes only, and there is no assurance that the delinquency experience of the mortgage loans included in the trust will be similar to that set forth below.

                                      S-44

                        GREENPOINT MORTGAGE FUNDING, INC.
        OVERALL MORTGAGE PORTFOLIO DELINQUENCY AND FORECLOSURE EXPERIENCE

                                                        AT DECEMBER 31,                                MARCH 31,
                                ---------------------------------------------------------------  ---------------------
                                       2002                 2003                  2004                   2005
                                -------------------  -------------------  ---------------------  ---------------------
                                         PERCENT OF           PERCENT OF             PERCENT OF             PERCENT OF
                                NUMBER    SERVICING  NUMBER    SERVICING  NUMBER OF   SERVICING  NUMBER OF   SERVICING
                                OF LOANS  PORTFOLIO  OF LOANS  PORTFOLIO    LOANS     PORTFOLIO    LOANS     PORTFOLIO
                                --------  ---------  --------  ---------  ---------   ---------  ---------   ---------

Total Portfolio*...........      198,483     6.73%     212,711   6.20%       286,698           3.41%303,097    3.08%

Period of Delinquency
30-59 days.................        7,026     3.54%       6,381   3.00%         4,931           1.72%  5,123    1.69%
60-89 days.................        2,101     1.06%       2,056   0.97%         1,333           0.46%  1,137    0.38%
90 days or more............        1,910     0.96%       1,922   0.90%         1,799           0.63%  1,692    0.56%

Total Delinquencies                                                                             .
(excluding Foreclosures)**.       11,037     5.56%      10,359   4.87%         8,063           2 81%  7,952    2.62%

Foreclosures Pending.......        2,319     1.17%       2,831   1.33%         1,709           0.60%  1,393    0.46%

*    The total number of loans in the portfolio has been reduced by the number of loans for which a servicing released sale is pending or loans which have been foreclosed.

**   Percentages may not total properly due to rounding.

                                      S-45

                       THE POOLING AND SERVICING AGREEMENT

     The Certificates will be issued pursuant to the Pooling Agreement. The
Prospectus contains important additional information regarding the terms and conditions of the Pooling Agreement and the Certificates. See "The Pooling and
Servicing Agreement" in the Prospectus.

     The following summarizes certain provisions of the Pooling Agreement which are incorporated by reference. The Depositor plans to file a final copy of the
Pooling Agreement with the Securities and Exchange Commission pursuant to a
Current Report on Form 8-K after the Closing Date.

ASSIGNMENT OF MORTGAGE LOANS

     In connection with the transfer and assignment of the Mortgage Loans to the
Trustee, the Depositor will deliver or cause to be delivered to the Trustee, or a custodian for the Trustee, among other things, with respect to each Mortgage
Loan (collectively, the "MORTGAGE FILE") all documents which the Depositor is required to deliver to the Trustee, or a custodian for the Trustee.

     Assignments of the Mortgage Loans to the Trustee (or its nominee) will not be recorded except in states where recordation is required by the rating agencies to obtain the initial ratings on the Certificates set forth in the table on page S-5 in this Prospectus Supplement. In addition to the foregoing, assignments of the Mortgage Loans will not be recorded (i) in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the Mortgage Loans against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the originator of such Mortgage Loan, or (ii) with respect to any Mortgage which has been recorded in the name of Mortgage Electronic Registration Systems, Inc.
("MERS") or its designee. With respect to any Mortgage which has been recorded in the name of MERS or its designee, no mortgage assignment in favor of the
Trustee will be required to be prepared or delivered. Instead, the Servicer of such Mortgage Loan will be required to take all actions as are necessary to cause the Trust to be shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. The Trustee (or a custodian on behalf of the Trustee) will promptly review each Mortgage File after the Closing Date
(or promptly after the Trustee's (or custodian's) receipt of any document permitted to be delivered after the Closing Date) to determine if any of the required documents are missing. If any portion of the Mortgage File is not delivered to the Trustee (or custodian) and the Depositor does not cure such omission or defect within 90 days, the Depositor will be required to repurchase such Mortgage Loan (or any property acquired in respect thereof) at the Purchase
Price.

REPURCHASES OF MORTGAGE LOANS

     The Seller acquired the Mortgage Loans from GreenPoint pursuant to a Flow
Sale and Servicing Agreement, dated as of September 1, 2004, as amended (the
"SERVICING AGREEMENT"). Under the Servicing Agreement, the Originator made certain representations and warranties with respect to the Mortgage Loans, as of the date of transfer of the Mortgage Loans to the Seller, which will be assigned by the Seller to the Depositor, and by the Depositor to the Trustee for the
benefit of the Certificateholders. To the extent that any fact, condition or event with respect to a Mortgage Loan constitutes a breach of any of these representations made by the Originator with respect thereto and such breach materially and adversely affects the value of a Mortgage Loan or the interest of the purchaser therein, the Originator will be obligated to cure such breach. If the Originator does not cure such breach in accordance with the Servicing
Agreement, the Originator will be required to repurchase such Mortgage Loan (or any property acquired in respect thereof) at a price (the "PURCHASE PRICE")
equal to 100% of the unpaid principal balance of such Mortgage Loan plus accrued and unpaid interest on such principal balance at the related mortgage interest rate minus, so long as Greenpoint is the Servicer of such Mortgage Loan, the related Servicing Fee Rate. In addition, in the case of the breach of the representation made by the Originator that a Mortgage Loan complied with any applicable federal, state or local predatory or abusive lending laws, the
Originator will be required to pay any costs or damages incurred by the Trust as a result of a violation of such laws (such amount, the "REIMBURSEMENT AMOUNT").

                                      S-46

     Pursuant to the Mortgage Loan Purchase Agreement, the Seller will make to the Depositor (and the Depositor will assign to the Trustee for the benefit of
Certificateholders) certain limited representations and warranties as of the
Closing Date generally intended to address the accuracy of the mortgage loan schedule and the payment and delinquency status of each Mortgage Loan acquired by the Seller pursuant to the Servicing Agreement. In the event of a breach of any such representation or warranty that does not constitute a breach of any representation or warranty made by the Originator under the Servicing Agreement as described above, the Seller will be required to either (i) repurchase the
Mortgage Loan (or any property acquired in respect thereof) at the Purchase
Price or (ii) substitute an Eligible Substitute Mortgage Loan; however such substitution generally is permitted only within two years of the Closing Date.
Any Mortgage Loan repurchased or subject to a substitution as described in this section is referred to as a "DELETED MORTGAGE LOAN." In the case of the breach of the representation made by the Seller that a Mortgage Loan complied with any applicable federal, state or local predatory or abusive lending laws, the Seller will be required to pay any costs or damages incurred by the Trust as a result of a violation of such laws.

     An "ELIGIBLE SUBSTITUTE MORTGAGE LOAN" generally will:

     o    have a principal balance, after deduction of all Monthly Payments due in the month of substitution, not in excess of the Stated Principal
          Balance of the Deleted Mortgage Loan (the amount of any shortfall to be delivered to the Trustee by the entity obligated to repurchase such
          Mortgage Loan and held for distribution to the Certificateholders on the related Distribution Date (a "SUBSTITUTION ADJUSTMENT Amount"));

     o    have a Net Mortgage Interest Rate not less than and not more than 2%
          greater than that of the Deleted Mortgage Loan;

     o    be of the same type as the Deleted Mortgage Loan

     o    have a Loan-to-Value Ratio not higher than that of the Deleted
          Mortgage Loan;

     o    have a FICO score not less than that of the Deleted Mortgage Loan;

     o    have a Gross Margin not less than that of the Deleted Mortgage Loan;

     o    have a credit grade not lower in quality than that of the Deleted
          Mortgage Loan;

     o    have the same Index and frequency of interest rate adjustment as the
          Deleted Mortgage Loan;

     o    have a Periodic Cap and Rate Ceiling equal to that of the Deleted
          Mortgage Loan;

     o    have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan; and

     o    comply with all of the applicable representations and warranties in the Servicing Agreement, the Mortgage Loan Purchase Agreement and
          Pooling Agreement as of the date of substitution.

     To the extent that any fact, condition or event with respect to a Mortgage
Loan constitutes a breach of both a representation and warranty of the
Originator under the Servicing Agreement, and a breach of a representation and warranty of the Seller under the Mortgage Loan Purchase Agreement, then the only right or remedy of the Trustee or any Certificateholder will be the Trustee's right to enforce the obligations of the Originator under the Servicing
Agreement, and there will be no remedy against the Seller for such breach (other than the Seller's obligation to pay any Reimbursement Amount, to the extent not paid by the Originator).

     This cure, repurchase or substitution obligation constitutes the sole remedy available to Certificateholders or the Trustee for omission of, or a material defect in, a Mortgage Loan document.

                                      S-47

OPTIONAL REPURCHASES OF CERTAIN MORTGAGE LOANS

     The Depositor, in its sole discretion, or pursuant to direction from the
NIMS Insurer, if there is a NIMS Insurer, may repurchase from the Trust any
Mortgage Loan that is at least 180 days delinquent. Any such repurchase will be at the Purchase Price.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

     Prior to the Closing Date, the Servicer will establish an account (each, a
"SERVICER CUSTODIAL ACCOUNT"), which will be maintained as a separate trust account by the Servicer. Funds credited to the Servicer Custodial Account may be invested for the benefit of and at the risk of the Servicer in certain eligible investments, as described in the Pooling Agreement. On the 18th day of each month (or if such day is not a business day, the preceding business day) (the
"REMITTANCE DATE"), the Servicer will withdraw from the Servicer Custodial
Account all amounts required to be remitted by the Servicer for such month pursuant to the Pooling Agreement and will remit such amount to the Trustee for deposit in an account established by the Trustee on or prior to the Closing Date
(the "DISTRIBUTION ACCOUNT"). The Distribution Account will be maintained as a separate trust account by the Trustee in trust for the benefit of
Certificateholders. Funds credited to the Distribution Account may be invested at the direction of the Trustee and for the benefit and at the risk of the
Trustee in certain eligible investments, as described in the Pooling Agreement, that are scheduled to mature on or prior to the Distribution Date.

COMPENSATION AND PAYMENT OF EXPENSES OF THE SERVICER AND THE TRUSTEE

     The Administrative Fees are payable out of the interest payments received on each Mortgage Loan. The "ADMINISTRATIVE FEES" consist of (a) a servicing fee payable to the Servicer in respect of its servicing activities (the "SERVICING
FEE") and (b) fees paid to the Trustee (the "TRUSTEE FEE"). The Administrative
Fees will accrue on the Stated Principal Balance of each Mortgage Loan as of the due date in the month preceding the month of the related Distribution Date at a rate (the "ADMINISTRATIVE FEE RATE") equal to the sum of (i) the Trustee Fee
Rate and (ii) the Servicing Fee Rate. The "TRUSTEE FEE RATE" with respect to each Mortgage Loan will be 0.0045% per annum. The "SERVICING FEE RATE" with respect to each Mortgage Loan will be 0.250% per annum.

     The Trustee is obligated to pay certain ongoing expenses associated with the Trust and incurred by the Trustee in connection with its responsibilities under the Pooling Agreement. Those amounts will be paid by the Trustee from the
Trustee Fee. The Servicer is obligated to pay certain ongoing expenses incurred by the Servicer in connection with its responsibilities under the Pooling
Agreement. Those amounts will be paid by the Servicer out of the Servicing Fee.
The Servicing Fee is subject to adjustment with respect to prepaid Mortgage
Loans, as described below under "-- Compensating Interest." The Servicer is also entitled to receive (i) all late payment fees, assumption fees and other similar charges, (ii) all investment income earned on amounts on deposit in the Servicer
Custodial Account and (iii) the excess of the amount by which liquidation proceeds (net of certain expenses) on a Liquidated Mortgage Loan exceeds the unpaid principal balance thereof plus accrued interest thereon at the Mortgage
Interest Rate (such excess, "FORECLOSURE PROFITS").

     A "LIQUIDATED MORTGAGE LOAN" is a defaulted Mortgage Loan as to which the
Servicer has determined that all recoverable liquidation proceeds (net of certain expenses) have been received.

     In addition to the Trustee Fee, the Trustee will be entitled, as compensation for its duties under the Pooling Agreement, to any income from investments of funds on deposit in the Distribution Account. The Trustee is entitled to be reimbursed from and indemnified by the Trust prior to distributions to Certificateholders for certain expenses incurred by it in connection with its responsibilities under the Pooling Agreement.

COMPENSATING INTEREST

     When a Mortgage Loan is subject to a partial prepayment or is prepaid in full between due dates, the mortgagor is required to pay interest on the amount prepaid only to the date of prepayment in the case of a prepayment in full or to the due date in the month in which a partial prepayment is made. No interest will be paid by the mortgagor on the amount prepaid after those dates.
Prepayments will be distributed to Certificateholders on the Distribution Date in the month following the month of receipt.

                                      S-48

     Pursuant to the Pooling Agreement, the aggregate Servicing Fee payable to the Servicer for any month will be reduced (but not below zero) by an amount equal to the aggregate Prepayment Interest Shortfall for the Mortgage Loans for
such Distribution Date (such amount, "COMPENSATING INTEREST").

     The "PREPAYMENT INTEREST SHORTFALL" is equal to the excess of (x) 30 days'
interest at the mortgage interest rate (less the Servicing Fee Rate) on the amount of each prepayment on the Mortgage Loans over (y) the amount of interest actually paid by the related mortgagors on the amount of such prepayments during the preceding month.

     Any Prepayment Interest Shortfalls in excess of the aggregate amount of the
Compensating Interest paid by the Servicer for a month will reduce the amount of interest available to be distributed on the Certificates from what would have been the case in the absence of such Prepayment Interest Shortfalls.

     See "Description of the Certificates--Distributions on the
Certificates--Interest Distributions" in this Prospectus Supplement.

ADVANCES

     Subject to the following limitations, the Servicer will be required to advance (any such advance, an "Advance") prior to or on each Remittance Date an amount equal to the aggregate of payments of principal and interest (net of the related Servicing Fee) which were due on the related due date on the Mortgage
Loans and which were delinquent on the related Determination Date. Advances by the Servicer will be made from its own funds or funds in the Servicer Custodial
Account that do not constitute a portion of the Available Funds for such
Distribution Date. The obligation to make an Advance with respect to any
Mortgage Loan will continue until the ultimate disposition of the REO Property or mortgaged property relating to such Mortgage Loan. An "REO PROPERTY" is a mortgaged property that has been acquired by the Servicer on behalf of the Trust through foreclosure or grant of a deed in lieu of foreclosure. With respect to any Distribution Date, the "DETERMINATION DATE" will be the fifteenth day of the month in which such Distribution Date occurs or, if such day is not a business day, the immediately preceding business day.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Certificates rather than to guarantee or insure against losses. The Servicer is obligated to make Advances if the Advances are, in its judgment, reasonably recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. In the event that the Servicer determines that an Advance previously made is not recoverable, it is entitled to reimbursement from amounts in the Servicer
Custodial Account. If the Servicer determines on any Determination Date to make an Advance, such Advance will be included with the distribution to
Certificateholders on the related Distribution Date. In the event the Servicer fails to make a required Advance, such failure will constitute an event of default and the Trustee (if it succeeds to the obligations of the Servicer under the Pooling Agreement) or a successor servicer will be obligated to make the
Advance, in accordance with the terms of the Pooling Agreement.

TERMINATION

     The circumstances under which the obligations created by the Pooling
Agreement will terminate in respect of the Certificates are described in "The
Pooling and Servicing Agreement--Termination; Repurchase of Mortgage Loans and
Mortgage Certificates" in the Prospectus. In addition, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than 10% of the aggregate unpaid principal balance of such Mortgage Loans as of the Cut-off Date (the "AUCTION DATE"), the Trustee will initiate an auction process to sell the Mortgage Loans and the Trust property. The Trustee may not sell the Mortgage Loans and Trust property unless the proceeds of the sale, after deduction of the expenses of the sale and all unreimbursed fees and advances, is at least equal to the sum of the aggregate unpaid principal balance for each Mortgage Loan plus accrued interest thereon at the related mortgage interest rate to but not including the first day of the month in which such proceeds are to be distributed to the holders of the Certificates and the aggregate fair market value of the Trust property. If an initial auction of the
Mortgage Loans and Trust property does not produce a high enough bid, the
Trustee will continue to auction the Mortgage Loans and Trust property every three months thereafter until such a bid is received.

     In addition, the margin added to each Offered Certificate will increase and remain at such higher level on each Distribution Date following the Auction Date until the Trustee successfully sells the Mortgage Loans.

                                      S-49

     Proceeds from the auction of the Mortgage Loans and Trust property described above will be paid to the Certificateholders in order of their priority of distributions as described below under "Description of the
Certificates--Distributions on the Certificates."

     In no event will the Trust created by the Pooling Agreement continue beyond the later of (a) the expiration of 21 years from the death of the survivor of the person named in the Pooling Agreement and (b) the final distribution to
Certificateholders of amounts received in respect of the assets of the Trust.
The termination of the Trust will be effected in a manner consistent with applicable federal income tax regulations and the REMIC status of the REMICs.

THE TRUSTEE

     Wells Fargo Bank, N.A. will be the trustee (in such capacity, the
"TRUSTEE") under the Pooling Agreement. The Trustee's principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951
and the office for certificate transfer services is located at Sixth Street and
Marquette Avenue, Minneapolis, Minnesota 55479 (together, the "CORPORATE TRUST
OFFICE"). The telephone number of the Trustee is (800) 344-5128. The Depositor, the Seller and the Servicer may maintain other banking relationships in the ordinary course of business with the Trustee. The Trustee may appoint one or more co-trustees if necessary to comply with the fiduciary requirements imposed by any jurisdiction in which a mortgaged property is located.

VOTING RIGHTS

     Voting rights for certain actions specified in the Pooling Agreement will be allocated as follows:

     o    98% of all voting rights will be allocated among the holders of the
          Offered Certificates based on the outstanding class balances of their
          Certificates.

     o    1% of all voting rights will be allocated to the holders of the Class
          CE Certificates.

     o    1% of all voting rights will be allocated to the holders of the Class
          P Certificates.

     The Class R Certificate will have no voting rights.

     The voting rights allocated to each class will be allocated among the
Offered Certificates of such class based on their Percentage Interests.

     The "PERCENTAGE INTEREST" of an Offered Certificate of a class is the percentage obtained by dividing the initial principal balance of such
Certificate by the aggregate initial class balance of such class.

RIGHTS OF THE NIMS INSURER UNDER THE POOLING AGREEMENT

     After the Closing Date, a separate trust may be established to issue net interest margin securities secured by all or a portion of the Class CE and Class
P Certificates. Such net interest margin securities may or may not have the benefit of a financial guaranty insurance policy. If a policy is obtained, the
NIMS Insurer that issues that policy will be a third party beneficiary of the
Pooling Agreement and will have a number of rights under the Pooling Agreement, which may include each of the rights described under "Risk Factors--The Rights of the NIMS Insurer Could Adversely Affect the Offered Certificates."

                         DESCRIPTION OF THE CERTIFICATES

     The Certificates will consist of (i) the eight classes of Offered
Certificates listed in the table on page S-5 of this Prospectus Supplement and
(ii) the Class CE, Class P and Class R Certificates, which are not offered by this Prospectus Supplement.

     The Class A Certificates will evidence an initial beneficial ownership interest of approximately 91.35% in the Trust and the Class M, Class B, Class
CE, Class P and Class R Certificates will evidence the remaining initial beneficial ownership interest in the Trust.

                                      S-50

     The "FINAL SCHEDULED MATURITY DATE" for the Certificates will be the
Distribution Date in May 2035. The Final Scheduled Maturity Date represents the
Distribution Date in the month following the latest maturity date of any
Mortgage Loan. The actual final payment on your Certificates could occur earlier or later than the Final Scheduled Maturity Date.

DENOMINATIONS AND FORM

     The Offered Certificates will be issuable in book-entry form only (the
"BOOK-ENTRY CERTIFICATES"). The following table sets forth the original
Certificate form, the minimum denomination and the incremental denomination of the Offered Certificates. The Offered Certificates are not intended to be and should not be directly or indirectly held or beneficially owned in amounts lower than such minimum denominations. A single certificate of each class may be issued in an amount different than described above.

                 FORM AND DENOMINATIONS OF OFFERED CERTIFICATES

                                                     ORIGINAL
                                                    CERTIFICATE        MINIMUM         INCREMENTAL
CLASS                                                  FORM          DENOMINATION     DENOMINATION
-----                                               -----------      ------------     ------------

Classes A-1, A-2 and A-3........................    Book-Entry         $1,000                $1
Classes M-1, M-2, B-1, B-2 and B-3..............    Book-Entry        $25,000                $1

BOOK-ENTRY CERTIFICATES

     Persons acquiring beneficial ownership interests in the Book-Entry
Certificates ("CERTIFICATE OWNERS") will hold such Certificates through The
Depository Trust Company ("DTC") in the United States, or Clearstream or
Euroclear (in Europe) if they are participants of such systems (the
"PARTICIPANTS"), or indirectly through organizations which are participants in such systems (the "INDIRECT PARTICIPANTS"). Each class of the Book-Entry
Certificates initially will be represented by one or more physical certificates registered in the name of Cede & Co., the nominee of DTC. Clearstream and
Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC.
Citibank will act as depositary for Clearstream and JPMorgan Chase Bank,
National Association will act as depositary for Euroclear (in such capacities, individually the "RELEVANT DEPOSITARY" and collectively the "EUROPEAN
DEPOSITARIES"). Investors may hold such beneficial interest in the Book-Entry
Certificates in minimum denominations of $1,000. Except as described below, no person acquiring a Book-Entry Certificate (each, a "BENEFICIAL OWNER") will be entitled to receive a certificate in definitive, fully registered form (such form, a "DEFINITIVE CERTIFICATE"). Unless and until Definitive Certificates are issued, it is anticipated that the only "CERTIFICATEHOLDER" of the Book-Entry
Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Pooling Agreement. Certificate
Owners are only permitted to exercise their rights indirectly through
Participants and DTC.

     The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "FINANCIAL INTERMEDIARY") that maintains the beneficial owner's account for such purpose. In turn, the Financial
Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial
Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC Participant, and on
the records of Clearstream or Euroclear, as appropriate).

     Certificate Owners will receive all distributions of principal of, and interest on, the Book-Entry Certificates from the Trustee through DTC and DTC
Participants. While the Book-Entry Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "RULES"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates.
Participants and Indirect Participants with whom Certificate Owners have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates representing their respective interests in the
Book-Entry Certificates,

                                      S-51

the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

     Certificateholders will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Certificates, except under the limited circumstances described below. Unless and until Definitive
Certificates are issued, Certificateholders who are not Participants may transfer ownership of Book-Entry Certificates only through Participants and
Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC, for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at
DTC will be debited and credited. Similarly, the Participants and Indirect
Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificateholders.

     Because of time zone differences, credits of securities received in
Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant
Euroclear or Clearstream Participants on such business day. Cash received in
Clearstream or Euroclear as a result of sales of securities by or through a
Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates see "Federal Income Tax
Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Certain Foreign Investors" and "--Backup Withholding" in the Prospectus and
"Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S.
Federal Income Tax Documentation Requirements" in Appendix A to this Prospectus
Supplement.

     Transfers between Participants will occur in accordance with DTC Rules.
Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream
Participants or Euroclear Participants, on the other, will be effected in accordance with DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transfers will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within established deadlines (European time). The relevant
European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream
Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     DTC which is a New York-chartered limited purpose trust company, performs services for its Participants, some of which (and/or their representatives) own
DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the Rules, as in effect from time to time.

     Clearstream International ("CLEARSTREAM"), a Luxembourg limited liability company, was formed in January 2000 through the merger of Cedel International and Deutsche Boerse Clearing.

     Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Luxembourg Monetary Authority, which supervises Luxembourg banks.

     Clearstream holds securities for its customers ("CLEARSTREAM PARTICIPANTS")
and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in several countries

                                      S-52

through established depository and custodial relationships. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V. as the Euroclear
Operator in Brussels to facilitate settlement of trades between systems.
Clearstream currently accepts over 200,000 securities issues on its books.

     Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 2,500 customers located in over 94 countries, including all major
European countries, Canada and the United States. Indirect access to Clearstream is available to other institutions which clear through or maintain custodial relationship with an account holder of Clearstream.

     The Euroclear System ("EUROCLEAR") was created in 1968 to hold securities for its participants ("EUROCLEAR PARTICIPANTS") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in a variety of currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank
S.A./N.V. (the "EUROCLEAR OPERATOR"). All operations are conducted by the
Euroclear Operator, and all Euroclear securities clearance accounts and
Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear plc establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear
Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to
Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the
related Operating Procedures of the Euroclear System and applicable Belgian law
(collectively, the "TERMS AND CONDITIONS"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in
Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.
The Euroclear Operator acts under the Terms and Conditions only on behalf of
Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions on the Book-Entry Certificates will be made on each
Distribution Date by the Trustee to Cede & Co., as nominee of DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC
Participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial
Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry
Certificates that it represents.

     Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co. Distributions with respect to
Certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the
Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal
Income Tax Consequences--Federal Income Tax Consequences for REMIC
Certificates--Taxation of Certain Foreign Investors" and "--Backup Withholding"
in the Prospectus. Because DTC can only act on behalf of DTC Participants, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

     DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action the holders of the Book-Entry Certificates are permitted to take under the Pooling Agreement only at the direction of

                                      S-53

one or more Financial Intermediaries to whose DTC accounts the Book-Entry
Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates.
Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Pooling Agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

     Definitive Certificates will be issued to beneficial owners of the
Book-Entry Certificates, or their nominees, rather than to DTC, only if DTC advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Depositor or the Trustee is
unable to locate a qualified successor.

     Upon the occurrence of the event described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive
Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling Agreement.

     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     None of the Depositor, the Servicer or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by
Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. In the event of the insolvency of DTC, a DTC Participant or an Indirect DTC Participant in whose name Book-Entry Certificates are registered, the ability of the Beneficial
Owners of such Book-Entry Certificates to obtain timely payment and, if the limits of applicable insurance coverage by the Securities Investor Protection
Corporation are exceeded or if such coverage is otherwise unavailable, ultimate payment, of amounts distributable with respect to such Book-Entry Certificates may be impaired.

DISTRIBUTIONS -- GENERAL

     Distributions on the Certificates will be made by the Trustee on the 20th day of each month (or, if not a business day, the next business day), commencing in May 2005 (each, a "DISTRIBUTION DATE"), to the persons in whose names such
Certificates are registered at the close of business on the Record Date. With respect to the Offered Certificates, the "RECORD DATE" is the business day immediately preceding each Distribution Date; provided, however, that if any such Offered Certificates become Definitive Certificates, the Record Date for such Certificates will be the last business day of the month immediately preceding the month in which the related Distribution Date occurs.

     Distributions on each Distribution Date will be made by check mailed to your address as it appears on the applicable certificate register or, if you have notified the Trustee in writing in accordance with the Pooling Agreement, by wire transfer in immediately available funds to your account at a bank or other depository institution having appropriate wire transfer facilities.
However, the final distribution in retirement of a Certificate will be made only upon presentment and surrender of the Certificate at the Corporate Trust Office of the Trustee in Minnesota. If you own a Book-Entry Certificate, distributions will be made to you through the facilities of DTC, as described above under
"--Book-Entry Certificates."

     Interest will accrue on the Offered Certificates during the period commencing on the Distribution Date in the prior month (or the Closing Date, in the case of the first period) and ending on the day prior to the current
Distribution Date (each an "INTEREST ACCRUAL PERIOD"). Calculations of interest for each Interest Accrual Period will be made on the basis of the actual number of days in the Interest Accrual Period and a 360-day year.

                                      S-54

DISTRIBUTIONS ON THE CERTIFICATES

     Distributions to holders of each class of Offered Certificates will be made on each Distribution Date from Available Funds. "AVAILABLE FUNDS" for a
Distribution Date is an amount equal to the sum of the Interest Remittance
Amount and the Principal Remittance Amount for such Distribution Date.

     Interest Distributions

     The pass-through rate for each class of Offered Certificates for each
Distribution Date is as set forth or described in the table on page S-5 of this
Prospectus Supplement.

     On each Distribution Date, the Trustee will distribute the Interest
Remittance Amount in the following order of priority to the extent available:

     first, concurrently, as follows:

          (1) concurrently, from the Subgroup A Interest Remittance Amount, to the Class A-1 Certificates and Class A-3A Component, pro rata, the applicable Accrued Certificate Interest and Accrued Component Interest
     thereon for such Distribution Date; and

          (2) concurrently, from the Subgroup B Interest Remittance Amount, to the Class A-2 Certificates and Class A-3B Component, pro rata, the applicable Accrued Certificate Interest and Accrued Component Interest
     thereon for such Distribution Date;

     second, concurrently, as follows:

          (1) concurrently, from the Subgroup A Interest Remittance Amount, to the Class A-1 Certificates and Class A-3A Component, pro rata, the applicable Interest Carry Forward Amount thereon for such Distribution
     Date; and

          (2) concurrently, from the Subgroup B Interest Remittance Amount, to the Class A-2 Certificates and Class A-3B Component, pro rata, the applicable Interest Carry Forward Amount thereon for such Distribution
     Date;

     third, concurrently, as follows:

          (1) concurrently, from the Subgroup A Interest Remittance Amount to the Class A-2 Certificates and Class A-3B Component, pro rata, any unpaid
     Accrued Certificate Interest or Accrued Component Interest thereon for such
     Distribution Date; and

          (2) concurrently, from the Subgroup B Interest Remittance Amount to the Class A-1 Certificates and Class A-3A Component, pro rata, any unpaid
     Accrued Certificate Interest or Accrued Component Interest thereon for such
     Distribution Date;

     fourth, concurrently, as follows:

          (1) concurrently, from the Subgroup A Interest Remittance Amount, to the Class A-2 Certificates and Class A-3B Component, pro rata, any unpaid
     Interest Carry Forward Amount thereon for such Distribution Date; and

          (2) concurrently, from the Subgroup B Interest Remittance Amount, to the Class A-1 Certificates and Class A-3A Component, pro rata, any unpaid
     Interest Carry Forward Amount thereon for such Distribution Date;

     fifth, to the Class M-1 Certificates, the Accrued Certificate Interest
thereon for such Distribution Date;

     sixth, to the Class M-2 Certificates, the Accrued Certificate Interest
thereon for such Distribution Date;

     seventh, to the Class B-1 Certificates, the Accrued Certificate Interest
thereon for such Distribution Date;

     eighth, to the Class B-2 Certificates, the Accrued Certificate Interest
thereon for such Distribution Date;

                                      S-55

     ninth, to the Class B-3 Certificates, the Accrued Certificate Interest
thereon for such Distribution Date; and

     tenth, the amount, if any, of the Interest Remittance Amount remaining after application with respect to the priorities set forth above, which is defined below as the "Monthly Excess Interest Amount" for such Distribution
Date, will be applied as described below under "--Application of Monthly Excess
Cashflow Amounts."

     "ACCRUED CERTIFICATE INTEREST" for each class of Offered Certificates
(other than the Class A-3 Certificates) and each Distribution Date means an amount equal to the interest accrued during the related Interest Accrual Period on the class balance of such class of Certificates at the applicable pass-through rate described in the table on page S-5, minus each class' Interest
Percentage of Relief Act Reductions for such Distribution Date.

     "ACCRUED COMPONENT INTEREST" for each Component of the Class A-3
Certificates and each Distribution Date means an amount equal to the interest accrued during the related Interest Accrual Period on the Component Balance of such Component at the applicable pass-through rate described in the table on page S-5, minus each Component's Interest Percentage of Relief Act Reductions
for such Distribution Date.

     The "INTEREST CARRY FORWARD AMOUNT" means for any class of Offered
Certificates (other than the Class A-3 Certificates) and the Components and any
Distribution Date, the sum of (a) the excess, if any, of the Accrued Certificate
Interest or Accrued Component Interest, as the case may be, and any Interest
Carry Forward Amount for the prior Distribution Date, over the amount in respect of interest actually distributed on such class or Component on such prior
Distribution Date and (b) interest on such excess at the applicable pass-through rate for the related Interest Accrual Period.

     The "INTEREST PERCENTAGE" is, with respect to any class of Offered
Certificates (other than the Class A-3 Certificates) and the Components and any
Distribution Date, the ratio (expressed as a decimal carried to six places) of the Accrued Certificate Interest for such class or Accrued Component Interest for such Component to the sum of (i) the Accrued Certificate Interest for all
classes of Offered Certificates (other than the Class A-3 Certificates) and (ii)
the Accrued Component Interest for all the Components, in each case with respect to such Distribution Date and without regard to any Relief Act Reductions.

     The "INTEREST REMITTANCE AMOUNT" means as of any Distribution Date, the sum of the Subgroup A Interest Remittance Amount and the Subgroup B Interest
Remittance Amount for such Distribution Date.

     The "NET MORTGAGE INTEREST RATE" of a Mortgage Loan is the applicable mortgage interest rate less the Administrative Fee Rate.

     The "POOL CAP" for any Distribution Date and for the Class M and Class B
Certificates will be the lesser of (i) 11.00% and (ii) a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest
Accrual Period) equal to the weighted average of the Subgroup A Cap and the
Subgroup B Cap, weighted on the basis of the related Subgroup Subordinate
Amount.

     A "RELIEF ACT REDUCTION" is a reduction in the amount of the monthly interest payment on a Mortgage Loan pursuant to the Servicemembers Civil Relief
Act or similar state legislation. See "Certain Legal Aspects of the Mortgage
Loans -- Servicemembers Civil Relief Act and Similar Laws" in the Prospectus.

     The "SUBGROUP A CAP" for any Distribution Date and for the Subgroup A
Senior Certificates and Component will be the lesser of (i) 11.00% and (ii) a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the average of the Net Mortgage
Interest Rates for the Subgroup A Mortgage Loans, weighted on the basis of the
Stated Principal Balances of the Subgroup A Mortgage Loans on the due date in the month preceding the month of such Distribution Date.

     The "SUBGROUP A INTEREST REMITTANCE AMOUNT" means as of any Distribution
Date, the sum, without duplication, of (i) all interest collected or advanced with respect to the payment due on the Subgroup A Mortgage Loans on the due date of the calendar month in which such Distribution Date occurs and received by the
Servicer on or prior to the Determination Date for such Distribution Date (less the Administrative Fees for such Mortgage Loans, certain amounts available for reimbursement of Advances and servicing advances with respect to such Mortgage
Loans as described above under "The Pooling and Servicing Agreement--Advances"
and certain other

                                      S-56

reimbursable expenses and indemnities pursuant to the Pooling and Servicing
Agreement), (ii) all Compensating Interest paid by the Servicer for such
Distribution Date with respect to the Subgroup A Mortgage Loans, (iii) the portion of any payment in connection with any principal prepayment, substitution, Purchase Price, the auction of the Mortgage Loans, liquidation proceeds (net of certain expenses) or insurance proceeds relating to interest with respect to the Subgroup A Mortgage Loans received during the prior calendar month and (iv) any Reimbursement Amounts received with respect to the Subgroup A
Mortgage Loans during the prior calendar month.

     The "SUBGROUP B CAP" for any Distribution Date and for the Subgroup B
Senior Certificates and Component will be the lesser of (i) 11.00% and (ii) a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the average of the Net Mortgage
Interest Rates for the Subgroup B Mortgage Loans, weighted on the basis of the
Stated Principal Balances of the Subgroup B Mortgage Loans on the due date in the month preceding the month of such Distribution Date.

     The "SUBGROUP B INTEREST REMITTANCE AMOUNT" means as of any Distribution
Date, the sum, without duplication, of (i) all interest collected or advanced with respect to the payment due on the Subgroup B Mortgage Loans on the due date of the calendar month in which such Distribution Date occurs and received by the
Servicer on or prior to the Determination Date for such Distribution Date (less the Administrative Fees for such Mortgage Loans, certain amounts available for reimbursement of Advances and servicing advances with respect to such Mortgage
Loans as described above under "The Pooling and Servicing Agreement--Advances"
and certain other reimbursable expenses and indemnities pursuant to the Pooling and Servicing Agreement), (ii) all Compensating Interest paid by the Servicer for such Distribution Date with respect to the Subgroup B Mortgage Loans, (iii)
the portion of any payment in connection with any principal prepayment, substitution, Purchase Price, the auction of the Mortgage Loans, liquidation proceeds (net of certain expenses) or insurance proceeds relating to interest with respect to the Subgroup B Mortgage Loans received during the prior calendar month and (iv) any Reimbursement Amounts received with respect to the Subgroup B
Mortgage Loans during the prior calendar month.

     The "SUBGROUP SUBORDINATE AMOUNT" for any Distribution Date and any Loan
Subgroup is equal to the excess of the aggregate Stated Principal Balance of the
Mortgage Loans in such Loan Subgroup as of the due date in the month prior to such Distribution Date over the sum of the class balance of the Class A
Certificates of the related Subgroup and the Component Balance of the Component of the related Subgroup immediately prior to such date.

     Calculation of One-Month LIBOR

     The Offered Certificates (other than the Class A-3 Certificates) and
Components will bear interest at their respective pass-through rates, which are each based on One-Month LIBOR determined by the Trustee as described below. The
Trustee will determine One-Month LIBOR and the respective pass-through rates for the Offered Certificates (other than the Class A-3 Certificates) and Components for each Interest Accrual Period (after the first Interest Accrual Period) on the second London business day prior to the day on which such Interest Accrual
Period commences (each, a "LIBOR DETERMINATION DATE").

     On each LIBOR Determination Date, the Trustee will determine One-Month
LIBOR for the succeeding Interest Accrual Period on the basis of the British
Bankers' Association ("BBA") "INTEREST SETTLEMENT RATE" for one-month deposits in U.S. dollars as found on Telerate page 3750 as of 11:00 A.M. London time
("ONE-MONTH LIBOR") on such LIBOR Determination Date. Such Interest Settlement
Rates currently are based on rates quoted by 16 BBA designated banks as being in the view of such banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. Such Interest Settlement Rates are calculated by eliminating the four highest rates and the four lowest rates, averaging the eight remaining rates, carrying the results (expressed as a percentage) out to six decimal places, and rounding to five decimal places. As used herein "TELERATE PAGE 3750" means the display designated as page 3750 on the Moneyline Telerate Service.

     If on any LIBOR Determination Date the Trustee is unable to determine
One-Month LIBOR on the basis of the method set forth in the preceding paragraph,
One-Month LIBOR for the next Interest Accrual Period will be the higher of (i)
One-Month LIBOR as determined on the previous LIBOR Determination Date or (ii)
the Reserve Interest Rate.

     The "RESERVE INTEREST RATE" will be the rate per annum which the Trustee determines to be either (a) the arithmetic mean (rounding such arithmetic mean upwards if necessary to the nearest whole multiple of 1/16%) of the

                                      S-57

one-month U.S. dollar lending rate that New York City banks selected by the
Trustee are quoting on the relevant LIBOR Determination Date to the principal
London offices of at least two leading banks in the London interbank market or
(b) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month U.S. dollar lending rate that the New York City banks selected by the Trustee are quoting on such LIBOR Determination Date to leading European banks.

     If on any LIBOR Determination Date the Trustee is required, but is unable to determine the Reserve Interest Rate in the manner provided in the preceding paragraph, One-Month LIBOR for the next Interest Accrual Period will be
One-Month LIBOR as determined on the previous LIBOR Determination Date or, in the case of the first LIBOR Determination Date for which the Trustee is required to determine One-Month LIBOR, 3.06%.

     The establishment of One-Month LIBOR on each LIBOR Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Offered Certificates (other than the Class A-3 Certificates) and Components for the related Interest Accrual Period will (in the absence of manifest error)
be final and binding. Each such rate of interest may be obtained by telephoning the Trustee at (301) 815-6600.

     Principal Distributions

     With respect to each Distribution Date (a) before the Stepdown Date or (b)
as to which a Trigger Event is in effect, the Principal Distribution Amount will be allocated among and distributed in reduction of the class balances of the
Certificates in the following order of priority:

     first, concurrently, as follows:

         (1) concurrently, from the Subgroup A Principal Percentage of the
     Senior Principal Distribution Amount, to the Class A-1 Certificates and
     Class A-3A Component, pro rata, until the class balance and Component
     Balance thereof have been reduced to zero;

         (2) concurrently, from the Subgroup B Principal Percentage of the
     Senior Principal Distribution Amount, to the Class A-2 Certificates and
     Class A-3B Component, pro rata, until the class balance and Component
     Balance thereof have been reduced to zero;

     second, concurrently, as follows:

         (1) concurrently, from the Subgroup A Principal Percentage of the
     Senior Principal Distribution Amount remaining after priority first above, to the Class A-2 Certificates and Class A-3B Component, pro rata, until the class balance and Component Balance thereof have been reduced to zero;

          (2) concurrently, from the Subgroup B Principal Percentage of the
     Senior Principal Distribution Amount remaining after priority first above, to the Class A-1 Certificates and Class A-3A Component, pro rata, until the class balance and Component Balance thereof have been reduced to zero;

     third, to the Class M-1 Certificates, until the class balance thereof has been reduced to zero;

     fourth, to the Class M-2 Certificates, until the class balance thereof has been reduced to zero;

     fifth, to the Class B-1 Certificates, until the class balance thereof has been reduced to zero;

     sixth, to the Class B-2 Certificates, until the class balance thereof has been reduced to zero;

     seventh, to the Class B-3 Certificates, until the class balance thereof has been reduced to zero; and

     eighth, any remaining Principal Distribution Amount will be distributed as part of the Monthly Excess Cashflow Amount as described below under
"--Application of Monthly Excess Cashflow Amounts."

     With respect to each Distribution Date (a) on or after the Stepdown Date and (b) as long as a Trigger Event is not in effect, the Principal Distribution
Amount will be allocated among and distributed in reduction of the class balances of the Certificates in the following order of priority:

                                      S-58

     first, concurrently, as follows:

         (1) concurrently, from the Subgroup A Principal Percentage of the
     Senior Principal Distribution Amount, to the Class A-1 Certificates and
     Class A-3A Component, pro rata, until the class balance and Component
     Balance thereof have been reduced to zero;

         (2) concurrently, from the Subgroup B Principal Percentage of the
     Senior Principal Distribution Amount, to the Class A-2 Certificates and
     Class A-3B Component, pro rata, until the class balance and Component
     Balance thereof have been reduced to zero;

     second, concurrently, as follows:

         (1) concurrently, from the Subgroup A Principal Percentage of the
     Senior Principal Distribution Amount remaining after priority first above, to the Class A-2 Certificates and Class A-3B Component, pro rata, until the class balance and Component Balance thereof have been reduced to zero;

          (2) concurrently, from the Subgroup B Principal Percentage of the
     Senior Principal Distribution Amount remaining after priority first above, to the Class A-1 Certificates and Class A-3A Component, pro rata, until the class balance and Component Balance thereof have been reduced to zero;

     third, to the Class M-1 Certificates, up to the Class M-1 Principal
Distribution Amount, until the class balance thereof has been reduced to zero;

     fourth, to the Class M-2 Certificates, up to the Class M-2 Principal
Distribution Amount, until the class balance thereof has been reduced to zero;

     fifth, to the Class B-1 Certificates, up to the Class B-1 Principal
Distribution Amount, until the class balance thereof has been reduced to zero;

     sixth, to the Class B-2 Certificates, up to the Class B-2 Principal
Distribution Amount, until the class balance thereof has been reduced to zero;

     seventh, to the Class B-3 Certificates, up to the Class B-3 Principal
Distribution Amount, until the class balance thereof has been reduced to zero;
and

     eighth, any remaining Principal Distribution Amount will be distributed as part of the Monthly Excess Cashflow Amount as described below under
"--Application of Monthly Excess Cashflow Amounts."

     For purposes of the foregoing, the following terms will have the respective meanings set forth below.

     "60+ DAY DELINQUENT LOAN" means each Mortgage Loan (including each Mortgage
Loan in foreclosure and each Mortgage Loan for which the mortgagor has filed for bankruptcy after the Closing Date) with respect to which any portion of a
Monthly Payment is, as of the due date in the month prior to such Distribution
Date, two months or more past due and each Mortgage Loan relating to an REO
Property.

     "CLASS M-1 PRINCIPAL DISTRIBUTION AMOUNT" means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the aggregate class balance of the Class A
Certificates (after taking into account the payment of the Senior Principal
Distribution Amount on such Distribution Date) and (ii) the class balance of the
Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately 88.50% and (ii) the aggregate
Stated Principal Balance of the Mortgage Loans as of the due date in the month of such Distribution Date and (b) the amount by which the aggregate Stated
Principal Balance for the Mortgage Loans as of the due date in the month of such
Distribution Date exceeds the product of (i) 0.50% and (ii) the aggregate Stated
Principal Balance of the Mortgage Loans on the Cut-off Date.

     "CLASS M-2 PRINCIPAL DISTRIBUTION AMOUNT" means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the aggregate class balance of the Class A
Certificates (after taking into account the payment of the Senior Principal
Distribution Amount on such

                                      S-59

Distribution Date), (ii) the class balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date) and (iii) the class balance of the Class M-2
Certificates immediately prior to such Distribution Date over (y) the lesser of
(a) the product of (i) approximately 92.90% and (ii) the aggregate Stated
Principal Balance for the Mortgage Loans as of the due date in the month of such
Distribution Date and (b) the amount by which the aggregate Stated Principal
Balance for the Mortgage Loans as of the due date in the month of such
Distribution Date exceeds the product of (i) 0.50% and (ii) the aggregate Stated
Principal Balance of the Mortgage Loans on the Cut-off Date.

     "CLASS B-1 PRINCIPAL DISTRIBUTION AMOUNT" means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the aggregate class balance of the Class A
Certificates (after taking into account the payment of the Senior Principal
Distribution Amount on such Distribution Date), (ii) the class balance of the
Class M-1 Certificates (after taking into account the payment of the Class M-1
Principal Distribution Amount on such Distribution Date), (iii) the class balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date) and (iv)
the class balance of the Class B-1 Certificates immediately prior to such
Distribution Date over (y) the lesser of (a) the product of (i) approximately
96.10% and (ii) the aggregate Stated Principal Balance for the Mortgage Loans as of the due date in the month of such Distribution Date and (b) the amount by which the aggregate Stated Principal Balance for the Mortgage Loans as of the
due date in the month of such Distribution Date exceeds the product of (i) 0.50%
and (ii) the aggregate Stated Principal Balance of the Mortgage Loans on the
Cut-off Date.

     "CLASS B-2 PRINCIPAL DISTRIBUTION AMOUNT" means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the aggregate class balance of the Class A
Certificates (after taking into account the payment of the Senior Principal
Distribution Amount on such Distribution Date), (ii) the class balance of the
Class M-1 Certificates (after taking into account the payment of the Class M-1
Principal Distribution Amount on such Distribution Date), (iii) the class balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the class balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution
Date) and (v) the class balance of the Class B-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i)
approximately 97.10% and (ii) the aggregate Stated Principal Balance for the
Mortgage Loans as of the due date in the month of such Distribution Date and (b)
the amount by which the aggregate Stated Principal Balance for the Mortgage
Loans as of the due date in the month of such Distribution Date exceeds the product of (i) 0.50% and (ii) the aggregate Stated Principal Balance of the
Mortgage Loans on the Cut-off Date.

     "CLASS B-3 PRINCIPAL DISTRIBUTION AMOUNT" means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the aggregate class balance of the Class A
Certificates (after taking into account the payment of the Senior Principal
Distribution Amount on such Distribution Date), (ii) the class balance of the
Class M-1 Certificates (after taking into account the payment of the Class M-1
Principal Distribution Amount on such Distribution Date), (iii) the class balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the class balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution
Date), (v) the class balance of the Class B-2 Certificates (after taking into account the payment of the Class B-2 Principal Distribution Amount on such
Distribution Date) and (vi) the class balance of the Class B-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately 98.40% and (ii) the aggregate Stated Principal
Balance for the Mortgage Loans as of the due date in the month of such
Distribution Date and (b) the amount by which the aggregate Stated Principal
Balance for the Mortgage Loans as of the due date in the month of such
Distribution Date exceeds the product of (i) 0.50% and (ii) the aggregate Stated
Principal Balance of the Mortgage Loans on the Cut-off Date.

     The "CLASS BALANCE" of a class of Certificates (other than the Class A-3
Certificates) at any time will equal its initial class balance less (i) all distributions of principal made to such class and (ii) losses allocated to such class as described under "--Allocation of Losses," plus any Recoveries allocated to such class for previous Distribution Dates. The class balance of the Class
A-3 Certificates will equal the sum of the Component Balances of the Class A-3A
Component and the Class A-3B Component.

                                      S-60

     The "COMPONENT BALANCE" of the Class A-3A Component or Class A-3B Component
at any time will equal its initial component balance less (i) all distributions of principal made to such Component and (ii) losses allocated to such Component as described under "--Allocation of Losses," plus any Recoveries allocated to such Component for previous Distribution Dates.

     "EXTRA PRINCIPAL DISTRIBUTION AMOUNT" means as of any Distribution Date, the lesser of (x) the Monthly Excess Interest Amount for such Distribution Date and (y) the Overcollateralization Deficiency for such Distribution Date.

      "OVERCOLLATERALIZATION AMOUNT" means as of any Distribution Date the excess, if any, of (x) the aggregate Stated Principal Balance of the Mortgage
Loans as of the due date in the month of such Distribution Date over (y) the aggregate class balance of all classes of Certificates (after taking into account all distributions of principal on such Distribution Date and the increase of any class balance as a result of Recoveries related to the Mortgage
Loans).

     "OVERCOLLATERALIZATION DEFICIENCY" means as of any Distribution Date, the excess, if any, of (x) the Targeted Overcollateralization Amount over (y) the
Overcollateralization Amount for such Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the class balances of all classes of Certificates resulting from the distribution of the Principal Distribution Amount (but not the Extra Principal Distribution
Amount) on such Distribution Date, but prior to taking into account any Applied
Realized Loss Amounts, Class A-3A Applied Realized Loss Amounts or Class A-3B
Applied Realized Loss Amounts on such Distribution Date.

     "OVERCOLLATERALIZATION RELEASE AMOUNT" means with respect to any
Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, the lesser of (x) the Principal Remittance Amount for such
Distribution Date and (y) the excess, if any, of (i) the Overcollateralization
Amount for such Distribution Date, assuming that 100% of the Principal
Remittance Amount is applied as a principal payment on the Certificates on such
Distribution Date over (ii) the Targeted Overcollateralization Amount. With respect to any Distribution Date on which a Trigger Event is in effect, the
Overcollateralization Release Amount will be zero.

     The "POOL PRINCIPAL BALANCE" with respect to any Distribution Date equals the aggregate Stated Principal Balance of the Mortgage Loans outstanding on the due date in the month preceding the month of such Distribution Date.

     "PRINCIPAL DISTRIBUTION AMOUNT" means as of any Distribution Date, the sum of (i) the Principal Remittance Amount (minus the Overcollateralization Release
Amount, if any) and (ii) the Extra Principal Distribution Amount, if any.

     "PRINCIPAL REMITTANCE AMOUNT" means with respect to any Distribution Date, to the extent of funds available therefor as described herein, the amount equal to the sum (less certain amounts (without duplication) available for reimbursement of Advances and servicing advances as described above under "The
Pooling and Servicing Agreement--Advances" and certain other reimbursable expenses and indemnities pursuant to the Pooling and Servicing Agreement) of the following amounts (without duplication) with respect to the Mortgage Loans: (i)
each payment of principal on a Mortgage Loan due on the due date in the month of such Distribution Date and received by the Servicer on or prior to the
Determination Date for such Distribution Date, including any Advances made by the Servicer with respect thereto, (ii) all full and partial principal prepayments on the Mortgage Loans received by the Servicer during the prior calendar month, (iii) the insurance proceeds, Recoveries and liquidation proceeds (net of certain expenses) allocable to principal actually collected by the Servicer with respect to the Mortgage Loans during the prior calendar month,
(iv) the portion of the Purchase Price allocable to principal of all repurchased defective Mortgage Loans with respect to the prior calendar month, (v) any
Substitution Adjustment Amounts received during the prior calendar month and
(vi) the principal portion of amounts received in connection with an auction of the Mortgage Loans and Trust property as of such Distribution Date.

     "RECOVERY" means any amount (net of reimbursable expenses) received on a
Mortgage Loan subsequent to such Mortgage Loan being determined to be a
Liquidated Mortgage Loan that resulted in a Realized Loss in a prior month. If
Recoveries are received, they will be included as part of the Principal
Remittance Amount and distributed in accordance with the priorities described herein.

                                      S-61

     "SENIOR ENHANCEMENT PERCENTAGE" for any Distribution Date is the percentage obtained by dividing (x) the sum of (i) the aggregate class balance of the Class
M and Class B Certificates before taking into account the distribution of the
Principal Distribution Amount on such Distribution Date and (ii) the
Overcollateralization Amount as of the prior Distribution Date by (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the due date in the month of such Distribution Date.

     "SENIOR PRINCIPAL DISTRIBUTION AMOUNT" means as of any Distribution Date
(i) before the Stepdown Date or as to which a Trigger Event is in effect, the lesser of (a) the aggregate class balance of the Class A Certificates immediately prior to such Distribution Date and (b) the Principal Distribution
Amount and (ii) on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (a) the aggregate class balance of the Class A
Certificates immediately prior to such Distribution Date over (b) the lesser of
(x) the product of (1) approximately 82.70% and (2) the aggregate Stated
Principal Balance for the Mortgage Loans as of the due date in the month of such
Distribution Date and (y) the amount by which the aggregate Stated Principal
Balance for the Mortgage Loans as of the due date in the month of such
Distribution Date exceeds the product of (1) 0.50% and (2) the aggregate Stated
Principal Balance of the Mortgage Loans on the Cut-off Date.

     "SENIOR SPECIFIED ENHANCEMENT PERCENTAGE" means approximately 17.30%.

     "STATED PRINCIPAL BALANCE" means, as to any Mortgage Loan and due date, the unpaid principal balance of such Mortgage Loan as of such due date, as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period), after giving effect to any previous partial principal prepayments and liquidation proceeds (net of certain expenses) received and to the payment of principal due on such due date and irrespective of any delinquency in payment by the related mortgagor, after giving effect to any Deficient Valuation.

     "STEPDOWN DATE" means the earlier to occur of (i) the Distribution Date on which the aggregate class balance of the Class A Certificates is reduced to zero and (ii) the later to occur of (x) the Distribution Date in May 2008 and (y) the
Distribution Date on which the Senior Enhancement Percentage is greater than or equal to the Senior Specified Enhancement Percentage.

     "SUBGROUP A PRINCIPAL PERCENTAGE" means with respect to any Distribution
Date and the Subgroup A Senior Certificates and Component, the percentage equivalent of a fraction, the numerator of which is the portion of the Principal
Remittance Amount for such Distribution Date allocable to the Subgroup A
Mortgage Loans and the denominator of which is the Principal Remittance Amount for such Distribution Date.

     "SUBGROUP B PRINCIPAL PERCENTAGE" means with respect to any Distribution
Date and the Subgroup B Senior Certificates and Component, the percentage equivalent of a fraction, the numerator of which is the portion of the Principal
Remittance Amount for such Distribution Date allocable to the Subgroup B
Mortgage Loans and the denominator of which is the Principal Remittance Amount for such Distribution Date.

     "TARGETED OVERCOLLATERALIZATION AMOUNT" means as of any Distribution Date,
(x) prior to the Stepdown Date, approximately 0.80% of the aggregate Stated
Principal Balance of the Mortgage Loans on the Cut-off Date and (y) on and after the Stepdown Date, (i) if a Trigger Event has not occurred, the greater of (a)
approximately 1.60% of the aggregate Stated Principal Balance of the Mortgage
Loans as of due date in the month of such Distribution Date and (b) 0.50% of the aggregate Stated Principal Balance of the Mortgage Loans on the Cut-off Date and
(ii) if a Trigger Event has occurred, the Targeted Overcollateralization Amount for the immediately preceding Distribution Date.

                                      S-62

     A "TRIGGER EVENT" has occurred on a Distribution Date if (i) the three-month rolling average of 60+ Day Delinquent Loans equals or exceeds 40.00%
of the Senior Enhancement Percentage or (ii) the aggregate amount of Realized
Losses incurred since the Cut-off Date through the due date in the month of such
Distribution Date (reduced by the aggregate amount of Recoveries received since the Cut-off Date through the due date in the month of such Distribution Date)
divided by the aggregate Stated Principal Balance of the Mortgage Loans on the
Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:

     DISTRIBUTION DATE OCCURRING IN        PERCENTAGE
-------------------------------------      ----------
May 2007 through April 2008..........        0.50%
May 2008 through April 2009..........        0.80%
May 2009 through April 2010..........        1.20%
May 2010 through April 2011..........        1.55%
May 2011 and thereafter..............        1.80%

     Application of Monthly Excess Cashflow Amounts

     The weighted average Net Mortgage Interest Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the pass-through rates on the Certificates, thus generating certain excess interest which, in the absence of losses, will not be necessary to fund interest distributions on the
Certificates. This excess interest for a Distribution Date, together with interest on the Overcollateralization Amount itself, is the "MONTHLY EXCESS
INTEREST AMOUNT."

     If Realized Losses occur that are not covered by the Monthly Excess
Cashflow Amount, such Realized Losses will result in an Overcollateralization
Deficiency (since they will reduce the aggregate Stated Principal Balance of the
Mortgage Loans without giving rise to a corresponding reduction of the aggregate class balance of the Certificates). The cashflow priorities for the Certificates in this situation increase the Extra Principal Distribution Amount (subject to the availability of any Monthly Excess Cashflow Amount in subsequent months) for the purpose of re-establishing the Overcollateralization Amount at the then-required Targeted Overcollateralization Amount.

     On and after the Stepdown Date and assuming that a Trigger Event is not in effect, the Targeted Overcollateralization Amount may be permitted to decrease or "stepdown." If the Targeted Overcollateralization Amount is permitted to stepdown on a Distribution Date, a portion of the Principal Remittance Amount for such Distribution Date will not be passed through as a distribution of principal on the Certificates on such Distribution Date. This has the effect of decelerating the amortization of the Certificates relative to the aggregate
Stated Principal Balance of the Mortgage Loans, thereby reducing the actual level of the Overcollateralization Amount to the new, lower Targeted
Overcollateralization Amount. This portion of the Principal Remittance Amount not distributed as principal on the Certificates therefore releases a limited portion of the overcollateralization from the Trust Fund.

         On any Distribution Date, the sum of the Monthly Excess Interest
Amount, the Overcollateralization Release Amount and any portion of the
Principal Distribution Amount (without duplication) remaining after principal distributions on the Certificates is the "MONTHLY EXCESS CASHFLOW AMOUNT," which is required to be applied in the following order of priority (the "MONTHLY
EXCESS CASHFLOW ALLOCATION") on such Distribution Date:

     (a)  concurrently, to the Class A Certificates and Components, pro rata, any remaining Accrued Certificate Interest or Accrued Component
          Interest for such class or Component for such Distribution Date;

     (b)  concurrently, to the Class A Certificates and Components, pro rata, any Interest Carry Forward Amount for such class or Component for such
          Distribution Date;

     (c)  concurrently, to the Components, pro rata in accordance with their
          Unpaid Realized Loss Amounts, any Class A-3 Realized Loss Amortization
          Amounts;

     (d)  to the Class M-1 Certificates, any remaining Accrued Certificate
          Interest for such class for such Distribution Date;

     (e)  to the Class M-1 Certificates, any Interest Carry Forward Amount for
          such class for such Distribution Date;

                                      S-63

     (f)  to the Class M-1 Certificates, any Class M-1 Realized Loss
          Amortization Amount for such Distribution Date;

     (g)  to the Class M-2 Certificates, any remaining Accrued Certificate
          Interest for such class for such Distribution Date;

     (h)  to the Class M-2 Certificates, any Interest Carry Forward Amount for
          such class for such Distribution Date;

     (i)  to the Class M-2 Certificates, any Class M-2 Realized Loss
          Amortization Amount for such Distribution Date;

     (j)  to the Class B-1 Certificates, any remaining Accrued Certificate
          Interest for such class for such Distribution Date;

     (k)  to the Class B-1 Certificates, any Interest Carry Forward Amount for
          such class for such Distribution Date;

     (l)  to the Class B-1 Certificates, any Class B-1 Realized Loss
          Amortization Amount for such Distribution Date;

     (m)  to the Class B-2 Certificates, any remaining Accrued Certificate
          Interest for such class for such Distribution Date;

     (n)  to the Class B-2 Certificates, any Interest Carry Forward Amount for
          such class for such Distribution Date;

     (o)  to the Class B-2 Certificates, any Class B-2 Realized Loss
          Amortization Amount for such Distribution Date;

     (p)  to the Class B-3 Certificates, any remaining Accrued Certificate
          Interest for such class for such Distribution Date;

     (q)  to the Class B-3 Certificates, any Interest Carry Forward Amount for
          such class for such Distribution Date;

     (r)  to the Class B-3 Certificates, any Class B-3 Realized Loss
          Amortization Amount for such Distribution Date;

     (s)  sequentially, any Cap Carryover Amount for each class or Component, as follows:

          (i)   first, concurrently, to the Class A-1 and Class A-2
                Certificates, pro rata (based on the Cap Carryover Amount for each such class);

          (ii)  second, concurrently, to the Class A-3A and Class A-3B
                Components, pro rata (based on the Cap Carryover Amount for each such Component); and

          (iii) third, sequentially, to the Class M-1, Class M-2, Class B-1,
                Class B-2 and Class B-3 Certificates, in that order;

     (t)  to the Class CE Certificates, in the amounts specified in the Pooling
          Agreement; and

     (u)  to the Class R Certificate, any remaining amounts.

     For purposes of the foregoing, the following terms will have the respective meanings set forth below.

     "CAP CARRYOVER AMOUNT" means for any Distribution Date on which the Accrued
Certificate Interest for any class of Offered Certificates or the Accrued
Component Interest for either Component is based on clause (ii) of the definition of the Pool Cap, Subgroup A Cap or Subgroup B Cap, as described above, the excess of (i) the amount of interest such class or Component would have been entitled to receive on such Distribution Date based on its pass-through rate (without regard to the Pool Cap, Subgroup A Cap or Subgroup B
Cap) over (ii) the amount of interest such class or Component received on such
Distribution Date based on the Pool Cap, Subgroup A Cap or Subgroup B

                                      S-64

Cap, together with the unpaid portion of any such excess from prior Distribution
Dates (and interest accrued thereon at the then applicable pass-through rate on such class or Component). Any Cap Carryover Amount will be paid on the same or future Distribution Dates from amounts that would otherwise be distributed on the Class CE Certificates, and then, to the extent remaining unpaid, from amounts in the Reserve Account representing Yield Maintenance Agreement Payments received by the Trustee, as set forth herein under "Description of the
Certificates--The Yield Maintenance Agreements."

     "CLASS A-3 REALIZED LOSS AMORTIZATION AMOUNT" means as to the Components and as of any Distribution Date, the lesser of (x) the sum of the Unpaid
Realized Loss Amounts for the Components as of such Distribution Date and (y)
the excess of (i) the Monthly Excess Cashflow Amount over (ii) the amount described in clauses (a) and (b) of the Monthly Excess Cashflow Allocation for
such Distribution Date.

     "CLASS M-1 REALIZED LOSS AMORTIZATION AMOUNT" means as to the Class M-1
Certificates and as of any Distribution Date, the lesser of (x) the Unpaid
Realized Loss Amount for the Class M-1 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the amount described in clauses (a) through (e) of the Monthly Excess Cashflow
Allocation for such Distribution Date.

     "CLASS M-2 REALIZED LOSS AMORTIZATION AMOUNT" means as to the Class M-2
Certificates and as of any Distribution Date, the lesser of (x) the Unpaid
Realized Loss Amount for the Class M-2 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (a) through (h) of the Monthly Excess
Cashflow Allocation for such Distribution Date.

     "CLASS B-1 REALIZED LOSS AMORTIZATION AMOUNT" means as to the Class B-1
Certificates and as of any Distribution Date, the lesser of (x) the Unpaid
Realized Loss Amount for the Class B-1 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (a) through (k) of the Monthly Excess
Cashflow Allocation for such Distribution Date.

     "CLASS B-2 REALIZED LOSS AMORTIZATION AMOUNT" means as to the Class B-2
Certificates and as of any Distribution Date, the lesser of (x) the Unpaid
Realized Loss Amount for the Class B-2 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (a) through (n) of the Monthly Excess
Cashflow Allocation for such Distribution Date.

     "CLASS B-3 REALIZED LOSS AMORTIZATION AMOUNT" means as to the Class B-3
Certificates and as of any Distribution Date, the lesser of (x) the Unpaid
Realized Loss Amount for the Class B-3 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (a) through (q) of the Monthly Excess
Cashflow Allocation for such Distribution Date.

     "REALIZED LOSS AMORTIZATION AMOUNT" means each of the Class A-3 Realized
Loss Amortization Amount, the Class M-1 Realized Loss Amortization Amount, the
Class M-2 Realized Loss Amortization Amount, the Class B-1 Realized Loss
Amortization Amount, the Class B-2 Realized Loss Amortization Amount and the
Class B-3 Realized Loss Amortization Amount.

     "UNPAID REALIZED LOSS AMOUNT" means for any class of Class M or Class B
Certificates and the Components and as to any Distribution Date, the excess of
(x) the cumulative amount of related Applied Realized Loss Amounts, Class A-3A
Applied Realized Loss Amounts or Class A-3B Applied Realized Loss Amounts
allocated to such class or Component for all prior Distribution Dates, as described under "--Allocation of Losses" below, over (y) the sum of (a) the cumulative amount of any Recoveries allocated to such class or Component and (b)
the cumulative amount of related Realized Loss Amortization Amounts with respect to such class or Component for all prior Distribution Dates.

THE YIELD MAINTENANCE AGREEMENTS

     The Trustee on behalf of the Trust will enter into eight yield maintenance agreements with Bank of America, as counterparty (the "COUNTERPARTY"), which will be for the benefit of the Offered Certificates (the "YIELD MAINTENANCE
AGREEMENTS").

                                      S-65

     For each Distribution Date from June 2005 to the applicable Distribution
Date specified in Appendix B, the counterparty will be obligated to pay to the
Trustee two business days prior to such Distribution Date if One-Month LIBOR determined two business days prior to the beginning of the interest accrual period relating to such Distribution Date for the Offered Certificates exceeds a specified "strike" rate for such Distribution Date, for deposit into the reserve account, an amount equal to the product of (a) the excess of (i) the lesser of
(x) One-Month LIBOR and (y) 11.00% over (ii) the applicable strike rate for such
Distribution Date, in each case as set forth on the applicable table in Appendix
B to this Prospectus Supplement, (b) the applicable cap notional amount as set forth for such Distribution Date on the applicable table in Appendix B to this
Prospectus Supplement and (c) a fraction, the numerator of which is the actual number of days elapsed since the previous Distribution Date to but excluding the current Distribution Date and the denominator of which is 360 (the "YIELD
MAINTENANCE AGREEMENT PAYMENT").

     The Yield Maintenance Agreements will be governed by and construed in accordance with the law of the State of New York. The obligations of the
Counterparty are limited to those specifically set forth in the Yield
Maintenance Agreements.

     As of the date of this Prospectus Supplement, the long-term senior unsecured debt of the Counterparty was assigned ratings of "Aa1" by Moody's,
"AA" by S&P and "AA-" by Fitch Ratings. For a further description of the
Counterparty, see "Bank of America, National Association" in this Prospectus
Supplement.

RESERVE ACCOUNT

     Pursuant to the Pooling Agreement, the Trustee will establish a trust account (the "RESERVE ACCOUNT") for deposit of any Yield Maintenance Agreement
Payments that it may receive under the Yield Maintenance Agreements. The Reserve
Account is part of the Trust and will not be an asset of any REMIC.

         Holders of the Offered Certificates will be entitled to receive the
Yield Maintenance Agreement Payments, if any, deposited into the Reserve Account with respect to any Distribution Date to the extent that distributions to the
Offered Certificates pursuant to clause (s) of the Monthly Excess Cashflow
Allocation are not sufficient to fully pay any Cap Carryover Amounts on the
Offered Certificates for any Distribution Date. The Reserve Account will be funded solely from amounts received by the Trustee from any Yield Maintenance
Agreement Payments. Any distribution by the Trustee from amounts in the Reserve
Account will be made on the applicable Distribution Date in the following order of priority:

          (A) any remaining unpaid Cap Carryover Amounts for such classes or
     Components for such Distribution Date (after distributions pursuant to clause (s) of the Monthly Excess Cashflow Allocation), sequentially, as follows:

          (i)   first, concurrently, to the Class A-1 and Class A-2
                Certificates, pro rata (based on the Cap Carryover Amount for each such class);

          (ii)  second, concurrently, to the Class A-3A and Class A-3B
                Components, pro rata (based on the Cap Carryover Amount for each such Component); and

          (iii) third, sequentially, to the Class M-1, Class M-2, Class B-1,
                Class B-2 and Class B-3 Certificates, in that order; and

          (B) to the Class CE Certificates, any remaining amount on deposit in the Reserve Account.

ALLOCATION OF LOSSES

     Realized Losses on the Mortgage Loans will, in effect, be absorbed first by the Class CE Certificates, through the application of the Monthly Excess
Interest Amount to fund such deficiency, as well as through a reduction in the
Overcollateralization Amount.

     In general, a "REALIZED LOSS" means (a) with respect to a Liquidated
Mortgage Loan, the amount by which the remaining unpaid principal balance of the
Mortgage Loan exceeds the amount of liquidation proceeds (net of certain expenses) applied to the principal balance of the related Mortgage Loan and (b)
a Bankruptcy Loss.

                                      S-66

     "BANKRUPTCY LOSSES" are losses that are incurred as a result of Debt
Service Reductions or Deficient Valuations. As used in this Prospectus
Supplement, a "DEFICIENT VALUATION" occurs when a bankruptcy court establishes the value of a mortgaged property at an amount less than the then-outstanding principal balance of the Mortgage Loan secured by such mortgaged property or reduces the then-outstanding principal balance of a Mortgage Loan. In the case of a reduction in the value of the related mortgaged property, the amount of the secured debt could be reduced to such value, and the holder of such Mortgage
Loan thus would become an unsecured creditor to the extent the then-outstanding principal balance of such Mortgage Loan exceeds the value so assigned to the
Mortgaged Property by the bankruptcy court. In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction (a "DEBT SERVICE REDUCTION") of the amount of the Monthly Payment on the related Mortgage Loan. However, none of these events shall be considered a Debt Service Reduction or Deficient Valuation so
long as the Servicer is pursuing any other remedies that may be available with respect to the related Mortgage Loan and (i) such Mortgage Loan is not in default with respect to any payment due thereunder or (ii) scheduled Monthly
Payments are being advanced by the Servicer without giving effect to any Debt
Service Reduction.

     If after giving effect to the distribution of the Principal Distribution
Amount on any Distribution Date and the increase of any class balance as a result of Recoveries, the aggregate class balance of the Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans as of the due date in the month of such Distribution Date, such excess (the "APPLIED REALIZED LOSS
AMOUNT") will be allocated to the Class B-3, Class B-2, Class B-1, Class M-2 and
Class M-1 Certificates, in that order, until their respective class balances are reduced to zero. In addition, after the class balances of the Class M and Class
B Certificates have been reduced to zero, if after giving effect to the distribution of the Principal Distribution Amount on any Distribution Date and
the increase of any class balance as a result of Recoveries, (i) the sum of the aggregate class balance of the Subgroup A Senior Certificates and the Component
Balance of the Class A-3A Component exceeds the aggregate Stated Principal
Balance of the Subgroup A Mortgage Loans as of the due date in the month of such
Distribution Date, such excess (the "CLASS A-3A APPLIED REALIZED LOSS AMOUNT")
will be allocated in reduction of the Component Balance of the Class A-3A
Component or (ii) the sum of the aggregate class balance of the Subgroup B
Senior Certificates and the Component Balance of the Class A-3B Component
exceeds the aggregate Stated Principal Balance of the Subgroup B Mortgage Loans
as of the due date in the month of such Distribution Date, such excess (the
"CLASS A-3B APPLIED REALIZED LOSS AMOUNT") will be allocated in reduction of the
Component Balance of the Class A-3B Component. For the Distribution Date on
which the aggregate class balance of the Class M and Class B Certificates is reduced to zero, any remaining Applied Realized Loss Amount not covered by the
Class M and Class B Certificates will be allocated as provided in the preceding sentence. In addition, if the Component Balance of a Component is reduced to zero by a Class A-3A Applied Realized Loss Amount or a Class A-3B Applied
Realized Loss Amount, as the case may be, any remaining Class A-3A Applied
Realized Loss Amount or Class A-3B Applied Realized Loss Amount, as applicable, will be allocated in reduction of the Component Balance of the remaining
Component and on all subsequent Distribution Dates, any Applied Realized Loss
Amounts will be allocated in reduction of the Component Balance of such remaining Component until reduced to zero. Any such reduction of a class balance or Component Balance will not be reversed or reinstated (except in the case of
Recoveries). However, on future Distribution Dates, Certificateholders of the related class may receive amounts in respect of prior reductions in the related class balances as described above. Such subsequent payments will be applied sequentially to the Class A-3, Class M-1, Class M-2, Class B-1, Class B-2 and
Class B-3 Certificates, in that order. The class balances of the Subgroup A and
Subgroup B Senior Certificates will not be reduced by any Applied Realized Loss
Amounts; however, under certain loss scenarios, there will not be enough interest and principal on the Mortgage Loans to pay the Subgroup A and Subgroup
B Senior Certificates all interest and principal amounts to which they are entitled.

     If Recoveries are received on the Mortgage Loans, they will be included as part of the Principal Remittance Amount for the Distribution Date in the
calendar month after they are received and distributed in accordance with the priorities described herein. In addition, after giving effect to all distributions on a Distribution Date, the Unpaid Realized Loss Amounts for the
class or Components then outstanding with the highest distribution priority will be decreased by the amount of such Recoveries until reduced to zero (with any remaining Recoveries applied to reduce the Unpaid Realized Loss Amount of the class with the next highest distribution priority), and the class balance or
Component Balance of such class or Component will be increased by the same amount.

                                      S-67

                       PREPAYMENT AND YIELD CONSIDERATIONS

GENERAL PREPAYMENT AND YIELD CONSIDERATIONS

     Because principal payments on the Mortgage Loans of a Loan Subgroup or Loan
Subgroups will be distributed, subject to the priorities described in
"Description of the Certificates," on the Offered Certificates related to a Loan
Subgroup or Loan Subgroups, the rate of principal payments on the Offered
Certificates entitled to payments of principal, the aggregate amount of each interest payment on the Offered Certificates entitled to interest payments, and the yield to maturity of Offered Certificates purchased at a price other than par are directly related to the rate of payments of principal on the Mortgage
Loans in the related Loan Subgroup or Loan Subgroups. The principal payments on the Mortgage Loans may be in the form of scheduled principal payments or principal prepayments (for this purpose, the term "principal prepayment"
includes prepayments and any other recovery of principal in advance of its scheduled due date, including repurchases and liquidations due to default, casualty, condemnation and the like). Any such prepayments will result in distributions to you of amounts that would otherwise be distributed over the remaining term of the Mortgage Loans. See "Prepayment and Yield Considerations"
in the Prospectus.

     The rate at which mortgage loans in general prepay may be influenced by a number of factors, including general economic conditions, mortgage market interest rates, availability of mortgage funds and homeowner mobility.

     o    In general, if prevailing mortgage interest rates fall significantly below the mortgage interest rates on the Mortgage Loans, the Mortgage
          Loans are likely to prepay at higher rates than if prevailing mortgage interest rates remain at or above the mortgage interest rates on the
          Mortgage Loans.

     o    Conversely, if prevailing mortgage interest rates rise above the mortgage interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease.

     o    Certain of the Mortgage Loans are Interest Only Mortgage Loans. At the
          end of the interest only period, the payments on such Mortgage Loans will be recalculated to fully amortize over the remaining life of the loan and the mortgagor will be required to make payments of principal and interest which may increase the burden of the mortgagor and may increase the risk of default under the Mortgage Loan.

     The Mortgage Loans either provide for a fixed interest rate during an initial period of approximately three, five, seven or ten years from the date of origination of such Mortgage Loans and provide for adjustments to that interest rate at the end of the initial fixed-rate period every six months and may vary significantly over time. When a mortgage loan begins its adjustable period, increases and decreases in the mortgage interest rate on that mortgage loan will be based on the index in effect. The index may not rise and fall consistently with mortgage interest rates. As a result, the mortgage interest rates on the
Mortgage Loans at any time may not equal the prevailing mortgage interest rates for similar adjustable-rate loans, and accordingly the prepayment rate may be lower or higher than would otherwise be anticipated. Moreover, some mortgagors who prefer the certainty provided by fixed-rate mortgage loans may nevertheless obtain adjustable-rate mortgage loans at a time when they regard the mortgage interest rates (and, therefore, the payments) on fixed-rate mortgage loans as unacceptably high. These mortgagors may be induced to refinance adjustable-rate mortgage loans when the mortgage interest rates and monthly payments on comparable fixed-rate mortgage loans decline to levels which these mortgagors regard as acceptable, even though such mortgage interest rates and monthly payments may be significantly higher than the current mortgage interest rates and monthly payments on the mortgagors' adjustable-rate mortgage loans. The ability to refinance a mortgage loan will depend on a number of factors prevailing at the time refinancing is desired, including, without limitation, real estate values, the mortgagor's financial situation, prevailing mortgage interest rates, the mortgagor's equity in the related mortgaged property, tax laws and prevailing general economic conditions.

     The pass-through rates on the Certificates may decrease, and may decrease significantly, after the mortgage interest rates on the Mortgage Loans begin to adjust.

     The timing of changes in the rate of prepayments may significantly affect the actual yield to you, even if the average rate of principal prepayments is consistent with your expectations. In general, the earlier the payment of principal of the related Mortgage Loans the greater the effect on your yield to maturity. As a result, the effect on your yield of principal prepayments occurring at a rate higher (or lower) than the rate you anticipate during the period immediately following the issuance of the Certificates will not be offset by a subsequent like reduction (or

                                      S-68

increase) in the rate of principal prepayments. You should also consider the risk, in the case of an Offered Certificate purchased at a discount, that a slower than anticipated rate of payments in respect of principal (including prepayments) on the Mortgage Loans in the related Loan Subgroup or in the
Mortgage Pool, will have a negative effect on the yield to maturity of such
Offered Certificate. You should also consider the risk, in the case of an
Offered Certificate purchased at a premium, that a faster than anticipated rate of payments in respect of principal (including prepayments) on the Mortgage
Loans in the related Loan Subgroup or the Mortgage Pool, will have a negative effect on the yield to maturity of such Offered Certificate. You must make your own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase Offered Certificates.

     Mortgagors are permitted to prepay the Mortgage Loans, in whole or in part, at any time. Certain of the Mortgage Loans, however, require that the mortgagor pay to the lender a prepayment premium under certain circumstances on certain prepayments equal to a percentage of the amount prepaid. Substantially all of the prepayment premiums are scheduled to expire by February 2008. These premiums may discourage a mortgagor from prepaying its Mortgage Loan during the applicable period. Prepayment premiums will be paid to the holder of the Class P
Certificates. The rate of payment of principal may also be affected by any repurchase of the Mortgage Loans permitted or required by the Pooling Agreement, including any required auction. See "The Pooling and Servicing
Agreement--Termination" in this Prospectus Supplement for a description of the auction of the Mortgage Loans and Trust property when the aggregate Stated
Principal Balance of the Mortgage Loans is less than 10% of the aggregate Stated
Principal Balance of the Mortgage Loans as of the Cut-off Date. The Depositor,
Seller or the Originator may be required to repurchase Mortgage Loans because of defective documentation or material breaches in representations and warranties with respect to such Mortgage Loans. Any repurchases will shorten the weighted average lives of the related classes of Offered Certificates.

     All of the Mortgage Loans will include "due-on-sale" clauses which allow the holder of the Mortgage Loan to demand payment in full of the remaining principal balance upon sale or certain transfers of the property securing such
Mortgage Loan. To the extent that the Servicer has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property, the Servicer will enforce "due-on-sale" clauses to the extent permitted by applicable law.
However, the Servicer will not take any action in relation to the enforcement of any "due-on-sale" provisions which would impair or threaten to impair any recovery under any related primary mortgage insurance policy. See "Prepayment and Yield Considerations" in the Prospectus. Acceleration of Mortgage Loans as a
result of enforcement of such "due-on-sale" provisions in connection with transfers of the related mortgaged properties or the occurrence of certain other events resulting in acceleration would affect the level of prepayments on the
Mortgage Loans, thereby affecting the weighted average lives of the classes of
Offered Certificates.

     Delinquencies on the Mortgage Loans which are not advanced by or on behalf of the Servicer (because amounts, if advanced, would be nonrecoverable), will adversely affect the yield on the Certificates. Because of the priority of distributions on the Certificates, shortfalls resulting from delinquencies not so advanced will be borne first by any excess cashflow, then by overcollateralization, then by the Class B Certificates (in reverse order of their numerical designation), then by the Class M Certificates (in reverse order of their numerical designation), then by the Class A-3 Certificates, and finally by the Class A Certificates of Subgroup A and Subgroup B.

     The weighted average life and yield to maturity of each class of
Certificates will also be influenced by the amount of Monthly Excess Cashflow
Amounts generated by the Mortgage Loans and applied in reduction of the class balances of such Certificates. The level of Monthly Excess Cashflow Amounts available on any Distribution Date to be applied in reduction of the class balances of the Certificates will be influenced by, among other factors, (i) the overcollateralization level of the Mortgage Loans at such time (i.e., the extent to which interest on the Mortgage Loans is accruing on a higher principal balance than the aggregate class balance of the Certificates); (ii) the delinquency and default experience of the Mortgage Loans; and (iii) the levels of the index for the Mortgage Loans. To the extent that greater amounts of
Monthly Excess Cashflow Amounts are distributed in reduction of the class balance of a class of Certificates, the weighted average life thereof can be expected to shorten. No assurance can be given as to the amount of Monthly
Excess Cashflow Amounts distributed at any time or in the aggregate.

     The Class M and Class B Certificates are not expected to receive any principal distributions until at least the Distribution Date in May 2008 (unless the class balances and Component Balances of the Class A Certificates and
Components are reduced to zero prior thereto). As a result, the weighted average lives of the Class M and Class B Certificates will be longer than would have been the case if principal distributions were to be made on a pro rata

                                      S-69

basis. The longer weighted average lives may increase the risk that an Applied
Realized Loss Amount will be allocated to one or more classes of Class M or
Class B Certificates.

ASSUMPTIONS RELATING TO TABLES

  The tables beginning on page S-72 (the "DECREMENT TABLES") have been prepared on the basis of the following assumptions (the "MODELING ASSUMPTIONS"):

          (a) the Mortgage Pool consists of the hypothetical mortgage loans with the characteristics set forth in Appendix C attached hereto.

          (b) the initial class balances and pass-through rates for the Offered
     Certificates are as set forth or described in the table on page S-5;

          (c) there are no delinquencies or Realized Losses with respect to the
     Mortgage Loans;

          (d) scheduled payments of principal and interest with respect to the
     Mortgage Loans are received on the first day of each month beginning on May
     1, 2005;

          (e) prepayments are received, together with a 30 days' interest thereon, on the last day of each month beginning in April 2005;

          (f) the Mortgage Loans prepay at the indicated percentages of CPR;

          (g) no auction of the Mortgage Loans occurs;

          (h) no Mortgage Loans are required to be repurchased from the Trust and no Mortgage Loans are substituted for the Mortgage Loans included in the Trust on the Closing Date;

          (i) the Certificates are issued on the Closing Date;

          (j) cash payments on the Certificates are received on the 20th day of each month beginning in May 2005 in accordance with the priorities and amounts described in this Prospectus Supplement under "Description of the
     Certificates";

          (k) Six-Month LIBOR remains constant at 3.400% per annum and One-Month
     LIBOR remains constant at 3.060%;

          (l) after the initial fixed-rate period, the Mortgage Loans adjust semi-annually;

          (m) the Periodic Cap for the first Adjustment Date is 5.00% and the
     Periodic Cap for each Adjustment Date thereafter is 1.00%; and

          (n) the Administrative Fee Rate for each Mortgage Loan is 0.2545% per annum.

     Although the characteristics of the mortgage loans for the Decrement Tables have been prepared on the basis of the weighted average characteristics of the
Mortgage Loans which are expected to be in the Mortgage Pool, there is no assurance that the Modeling Assumptions will reflect the actual characteristics or performance of the Mortgage Loans or that the performance of the Offered
Certificates will conform to the results set forth in the tables.

WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

     Weighted average life of a class of Offered Certificates refers to the average amount of time that will elapse from the date of issuance of the
Certificate until each dollar in reduction of its balance is distributed to investors. The weighted average lives of classes of Offered Certificates will be influenced by, among other things, the rate at which principal of the Mortgage
Loans is paid, which may be in the form of scheduled principal payments or principal prepayments (for this purpose, the term "prepayments" includes prepayments and liquidations due to default, casualty, condemnation and the like), the timing of changes in such rate of principal payments and the

                                      S-70

priority sequence of distributions of principal of such Offered Certificates.
The interaction of the foregoing factors may have different effects on each class of Offered Certificates and the effects on any such class may vary at different times during the life of such class. Accordingly, no assurance can be given as to the weighted average life of any such class of Offered Certificates.
For an example of how the weighted average lives of the Offered Certificates are affected by the foregoing factors at various constant percentages of CPR, see the Decrement Tables set forth below.

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this Prospectus
Supplement is the Constant Prepayment Rate ("CPR"), which represents an assumed rate of principal prepayment each year relative to the then-outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. A prepayment assumption of 0% CPR assumes constant prepayment rates of 0%
per annum, a prepayment assumption of 5% CPR assumes constant prepayment rates of 5% per annum, a prepayment rate of 25% CPR assumes constant prepayment rates of 25% per annum and so forth, each of the then-outstanding principal balance of such mortgage loans. CPR does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. The Depositor believes that no existing statistics of which it is aware provide a reliable basis for investors to predict the amount or the timing of receipt of prepayments on the
Mortgage Loans.

     The Decrement Tables set forth below have been prepared on the basis of the
Modeling Assumptions described above under "--Assumptions Relating to Tables."
There will likely be discrepancies between the characteristics of the actual
Mortgage Loans included in the Mortgage Pool and the characteristics of the mortgage loans assumed in preparing the Decrement Tables. Any such discrepancy may have an effect upon the percentages of initial class balances outstanding set forth in the Decrement Tables (and the weighted average lives of the Offered
Certificates). In addition, to the extent that the Mortgage Loans that actually are included in a the Mortgage Pool have characteristics that differ from those assumed in preparing the following Decrement Tables, the class balance of a class of Offered Certificates could be reduced to zero earlier or later than indicated by such Decrement Tables.

     Furthermore, the information contained in the Decrement Tables with respect to the weighted average life of any Offered Certificate is not necessarily indicative of the weighted average life of that class of Offered Certificates that might be calculated or projected under different or varying prepayment assumptions.

     It is not likely that (i) all of the Mortgage Loans will have the interest rates or remaining terms to maturity assumed or (ii) the Mortgage Loans will prepay at the indicated percentage of CPR until maturity. In addition, the diverse remaining terms to maturity of the Mortgage Loans (which include many recently originated Mortgage Loans) could produce slower or faster reductions of the class balances than indicated in the Decrement Tables at the various percentages of CPR specified.

     Based upon the Modeling Assumptions, the following Decrement Tables indicate the projected weighted average life of each class of the Offered
Certificates and set forth the percentages of the initial class balance of each class that would be outstanding after each of the dates shown at various constant percentages of CPR.

                                      S-71

        PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING AT THE RESPECTIVE
PERCENTAGES OF CPR SET FORTH BELOW:

                                                                     CLASS A-1
                                   -----------------------------------------------------------------------------
                                    0%          10%         20%          25%         30%         40%         50%
                                   ---          ---         ---          ---         ---         ---         ---

Distribution Date
-----------------

Initial Percentage.........         100         100         100          100         100         100         100
April 20, 2006.............         100          89          78          73           67          56          45
April 20, 2007.............         100          79          60          52           44          30          18
April 20, 2008.............         99           70          46          36           28          14          4
April 20, 2009.............         99           62          37          28           22          12          4
April 20, 2010.............         99           55          29          21           15          7           3
April 20, 2011.............         99           48          23          16           11          4           1
April 20, 2012.............         98           43          19          12           7           2           *
April 20, 2013.............         98           38          15           9           5           1           0
April 20, 2014.............         97           34          12           7           4           1           0
April 20, 2015.............         97           31          9            5           2           *           0
April 20, 2016.............         94           27          7            4           1           0           0
April 20, 2017.............         91           23          6            3           1           0           0
April 20, 2018.............         88           20          4            2           *           0           0
April 20, 2019.............         85           18          3            1           *           0           0
April 20, 2020.............         81           15          3            1           0           0           0
April 20, 2021.............         77           13          2            *           0           0           0
April 20, 2022.............         73           11          1            *           0           0           0
April 20, 2023.............         69           10          1            0           0           0           0
April 20, 2024.............         64           8           1            0           0           0           0
April 20, 2025.............         59           7           *            0           0           0           0
April 20, 2026.............         54           6           *            0           0           0           0
April 20, 2027.............         49           5           0            0           0           0           0
April 20, 2028.............         43           4           0            0           0           0           0
April 20, 2029.............         38           3           0            0           0           0           0
April 20, 2030.............         33           2           0            0           0           0           0
April 20, 2031.............         27           2           0            0           0           0           0
April 20, 2032.............         21           1           0            0           0           0           0
April 20, 2033.............         14           *           0            0           0           0           0
April 20, 2034.............          7           0           0            0           0           0           0
April 20, 2035.............          0           0           0            0           0           0           0

Weighted Average Life to
   Maturity (in years)(1)..       21.05        7.74        4.07        3.19         2.57        1.76        1.22

--------------------

(1)  The weighted average life of a class of Certificates is determined by (i)
     multiplying the amount of each distribution in reduction of the class balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and
     (iii) dividing the sum by the initial class balance of that class.

*    Less than 0.5%, but greater than zero.

                                      S-72

          PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING AT THE RESPECTIVE
                PERCENTAGES OF CPR SET FORTH BELOW:

                                                                     CLASS A-2
                                   -----------------------------------------------------------------------------
                                    0%          10%         20%          25%         30%         40%         50%
                                   ---          ---         ---          ---         ---         ---         ---

Distribution Date
-----------------

Initial Percentage.........         100         100         100          100         100         100         100
April 20, 2006.............         100          89          78          73           67          56          45
April 20, 2007.............         100          79          60          52           44          30          18
April 20, 2008.............         100          70          46          37           28          14          4
April 20, 2009.............         99           62          37          28           22          12          4
April 20, 2010.............         99           55          29          21           15          7           3
April 20, 2011.............         99           48          24          16           11          4           1
April 20, 2012.............         99           43          19          12           7           2           *
April 20, 2013.............         98           38          15           9           5           1           0
April 20, 2014.............         98           34          12           7           4           1           0
April 20, 2015.............         98           31          10           5           2           *           0
April 20, 2016.............         95           27          7            4           2           0           0
April 20, 2017.............         92           24          6            3           1           0           0
April 20, 2018.............         89           21          4            2           *           0           0
April 20, 2019.............         85           18          3            1           *           0           0
April 20, 2020.............         82           16          3            1           0           0           0
April 20, 2021.............         78           13          2            *           0           0           0
April 20, 2022.............         74           11          1            *           0           0           0
April 20, 2023.............         69           10          1            0           0           0           0
April 20, 2024.............         65           8           1            0           0           0           0
April 20, 2025.............         60           7           *            0           0           0           0
April 20, 2026.............         55           6           *            0           0           0           0
April 20, 2027.............         49           5           0            0           0           0           0
April 20, 2028.............         44           4           0            0           0           0           0
April 20, 2029.............         38           3           0            0           0           0           0
April 20, 2030.............         33           2           0            0           0           0           0
April 20, 2031.............         27           2           0            0           0           0           0
April 20, 2032.............         21           1           0            0           0           0           0
April 20, 2033.............         14           *           0            0           0           0           0
April 20, 2034.............          7           0           0            0           0           0           0
April 20, 2035.............          0           0           0            0           0           0           0

Weighted Average Life to
   Maturity (in years)(1)..       21.15        7.78        4.09        3.20         2.58        1.76        1.22

--------------------

(1)  The weighted average life of a class of Certificates is determined by (i)
     multiplying the amount of each distribution in reduction of the class balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and
     (iii) dividing the sum by the initial class balance of that class.

*    Less than 0.5%, but greater than zero.

                                      S-73

        PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING AT THE RESPECTIVE
                      PERCENTAGES OF CPR SET FORTH BELOW:

                                                                     CLASS A-3
                                   -----------------------------------------------------------------------------
                                    0%          10%         20%          25%         30%         40%         50%
                                   ---          ---         ---          ---         ---         ---         ---

Distribution Date
-----------------

Initial Percentage.........         100         100         100          100         100         100         100
April 20, 2006.............         100          89          78          73           67          56          45
April 20, 2007.............         100          79          60          52           44          30          18
April 20, 2008.............         99           70          46          36           28          14          4
April 20, 2009.............         99           62          37          28           22          12          4
April 20, 2010.............         99           55          29          21           15          7           3
April 20, 2011.............         99           48          23          16           11          4           1
April 20, 2012.............         98           43          19          12           7           2           *
April 20, 2013.............         98           38          15           9           5           1           0
April 20, 2014.............         98           34          12           7           4           1           0
April 20, 2015.............         97           31          9            5           2           *           0
April 20, 2016.............         94           27          7            4           2           0           0
April 20, 2017.............         91           24          6            3           1           0           0
April 20, 2018.............         88           21          4            2           *           0           0
April 20, 2019.............         85           18          3            1           *           0           0
April 20, 2020.............         81           15          3            1           0           0           0
April 20, 2021.............         77           13          2            *           0           0           0
April 20, 2022.............         73           11          1            *           0           0           0
April 20, 2023.............         69           10          1            0           0           0           0
April 20, 2024.............         64           8           1            0           0           0           0
April 20, 2025.............         59           7           *            0           0           0           0
April 20, 2026.............         54           6           *            0           0           0           0
April 20, 2027.............         49           5           0            0           0           0           0
April 20, 2028.............         43           4           0            0           0           0           0
April 20, 2029.............         38           3           0            0           0           0           0
April 20, 2030.............         33           2           0            0           0           0           0
April 20, 2031.............         27           2           0            0           0           0           0
April 20, 2032.............         21           1           0            0           0           0           0
April 20, 2033.............         14           *           0            0           0           0           0
April 20, 2034.............          7           0           0            0           0           0           0
April 20, 2035.............          0           0           0            0           0           0           0

Weighted Average Life to
   Maturity (in years)(1)..        21.08        7.75        4.08        3.19         2.57        1.76        1.22

--------------------

(1)  The weighted average life of a class of Certificates is determined by (i)
     multiplying the amount of each distribution in reduction of the class balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and
     (iii) dividing the sum by the initial class balance of that class.

*    Less than 0.5%, but greater than zero.

                                      S-74

        PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING AT THE RESPECTIVE
                      PERCENTAGES OF CPR SET FORTH BELOW:

                                                                     CLASS M-1
                                   -----------------------------------------------------------------------------
                                    0%          10%         20%          25%         30%         40%         50%
                                   ---          ---         ---          ---         ---         ---         ---

Distribution Date
-----------------

Initial Percentage.........         100         100         100          100         100         100         100
April 20, 2006.............         100         100         100          100         100         100         100
April 20, 2007.............         100         100         100          100         100         100         100
April 20, 2008.............         100         100         100          100         100         100         100
April 20, 2009.............         100         100          81          63           48          26          59
April 20, 2010.............         100         100          65          47           33          15          1
April 20, 2011.............         100         100          52          35           23          9           0
April 20, 2012.............         100          94          41          26           16          0           0
April 20, 2013.............         100          84          33          20           11          0           0
April 20, 2014.............         100          76          26          15           6           0           0
April 20, 2015.............         100          68          21          11           0           0           0
April 20, 2016.............         100          59          16           7           0           0           0
April 20, 2017.............         100          52          13           *           0           0           0
April 20, 2018.............         100          45          10           0           0           0           0
April 20, 2019.............         100          39          5            0           0           0           0
April 20, 2020.............         100          34          *            0           0           0           0
April 20, 2021.............         100          29          0            0           0           0           0
April 20, 2022.............         100          25          0            0           0           0           0
April 20, 2023.............         100          22          0            0           0           0           0
April 20, 2024.............         100          18          0            0           0           0           0
April 20, 2025.............         100          15          0            0           0           0           0
April 20, 2026.............         100          13          0            0           0           0           0
April 20, 2027.............         100          10          0            0           0           0           0
April 20, 2028.............         96           8           0            0           0           0           0
April 20, 2029.............         84           3           0            0           0           0           0
April 20, 2030.............         72           0           0            0           0           0           0
April 20, 2031.............         59           0           0            0           0           0           0
April 20, 2032.............         46           0           0            0           0           0           0
April 20, 2033.............         31           0           0            0           0           0           0
April 20, 2034.............         16           0           0            0           0           0           0
April 20, 2035.............          0           0           0            0           0           0           0

Weighted Average Life to
   Maturity (in years)(1)..        26.56       13.48        7.15        5.68         4.80        4.03        4.13

--------------------

(1)  The weighted average life of a class of Certificates is determined by (i)
     multiplying the amount of each distribution in reduction of the class balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and
     (iii) dividing the sum by the initial class balance of that class.

*    Less than 0.5%, but greater than zero.

                                      S-75

        PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING AT THE RESPECTIVE
                      PERCENTAGES OF CPR SET FORTH BELOW:

                                                                     CLASS M-2
                                   -----------------------------------------------------------------------------
                                    0%          10%         20%          25%         30%         40%         50%
                                   ---          ---         ---          ---         ---         ---         ---

Distribution Date
-----------------

Initial Percentage.........         100         100         100          100         100         100         100
April 20, 2006.............         100         100         100          100         100         100         100
April 20, 2007.............         100         100         100          100         100         100         100
April 20, 2008.............         100         100         100          100         100         100         100
April 20, 2009.............         100         100          81          63           48          26          10
April 20, 2010.............         100         100          65          47           33          15          0
April 20, 2011.............         100         100          52          35           23          1           0
April 20, 2012.............         100          94          41          26           16          0           0
April 20, 2013.............         100          84          33          20           7           0           0
April 20, 2014.............         100          76          26          15           0           0           0
April 20, 2015.............         100          68          21           6           0           0           0
April 20, 2016.............         100          59          16           0           0           0           0
April 20, 2017.............         100          52          10           0           0           0           0
April 20, 2018.............         100          45          3            0           0           0           0
April 20, 2019.............         100          39          0            0           0           0           0
April 20, 2020.............         100          34          0            0           0           0           0
April 20, 2021.............         100          29          0            0           0           0           0
April 20, 2022.............         100          25          0            0           0           0           0
April 20, 2023.............         100          22          0            0           0           0           0
April 20, 2024.............         100          18          0            0           0           0           0
April 20, 2025.............         100          15          0            0           0           0           0
April 20, 2026.............         100          11          0            0           0           0           0
April 20, 2027.............         100          5           0            0           0           0           0
April 20, 2028.............         96           0           0            0           0           0           0
April 20, 2029.............         84           0           0            0           0           0           0
April 20, 2030.............         72           0           0            0           0           0           0
April 20, 2031.............         59           0           0            0           0           0           0
April 20, 2032.............         46           0           0            0           0           0           0
April 20, 2033.............         31           0           0            0           0           0           0
April 20, 2034.............         16           0           0            0           0           0           0
April 20, 2035.............          0           0           0            0           0           0           0

Weighted Average Life to
   Maturity (in years)(1)..       26.54       13.30        7.00        5.54         4.66        3.82        3.65

--------------------

(1)  The weighted average life of a class of Certificates is determined by (i)
     multiplying the amount of each distribution in reduction of the class balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and
     (iii) dividing the sum by the initial class balance of that class.

                                      S-76

        PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING AT THE RESPECTIVE
                      PERCENTAGES OF CPR SET FORTH BELOW:

                                                                     CLASS B-1
                                   -----------------------------------------------------------------------------
                                    0%          10%         20%          25%         30%         40%         50%
                                   ---          ---         ---          ---         ---         ---         ---

Distribution Date
-----------------

Initial Percentage.........         100         100         100          100         100         100         100
April 20, 2006.............         100         100         100          100         100         100         100
April 20, 2007.............         100         100         100          100         100         100         100
April 20, 2008.............         100         100         100          100         100         100         100
April 20, 2009.............         100         100          81          63           48          26          0
April 20, 2010.............         100         100          65          47           33          3           0
April 20, 2011.............         100         100          52          35           20          0           0
April 20, 2012.............         100          94          41          26           5           0           0
April 20, 2013.............         100          84          33          12           0           0           0
April 20, 2014.............         100          76          26           1           0           0           0
April 20, 2015.............         100          68          15           0           0           0           0
April 20, 2016.............         100          59          5            0           0           0           0
April 20, 2017.............         100          52          0            0           0           0           0
April 20, 2018.............         100          45          0            0           0           0           0
April 20, 2019.............         100          39          0            0           0           0           0
April 20, 2020.............         100          34          0            0           0           0           0
April 20, 2021.............         100          29          0            0           0           0           0
April 20, 2022.............         100          25          0            0           0           0           0
April 20, 2023.............         100          16          0            0           0           0           0
April 20, 2024.............         100          9           0            0           0           0           0
April 20, 2025.............         100          3           0            0           0           0           0
April 20, 2026.............         100          0           0            0           0           0           0
April 20, 2027.............         100          0           0            0           0           0           0
April 20, 2028.............         96           0           0            0           0           0           0
April 20, 2029.............         84           0           0            0           0           0           0
April 20, 2030.............         72           0           0            0           0           0           0
April 20, 2031.............         59           0           0            0           0           0           0
April 20, 2032.............         46           0           0            0           0           0           0
April 20, 2033.............         31           0           0            0           0           0           0
April 20, 2034.............          3           0           0            0           0           0           0
April 20, 2035.............          0           0           0            0           0           0           0

Weighted Average Life to
   Maturity (in years)(1)..       26.46       12.87        6.69        5.27         4.42        3.59        3.33

--------------------

(1)  The weighted average life of a class of Certificates is determined by (i)
     multiplying the amount of each distribution in reduction of the class balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and
     (iii) dividing the sum by the initial class balance of that class.

                                      S-77

        PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING AT THE RESPECTIVE
                      PERCENTAGES OF CPR SET FORTH BELOW:

                                                                     CLASS B-2
                                   -----------------------------------------------------------------------------
                                    0%          10%         20%          25%         30%         40%         50%
                                   ---          ---         ---          ---         ---         ---         ---

Distribution Date
-----------------

Initial Percentage.........         100         100         100          100         100         100         100
April 20, 2006.............         100         100         100          100         100         100         100
April 20, 2007.............         100         100         100          100         100         100         100
April 20, 2008.............         100         100         100          100         100         100         100
April 20, 2009.............         100         100          81          63           48          *           0
April 20, 2010.............         100         100          65          47           30          0           0
April 20, 2011.............         100         100          52          35           0           0           0
April 20, 2012.............         100          94          41           3           0           0           0
April 20, 2013.............         100          84          28           0           0           0           0
April 20, 2014.............         100          76          2            0           0           0           0
April 20, 2015.............         100          68          0            0           0           0           0
April 20, 2016.............         100          59          0            0           0           0           0
April 20, 2017.............         100          52          0            0           0           0           0
April 20, 2018.............         100          45          0            0           0           0           0
April 20, 2019.............         100          39          0            0           0           0           0
April 20, 2020.............         100          33          0            0           0           0           0
April 20, 2021.............         100          15          0            0           0           0           0
April 20, 2022.............         100          0           0            0           0           0           0
April 20, 2023.............         100          0           0            0           0           0           0
April 20, 2024.............         100          0           0            0           0           0           0
April 20, 2025.............         100          0           0            0           0           0           0
April 20, 2026.............         100          0           0            0           0           0           0
April 20, 2027.............         100          0           0            0           0           0           0
April 20, 2028.............         96           0           0            0           0           0           0
April 20, 2029.............         84           0           0            0           0           0           0
April 20, 2030.............         72           0           0            0           0           0           0
April 20, 2031.............         59           0           0            0           0           0           0
April 20, 2032.............         46           0           0            0           0           0           0
April 20, 2033.............         21           0           0            0           0           0           0
April 20, 2034.............          0           0           0            0           0           0           0
April 20, 2035.............          0           0           0            0           0           0           0

Weighted Average Life to
   Maturity (in years)(1)..       26.29       12.18        6.22        4.90         4.11        3.34        3.16

--------------------

(1)  The weighted average life of a class of Certificates is determined by (i)
     multiplying the amount of each distribution in reduction of the class balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and
     (iii) dividing the sum by the initial class balance of that class.

*    Less than 0.5%, but greater than zero.

                                      S-78

        PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING AT THE RESPECTIVE
                      PERCENTAGES OF CPR SET FORTH BELOW:

                                                                     CLASS B-3
                                   -----------------------------------------------------------------------------
                                    0%          10%         20%          25%         30%         40%         50%
                                   ---          ---         ---          ---         ---         ---         ---

Distribution Date
-----------------

Initial Percentage.........         100         100         100          100         100         100         100
April 20, 2006.............         100         100         100          100         100         100         100
April 20, 2007.............         100         100         100          100         100         100         100
April 20, 2008.............         100         100         100          100         100         100         100
April 20, 2009.............         100         100          81          63           29          0           0
April 20, 2010.............         100         100          65          28           0           0           0
April 20, 2011.............         100         100          39           1           0           0           0
April 20, 2012.............         100          94          15           0           0           0           0
April 20, 2013.............         100          84          0            0           0           0           0
April 20, 2014.............         100          76          0            0           0           0           0
April 20, 2015.............         100          68          0            0           0           0           0
April 20, 2016.............         100          56          0            0           0           0           0
April 20, 2017.............         100          39          0            0           0           0           0
April 20, 2018.............         100          24          0            0           0           0           0
April 20, 2019.............         100          11          0            0           0           0           0
April 20, 2020.............         100          0           0            0           0           0           0
April 20, 2021.............         100          0           0            0           0           0           0
April 20, 2022.............         100          0           0            0           0           0           0
April 20, 2023.............         100          0           0            0           0           0           0
April 20, 2024.............         100          0           0            0           0           0           0
April 20, 2025.............         100          0           0            0           0           0           0
April 20, 2026.............         100          0           0            0           0           0           0
April 20, 2027.............         100          0           0            0           0           0           0
April 20, 2028.............         96           0           0            0           0           0           0
April 20, 2029.............         84           0           0            0           0           0           0
April 20, 2030.............         72           0           0            0           0           0           0
April 20, 2031.............         55           0           0            0           0           0           0
April 20, 2032.............         25           0           0            0           0           0           0
April 20, 2033.............          0           0           0            0           0           0           0
April 20, 2034.............          0           0           0            0           0           0           0
April 20, 2035.............          0           0           0            0           0           0           0

Weighted Average Life to
   Maturity (in years)(1)..       25.85       11.05        5.51        4.34         3.66        3.09        3.09

--------------------

(1)  The weighted average life of a class of Certificates is determined by (i)
     multiplying the amount of each distribution in reduction of the class balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and
     (iii) dividing the sum by the initial class balance of that class.

                                      S-79

YIELD ON THE CLASS M AND CLASS B CERTIFICATES

     The weighted average life of, and the yield to maturity on, the Class M-1,
Class M-2, Class B-1, Class B-2 and Class B-3 Certificates, in that order, will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the Mortgage Loans. If the actual rate and severity of losses on the Mortgage Loans is higher than those you assumed, the actual yield to maturity of your Class M or Class B Certificate may be lower than the yield you expected. The timing of losses on Mortgage Loans will also affect your actual yield to maturity, even if the rate of defaults and severity of losses over the life of the Trust are consistent with your expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized Losses on the Mortgage Loans will be allocated to reduce the class balance of the applicable class of Class M or Class B
Certificates (as described in this Prospectus Supplement under "Description of the Certificates--Allocation of Losses"), without the receipt of cash equal to the reduction. In addition, shortfalls in cash available for distributions on the Class M and Class B Certificates will result in a reduction in the class balance of the Class B-3, Class B-2, Class B-1, Class M-2 or Class M-1
Certificates then outstanding in that order if and to the extent there are
Applied Realized Loss Amounts to be allocated on a Distribution Date. As a result of such reductions, less interest will accrue on that class of Class M or
Class B Certificates than otherwise would be the case. See "Description of the
Certificates--Allocation of Losses" in this Prospectus Supplement.

YIELD CONSIDERATIONS WITH RESPECT TO THE CLASS M-2, CLASS B-1, CLASS B-2 AND
CLASS B-3 CERTIFICATES

     Defaults on mortgage loans may be measured relative to a default standard or model. The model used in this Prospectus Supplement for the Offered
Certificates, the constant default rate ("CDR"), represents an assumed rate of default each month, expressed as an annual rate, relative to the outstanding performing principal balance of a pool of new mortgage loans. A default assumption of 6% CDR assumes an annual constant default rate of 6% per annum of the outstanding principal balance of such mortgage loans. For the following tables, it is assumed that there is no delay between the default and liquidation of the mortgage loans. As used in the following tables, "0% CDR" assumes no defaults. CDR is not a historical description of default experience or a prediction of the rate of default of any pool of mortgage loans.

     The following tables indicate the sensitivity of the pre-tax yield to maturity on the Class M-2, Class B-1, Class B-2 and Class B-3 Certificates to
various rates of prepayment and varying levels of Realized Losses. The tables set forth below are based upon, among other things, the Modeling Assumptions
(other than the assumption that no defaults shall have occurred with respect to the Mortgage Loans) and the additional assumption that liquidations (other than those scenarios indicated as 0% of CDR (no defaults)) occur monthly on the last day of the preceding month (other than on a due date) at the percentages of CDR set forth in the table.

     In addition, it was assumed that (i) Realized Losses on liquidations of 25%
or 50% of the outstanding principal balance of the Liquidated Mortgage Loans, as indicated in the tables below (referred to as a "LOSS SEVERITY PERCENTAGE"), will occur at the time of liquidation and (ii) the Class M-2, Class B-1, Class
B-2 and Class B-3 Certificates are purchased on the Closing Date at assumed purchase prices equal to 100.00%,100.00%,100.00% and 94.00%, in each case, of their initial class balance.

     It is highly unlikely that the Mortgage Loans will have the precise characteristics referred to in this Prospectus Supplement or that they will prepay or liquidate at any of the rates specified or that the Realized Losses will be incurred according to one particular pattern. The assumed percentages of
CPR and CDR and the Loss Severity Percentages shown below are for illustrative purposes only. Those assumptions may not be correct and the actual rates of prepayment and liquidation and loss severity experience of the Mortgage Loans may not correspond to any of the assumptions made in this Prospectus Supplement.
For these reasons, and because the timing of cash flows is critical to determining yield, the pre-tax yields to maturity of the Class M-2, Class B-1,
Class B-2 and Class B-3 Certificates are likely to differ from the pre-tax yields to maturity shown below.

     The pre-tax yields to maturity set forth below were calculated by determining the monthly discount rates which, when applied to the assumed streams of cash flows to be paid on the Class M-2, Class B-1, Class B-2 and
Class B-3 Certificates, would cause the discounted present value of those assumed streams of cash flows to equal the aggregate assumed purchase prices of the Class M-2, Class B-1, Class B-2 and Class B-3 Certificates set forth above.
In all cases, monthly rates were then converted to the corporate bond equivalent rates shown below. Implicit in the use of

                                      S-80

any discounted present value or internal rate of return calculations such as these is the assumption that intermediate cash flows are reinvested at the discount rates at which investors may be able to reinvest funds received by them as distributions on the Class M-2, Class B-1, Class B-2 and Class B-3
Certificates. Consequently, these yields do not purport to reflect the total return on any investment in the Class M-2, Class B-1, Class B-2 and Class B-3
Certificates when reinvestment rates are considered.

   SENSITIVITY OF PRE-TAX YIELDS TO MATURITY OF THE CLASS M-2 CERTIFICATES TO
                        PREPAYMENTS AND REALIZED LOSSES

                             LOSS                                    PERCENTAGE OF CPR
                           SEVERITY     ----------------------------------------------------------------------------
PERCENTAGE OF CDR         PERCENTAGE       0%         10%        20%         25%        30%        40%         50%
-----------------         ----------    -------     -------    --------    ------     ------     -------     -------

0%                           0%           3.74%      3.75%       3.75%      3.75%      3.75%       3.75%      3.77%
5%                           25%          3.76       3.79        3.81       3.81       3.81        3.82       3.82
5%                           50%          3.76       3.80        3.81       3.81       3.81        3.82       3.82
6%                           25%          3.76       3.79        3.81       3.81       3.81        3.82       3.82
6%                           50%         (6.27)      3.84        3.84       3.83       3.83        3.83       3.83
7%                           25%          3.77       3.80        3.81       3.81       3.81        3.82       3.82
7%                           50%        (33.82)     (3.98)       3.87       3.86       3.86        3.85       3.84
8%                           25%          3.77       3.80        3.81       3.81       3.81        3.81       3.82
8%                           50%        (62.05)     (42.82)     (1.77)      1.86       3.89        3.86       3.85

   SENSITIVITY OF PRE-TAX YIELDS TO MATURITY OF THE CLASS B-1 CERTIFICATES TO
                         PREPAYMENTS AND REALIZED LOSSES

                             LOSS                                    PERCENTAGE OF CPR
                           SEVERITY     ----------------------------------------------------------------------------
PERCENTAGE OF CDR         PERCENTAGE       0%         10%        20%         25%        30%        40%         50%
-----------------         ----------    -------     -------    --------    ------     ------     -------     -------

0%                           0%           4.30%      4.30%       4.30%      4.30%      4.30%       4.30%      4.31%
5%                           25%          4.34       4.43        4.47       4.48       4.49        4.50       4.51
5%                           50%          4.34       4.45        4.48       4.49       4.50        4.50       4.51
6%                           25%          4.35       4.44        4.48       4.48       4.49        4.50       4.50
6%                           50%        (22.01)     (0.27)       4.40       4.55       4.54        4.54       4.53
7%                           25%          4.36       4.44        4.48       4.49       4.49        4.50       4.51
7%                           50%        (64.08)     (47.43)     (7.99)     (0.85)      1.92        4.59       4.56
8%                           25%          4.38       4.45        4.48       4.49       4.49        4.50       4.50
8%                           50%           **       (91.15)    (71.81)     (56.60)    (13.29)     (0.90)      4.13

** Pre-tax Yield to Maturity is less than approximately (99.99)%.

                                      S-81

   SENSITIVITY OF PRE-TAX YIELDS TO MATURITY OF THE CLASS B-2 CERTIFICATES TO
                        PREPAYMENTS AND REALIZED LOSSES

                             LOSS                                    PERCENTAGE OF CPR
                           SEVERITY     ----------------------------------------------------------------------------
PERCENTAGE OF CDR         PERCENTAGE       0%         10%        20%         25%        30%        40%         50%
-----------------         ----------    -------     -------    --------    ------     ------     -------     -------

0%                            0%          5.01%      5.01%       5.01%      5.01%      5.01%       5.01%      5.01%
5%                            25%         5.08       5.25        5.33       5.35       5.37        5.39       5.40
5%                            50%         5.07       5.25        5.35       5.37       5.38        5.40       5.41
6%                            25%         5.09       5.26        5.34       5.35       5.37        5.39       5.40
6%                            50%       (41.23)     (27.53)     (9.25)      3.00       5.44        5.42       5.45
7%                            25%         5.12       5.27        5.34       5.36       5.38        5.39       5.40
7%                            50%          **       (92.57)    (76.90)     (66.91)    (53.89)     (3.82)      5.49
8%                            25%         5.14       5.28        5.34       5.37       5.38        5.39       5.40
8%                            50%          **         **          **         **         **          **       (60.52)

** Pre-tax Yield to Maturity is less than approximately (99.99)%.

   SENSITIVITY OF PRE-TAX YIELDS TO MATURITY OF THE CLASS B-3 CERTIFICATES TO
                        PREPAYMENTS AND REALIZED LOSSES

                             LOSS                                    PERCENTAGE OF CPR
                           SEVERITY     ----------------------------------------------------------------------------
PERCENTAGE OF CDR         PERCENTAGE       0%         10%        20%         25%        30%        40%         50%
-----------------         ----------    -------     -------    --------    ------     ------     -------     -------

0%                           0%           5.45%      5.76%       6.33%      6.63%      6.89%       7.20%      7.20%
5%                           25%          5.49       5.73        5.95       6.06       6.16        6.40       6.64
5%                           50%          4.24       5.55        5.95       6.06       6.16        6.39       6.66
6%                           25%          5.51       5.76        5.97       6.07       6.18        6.42       6.67
6%                           50%        (61.48)     (49.57)    (33.13)     (23.95)    (5.53)       3.74       6.57
7%                           25%          5.54       5.78        5.99       6.10       6.20        6.43       6.70
7%                           50%           **         **          **         **         **       (80.02)     (14.07)
8%                           25%          5.56       5.80        6.00       6.11       6.21        6.44       6.70
8%                           50%           **         **          **         **         **          **         **

** Pre-tax Yield to Maturity is less than approximately (99.99)%.

     The following table sets forth the amount of Realized Losses that would be incurred with respect to the Mortgage Loans, expressed as a percentage of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off
Date.

                            AGGREGATE REALIZED LOSSES

                             LOSS                                     PERCENTAGE OF CPR
                           SEVERITY     ----------------------------------------------------------------------------
PERCENTAGE OF CDR         PERCENTAGE       0%         10%        20%         25%        30%        40%         50%
-----------------         ----------    -------     -------    --------    ------     ------     -------     -------

5%                            25%        16.30%      7.73%      4.63%       3.78%      3.16%      2.31%       1.76%
5%                            50%        32.59       15.46       9.27       7.57       6.32        4.63       3.52
6%                            25%        17.90       8.81        5.39       4.42       3.71        2.74       2.09
6%                            50%        35.80       17.61      10.77       8.85       7.43        5.48       4.19
7%                            25%        19.20       9.77        6.09       5.04       4.25        3.15       2.42
7%                            50%        38.39       19.55      12.18       10.07      8.49        6.30       4.84
8%                            25%        20.24       10.65       6.76       5.62       4.76        3.55       2.74
8%                            50%        40.48       21.29      13.51       11.23      9.52        7.10       5.48

     You should make your investment decisions based on your determinations of anticipated rates of prepayment and Realized Losses under a variety of scenarios. If you are purchasing Class M-2, Class B-1, Class B-2 and Class B-3
Certificates you should fully consider the risk that Realized Losses on the
Mortgage Loans could result in the failure to fully recover your investments.

                                 USE OF PROCEEDS

     The Depositor will apply the net proceeds of the sale of the Offered
Certificates against the purchase price of the Mortgage Loans.

                                      S-82

                         FEDERAL INCOME TAX CONSEQUENCES

     Elections will be made to treat the Trust as two "real estate mortgage investment conduits" (each, a "REMIC") in a tiered structure for federal income tax purposes under the Code.

     o    The Offered Certificates (other than the Class A-3 Certificates and the portion of the Offered Certificates representing interests in the
          Basis Risk Arrangements), the Components and the Class CE Certificates
          will be designated as "regular interests" in the Upper-Tier REMIC. All the Offered Certificates are "REGULAR CERTIFICATES" for purposes of the following discussion.

     o    The Class R Certificate will be designated as the sole "residual interest" in each of the REMICs.

     The Trust will also include a grantor trust which will hold the uncertificated interests in the Upper-Tier REMIC and the Basis Risk
Arrangements, as defined below. Holders of the Offered Certificates must allocate their basis between their regular interest and their right to receive such Cap Carryover Amounts as set forth below under "--Taxation of Basis Risk
Arrangements."

     Upon the issuance of the Offered Certificates, Cadwalader, Wickersham &
Taft LLP will deliver its opinion to the effect that, assuming compliance with the Pooling Agreement, for federal income tax purposes, each REMIC will qualify as a REMIC within the meaning of Section 860D of the Code and the portion of the
Trust exclusive of the REMICs will qualify as a grantor trust under Subpart E,
Part 1 of Subchapter J of the Code.

     See "Federal Income Tax Consequences -- Federal Income Tax Consequences for
REMIC Certificates" in the Prospectus.

REGULAR CERTIFICATES

     The Regular Certificates, other than the portions of the Offered
Certificates representing interests in the Basis Risk Arrangements, generally will be treated as debt instruments issued by the Upper-Tier REMIC for federal income tax purposes. Income on the Regular Certificates must be reported under an accrual method of accounting.

     Certain classes of Offered Certificates may, depending on their respective issue prices, be treated for federal income tax purposes as having been issued with original issue discount. See "Federal Income Tax Consequences -- Federal
Income Tax Consequences for REMIC Certificates -- Taxation of Regular
Certificates -- Original Issue Discount" in the Prospectus. Certain classes of the Regular Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a class of
Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of such classes of Certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See "Federal Income Tax Consequences --
Federal Income Tax Consequences for REMIC Certificates -- Taxation of Regular
Certificates -- Premium" in the Prospectus. For purposes of determining the amount and the rate of accrual of original issue discount and market discount, the Depositor intends to assume that there will be prepayments on the Mortgage
Loans at a rate equal to 25% CPR. No representation is made as to the actual rate at which the Mortgage Loans will be prepaid.

     The Regular Certificates, other than the portion of the Offered
Certificates representing interests in the Basis Risk Arrangements, will be treated as regular interests in a REMIC under Section 860G of the Code.
Accordingly, to the extent described in the Prospectus:

     o    the Regular Certificates will be treated as assets described in
          Section 7701(a)(19)(C) of the Code;

     o    the Regular Certificates will be treated as "real estate assets"
          within the meaning of Section 856(c)(4)(A) of the Code; and

     o    interest on the Regular Certificates will be treated as interest on obligations secured by mortgages on real property within the meaning of Section 856(c)(3)(B) of the Code.

                                      S-83

     The portion of the Offered Certificates representing interests in the Basis
Risk Arrangements and payments thereon will not qualify for the foregoing treatments. See "Federal Income Tax Consequences -- Federal Income Tax
Consequences for REMIC Certificates -- Status of REMIC Certificates" in the
Prospectus.

TAXATION OF THE BASIS RISK ARRANGEMENTS

     General. Each holder of an Offered Certificate will be treated for federal income tax purposes as having entered into a notional principal contract pursuant to its rights to receive payment with respect to Cap Carryover Amounts on the date it purchases its Offered Certificate. The rights to receive such payments (referred to as the "BASIS RISK ARRANGEMENTS") are beneficially owned by holders of Offered Certificates in the portion of the Trust, exclusive of the
REMICs, which is treated as a grantor trust for federal income tax purposes. The
Internal Revenue Service (the "IRS") has issued final regulations under Section
446 of the Code relating to notional principal contracts (the "SWAP
REGULATIONS").

     In general, the holders of the Offered Certificates must allocate the price they pay for the Offered Certificates between their REMIC regular interest and the applicable Basis Risk Arrangement based on their relative fair market values. To the extent rights to receive payments are determined to have a value on the Closing Date that is greater than zero, a portion of such purchase price will be allocable to such rights, and such portion will be treated as a cap premium (the "CAP PREMIUM") paid by the holders of Offered Certificates. A holder of an Offered Certificate will be required to amortize the Cap Premium under a level payment method as if the Cap Premium represented the present value of a series of equal payments made over the life of the applicable Basis Risk
Arrangement (adjusted to take into account decreases in notional principal amount), discounted at a rate equal to the rate used to determine the amount of the Cap Premium (or some other reasonable rate). Prospective purchasers of
Offered Certificates should consult their own tax advisors regarding the appropriate method of amortizing any Cap Premium. The Swap Regulations treat a nonperiodic payment made under a cap contract as a loan for federal income tax purposes if the payment is "significant." It is not known whether any Cap
Premium would be treated in part as a loan under the Swap Regulations.

     Under the Swap Regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under the applicable
Basis Risk Arrangement must be netted against payments, if any, deemed made as a result of the Cap Premiums over the recipient's taxable year, rather than accounted for on a gross basis. Net income or deduction with respect to net payments under a notional principal contract for a taxable year should constitute ordinary income or ordinary deduction. The IRS could contend the amount is capital gain or loss, but such treatment is unlikely, at least in the absence of further regulations. Any regulations requiring capital gain or loss treatment presumably would apply only prospectively. Individuals may be limited in their ability to deduct any such net deduction and should consult their tax advisors prior to investing in the Offered Certificates.

     Any amount of proceeds from the sale, redemption or retirement of an
Offered Certificate that is considered to be allocated to rights under a Basis
Risk Arrangement would be considered a "termination payment" under the Swap
Regulations. It is anticipated that the Trustee will account for any termination payments for reporting purposes in accordance with the Swap Regulations, as described below.

     Termination Payments. Any amount of sales proceeds that is considered to be allocated to the selling beneficial owner's rights under the applicable Basis
Risk Arrangement in connection with the sale or exchange of an Offered
Certificate would be considered a "termination payment" under the Swap
Regulations allocable to that Offered Certificate. A holder of an Offered
Certificate will have gain or loss from such a termination of a Basis Risk
Arrangement equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any Cap Premium paid (or deemed paid) by the beneficial owner upon entering into or acquiring its interest in a Basis Risk Arrangement.

     Gain or loss realized upon the termination of a Basis Risk Arrangement will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

                                      S-84

BACKUP WITHHOLDING AND REPORTING REQUIREMENTS

     Certain holders or other beneficial owners of Offered Certificates may be subject to backup withholding at a rate of 28% (increasing to 31% after 2010)
with respect to interest paid on the Offered Certificates if those holders or beneficial owners, upon issuance, fail to supply the Trustee or their broker with their taxpayer identification number, furnish an incorrect taxpayer identification number, fail to report interest, dividends or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fail to provide the Trustee or their broker with a certified statement, under penalty of perjury, that they are not subject to backup withholding. See
"Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC
Certificates -- Backup Withholding" in the Prospectus.

     The Trustee will be required to report annually to the IRS, and to each
Certificateholder of record, the amount of interest paid (and original issue discount accrued, if any) on the Regular Certificates and the amount of interest withheld for federal income taxes, if any, for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only "certificateholder" of record of the
Offered Certificates is Cede & Co., as nominee for DTC, beneficial owners of the
Offered Certificates and the IRS will receive tax and other information including the amount of interest paid on such Certificates from DTC Participants rather than from the Trustee. The Trustee, however, will respond to requests for necessary information to enable Participants and certain other persons to complete their reports. See "Federal Income Tax Consequences -- Federal Income
Tax Consequences for REMIC Certificates -- Reporting Requirements" in the
Prospectus.

     All investors should consult their tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Offered Certificates.

                                   STATE TAXES

     The Depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Offered Certificates under the tax laws of any state. Investors considering an investment in the Offered
Certificates should consult their tax advisors regarding such tax consequences.

                              ERISA CONSIDERATIONS

     A fiduciary or other person acting on behalf of any Plan should carefully review with its legal advisors whether the purchase or holding of an Offered
Certificate could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Code or Similar Law. See "Benefit Plan
Considerations" in the Prospectus.

     The U.S. Department of Labor has extended Banc of America Securities LLC an administrative exemption (the "EXEMPTION") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by certain Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption.

     For a general description of the Exemption and the conditions that must be satisfied for the Exemption to apply, see "Benefit Plan Considerations -- ERISA
Administrative Exemptions -- Individual Administrative Exemptions" in the
Prospectus.

     The Exemption may cover the acquisition and holding of the Offered
Certificates by the Plans to which it applies provided that all conditions of the Exemption are met. In addition, as of the date hereof, there is no single mortgagor that is the obligor on 5% of the initial balance of the Mortgage Pool.

     Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA, the Code and Similar Law, the Exemptions, and
the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the governing plan instruments and the applicable fiduciary standards of investment prudence and diversification, an investment in

                                      S-85

the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the Underwriting Agreement
(the "UNDERWRITING AGREEMENT") among the Depositor and Banc of America
Securities LLC (the "UNDERWRITER"), the Depositor has agreed to sell to the
Underwriter, and the Underwriter has agreed to purchase from the Depositor, all of the Offered Certificates. Proceeds to the Depositor from the sale of the
Offered Certificates are expected to be approximately 99.957% of the initial balance of those Certificates, before deducting expenses estimated at approximately $548,246 payable by the Depositor.

     Distribution of the Offered Certificates will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the purchase and sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

     The Depositor has been advised by the Underwriter that it intends to make a market in the Offered Certificates but has no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue.

     The Depositor has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     Banc of America Securities is an affiliate of the Depositor and Bank of
America, and is a registered broker/dealer. Any obligations of Banc of America
Securities are the sole responsibility of Banc of America Securities and do not create any obligation or guarantee on the part of any affiliate of Banc of
America Securities. This Prospectus Supplement and the Prospectus may be used by
Banc of America Securities in connection with offers and sales related to market-making transactions in the Offered Certificates. Banc of America
Securities may act as principal or agent in such transactions.

                                  LEGAL MATTERS

     The validity of and certain federal income tax matters with respect to the
Offered Certificates will be passed upon for the Depositor and the Underwriter by Cadwalader, Wickersham & Taft LLP, New York, New York.

                               CERTIFICATE RATINGS

     At their issuance, each class of Offered Certificates is required to receive from Standard & Poor's, a division of The McGraw-Hill Companies, Inc.
("S&P") and Moody's Investors Service, Inc. ("MOODY'S") at least the rating set forth in the table on page S-5 of this Prospectus Supplement.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by Certificateholders of payments required under the Pooling Agreement.

     S&P's and Moody's ratings take into consideration the credit quality of the
Mortgage Pool, including any credit support, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Pool is adequate to make payments required under the
Offered Certificates. S&P's and Moody's ratings on the Offered Certificates do not, however, constitute a statement regarding frequency of prepayment on the
Mortgage Loans. In addition, S&P's and Moody's ratings on the Offered
Certificates do not address the likelihood of the payment of any Cap Carryover
Amount.

     The Depositor has not requested a rating of any class of Offered
Certificates by any rating agency other than S&P and Moody's. However, there can be no assurance as to whether any other rating agency will rate the Offered
Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by any

                                      S-86

such other rating agency to a class of Offered Certificates may be lower than the ratings assigned by S&P and Moody's.

     The rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                                      S-87

             INDEX OF SIGNIFICANT PROSPECTUS SUPPLEMENT DEFINITIONS

60+ Day Delinquent Loan.....................................................S-59
Accrued Certificate Interest................................................S-56
Accrued Component Interest..................................................S-56
Adjustment Date.............................................................S-24
Administrative Fee..........................................................S-48
Administrative Fee Rate.....................................................S-48
Advance.....................................................................S-49
Applied Realized Loss Amount................................................S-67
Auction Date................................................................S-49
Auction Date................................................................S-11
Available Funds.............................................................S-55
Bank of America.............................................................S-43
Bankruptcy Losses...........................................................S-67
Basis Risk Arrangements.....................................................S-84
BBA.........................................................................S-57
beneficial owner............................................................S-51
Book-Entry Certificates.....................................................S-51
Cap Carryover Amount........................................................S-64
Cap Premium.................................................................S-84
CDR.........................................................................S-80
Certificate Owners..........................................................S-51
Certificateholder...........................................................S-51
Certificates.................................................................S-6
Class A-3 Realized Loss Amortization Amount.................................S-65
Class A-3A Applied Realized Loss Amount.....................................S-67
Class A-3B Applied Realized Loss Amount.....................................S-67
Class B-1 Principal Distribution Amount.....................................S-60
Class B-1 Realized Loss Amortization Amount.................................S-65
Class B-2 Principal Distribution Amount.....................................S-60
Class B-2 Realized Loss Amortization Amount.................................S-65
Class B-3 Principal Distribution Amount.....................................S-60
Class B-3 Realized Loss Amortization Amount.................................S-65
class balance...............................................................S-60
Class M-1 Principal Distribution Amount.....................................S-59
Class M-1 Realized Loss Amortization Amount.................................S-65
Class M-2 Principal Distribution Amount.....................................S-59
Class M-2 Realized Loss Amortization Amount.................................S-65
Clearstream.................................................................S-52
Clearstream Participants....................................................S-52
Code........................................................................S-16
Compensating Interest.......................................................S-49
Component Balance...........................................................S-61
Corporate Trust Office......................................................S-50
Counterparty................................................................S-65
CPR.........................................................................S-71
Credit Scores...............................................................S-26
Debt Service Reduction......................................................S-67
Decrement Tables............................................................S-70
Deficient Valuation.........................................................S-67
Definitive Certificate......................................................S-51
Deleted Mortgage Loan.......................................................S-47
Determination Date..........................................................S-49
Distribution Account........................................................S-48

                                      S-88

Distribution Date...........................................................S-54
DTC.........................................................................S-51
Eligible Substitute Mortgage Loan...........................................S-47
ERISA.......................................................................S-16
Euroclear...................................................................S-53
Euroclear Operator..........................................................S-53
Euroclear Participants......................................................S-53
European Depositaries.......................................................S-51
Exemption...................................................................S-85
Extra Principal Distribution Amount.........................................S-61
Final Scheduled Maturity Date...............................................S-51
Financial Intermediary......................................................S-51
Foreclosure Profits.........................................................S-48
Global Securities..............................................................1
GreenPoint...................................................................S-7
Gross Margin................................................................S-25
Indirect Participants.......................................................S-51
Interest....................................................................S-54
Interest Carry Forward Amount...............................................S-56
Interest Only Mortgage Loans................................................S-24
Interest Percentage.........................................................S-56
Interest Remittance Amount..................................................S-56
Interest Settlement Rate....................................................S-57
IRA.........................................................................S-16
IRS.........................................................................S-84
LIBOR Determination Date....................................................S-57
Liquidated Mortgage Loan....................................................S-48
Loan Subgroup..........................................................S-7, S-24
Loan Subgroup A........................................................S-7, S-24
Loan Subgroup B........................................................S-7, S-24
Loan-to-Value Ratio.........................................................S-26
Loss Severity Percentage....................................................S-80
MERS........................................................................S-46
Modeling Assumptions........................................................S-70
Monthly Excess Cashflow Allocation..........................................S-63
Monthly Excess Cashflow Amount..............................................S-63
Monthly Excess Interest Amount..............................................S-63
Moody's.....................................................................S-86
Mortgage File...............................................................S-46
Mortgage Loan Purchase Agreement............................................S-26
Mortgage Loans.........................................................S-7, S-24
Mortgage Pool..........................................................S-7, S-24
Net Mortgage Interest Rate..................................................S-56
NIMS Insurer................................................................S-14
Nonqualified Intermediary......................................................4
Non-U.S. Holder................................................................3
One-Month LIBOR.............................................................S-57
Originator.............................................................S-7, S-26
Overcollateralization Amount................................................S-61
Overcollateralization Deficiency............................................S-61
Overcollateralization Release Amount........................................S-61
Participants................................................................S-51
Percentage Interest.........................................................S-50
Periodic Cap................................................................S-25
Plan........................................................................S-16
Pool Cap....................................................................S-56

                                      S-89

Pool Principal Balance......................................................S-61
Pooling Agreement............................................................S-6
Prepayment Interest Shortfall...............................................S-49
Principal Distribution Amount...............................................S-61
Principal Remittance Amount.................................................S-61
Purchase Price..............................................................S-46
Qualified Intermediary.........................................................3
Rate Ceiling................................................................S-25
Realized Loss...............................................................S-66
Realized Loss Amortization Amount...........................................S-65
Record Date.................................................................S-54
Recovery....................................................................S-61
Regular Certificates........................................................S-83
Reimbursement Amount........................................................S-46
Relevant Depositary.........................................................S-51
Relief Act Reduction........................................................S-56
REMIC.................................................................S-15, S-83
Remittance Date.............................................................S-48
REO Property................................................................S-49
Reserve Account.............................................................S-66
Reserve Interest Rate.......................................................S-57
Rules.......................................................................S-51
S&P.........................................................................S-86
Senior Enhancement Percentage...............................................S-62
Senior Principal Distribution Amount........................................S-62
Senior Specified Enhancement Percentage.....................................S-62
Servicer....................................................................S-44
Servicer Custodial Account..................................................S-48
Servicing Agreement.........................................................S-46
Servicing Fee...............................................................S-48
Servicing Fee Rate..........................................................S-48
Similar Law.................................................................S-16
Six-Month LIBOR........................................................S-7, S-25
SMMEA.......................................................................S-15
Stated Principal Balance....................................................S-62
Stepdown Date...............................................................S-62
Subgroup.....................................................................S-6
Subgroup A...................................................................S-6
Subgroup A Cap..............................................................S-56
Subgroup A Interest Remittance Amount.......................................S-56
Subgroup A Mortgage Loans..............................................S-7, S-24
Subgroup A Principal Percentage.............................................S-62
Subgroup B...................................................................S-6
Subgroup B Cap..............................................................S-57
Subgroup B Interest Remittance Amount.......................................S-57
Subgroup B Mortgage Loans..............................................S-7, S-24
Subgroup B Principal Percentage.............................................S-62
Subgroup Subordinate Amount.................................................S-57
Substitution Adjustment Amount..............................................S-47
Swap Regulations............................................................S-84
Targeted Overcollateralization Amount.......................................S-62
Telerate page 3750..........................................................S-57
Terms and Conditions........................................................S-53
Trigger Event...............................................................S-63
Trust........................................................................S-6
Trustee.....................................................................S-50

                                      S-90

Trustee Fee.................................................................S-48
Trustee Fee Rate............................................................S-48
U.S. Person....................................................................4
U.S. Withholding Agent.........................................................3
Underwriter.................................................................S-86
Underwriting Agreement......................................................S-86
Unpaid Realized Loss Amount.................................................S-65
Yield Maintenance Agreement Payment.........................................S-66
Yield Maintenance Agreements................................................S-65

                                      S-91

                                  APPENDIX A:

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the Offered Certificates will be offered globally (the "GLOBAL SECURITIES") and will be available only in book-entry form. Investors in the Global Securities may hold such Global
Securities through any of DTC, Clearstream or Euroclear. The Global Securities
will be tradable as home market instruments in both the European and U.S.
domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Clearstream or Euroclear and DTC
Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of
Cede & Co., as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective
Depositaries, which in turn will hold such positions in accounts as DTC
Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period.
Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Clearstream or
Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no `lock-up' or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC
Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

     Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

                                      A-1

     Trading between DTC seller and Clearstream or Euroclear purchaser. When
Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the
purchaser will send instructions to Clearstream or Euroclear through a
Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either a 360-day year comprised of 30-day months or the actual number of days in such accrual period and a year assumed to consist of 360 days, as applicable.
For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream
Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date
(which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

     Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Participants or Euroclear
Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC
Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to
time zone differences in their favor, Clearstream Participants and Euroclear
Participants may employ their customary procedures for transactions in which
Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or
Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either a 360-day year comprised of 30-day months or the actual number of days in such accrual period and a year assumed to consist of 360 days, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.
The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear
Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant's or
Euroclear Participant's account would instead be valued as of the actual settlement date.

                                      A-2

     Finally, day traders that use Clearstream or Euroclear and that purchase
Global Securities from DTC Participants for delivery to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or
     Euroclear accounts) in accordance with the clearing system's customary procedures;

          (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global
     Securities sufficient time to be reflected in their Clearstream or
     Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream
     Participant or Euroclear Participant.

     Certain U.S. Federal Income Tax Documentation Requirements

     A beneficial owner of Global Securities that is not a U.S. Person within the meaning of Section 7701(a)(30) of the Code (a "NON-U.S. HOLDER") holding a
Book-Entry Certificate through Clearstream, Euroclear or DTC may be subject to
U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's Global Securities, the paying agent or any other entity required to withhold tax (any of the foregoing, a "U.S. WITHHOLDING AGENT")
establishing an exemption from withholding. A Non-U.S. Holder may be subject to withholding unless each U.S. Withholding Agent receives:

     1. from a Non-U.S. Holder that is classified as a corporation for U.S.
federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate)
based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

     2. from a Non-U.S. Holder that is eligible for an exemption on the basis that the holder's income from the Global Securities is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

     3. from a Non-U.S. Holder that is classified as a partnership for U.S.
federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S.
Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the
IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

     4. from a Non-U.S. Holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of Global Securities):

          (1) if the intermediary is a "qualified intermediary" within the meaning of Section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a
     "QUALIFIED INTERMEDIARY"), a duly completed and executed IRS Form W-8IMY
     (or any successor or substitute form)--

          (a)  stating the name, permanent residence address and employer identification number of the Qualified Intermediary and the country under the laws of which the Qualified Intermediary is created, incorporated or governed,

          (b)  certifying that the Qualified Intermediary has provided, or will provide, a withholding statement as required under Section
               1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

          (c)  certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary,
               and

                                      A-3

          (d)  providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in Section 1.1441-1(e)(3)(ii) or
               1.1441-1(e)(5)(v) of the U.S. Treasury Regulations; or

     (2) if the intermediary is not a qualified intermediary (a "NONQUALIFIED
INTERMEDIARY"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

          (a)  stating the name and permanent residence address of the
               Nonqualified Intermediary and the country under the laws of which the Nonqualified Intermediary is created, incorporated or
               governed,

          (b)  certifying that the Nonqualified Intermediary is not acting for its own account,

          (c)  certifying that the Nonqualified Intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such Nonqualified
               Intermediary's beneficial owners, and

          (d)  providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in Section
               1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

     5. from a Non-U.S. Holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of
Global Securities, either an IRS Form W-8BEN or W-8IMY; any Non-U.S. Holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

     All Non-U.S. Holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S.
Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

     In addition, all holders, including holders that are U.S. Persons, holding
Global Securities through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder--

          (a)  provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a
               Non-U.S. Holder;

          (b)  provides a duly completed and executed IRS Form W-9, if the
               Holder is a U.S. Person; or

          (c)  can be treated as a "exempt recipient" within the meaning of
               Section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations
               (e.g., a corporation or a financial institution such as a bank).

     The term "U.S. PERSON" means a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

     This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are
Non-U.S. Holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of Global Securities.

                                      A-4

                                   APPENDIX B

    YIELD MAINTENANCE AGREEMENT CAP NOTIONAL AMOUNT AND STRIKE RATE SCHEDULES

                     YIELD MAINTENANCE    YIELD MAINTENANCE     YIELD MAINTENANCE     YIELD MAINTENANCE    YIELD MAINTENANCE
                      AGREEMENT NO. 1      AGREEMENT NO. 2       AGREEMENT NO. 3       AGREEMENT NO. 4      AGREEMENT NO. 5

DISTRIBUTION         NOTIONAL    CAP        NOTIONAL   CAP       NOTIONAL     CAP      NOTIONAL    CAP      NOTIONAL    CAP
   DATE               AMOUNT    STRIKE       AMOUNT   STRIKE      AMOUNT    STRIKE      AMOUNT   STRIKE      AMOUNT   STRIKE
   ----               ------    ------       ------   ------      ------    ------      ------   ------      ------   ------

6/20/2005          289,305,905   5.91     109,689,637  5.90     44,333,709   5.85     14,365,000  5.70     10,898,000  5.50
7/20/2005          283,420,671   5.71     107,463,146  5.70     43,432,388   5.65     14,365,000  5.50     10,898,000  5.30
8/20/2005          277,644,394   5.91     105,277,811  5.90     42,547,747   5.85     14,365,000  5.70     10,898,000  5.50
9/20/2005          271,975,061   5.71     103,132,871  5.70     41,679,478   5.65     14,365,000  5.50     10,898,000  5.30
10/20/2005         266,410,694   5.71     101,027,581  5.70     40,827,277   5.65     14,365,000  5.50     10,898,000  5.30
11/20/2005         260,949,352   5.91     98,961,208   5.90     39,990,848   5.85     14,365,000  5.70     10,898,000  5.50
12/20/2005         255,589,130   5.71     96,933,034   5.70     39,169,899   5.65     14,365,000  5.50     10,898,000  5.30
1/20/2006          250,328,160   5.91     94,942,353   5.90     38,364,144   5.85     14,365,000  5.70     10,898,000  5.50
2/20/2006          245,164,605   5.71     92,988,472   5.70     37,573,302   5.65     14,365,000  5.50     10,898,000  5.30
3/20/2006          240,096,665   5.71     91,070,713   5.70     36,797,098   5.65     14,365,000  5.50     10,898,000  5.30
4/20/2006          235,122,571   6.34     89,188,407   6.33     36,035,261   6.28     14,365,000  6.13     10,898,000  5.93
5/20/2006          230,240,589   5.71     87,340,900   5.70     35,287,525   5.65     14,365,000  5.50     10,898,000  5.30
6/20/2006          225,449,014   5.91     85,527,550   5.90     34,553,630   5.85     14,365,000  5.70     10,898,000  5.50
7/20/2006          220,746,175   5.71     83,747,726   5.70     33,833,320   5.65     14,365,000  5.50     10,898,000  5.30
8/20/2006          216,130,432   5.91     82,000,807   5.90     33,126,344   5.85     14,365,000  5.70     10,898,000  5.50
9/20/2006          211,600,173   5.71     80,286,188   5.70     32,432,455   5.65     14,365,000  5.50     10,898,000  5.30
10/20/2006         207,153,819   5.71     78,603,270   5.70     31,751,411   5.65     14,365,000  5.50     10,898,000  5.30
11/20/2006         202,789,816   5.91     76,951,469   5.90     31,082,976   5.85     14,365,000  5.70     10,898,000  5.50
12/20/2006         198,506,642   5.71     75,330,209   5.70     30,426,915   5.65     14,365,000  5.50     10,898,000  5.30
1/20/2007          194,302,803   5.91     73,738,928   5.90     29,783,000   5.85     14,365,000  5.70     10,898,000  5.50
2/20/2007          190,176,830   5.71     72,177,070   5.70     29,151,006   5.65     14,365,000  5.50     10,898,000  5.30
3/20/2007          186,127,285   5.71     70,644,092   5.70     28,530,713   5.65     14,365,000  5.50     10,898,000  5.30
4/20/2007          182,152,753   6.34     69,139,462   6.33     27,921,906   6.28     14,365,000  6.13     10,898,000  5.93
5/20/2007          178,251,847   5.71     67,662,654   5.70     27,324,370   5.65     14,365,000  5.50     10,898,000  5.30
6/20/2007          174,397,495   5.91     66,213,156   5.90     26,735,042   5.85     14,365,000  5.70     10,898,000  5.50
7/20/2007          170,487,746   5.71     64,790,463   5.70     26,142,537   5.65     14,365,000  5.50     10,898,000  5.30
8/20/2007          166,803,034   5.91     63,394,080   5.90     25,577,960   5.85     14,365,000  5.70     10,898,000  5.50

                     YIELD MAINTENANCE    YIELD MAINTENANCE    YIELD MAINTENANCE
                      AGREEMENT NO. 6      AGREEMENT NO. 7      AGREEMENT NO. 8

DISTRIBUTION          NOTIONAL    CAP      NOTIONAL    CAP      NOTIONAL    CAP
   DATE                AMOUNT   STRIKE      AMOUNT   STRIKE      AMOUNT   STRIKE
   ----                ------   ------      ------   ------      ------   ------

6/20/2005            7,926,000   4.95     2,477,000   4.25     3,220,000   4.25
7/20/2005            7,926,000   4.75     2,477,000   4.05     3,220,000   4.05
8/20/2005            7,926,000   4.95     2,477,000   4.25     3,220,000   4.25
9/20/2005            7,926,000   4.75     2,477,000   4.05     3,220,000   4.05
10/20/2005           7,926,000   4.75     2,477,000   4.05     3,220,000   4.05
11/20/2005           7,926,000   4.95     2,477,000   4.25     3,220,000   4.25
12/20/2005           7,926,000   4.75     2,477,000   4.05     3,220,000   4.05
1/20/2006            7,926,000   4.95     2,477,000   4.25     3,220,000   4.25
2/20/2006            7,926,000   4.75     2,477,000   4.05     3,220,000   4.05
3/20/2006            7,926,000   4.75     2,477,000   4.05     3,220,000   4.05
4/20/2006            7,926,000   5.38     2,477,000   4.68     3,220,000   4.68
5/20/2006            7,926,000   4.75     2,477,000   4.05     3,220,000   4.05
6/20/2006            7,926,000   4.95     2,477,000   4.25     3,220,000   4.25
7/20/2006            7,926,000   4.75     2,477,000   4.05     3,220,000   4.05
8/20/2006            7,926,000   4.95     2,477,000   4.25     3,220,000   4.25
9/20/2006            7,926,000   4.75     2,477,000   4.05     3,220,000   4.05
10/20/2006           7,926,000   4.75     2,477,000   4.05     3,220,000   4.05
11/20/2006           7,926,000   4.95     2,477,000   4.25     3,220,000   4.25
12/20/2006           7,926,000   4.75     2,477,000   4.05     3,220,000   4.05
1/20/2007            7,926,000   4.95     2,477,000   4.25     3,220,000   4.25
2/20/2007            7,926,000   4.75     2,477,000   4.05     3,220,000   4.05
3/20/2007            7,926,000   4.75     2,477,000   4.05     3,220,000   4.05
4/20/2007            7,926,000   5.38     2,477,000   4.68     3,220,000   4.68
5/20/2007            7,926,000   4.75     2,477,000   4.05     3,220,000   4.05
6/20/2007            7,926,000   4.95     2,477,000   4.25     3,220,000   4.25
7/20/2007            7,926,000   4.75     2,477,000   4.05     3,220,000   4.05
8/20/2007            7,926,000   4.95     2,477,000   4.25     3,220,000   4.25

                                      B-1

                     YIELD MAINTENANCE    YIELD MAINTENANCE     YIELD MAINTENANCE     YIELD MAINTENANCE    YIELD MAINTENANCE
                      AGREEMENT NO. 1      AGREEMENT NO. 2       AGREEMENT NO. 3       AGREEMENT NO. 4      AGREEMENT NO. 5

9/20/2007          163,186,587    5.71   62,023,521     5.70    25,023,837    5.65    14,365,000   5.50    10,898,000   5.30
10/20/2007         159,637,142    5.71   60,678,308     5.70    24,479,975    5.65    14,365,000   5.50    10,898,000   5.30
11/20/2007         156,010,364    5.91   59,357,973     5.90    23,930,285    5.85    14,365,000   5.70    10,898,000   5.50
12/20/2007         152,295,281    5.71   58,062,058     5.70    23,373,497    5.65    14,365,000   5.50    10,898,000   5.30
1/20/2008          148,066,681    5.91   55,064,844     5.90    22,570,613    5.85    14,365,000   5.70    10,898,000   5.50
2/20/2008          141,686,610    5.71   53,219,414     5.70    21,656,650    5.65    14,365,000   5.50    10,898,000   5.30
3/20/2008          133,181,873    5.72   48,533,333     5.71    20,190,975    5.66    14,365,000   5.51    10,898,000   5.31
4/20/2008          76,279,195     6.15   28,711,174     6.14    11,665,826    6.09    14,365,000   5.94    10,898,000   5.74
5/20/2008               -           -        -            -          -          -     13,303,574   5.57    10,898,000   5.37
6/20/2008               -           -        -            -          -          -     13,303,574   5.85    10,898,000   5.65
7/20/2008               -           -        -            -          -          -     13,303,574   5.64    10,898,000   5.44
8/20/2008               -           -        -            -          -          -     13,303,574   5.85    10,898,000   5.65
9/20/2008               -           -        -            -          -          -     13,303,574   5.64    10,898,000   5.44
10/20/2008              -           -        -            -          -          -     13,303,574   5.64    10,898,000   5.44
11/20/2008              -           -        -            -          -          -     13,303,574   5.85    10,898,000   5.65
12/20/2008              -           -        -            -          -          -     13,303,574   5.64    10,898,000   5.44
1/20/2009               -           -        -            -          -          -     13,303,574   5.85    10,898,000   5.65
2/20/2009               -           -        -            -          -          -     13,303,574   5.64    10,898,000   5.44
3/20/2009               -           -        -            -          -          -     13,303,574   5.64    10,898,000   5.44
4/20/2009               -           -        -            -          -          -     13,303,574   6.29    10,898,000   6.09
5/20/2009               -           -        -            -          -          -     13,303,574   5.64    10,898,000   5.44
6/20/2009               -           -        -            -          -          -     13,303,574   5.85    10,898,000   5.65
7/20/2009               -           -        -            -          -          -     13,303,574   5.64    10,898,000   5.44
8/20/2009               -           -        -            -          -          -     13,303,574   5.85    10,898,000   5.65
9/20/2009               -           -        -            -          -          -     13,303,574   5.64    10,898,000   5.44
10/20/2009              -           -        -            -          -          -     13,303,574   5.64    10,898,000   5.44
11/20/2009              -           -        -            -          -          -     13,303,574   5.85    10,898,000   5.65
12/20/2009              -           -        -            -          -          -     13,303,574   5.64    10,898,000   5.44
1/20/2010               -           -        -            -          -          -     13,303,574   5.85    10,898,000   5.65
2/20/2010               -           -        -            -          -          -     13,303,574   5.64    10,898,000   5.44
3/20/2010               -           -        -            -          -          -     13,303,574   5.65    10,090,976   5.45
4/20/2010               -           -        -            -          -          -     10,948,967   6.30    -            -

                  YIELD MAINTENANCE    YIELD MAINTENANCE    YIELD MAINTENANCE
                   AGREEMENT NO. 6      AGREEMENT NO. 7      AGREEMENT NO. 8

9/20/2007         7,926,000   4.75     2,477,000    4.05    3,220,000    4.05
10/20/2007        7,926,000   4.75     2,477,000    4.05    3,220,000    4.05
11/20/2007        7,926,000   4.95     2,477,000    4.25    3,220,000    4.25
12/20/2007        7,926,000   4.75     2,477,000    4.05    3,220,000    4.05
1/20/2008         7,926,000   4.95     2,477,000    4.25    3,220,000    4.25
2/20/2008         7,926,000   4.75     2,477,000    4.05    3,220,000    4.05
3/20/2008         7,926,000   4.76     2,477,000    4.06    3,220,000    4.06
4/20/2008         7,926,000   5.19     2,477,000    4.49    3,220,000    4.49
5/20/2008         7,926,000   4.82     2,477,000    4.12    3,220,000    4.12
6/20/2008         7,926,000   5.10     2,477,000    4.40    3,220,000    4.40
7/20/2008         7,926,000   4.89     2,477,000    4.19    3,171,166    4.19
8/20/2008         7,926,000   5.10     2,477,000    4.40    2,424,942    4.40
9/20/2008         7,926,000   4.89     2,477,000    4.19    1,692,527    4.19
10/20/2008        7,926,000   4.89     2,477,000    4.19    973,666      4.19
11/20/2008        7,926,000   5.10     2,477,000    4.40    268,107      4.40
12/20/2008        7,926,000   4.89     2,052,605    4.19         -         -
1/20/2009         7,926,000   5.10     1,372,918    4.40         -         -
2/20/2009         7,926,000   4.89      705,811     4.19         -         -
3/20/2009         7,926,000   4.89       51,050     4.19         -         -
4/20/2009         7,334,407   5.54          -         -          -         -
5/20/2009         6,703,658   4.89          -         -          -         -
6/20/2009         6,084,584   5.10          -         -          -         -
7/20/2009         5,476,968   4.89          -         -          -         -
8/20/2009         4,880,598   5.10          -         -          -         -
9/20/2009         4,295,268   4.89          -         -          -         -
10/20/2009        3,654,783   4.89          -         -          -         -
11/20/2009        2,963,917   5.10          -         -          -         -
12/20/2009        2,369,800   4.89          -         -          -         -
1/20/2010         1,561,461   5.10          -         -          -         -
2/20/2010          684,375    4.89          -         -          -         -
3/20/2010              -      -             -         -          -         -
4/20/2010              -      -             -         -          -         -

                                      B-2

                                  APPENDIX C:

                     ASSUMED MORTGAGE LOAN CHARACTERISTICS

                                                           CUT-OFF DATE
                                                            REMAINING                                                CUT-OFF
                                                             TERM TO                  REMAINING                    DATE MONTHS
                                           CUT-OFF DATE       STATED                   INTEREST                      TO NEXT
                            GROSS COUPON     PRINCIPAL       MATURITY     LOAN AGE    ONLY TERM    GROSS MARGIN     ADJUSTMENT
SUBGROUP        INDEX            (%)        BALANCE ($)      (MONTHS)     (MONTHS)     (MONTHS)         (%)            DATE
--------      ----------   -------------   -------------   -------------  --------    ---------    ------------    ------------

   A          6 MO LIBOR    7.8750000000    160,000.00         360            0           0        2.7500000000        120
   A          6 MO LIBOR    6.2500000000    133,549.99         357            3          117       2.7500000000        117
   A          6 MO LIBOR    6.7500000000    125,850.00         359            1          119       2.7500000000        119
   A          6 MO LIBOR    7.3750000000    110,000.00         360            0          120       2.7500000000        120
   A          6 MO LIBOR    6.5000000000    186,197.69         350           10           0        2.7500000000         26
   A          6 MO LIBOR    6.3750000000    266,247.93         355            5           0        2.7500000000         31
   A          6 MO LIBOR    6.1250000000    332,293.08         356            4           0        2.7500000000         32
   A          6 MO LIBOR    6.0701303843   1,127,458.53        357            3           0        2.7500000000         33
   A          6 MO LIBOR    6.6385113922   1,509,188.85        358            2           0        2.7500000000         34
   A          6 MO LIBOR    6.1670639765   13,207,098.65       359            1           0        2.7500000000         35
   A          6 MO LIBOR    6.4260607989   12,609,600.00       360            0           0        2.7500000000         36
   A          6 MO LIBOR    6.2500000000     45,474.61         349           11          25        2.7500000000         25
   A          6 MO LIBOR    5.3750000000     97,750.00         354            6          30        2.7500000000         30
   A          6 MO LIBOR    5.7500000000    252,000.00         355            5          31        2.7500000000         31
   A          6 MO LIBOR    6.0000000000    432,642.23         356            4          32        2.4393507136         32
   A          6 MO LIBOR    5.7983019008   2,356,533.14        357            3          33        2.7500000000         33
   A          6 MO LIBOR    5.7349616789   1,988,619.60        358            2          34        2.7500000000         34
   A          6 MO LIBOR    6.2942849211   2,130,183.40        359            1          35        2.7500000000         35
   A          6 MO LIBOR    6.1726932668    288,720.00         360            0          36        2.7500000000         36
   A          6 MO LIBOR    5.7500000000    191,799.99         358            2          58        2.7500000000         34
   A          6 MO LIBOR    5.6942522107    520,200.00         356            4          116       2.7500000000         32
   A          6 MO LIBOR    6.1682784173   1,385,190.99        357            3          117       2.7500000000         33
   A          6 MO LIBOR    5.9907263312   3,309,770.33        358            2          118       2.7036449029         34
   A          6 MO LIBOR    6.3500085453   57,830,139.37       359            1          119       2.7500000000         35
   A          6 MO LIBOR    6.5027600742   81,035,244.14       360            0          120       2.7504794210         36
   A          6 MO LIBOR    6.0000000000    188,655.91         353            7           0        2.7500000000         53
   A          6 MO LIBOR    6.3750000000    228,704.70         354            6           0        2.7500000000         54
   A          6 MO LIBOR    6.0443196557    932,376.63         359            1           0        2.7500000000         59
   A          6 MO LIBOR    6.6246303753   1,589,450.00        360            0           0        2.7500000000         60
   A          6 MO LIBOR    6.6250000000    135,249.96         354            6          54        2.7500000000         54
   A          6 MO LIBOR    5.9356045185    491,299.98         357            3          57        2.7500000000         57
   A          6 MO LIBOR    6.5560148142    981,471.88         358            2          58        2.7500000000         58
   A          6 MO LIBOR    7.4584597236    593,400.00         359            1          59        2.7500000000         59
   A          6 MO LIBOR    6.4084345836    283,950.00         356            4          116       2.7500000000         56
   A          6 MO LIBOR    7.3750000000    120,000.00         357            3          117       2.7500000000         57
   A          6 MO LIBOR    6.6633736733   1,487,747.72        358            2          118       2.7500000000         58
   A          6 MO LIBOR    6.5890147061   12,281,058.35       359            1          119       2.7500000000         59
   A          6 MO LIBOR    6.5110159963   13,496,849.99       360            0          120       2.7500000000         60
   A          6 MO LIBOR    6.8216855385   1,059,749.99        359            1          119       2.7500000000         83
   A          6 MO LIBOR    7.3750000000    239,900.00         360            0          120       2.7500000000         84
   A          6 MO LIBOR    6.7500000000    106,108.56         359            1           0        2.7500000000        119
   A          6 MO LIBOR    6.6250000000     73,800.00         359            1          119       2.7500000000        119
   A          6 MO LIBOR    6.8457242874    599,900.00         360            0          120       2.7500000000        120

                                  MINIMUM
                                  MORTGAGE       PREPAYMENT
               RATE CEILING    INTEREST RATE    PREMIUM TERM
SUBGROUP            (%)             (%)           (MONTHS)
--------       -------------   -------------    -------------

   A           12.8750000000    2.8750000000         0
   A           11.2500000000    2.7500000000         0
   A           11.7500000000    2.7500000000         0
   A           12.3750000000    2.7500000000         0
   A           12.5000000000    2.7500000000         0
   A           12.3750000000    2.7500000000         0
   A           12.1250000000    2.7500000000         0
   A           12.0701303843    2.7500000000         0
   A           12.7341984496    2.7500000000         0
   A           12.1670639765    2.7500000000         0
   A           12.4260607989    2.7500000000         0
   A           12.2500000000    2.7500000000         0
   A           11.3750000000    2.7500000000         0
   A           11.7500000000    2.7500000000         0
   A           12.0000000000    2.4393507136         0
   A           11.7983019008    2.6921183655         0
   A           11.7349616789    2.7500000000         0
   A           12.2942849211    2.7500000000         0
   A           12.1726932668    2.7500000000         0
   A           11.7500000000    2.7500000000         0
   A           11.6942522107    2.7500000000         0
   A           12.1682784173    2.7500000000         0
   A           11.9538204502    2.7036449029         0
   A           12.3500085453    2.7500924042         0
   A           12.5027600742    2.7504794210         0
   A           11.0000000000    2.7500000000         0
   A           11.3750000000    2.7500000000         0
   A           11.0443196557    2.7500000000         0
   A           11.6246303753    2.7500000000         0
   A           11.6250000000    2.7500000000         0
   A           10.9356045185    2.7500000000         0
   A           11.5560148142    2.7500000000         0
   A           12.4584597236    3.6295711156         0
   A           11.4084345836    2.7500000000         0
   A           12.3750000000    2.7500000000         0
   A           11.6633736733    2.7500000000         0
   A           11.5890147061    2.7674506533         0
   A           11.5110159963    2.7502884932         0
   A           11.8216855385    2.7500000000         0
   A           12.3750000000    2.7500000000         0
   A           11.7500000000    2.7500000000         36
   A           11.6250000000    2.7500000000         36
   A           11.8457242874    2.7500000000         36

                                      C-1

                                                           CUT-OFF DATE
                                                            REMAINING                                                CUT-OFF
                                                             TERM TO                  REMAINING                    DATE MONTHS
                                           CUT-OFF DATE       STATED                   INTEREST                      TO NEXT
                            GROSS COUPON     PRINCIPAL       MATURITY     LOAN AGE    ONLY TERM    GROSS MARGIN     ADJUSTMENT
SUBGROUP        INDEX            (%)        BALANCE ($)      (MONTHS)     (MONTHS)     (MONTHS)         (%)            DATE
--------      ----------   -------------   -------------   -------------  --------    ---------    ------------    ------------

   A          6 MO LIBOR    6.5000000000    199,819.19         359            1           0        2.7500000000         35
   A          6 MO LIBOR    6.3173712945    156,453.28         359            1           0        2.7500000000         35
   A          6 MO LIBOR    5.3750000000    143,947.50         356            4           0        2.7500000000         32
   A          6 MO LIBOR    5.7500000000     96,894.05         357            3           0        2.7500000000         33
   A          6 MO LIBOR    7.2500000000    146,170.89         358            2           0        2.7500000000         34
   A          6 MO LIBOR    6.1691708777   5,529,871.69        359            1           0        2.7500000000         35
   A          6 MO LIBOR    6.2685277570   6,873,421.32        360            0           0        2.7500000000         36
   A          6 MO LIBOR    6.4434963100    867,200.00         360            0          120       2.7500000000         36
   A          6 MO LIBOR    6.4367283951    324,000.00         359            1          119       2.7500000000         35
   A          6 MO LIBOR    5.8750000000    126,400.00         359            1          35        2.7500000000         35
   A          6 MO LIBOR    5.6451157538    265,650.00         360            0          120       2.7500000000         36
   A          6 MO LIBOR    6.3750000000     93,600.00         350           10          26        2.7500000000         26
   A          6 MO LIBOR    5.7500000000    180,000.00         354            6          30        2.7500000000         30
   A          6 MO LIBOR    5.6463492202    826,500.62         357            3          33        2.7500000000         33
   A          6 MO LIBOR    5.8733122768   2,081,203.98        358            2          34        2.7500000000         34
   A          6 MO LIBOR    5.9489141994   1,811,657.99        359            1          35        2.7500000000         35
   A          6 MO LIBOR    6.1681845970    371,949.98         360            0          36        2.7500000000         36
   A          6 MO LIBOR    5.6250000000     80,737.07         355            5          115       2.7500000000         31
   A          6 MO LIBOR    5.5089531759    362,999.96         356            4          116       2.7500000000         32
   A          6 MO LIBOR    5.4428614088    636,609.96         357            3          117       2.7500000000         33
   A          6 MO LIBOR    5.8812020806   2,023,179.33        358            2          118       2.7500000000         34
   A          6 MO LIBOR    6.2209353523   34,229,132.14       359            1          119       2.7592026873         35
   A          6 MO LIBOR    6.3106410323   56,673,178.26       360            0          120       2.7500000000         36
   A          6 MO LIBOR    6.8750000000    317,000.00         360            0           0        2.7500000000         60
   A          6 MO LIBOR    6.3750000000     89,648.87         357            3           0        2.7500000000         57
   A          6 MO LIBOR    6.5092894567    650,661.30         359            1           0        2.7500000000         59
   A          6 MO LIBOR    6.5546223041   1,845,400.00        360            0           0        2.7500000000         60
   A          6 MO LIBOR    6.3750000000    123,600.00         355            5          55        2.7500000000         55
   A          6 MO LIBOR    6.1862014704    324,482.40         357            3          57        3.3657498835         57
   A          6 MO LIBOR    6.3750000000    146,420.00         358            2          58        2.7500000000         58
   A          6 MO LIBOR    6.4066145103   1,198,813.92        359            1          59        2.8006523565         59
   A          6 MO LIBOR    5.9685320682    277,373.13         358            2          118       2.7500000000         58
   A          6 MO LIBOR    6.5048193845   9,715,184.91        359            1          119       2.7500000000         59
   A          6 MO LIBOR    6.5288128341   13,000,500.00       360            0          120       2.7500000000         60
   A          6 MO LIBOR    6.3750000000    228,588.08         359            1           0        2.7500000000         83
   A          6 MO LIBOR    6.3750000000     73,579.74         357            3          117       2.7500000000         81
   A          6 MO LIBOR    6.5000000000    159,199.99         359            1          119       2.7500000000         83
   A          6 MO LIBOR    6.5805393586    411,600.00         360            0          120       2.7500000000         84
   B          6 MO LIBOR    5.7858286984   1,626,061.51        356            4           0        2.7500000000         32
   B          6 MO LIBOR    6.4592143788   4,492,194.60        359            1           0        2.7500000000         35
   B          6 MO LIBOR    6.5958047600   1,983,200.00        360            0           0        2.7500000000         36
   B          6 MO LIBOR    6.1250000000    452,999.99         356            4          32        2.7500000000         32
   B          6 MO LIBOR    6.1250000000    499,851.85         357            3          33        2.7500000000         33
   B          6 MO LIBOR    6.4341810151   1,375,179.31        358            2          34        2.7500000000         34
   B          6 MO LIBOR    5.8750000000    483,000.00         359            1          35        2.7500000000         35
   B          6 MO LIBOR    5.5000000000    696,999.99         356            4          116       2.7500000000         32
   B          6 MO LIBOR    6.3342061697   2,959,699.98        358            2          118       2.7500000000         34
   B          6 MO LIBOR    6.5427147163   30,442,054.88       359            1          119       2.7500000000         35
   B          6 MO LIBOR    6.5690476996   48,826,032.70       360            0          120       2.7500000000         36
   B          6 MO LIBOR    7.0000000000    411,662.28         359            1           0        2.7500000000         59

                                   MINIMUM
                                   MORTGAGE       PREPAYMENT
                RATE CEILING    INTEREST RATE    PREMIUM TERM
SUBGROUP             (%)             (%)           (MONTHS)
--------    -   -------------   -------------    -------------

   A            12.5000000000    2.7500000000         12
   A            12.3173712945    2.7500000000         24
   A            11.3750000000    2.7500000000         36
   A            11.7500000000    2.7500000000         36
   A            13.2500000000    2.7500000000         36
   A            12.1691708777    2.7500000000         36
   A            12.2685277570    2.7500000000         36
   A            12.4434963100    2.7500000000         12
   A            12.4367283951    2.7500000000         24
   A            11.8750000000    2.7500000000         30
   A            11.6451157538    2.7500000000         30
   A            12.3750000000    2.7500000000         36
   A            11.7500000000    2.7500000000         36
   A            11.6463492202    2.7500000000         36
   A            11.8733122768    2.7500000000         36
   A            11.9489141994    2.7500000000         36
   A            12.1681845970    2.7500000000         36
   A            11.6250000000    2.7500000000         36
   A            11.5089531759    2.7500000000         36
   A            11.4428614088    2.7500000000         36
   A            11.8812020806    2.7500000000         36
   A            12.2209353523    2.7592026873         36
   A            12.3106410323    2.7500000000         36
   A            11.8750000000    2.7500000000         12
   A            11.3750000000    2.7500000000         36
   A            11.5092894567    2.7500000000         36
   A            11.5546223041    2.7500000000         36
   A            11.3750000000    2.7500000000         36
   A            11.4598680853    3.3657498835         36
   A            11.3750000000    2.7500000000         36
   A            11.4066145103    2.8006523565         36
   A            10.9685320682    2.7500000000         36
   A            11.5048193845    2.7544852463         36
   A            11.5288128341    2.7500000000         36
   A            11.3750000000    2.7500000000         36
   A            11.3750000000    2.7500000000         36
   A            11.5000000000    2.7500000000         36
   A            11.5805393586    2.7500000000         36
   B            11.7858286984    2.7500000000         0
   B            12.4592143788    2.7500000000         0
   B            12.5958047600    2.7500000000         0
   B            12.1250000000    2.7500000000         0
   B            12.1250000000    2.7500000000         0
   B            12.4341810151    2.7500000000         0
   B            11.8750000000    2.7500000000         0
   B            11.5000000000    2.7500000000         0
   B            12.3342061697    2.7500000000         0
   B            12.5427147163    2.7627291013         0
   B            12.5690476996    2.7500000000         0
   B            12.0000000000    2.7500000000         0

                                      C-2

                                                           CUT-OFF DATE
                                                            REMAINING                                                CUT-OFF
                                                             TERM TO                  REMAINING                    DATE MONTHS
                                           CUT-OFF DATE       STATED                   INTEREST                      TO NEXT
                            GROSS COUPON     PRINCIPAL       MATURITY     LOAN AGE    ONLY TERM    GROSS MARGIN     ADJUSTMENT
SUBGROUP        INDEX            (%)        BALANCE ($)      (MONTHS)     (MONTHS)     (MONTHS)         (%)            DATE
--------      ----------   -------------   -------------   -------------  --------    ---------    ------------    ------------

   B          6 MO LIBOR    6.7766709512   1,556,000.00        360            0           0        2.7500000000         60
   B          6 MO LIBOR    6.2500000000    489,999.99         359            1          59        2.7500000000         59
   B          6 MO LIBOR    6.7500000000    480,000.00         356            4          116       2.7500000000         56
   B          6 MO LIBOR    6.5432580551   6,817,949.99        359            1          119       2.7500000000         59
   B          6 MO LIBOR    6.4480691715   3,473,250.00        360            0          120       2.7500000000         60
   B          6 MO LIBOR    7.2500000000    455,000.00         360            0          120       2.7500000000         84
   B          6 MO LIBOR    6.3750000000    394,893.80         357            3           0        2.7500000000         33
   B          6 MO LIBOR    6.6019262346   1,176,454.93        359            1           0        2.7500000000         35
   B          6 MO LIBOR    6.3955882353    850,000.00         360            0           0        2.7500000000         36
   B          6 MO LIBOR    6.2500000000   1,744,797.14        360            0          120       2.7500000000         36
   B          6 MO LIBOR    5.8750000000    759,199.99         356            4          32        2.7500000000         32
   B          6 MO LIBOR    6.5000000000    411,199.98         357            3          33        2.7500000000         33
   B          6 MO LIBOR    5.9654534936   2,081,179.98        358            2          34        2.6539006708         34
   B          6 MO LIBOR    6.1381578947    912,000.00         358            2          118       2.7500000000         34
   B          6 MO LIBOR    6.3487295526   3,496,799.98        359            1          119       2.7500000000         35
   B          6 MO LIBOR    6.3828362424   12,569,800.00       360            0          120       2.7500000000         36
   B          6 MO LIBOR    6.3750000000    380,000.00         360            0           0        2.7500000000         60
   B          6 MO LIBOR    6.6250000000    470,000.00         360            0          120       2.7500000000         60
   B          6 MO LIBOR    6.1250000000    455,900.00         359            1          59        2.7500000000         59
   B          6 MO LIBOR    6.5395426048   2,424,599.98        359            1          119       2.7500000000         59
   B          6 MO LIBOR    6.7500000000    529,100.00         360            0          120       2.7500000000         60

                                MINIMUM
                                MORTGAGE       PREPAYMENT
             RATE CEILING    INTEREST RATE    PREMIUM TERM
SUBGROUP          (%)             (%)           (MONTHS)
--------     -------------   -------------    -------------

   B         11.7766709512    2.7500000000         0
   B         11.2500000000    2.7500000000         0
   B         11.7500000000    2.7500000000         0
   B         11.5432580551    2.7500000000         0
   B         11.4480691715    2.7500000000         0
   B         12.2500000000    2.7500000000         0
   B         12.3750000000    2.7500000000         36
   B         12.6019262346    2.7500000000         36
   B         12.3955882353    2.7500000000         36
   B         12.2500000000    2.7500000000         12
   B         11.8750000000    2.7500000000         36
   B         12.5000000000    2.7500000000         36
   B         11.9654534936    2.6539006708         36
   B         12.1381578947    2.7500000000         36
   B         12.3487295526    2.7500000000         36
   B         12.3828362424    2.7500000000         36
   B         11.3750000000    2.7500000000         36
   B         11.6250000000    2.7500000000         12
   B         11.1250000000    2.7500000000         36
   B         11.5395426048    2.7500000000         36
   B         11.7500000000    2.7500000000         36

                                      C-3

PROSPECTUS

                       BANC OF AMERICA FUNDING CORPORATION
                                    DEPOSITOR

                       MORTGAGE PASS-THROUGH CERTIFICATES
                  (ISSUABLE IN SERIES BY SEPARATE TRUST FUNDS)

                                   ----------

--------------------------------------------------------------------------------
CAREFULLY CONSIDER THE "RISK FACTORS" BEGINNING ON PAGE 10 OF THIS PROSPECTUS.

Neither the certificates of any series nor the underlying mortgage loans will be insured or guaranteed by any governmental agency or instrumentality. The certificates of each series will represent interests in the related trust fund only and will not be obligations of the depositor or any other entity.

This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series. Please read both documents carefully to understand the risks associated with these investments.
--------------------------------------------------------------------------------

EACH TRUST FUND --

o    will issue a series of mortgage pass-through certificates that will consist of one or more classes of certificates; and

o    will own either:

     o    one or more pools of fixed or adjustable interest rate, conventional mortgage loans, each of which is secured by a first lien on a one- to four-family residential property; or

     o    mortgage-backed certificates that represent an interest in or are secured by a pool of mortgage loans.

o    may own other assets described in this prospectus and the accompanying prospectus supplement.

EACH POOL OF MORTGAGE LOANS --

o    will be sold to the related trust fund by the depositor, who will have in turn purchased them from one or more affiliated or unaffiliated sellers;

o    will be underwritten to the standards described in this prospectus and the accompanying prospectus supplement; and

o    will be serviced by one or more servicers affiliated or unaffiliated with the depositor.

EACH SERIES OF CERTIFICATES --

o    will represent interests in the related trust fund;

o    may provide credit support by "subordinating" certain classes to other classes of certificates; any subordinated classes will be entitled to payment subject to the payment of more senior classes and may bear losses before more senior classes;

o    may be entitled to one or more of the other types of credit support described in this prospectus; and

o    will be paid only from the assets of the related trust fund.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED THE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS IS
ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   ----------

                                 MARCH 28, 2005

                                TABLE OF CONTENTS
                                   PROSPECTUS

                                                                            PAGE
                                                                            ----
IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS

   Limited Liquidity for Certificates May Affect Your Ability to

   Unpredictability of Prepayments on Assets May Adversely Affect Average
      Lives and Yields of Certificates.......................................12
   Bankruptcy of the Depositor or a Seller May Delay or Reduce Collections
      on Mortgage Loans......................................................13
   Owners of Book-Entry Certificates are Not Entitled to Exercise Rights of

   Increased Risk of Loss If Delinquent Mortgage Loans are Assets of a Trust

   Certain Matters Regarding the Depositor, the Seller and the Master

   Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations On

                                                                            PAGE
                                                                            ----

   Federal Income Tax Consequences for Certificates as to Which No REMIC

                  IMPORTANT NOTICE ABOUT INFORMATION PRESENTED
                IN THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT

          Information is provided to you about the certificates in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to your series of certificates; and (b) the accompanying prospectus supplement, which will describe the specific terms of your series of certificates including:

          o    the principal balances and/or interest rates of each class;

          o    the timing and priority of interest and principal payments;

          o    statistical and other information about the mortgage loans;

          o    information about credit enhancement for each class;

          o    the ratings for each class; and

          o    the method for selling the certificates.

          YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT FOR
THE TERMS OF YOUR SERIES OF CERTIFICATES.

          You should rely only on the information in this prospectus and the accompanying prospectus supplement including the information incorporated by reference. No one has been authorized to provide different information to you.
The certificates are not being offered in any state where the offer is not permitted. The depositor does not claim the accuracy of the information in this prospectus or the accompanying prospectus supplement as of any date other than the dates stated on their covers.

          Cross-references are included in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The foregoing table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

          You can find a listing of the pages where capitalized terms used in this prospectus are defined under the caption "Index to Defined Terms" beginning on page 94 of this prospectus.

          The depositor's principal executive offices are located at 214 North
Tryon Street, Charlotte, North Carolina 28255 and the depositor's phone number is (704) 386-2400.

                                   ----------

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                                SUMMARY OF TERMS

o    THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT, BUT DOES
     NOT CONTAIN ALL OF THE INFORMATION THAT YOU SHOULD CONSIDER IN MAKING YOUR
     INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF A SERIES OF
     CERTIFICATES, PLEASE READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING
     PROSPECTUS SUPPLEMENT CAREFULLY.

o    THIS SUMMARY PROVIDES AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOWS AND
     OTHER INFORMATION TO AID YOUR UNDERSTANDING OF THE TERMS OF THE
     CERTIFICATES AND IS QUALIFIED BY THE FULL DESCRIPTION OF THESE
     CALCULATIONS, CASH FLOWS AND OTHER INFORMATION IN THIS PROSPECTUS AND THE
     ACCOMPANYING PROSPECTUS SUPPLEMENT.

RELEVANT PARTIES

ISSUER

          Each series of mortgage pass-through certificates will be issued by a separate trust fund. Each series of certificates will be issued under a separate pooling and servicing agreement to be entered into with respect to the series.

DEPOSITOR

          Banc of America Funding Corporation will serve as the depositor for each trust fund under the related pooling and servicing agreement. The depositor is an indirect subsidiary of Bank of America Corporation.

SELLER

          The depositor will acquire the collateral that will serve as security for a series from one or more sellers. A seller may be an affiliate of the depositor and/or a servicer.

SERVICER(S)

          One or more entities named in the applicable prospectus supplement will service the mortgage loans held by a trust fund. A servicer may be an affiliate of the depositor and/or a seller.

MASTER SERVICER

          If there is more than one servicer for a trust fund, the related prospectus supplement may provide for a master servicer for that series of certificates. The master servicer will supervise the servicers. A master servicer may be an affiliate of the depositor, a servicer and/or a seller.

          For ease of understanding, this prospectus uses the term "MASTER
SERVICER" to describe rights and duties that may be handled by one or more servicers.

TRUSTEE

          A trustee for the trust fund for a series will be named in the applicable prospectus supplement.

TRUST FUND ASSETS

          Each Trust Fund will own the assets specified in the related prospectus supplement. These assets will consist of any combination of the following items:

          o    mortgage loans, or mortgage-backed securities or mortgage
               certificates that are secured by mortgage loans;

          o    any real estate acquired through foreclosure of a mortgage loan;

          o    any credit enhancement device;

          o    amounts on deposit in the collection account or the distribution account maintained for the trust fund; and

          o    any other assets described in the related prospectus supplement.

          If specified in the related prospectus supplement, the master servicer or another party may retain the right to receive specified payments to be made with respect to the mortgage loans or the mortgage certificates. Payments generated by these retained interests will not be available to make payments on any certificates.

          The related prospectus supplement will specify the cut-off date after which the trust fund is entitled to receive collections on the mortgage loans and/or mortgage certificates that it holds.

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MORTGAGE LOANS

          The mortgage loans in a trust fund:

          o    will be secured by first liens on fee simple or leasehold
               interests in one- to four family properties;

          o    may include cooperative apartment loans secured by shares issued by private, nonprofit cooperative housing corporations;

          o    may be secured by second homes or investor properties;

          o    may be conventional loans not insured or guaranteed by any governmental agency or may be loans insured by the Federal
               Housing Authority or partially guaranteed by the Veterans'
               Administration; and

          o    will be secured by real property located in one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

          The payment terms on the mortgage loans may include one or more of the following types of provisions:

          o    interest may be paid at a fixed or an adjustable rate;

          o    payment of interest may be deferred and the deferred interest may be added to the outstanding principal balance of the loan;

          o    part of the interest may be paid by a party other than the borrower;

          o    monthly payments may consist of interest only;

          o    principal may be fully amortized over the life of the loan;

          o    principal may be amortized over a longer period than the life of the loan so that a substantial balloon payment is due at the maturity of the loan; and

          o    monthly payments of principal and/or interest may be fixed for the life of the loan or they may change periodically. The
               mortgage loans will be:

          o    acquired by the depositor from one or more sellers, either directly or indirectly through an affiliate of the depositor;

          o    originated by entities that may be affiliates of the depositor and/or a seller; and

          o    underwritten to the standards described in this prospectus and the applicable prospectus supplement.

          You should refer to the applicable prospectus supplement for the precise characteristics or expected characteristics of the Mortgage Loans and other property included in a Trust Fund.

MORTGAGE CERTIFICATES

          The mortgage certificates in a trust fund may include:

          o    Fannie Mae mortgage pass-through certificates;

          o    Freddie Mac mortgage pass-through certificates;

          o    Ginnie Mae mortgage pass-through certificates; or

          o    Private mortgage pass-through certificates or mortgage-backed debt securities.

          Each mortgage certificate will represent an interest in a pool of mortgage loans and/or payments of interest or principal on mortgage loans. The related prospectus supplement will describe the mortgage certificates for a series in detail including the underlying collateral and any credit enhancement for the mortgage certificates.

THE CERTIFICATES

          Each certificate of a series will represent an ownership interest in a trust fund or in specified monthly payments with respect to that trust fund. A series of certificates will include one or more classes. A class of certificates will be entitled, to the extent of funds available, to either:

          o    principal and interest payments in respect of the related
               mortgage loans;

          o    principal distributions, with no interest distributions;

          o    interest distributions, with no principal distributions; or

          o    other distributions as are described in the applicable prospectus supplement.

--------------------------------------------------------------------------------

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INTEREST DISTRIBUTIONS

          With respect to each series of certificates, interest on the related mortgage loans at the weighted average of their mortgage interest rates, after netting out servicing fees and certain other amounts as described in this prospectus or in the applicable prospectus supplement, will be passed through to holders of the related classes of certificates in accordance with the particular terms of each class of certificates. The terms of each class of certificates will be described in the related prospectus supplement.

          Except as otherwise specified in the applicable prospectus supplement, interest on each class of certificates of each series will accrue at the pass-through rate for each class indicated in the applicable prospectus supplement on its outstanding certificate balance or notional amount.

PRINCIPAL DISTRIBUTIONS

          With respect to a series of certificates, principal payments, including prepayments, on the related mortgage loans will be passed through to holders of the certificates or otherwise applied in accordance with the related pooling and servicing agreement on each distribution date. Distributions in reduction of principal balance will be allocated among the classes of certificates of a series in the manner specified in the applicable prospectus supplement.

DISTRIBUTION DATES

          Distributions on the certificates will be made on the dates specified in the related prospectus supplement.

          Distributions on certificates may be made monthly, quarterly or semi-annually, as specified in the prospectus supplement.

RECORD DATES

          Distributions will be made on each distribution date to
certificateholders of record at the close of business on the last business day of the month preceding the month in which the distribution date occurs or on another date specified in the applicable prospectus supplement.

CREDIT ENHANCEMENT

SUBORDINATION

          A series of certificates may include one or more classes of senior certificates and one or more classes of subordinated certificates. The rights of the holders of subordinated certificates of a series to receive distributions will be subordinated to the rights of the holders of the senior certificates of the same series to the extent and in the manner specified in the applicable prospectus supplement.

          Subordination is intended to enhance the likelihood of the timely receipt by the senior certificateholders of their proportionate share of scheduled monthly principal and interest payments on the related mortgage loans and to protect them from losses. This protection will be effected by:

          o    the preferential right of the senior certificateholders to receive, prior to any distribution being made in respect of the related subordinated certificates on each distribution date, current distributions on the related mortgage loans of principal and interest due them on each distribution date out of the funds available for distributions on the distribution date;

          o    the right of holders to receive future distributions on the mortgage loans that would otherwise have been payable to the holders of subordinated certificates;

          o    the prior allocation to the subordinated certificates of all or a portion of losses realized on the underlying mortgage loans;
               and/or

          o    any other method specified in the related prospectus supplement.

          However, subordination does not provide full assurance that there will be no losses on the senior certificates.

OTHER TYPES OF CREDIT ENHANCEMENT

          If so specified in the applicable prospectus supplement, the certificates of any series, or any one or more classes of a series, may be entitled to the benefits of other types of credit enhancement, including but not limited to:

o    special hazard insurance policy

o    FHA insurance or a VA guarantee

o    mortgage pool insurance policy

o    reserve fund

o    letter of credit

o    over-collateralization

o    bankruptcy bond

o    limited guarantee

o    financial guaranty insurance policy

o    surety bond

o    cross-support

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

          Any credit support will be described in the applicable prospectus supplement.

ADVANCES OF DELINQUENT PAYMENTS

          If specified in the related prospectus supplement, the master servicer will be obligated to advance amounts corresponding to delinquent principal and interest payments on the mortgage loans until the first day of the month following the date on which the related mortgaged property is sold at a foreclosure sale or the related mortgage loan is otherwise liquidated, or until any other time as specified in the related prospectus supplement.

          If specified in the related prospectus supplements, the trustee or another entity will be required to make advances if the master servicer fails to do so. Any obligation to make advances may be subject to limitations described in the related prospectus supplement. Advances will be reimbursable to the extent described in this prospectus and in the related prospectus supplement.

FORMS OF CERTIFICATES

          The certificates will be issued either:

          o    in book-entry form through the facilities of The Depository Trust
               Company; or

          o    in definitive, fully-registered, certificated form.

          If you own certificates in book-entry form, you will not receive a physical certificate representing your ownership interest in your certificates, except under extraordinary circumstances. Instead, The Depository Trust Company will effect payments and transfers by means of its electronic recordkeeping services, acting through certain participating organizations. This may result in certain delays in your receipt of distributions and may restrict your ability to pledge your certificates. Your rights with respect to book-entry certificates generally may be exercised only through The Depository Trust Company and its participating organizations.

OPTIONAL TERMINATION

          If specified in the prospectus supplement with respect to a series, to effect an early termination of the related trust fund, all, or a part, of the mortgage loans in that trust fund and any property acquired with respect to the mortgage loans, may be purchased by the master servicer, the depositor or another person identified in the related prospectus supplement or auctioned by the trustee, if so specified in the related prospectus supplement. Any purchase must be made at the time, in the manner and at the price specified in the prospectus supplement.

          Exercise of the right of purchase will result in the early retirement of the certificates of that series.

TAX STATUS

          The treatment of the certificates for federal income tax purposes will depend on:

          o    whether a REMIC election is made with respect to a series of certificates;

          o    if a REMIC election is made, whether the certificates are regular interests or residual interests; and

          o    whether the certificates are interests in a trust fund treated as a grantor trust

BENEFIT PLAN CONSIDERATIONS

          If you are a fiduciary or other person acting on behalf of any employee benefit plan or other retirement plan or arrangement subject to the
Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, you should carefully review with your legal counsel whether the purchase or holding of certificates could give rise to a transaction prohibited or otherwise impermissible under these laws.

LEGAL INVESTMENT

          Certain classes of certificates that are rated in one of the two highest rating categories by at least one nationally-recognized statistical rating agency may constitute "mortgage related securities" under the Secondary
Mortgage Market Enhancement Act of 1984, as amended, for so long as those classes sustain that rating. Any classes of certificates that constitute
"mortgage related securities" under this act will be specified in your prospectus supplement.

RATING

          Certificates of any series will not be offered by this prospectus and a prospectus supplement unless each class offered is rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization.

          o    A security rating is not a recommendation to buy, sell or hold the certificates of any series and is subject to revision or withdrawal at any time by the assigning rating agency.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

          o    Ratings do not address the effect of prepayments on the yield you may anticipate when you purchase your certificates.

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                                  RISK FACTORS

          Before making an investment decision, you should carefully consider the following risk factors and the risk factors discussed in the related prospectus supplement under "Risk Factors." We believe all of these items describe the principal factors that make an investment in the certificates of a series speculative or risky.

LIMITED LIQUIDITY FOR CERTIFICATES MAY AFFECT YOUR ABILITY TO RESELL
CERTIFICATES

          The liquidity of your certificates may be limited. You should consider that:

          o    a secondary market for the certificates of any series may not develop, or if it does, it may not provide you with liquidity of investment or it may not continue for the life of the
               certificates of any series;

          o    the prospectus supplement for any series of certificates may indicate that an underwriter intends to establish a secondary market in those certificates, but no underwriter will be
               obligated to do so; and

          o    unless specified in the applicable prospectus supplement, the certificates will not be listed on any securities exchange.

          As a result, you may not be able to sell your certificates or you may not be able to sell your certificates at a high enough price to produce your desired return on investment.

          The secondary market for mortgage-backed securities has experienced periods of illiquidity and can be expected to do so in the future. Illiquidity means that there may not be any purchasers for your class of certificates.
Although any class of certificates may experience illiquidity, it is more likely that classes of certificates that are more sensitive to prepayment, credit or interest rate risk (like certificates that receive only payments of principal or certificates that receive only payments of interest) will experience illiquidity.

LIMITED ASSETS FOR PAYMENT OF CERTIFICATES

          Except for any related insurance policies and any reserve fund or credit enhancement described in the applicable prospectus supplement:

          o    the mortgage loans included in the related trust fund will be the sole source of payments on the certificates of a series;

          o    the certificates of any series will not represent an interest in or obligation of the depositor, any originator, the master servicer, the trustee or any of their affiliates; and

          o    neither the certificates of any series nor the related mortgage loans will be guaranteed or insured by any governmental agency or instrumentality, the depositor, any originator, the master servicer, the trustee, any of their affiliates or, except to the extent described in the related prospectus supplement, any other person.

          Consequently, if payments on the mortgage loans underlying your series of certificates are insufficient or otherwise unavailable to make all payments required on your certificates, there will be no recourse to the depositor, the master servicer, the trustee or any of their affiliates or, except as specified in the applicable prospectus supplement, any other entity.

CREDIT ENHANCEMENT IS LIMITED IN AMOUNT AND COVERAGE

          With respect to each series of certificates, credit enhancement may be provided in limited amounts to cover certain types of losses on the underlying mortgage loans. Under certain circumstances, credit enhancement may be provided only for one or more classes of certificates of a series.

                                       10

          Credit enhancement will be provided in one or more of the forms referred to in this prospectus, including, but not limited to:

          o    subordination of other classes of certificates of the same series;

          o    a limited guarantee;

          o    a financial guaranty insurance policy;

          o    a surety bond;

          o    a letter of credit;

          o    a pool insurance policy;

          o    a special hazard insurance policy;

          o    a mortgagor bankruptcy bond;

          o    a reserve fund; and

          o    cross-support.

See "Credit Enhancement."

          Regardless of the form of credit enhancement provided:

          o    the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula;

          o    the credit enhancement may provide only very limited coverage as to certain types of losses, and may provide no coverage as to certain other types of losses; and

          o    all or a portion of the credit enhancement for any series of certificates will generally be permitted to be reduced,
               terminated or substituted for if each applicable rating agency indicates that the then current ratings will not be adversely affected.

          If losses exceed the amount of coverage provided by any credit enhancement or losses of a type not covered by any credit enhancement occur, the losses will be borne by the holders of specified classes of the related certificates.

          The rating of any class of certificates by a rating agency may be lowered following its issuance as a result of the downgrading of the obligations of any applicable credit enhancement provider, or as a result of losses on the related mortgage loans in excess of the levels contemplated by such rating agency at the time of its initial rating analysis.

          Neither the depositor nor any of its affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating of any class of certificates.

          See "Credit Enhancement."

REAL ESTATE MARKET CONDITIONS AFFECT MORTGAGE LOAN PERFORMANCE

          An investment in securities such as the certificates, which generally represent interests in pools of residential mortgage loans, may be affected by a decline in real estate values and changes in the mortgagor's financial condition. There is no assurance that the values of the mortgaged properties securing the mortgage loans underlying any series of certificates have remained or will remain at their levels on the dates of origination of the related mortgage loans.

          Delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry and those experienced in the master servicer's servicing portfolio, if the residential real estate market experiences an overall decline in property values large enough to cause the outstanding balance of the

                                       11

mortgage loans in a trust fund and any secondary financing on the mortgaged properties to become equal to or greater than the value of the mortgaged properties.

          If losses on mortgage loans underlying a series are not covered by credit enhancement, certificateholders of the series will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the mortgaged properties for recovery of the outstanding principal and unpaid interest on the defaulted mortgage loans. See "The Trust Funds--The
Mortgage Loans."

GEOGRAPHIC CONCENTRATION MAY INCREASE RATES OF LOSS AND DELINQUENCY

          In addition to risk factors related to the residential real estate market generally, certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets or be directly or indirectly affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. Mortgage loans in affected areas will experience higher rates of loss and delinquency than on mortgage loans generally. Although mortgaged properties located in certain identified flood zones will be required to be covered, to the maximum extent available, by flood insurance, as described under "The Pooling and Servicing
Agreement--Hazard Insurance," no mortgaged properties will be required to be insured otherwise against earthquake damage or any other loss not covered by standard insurance policies, as described under "The Pooling and Servicing
Agreement--Hazard Insurance."

          The ability of mortgagors to make payments on the mortgage loans may also be affected by factors that do not necessarily affect property values, such as adverse economic conditions generally, in particular geographic areas or industries, or affecting particular segments of the borrowing community, such as mortgagors relying on commission income and self-employed mortgagors. These factors may affect the timely payment by mortgagors of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any trust fund.

          The mortgage loans underlying a series of certificates may be concentrated in certain regions. A high concentration in a region may present risk considerations in addition to those generally present for similar mortgage-backed securities that do not have a similar concentration. See
"Prepayment and Yield Considerations."

GENERAL ECONOMIC CONDITIONS MAY INCREASE RISK OF LOSS

          Adverse economic conditions generally, in particular geographic areas or industries, or affecting particular segments of the borrowing community (such as mortgagors relying on commission income and self-employed mortgagors) and other factors which may or may not affect real property values (including the purposes for which the mortgage loans were made and the uses of the mortgaged properties) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any trust fund. See
"Prepayment and Yield Considerations--Weighted Average Life of Certificates." If
such losses are not covered by the applicable credit enhancement, certificateholders of the series evidencing interests in the related trust fund will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the mortgaged properties for recovery of the outstanding principal and unpaid interest on the defaulted mortgage loans. See
"The Trust Funds--The Mortgage Loans."

UNPREDICTABILITY OF PREPAYMENTS ON ASSETS MAY ADVERSELY AFFECT AVERAGE LIVES AND
YIELDS OF CERTIFICATES

          The yield on the certificates of each series will depend in part on the rate of principal payment on the mortgage loans, including prepayments, liquidations due to defaults and mortgage loan repurchases. The yield may be adversely affected, depending upon whether a particular certificate is purchased at a premium or a discount, by a higher or lower than anticipated rate of prepayments on the related mortgage loans. In particular:

          o    the yield on classes of certificates entitling their holders primarily or exclusively to payments of interest or primarily or exclusively to payments of principal will be extremely sensitive to the rate of prepayments on the related mortgage loans; and

          o    the yield on certain classes of certificates may be relatively more sensitive to the rate of prepayment of specified mortgage loans than other classes of certificates.

                                       12

          The rate of prepayments on mortgage loans is influenced by a number of factors, including:

          o    prevailing mortgage market interest rates;

          o    local and national economic conditions;

          o    homeowner mobility; and

          o    the ability of the borrower to obtain refinancing.

          In addition, your yield may be adversely affected:

          o    by interest shortfalls which may result from the timing of the receipt of prepayments or liquidations if the interest shortfalls are not covered by aggregate servicing fees or other mechanisms specified in the applicable prospectus supplement;

          o    if losses on the mortgage loans in the related trust fund are allocated to your certificates; and

          o    to the extent of unadvanced delinquencies on the mortgage loans in the related trust fund.

          Classes of certificates identified in the applicable prospectus supplement as subordinated certificates are more likely to be affected by delinquencies and losses than other classes of certificates.

          See "Prepayment and Yield Considerations."

BANKRUPTCY OF THE DEPOSITOR OR A SELLER MAY DELAY OR REDUCE COLLECTIONS ON
MORTGAGE LOANS

          Neither the United States Bankruptcy Code nor similar applicable state laws prohibit the depositor from filing a voluntary application for relief under these insolvency laws. However, the transactions contemplated by this prospectus and by the related prospectus supplement will be structured so that the voluntary or involuntary application for relief under insolvency laws by the depositor is unlikely and filings by a seller which is an affiliate of the depositor from whom the depositor acquires the mortgage loans should not result in consolidation of the assets and liabilities of the depositor with those of that seller. These steps include the creation of the depositor as a separate, limited purpose subsidiary, the certificate of incorporation of which contains limitations on the nature of the depositor's business and restrictions on the ability of the depositor to commence voluntary or involuntary cases or proceedings under insolvency laws without the prior unanimous affirmative vote of all its directors. However, there can be no assurance that the activities of the depositor would not result in a court concluding that the assets and liabilities of the depositor should be consolidated with those of a seller.

          Each seller will transfer its related mortgage loans to the depositor and the depositor will transfer the mortgage loans to the related trust fund. If a seller were to become a debtor in a bankruptcy case, a creditor, trustee or the debtor itself may take the position that the contribution or transfer of the mortgage loans by the seller to the depositor should be characterized as a pledge of those mortgage loans to secure a borrowing of the seller, with the result that the depositor is deemed to be a creditor of the seller, secured by a pledge of the applicable mortgage loans. If an attempt of this type were successful, delays in payments of collections on the mortgage loans could occur or reductions in the amount of payments could result, or a trustee in bankruptcy could elect to accelerate payment of the obligation to the depositor and liquidate the mortgage loans.

OWNERS OF BOOK-ENTRY CERTIFICATES ARE NOT ENTITLED TO EXERCISE RIGHTS OF HOLDERS
OF CERTIFICATES

          If so provided in a prospectus supplement, one or more classes of certificates of a series may be issued in book-entry form. These book-entry certificates will be represented initially by one or more certificates registered in the name of Cede & Co., the nominee for The Depository Trust
Company, and will not be registered in the names of the owners or their nominees. As a result, unless definitive Certificates are issued, owners of beneficial interests in certificates will not be recognized by the trustee as
"certificateholders" under the related pooling and servicing agreement. If you own book-entry certificates, you will not be able to exercise the rights of a certificateholder directly and must act indirectly through The Depository Trust
Company and its participating organizations. See "Description of
Certificates--Book- Entry Form."

                                       13

CASH FLOW AGREEMENTS ARE SUBJECT TO COUNTERPARTY RISK

          The assets of a trust fund may, if specified in the related prospectus supplement, include agreements, such as interest rate swap, cap, floor or similar agreements which will require the provider of this type of agreement to make payments to the trust fund under the circumstances described in the prospectus supplement. If payments on the certificates of the related series depend in part on payments to be received under this type of agreement, the ability of the trust fund to make payments on the certificates will be subject to the credit risk of the provider of the agreement. The prospectus supplement for a series of certificates will describe any mechanism, such as the payment of
"breakage fees," that may exist to facilitate replacement of the agreement upon the default or credit impairment of the related provider. However, there can be no assurance that any mechanism will result in the ability of the master servicer or the trustee to obtain a replacement agreement.

EFFECTS OF FAILURE TO COMPLY WITH CONSUMER PROTECTION LAWS

          There are various federal and state laws, public policies and principles of equity that protect consumers. Among other things, these laws, policies and principles:

          o    regulate interest rates and other charges;

          o    require certain disclosures;

          o    require licensing of mortgage loan originators;

          o    limit or prohibit certain mortgage loan features, such as
               prepayment penalties or balloon payments;

          o    prohibit discriminatory lending practices;

          o    require the lender to provide credit counseling and/or make affirmative determinations regarding the borrower's ability to repay the mortgage loan;

          o    regulate the use of consumer credit information; and

          o    regulate debt collection practices.

          Violation of certain provisions of these laws, policies and principles:

          o    may limit a servicer's ability to collect all or part of the principal of or interest on the mortgage loans;

          o    may entitle the borrower to a refund of amounts previously paid;
               and

          o    could subject a servicer to damages and administrative sanctions.

          The seller of the mortgage loans to the depositor will generally be required to repurchase any mortgage loan which, at the time of origination, did not comply with federal and state laws and regulations. Such remedy, however, may not be adequate to fully compensate the related trust fund.

          See "Certain Legal Aspects of the Mortgage Loans."

          In addition, certain of the mortgage loans secured by mortgaged properties located in Texas may be subject to the provisions of Texas laws which regulate loans other than purchase money loans. These laws provide for certain disclosure requirements, caps on allowable fees, required loan closing procedures and other restrictions. Failure to comply with any requirement may render a mortgage loan unenforceable and/ or the lien on the mortgage property invalid. There are also similar risks involved in servicing these mortgage loans
(such as the failure to comply with an obligation to the borrower within a reasonable time after receiving notification from the borrower) that can result in the forfeiture of all principal and interest due on the mortgage loan.

          See "Certain Legal Aspects of the Mortgage Loans--Anti-Deficiency
Legislation, the Bankruptcy Code and Other Limitations on Lenders" and "--Texas
Home Equity Loans."

                                       14

INCREASED RISK OF LOSS IF DELINQUENT MORTGAGE LOANS ARE ASSETS OF A TRUST FUND

          A portion of the mortgage loans in a trust fund may be delinquent when the related certificates are issued. You should consider the risk that the inclusion of delinquent mortgage loans in a trust fund may cause the rate of defaults and prepayments on the mortgage loans to increase. As a result, credit enhancement for such a series of certificates may not cover the related losses.

                                 THE TRUST FUNDS

GENERAL

          The trust fund (the "TRUST FUND") for each series will be held by the trustee named in the related prospectus supplement (the "TRUSTEE") for the benefit of the related certificateholders. Each Trust Fund will consist of a mortgage pool comprised of mortgage loans (the "MORTGAGE LOANS") and/or mortgagebacked securities (the "MORTGAGE CERTIFICATES" and, together with the
Mortgage Loans, the "MORTGAGE ASSETS") together with payments in respect of the
Mortgage Assets and certain accounts, obligations or agreements, in each case as specified in the related prospectus supplement. The Mortgage Assets in a Trust
Fund will consist of Mortgage Loans and/or Mortgage Certificates, as specified in the related prospectus supplement.

          The certificates (the "CERTIFICATES") will be entitled to payment from the assets of the related Trust Fund or other assets pledged for the benefit of the certificateholders as specified in the related prospectus supplement and will not be entitled to payments in respect of the assets of any other Trust
Fund established by Banc of America Funding Corporation (the "DEPOSITOR").

          The following is a brief description of the Mortgage Assets expected to be included in the Trust Funds. If specific information respecting the
Mortgage Assets is not known at the time the related series of Certificates initially is offered (the "CLOSING DATE"), more general information of the nature described below will be provided in the related prospectus supplement, and final specific information will be set forth in a Current Report on Form 8-K to be available to investors on the Closing Date and to be filed with the
Securities and Exchange Commission within fifteen days after the Closing Date. A schedule of the Mortgage Assets relating to the series will be attached to the pooling and servicing agreement delivered to the Trustee upon delivery of the
Certificates.

THE MORTGAGE LOANS

     GENERAL

          The mortgaged properties securing the Mortgage Loans may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

     PAYMENT PROVISIONS OF THE MORTGAGE LOANS

          The Mortgage Loans in a Trust Fund will have monthly payment dates as set forth in the related prospectus supplement. The payment terms of the
Mortgage Loans to be included in a Trust Fund will be described in the related prospectus supplement and may include any of the following features or combination of other features described in the related prospectus supplement:

          (1)  Interest may be payable at:

               o    a fixed rate;

               o    a rate adjustable from time to time in relation to an index;

               o    a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate;

               o    a rate that otherwise varies from time to time; or

               o    a rate that is convertible from an adjustable rate to a
                    fixed rate.

                                       15

               Changes to an adjustable rate may be subject to:

               o    periodic limitations;

               o    maximum rates;

               o    minimum rates; or

               o    a combination of these limitations.

                    Accrued interest may be deferred and added to the principal of a loan for the periods and under circumstances as may be specified in the related prospectus supplement. Mortgage Loans may provide for the payment of interest at a rate lower than the specified interest rate borne by the Mortgage Loan for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the mortgaged property or another source.

          (2)  Principal may:

               o    be payable on a level debt service basis to fully amortize the loan over its term;

               o    be calculated on the basis of an assumed amortization
                    schedule that is significantly longer than the original term to maturity;

               o    be calculated on the basis of an interest rate that is
                    different from the interest rate on the Mortgage Loan or may not be amortized during all or a portion of the original
                    term;

               o    have payment terms where payment of all or a substantial
                    portion of the principal may be due on maturity; or

               o    include interest that has been deferred and added to the
                    principal balance of the Mortgage Loan.

          (3)  Monthly payments of principal and interest may:

               o    be fixed for the life of the loan;

               o    increase over a specified period of time; or

               o    change from period to period.

                    Mortgage Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

          (4)  The Mortgage Loans generally may be prepaid at any time. If specified in the related prospectus supplement, prepayments of principal will be subject to a prepayment fee, which may:

               o    be fixed for the life of any Mortgage Loan or

               o    decline over time, and

               o    be prohibited for the life of any Mortgage Loan or for
                    certain periods.

                    Certain Mortgage Loans may permit prepayments after
               expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other mortgage loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods.

          (5)  The loans may include "due-on-sale" clauses which permit the mortgagee to demand payment of the entire mortgage loan in connection with the sale or certain transfers of the related mortgaged

                                       16

               property. Other Mortgage Loans may be assumable by persons meeting applicable underwriting standards.

          A Trust Fund may contain certain Mortgage Loans ("BUYDOWN LOANS"), which include provisions allowing the entity that sold the Mortgage Loans to the
Depositor (the "SELLER") or a third party to partially subsidize the monthly payments of the mortgagor during the early years of the Mortgage Loan, the difference to be made up from a fund (a "BUYDOWN FUND") contributed by the
Seller or third party at the time of origination of the Mortgage Loan. A Buydown
Fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. The underlying assumption of buydown plans is that the income of the mortgagor will increase during the buydown period as a result of normal increases in compensation and of inflation, so that the mortgagor will be able to meet the full mortgage payments at the end of the buydown period. If this assumption as to increased income is not fulfilled, the possibility of defaults on Buydown Loans is increased. The related prospectus supplement will contain information with respect to any Buydown Loan concerning limitations on the interest rate paid by the mortgagor initially, on annual increases in the interest rate and on the length of the buydown period.

          A Trust Fund may contain certain Mortgage Loans evidenced by installment sale contracts for the sale of mortgaged properties or deeds to secure debt pursuant to which the borrower promises to pay the amount due to the lender with fee title to the related mortgaged property held by the lender until the borrower has made all of the payments required pursuant to such land sale contract, at which time fee title is conveyed to the borrower.

          Mortgage Loans with certain loan-to-value ratios and/or certain principal balances may be covered wholly or partially by primary mortgage insurance policies. The existence, extent and duration of any coverage will be described in the related prospectus supplement. The loan-to-value ratio of a
Mortgage Loan at any given time is the ratio, expressed as a percentage, of the then-outstanding principal balance of the Mortgage Loan to the appraised value of the related mortgaged property. Unless otherwise specified in the related prospectus supplement, the appraised value is either:

          (i)  the lesser of:

               (a)  the appraised value determined in an appraisal obtained by the originator of the Mortgage Loan and

               (b)  the sales price for such property,

          except that, in the case of Mortgage Loans the proceeds of which were used to refinance an existing mortgage loan, the appraised value of the related mortgaged property is the appraised value determined in an appraisal obtained at the time of refinancing; or

          (ii) the appraised value determined in an appraisal made at the request of a mortgagor subsequent to origination to eliminate the mortgagor's obligation to keep a primary mortgage insurance policy in force.

     Mortgage Loan Information in Prospectus Supplement

          Each prospectus supplement for a series representing interests in a
Trust Fund that consists of Mortgage Loans will contain information, as of the
Cut-off Date and to the extent known to the Depositor, with respect to the
Mortgage Loans contained in the Trust Fund, including:

          o    the number of Mortgage Loans;

          o    the geographic distribution of the Mortgage Loans;

          o    the aggregate principal balance of the Mortgage Loans;

          o    the types of dwelling constituting the mortgaged properties;

          o    the longest and shortest scheduled term to maturity;

          o    the maximum principal balance of the Mortgage Loans;

          o    the maximum loan-to-value ratio of the Mortgage Loans at
               origination or such other date specified in the related
               prospectus supplement;

                                       17

          o    the maximum and minimum interest rates on the Mortgage Loans; and

          o    the aggregate principal balance of nonowner-occupied mortgaged properties.

     SINGLE FAMILY AND COOPERATIVE LOANS

          Mortgage Loans will consist of mortgage loans, deeds of trust or participations or other beneficial interests in those instruments, secured by first liens on one- to four-family residential properties or other Mortgage
Loans specified in the related prospectus supplement. If so specified, the
Mortgage Loans may include cooperative loans secured by security interests in shares issued by cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. These loans may be loans that are not insured or guaranteed by any governmental agency or loans insured by the FHA or partially guaranteed by the VA, as specified in the related prospectus supplement.

          The mortgaged properties relating to single family mortgage loans will consist of:

          o    detached or semi-detached one-family dwelling units;

          o    two- to four-family dwelling units;

          o    townhouses;

          o    rowhouses;

          o    individual condominium units;

          o    individual units in planned unit developments; and

          o    certain other dwelling units.

          The mortgaged properties may include:

          o    vacation homes;

          o    second homes;

          o    investment properties; and

          o    leasehold interests.

          In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the Mortgage Loan by at least five years, or other term specified in the related prospectus supplement. Certain Mortgage
Loans may be originated or acquired in connection with corporate programs, including employee relocation programs. In limited instances, a borrower who uses the dwelling unit as a primary residence may also make some business use of the property.

     SUBSTITUTION OF MORTGAGE LOANS

          Substitution of Mortgage Loans will be permitted in the event of breaches of representations and warranties with respect to any original Mortgage
Loan or if the documentation with respect to any Mortgage Loan is determined by the Trustee or a custodian appointed by the Trustee to be incomplete. The period during which the substitution will be permitted generally will be indicated in the related prospectus supplement. The related prospectus supplement will describe any other conditions upon which Mortgage Loans may be substituted for
Mortgage Loans initially included in the Trust Fund.

MORTGAGE CERTIFICATES

          A Trust Fund that contains Mortgage Certificates will have either
Ginnie Mae Certificates, Freddie Mac Certificates, Fannie Mae Certificates,
Private Certificates or a combination of any of those types of Mortgage
Certificates. The Mortgage Certificates will be acquired by the Depositor from one or more affiliated or unaffiliated Sellers.

                                       18

          All of the Mortgage Certificates will be registered in the name of the
Trustee or its nominee or, in the case of Mortgage Certificates issued only in book-entry form, a financial intermediary (which may be the Trustee) that is a member of the Federal Reserve System or of a clearing corporation on the books of which the security is held. Each Mortgage Certificate will evidence an interest in a pool of mortgage loans and/or cooperative loans and/or in principal distributions and interest distributions thereon.

          The descriptions of Ginnie Mae, Freddie Mac and Fannie Mae
Certificates and of Private Certificates that are set forth below are descriptions of certificates representing proportionate interests in a pool of mortgage loans and in the payments of principal and interest from that pool.
Ginnie Mae, Freddie Mac, Fannie Mae or the issuer of a particular series of
Private Certificates may also issue mortgage-backed securities representing a right to receive distributions of interest only or principal only or disproportionate distributions of principal or interest, or to receive distributions of principal and/or interest prior or subsequent to distributions on other certificates representing interests in the same pool of mortgage loans.
In addition, any issuer may issue certificates representing interests in mortgage loans having characteristics that are different from the types of mortgage loans described below. The terms of any Mortgage Certificates that are included in a Trust Fund (and of the underlying mortgage loans) will be described in the related prospectus supplement, and the descriptions that follow are subject to modification as appropriate to reflect the actual terms of those
Mortgage Certificates.

     GINNIE MAE

          Ginnie Mae is a wholly owned corporate instrumentality of the United
States within the Department of Housing and Urban Development ("HUD"). Section
306(g) of Title III of the National Housing Act of 1934, as amended (the
"HOUSING ACT"), authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates that are based on and backed by a pool of loans ("FHA LOANS") insured or guaranteed by the United States Federal
Housing Administration (the "FHA") under the Housing Act or Title V of the
Housing Act of 1949, or by the United States Department of Veteran Affairs (the
"VA") under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code or by pools of other eligible mortgage loans.

          Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection." To meet its obligations under its guaranties, Ginnie Mae is authorized, under Section 306(d)
of the Housing Act, to borrow from the United States Treasury with no limitations as to amount.

     GINNIE MAE CERTIFICATES

          All of the Ginnie Mae Certificates (the "GINNIE MAE CERTIFICATES")
will be mortgage-backed certificates issued and serviced by Ginnie Mae- or
Fannie Mae-approved mortgage servicers. The mortgage loans underlying Ginnie Mae
Certificates may consist of FHA Loans secured by mortgages on one- to four family residential properties or multifamily residential properties, loans secured by mortgages on one- to four-family residential properties or multifamily residential properties, mortgage loans which are partially guaranteed by the VA and other mortgage loans eligible for inclusion in mortgage pools underlying Ginnie Mae Certificates. Unless otherwise specified in the related prospectus supplement, at least 90% by original principal amount of the mortgage loans underlying a Ginnie Mae Certificate will be mortgage loans having maturities of 20 years or more.

          Each Ginnie Mae Certificate provides for the payment by or on behalf of the issuer of the Ginnie Mae Certificate to the registered holder of that
Ginnie Mae Certificate of monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly scheduled principal and interest payments on each underlying eligible mortgage loan, less servicing and guaranty fees aggregating the excess of the interest on each mortgage loan over the Ginnie Mae Certificate pass-through rate. In addition, each payment to a holder of a Ginnie Mae Certificate will include proportionate pass-through payments to that holder of any prepayments of principal of the mortgage loan underlying the Ginnie Mae Certificate, and the holder's proportionate interest in the remaining principal balance in the event of a foreclosure or other disposition of any such mortgage loan.

          The Ginnie Mae Certificates included in a Trust Fund may be issued under either or both of the Ginnie Mae I program ("GINNIE MAE I CERTIFICATES")
and the Ginnie Mae II program ("GINNIE MAE II Certificates"). All mortgages underlying a particular Ginnie Mae I Certificate must have the same annual interest rate (except for pools of mortgages secured by mobile homes). The annual interest rate on each Ginnie Mae I Certificate is one-half

                                       19

percentage point less than the annual interest rate on the mortgage loans included in the pool of mortgages backing the Ginnie Mae I Certificate.
Mortgages underlying a particular Ginnie Mae II Certificate may have annual interest rates that vary from each other by up to one percentage point. The annual interest rate on each Ginnie Mae II Certificate will be between one-half percentage point and one and one-half percentage points less than the highest annual interest rate on the mortgage loans included in the pool of mortgages backing such Ginnie Mae II Certificate.

          Ginnie Mae will have approved the issuance of each of the Ginnie Mae
Certificates in accordance with a guaranty agreement between Ginnie Mae and the servicer of the mortgage loans underlying the Ginnie Mae Certificate. Pursuant to this type of agreement, the servicer is required to advance its own funds to make timely payments of all amounts due on the Ginnie Mae Certificate, even if the payments received by the servicer on the mortgage loans backing the Ginnie
Mae Certificate are less than the amounts due on the Ginnie Mae Certificate. If a servicer is unable to make payments on a Ginnie Mae Certificate as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make such payments directly to the registered holder of the Ginnie Mae Certificate. If no payment is made by such servicer and the servicer fails to notify and request Ginnie Mae to make the payment, the registered holder of the Ginnie Mae Certificate has recourse only against Ginnie Mae to obtain the payment. The registered holder of the Ginnie Mae Certificates included in a Trust Fund is entitled to proceed directly against Ginnie Mae under the terms of each Ginnie Mae Certificate or the guaranty agreement or contract relating to the Ginnie Mae Certificate for any amounts that are not paid when due under each Ginnie Mae Certificate.

          As described above, the Ginnie Mae Certificates included in a Trust
Fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any different characteristics and terms will be described in the related prospectus supplement.

     FREDDIE MAC

          Freddie Mac is a federally-chartered and stockholder-owned corporation created pursuant to Title III of the Emergency Home Finance Act of 1970, as
amended (the "FREDDIE MAC ACT"). Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie
Mac currently consists of the purchase of first lien conventional residential mortgage loans or participation interests in those mortgage loans and the resale of those mortgage loans in the form of mortgage securities. Freddie Mac is confined to purchasing, so far as practicable, conventional mortgage loans and participation interests in conventional mortgages which it deems to be of the quality, type and class that meet generally the purchase standards imposed by private institutional mortgage investors.

     FREDDIE MAC CERTIFICATES

          Freddie Mac Certificates ("FREDDIE MAC CERTIFICATES") represent an undivided interest in a group of mortgage loans purchased by Freddie Mac.
Mortgage loans underlying the Freddie Mac Certificates included in a Trust Fund will consist of fixed- or adjustable-rate mortgage loans with original terms to maturity of from 10 to 30 years, all of which are secured by first liens on one-to four-family residential properties or properties containing five or more units and designed primarily for residential use.

          Freddie Mac Certificates are issued and maintained and may be transferred only on the book-entry system of a Federal Reserve Bank and may only be held of record by entities eligible to maintain bookentry accounts at a
Federal Reserve Bank. Beneficial owners will hold Freddie Mac Certificates ordinarily through one or more financial intermediaries. The rights of a beneficial owner of a Freddie Mac Certificate against Freddie Mac or a Federal
Reserve Bank may be exercised only through the Federal Reserve Bank on whose book-entry system the Freddie Mac Certificate is held.

          Under its Cash and Guarantor Programs, Freddie Mac guarantees to each registered holder of a Freddie Mac Certificate the timely payment of interest at the rate provided for by the Freddie Mac Certificate on the registered holder's pro rata share of the unpaid principal balance outstanding of the related mortgage loans, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac Certificate ultimate collection of all principal of the related mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share thereof, but does not, except if specified in the related prospectus supplement for a series of

                                       20

Certificates, guarantee the timely payment of scheduled principal. Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac Certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of ultimate collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following (i)
foreclosure sale, (ii) payment of the claim by any mortgage insurer, or (iii)
the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac
Certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its servicing judgment with respect to the mortgages in the same manner as for mortgages that it has purchased but not sold.

          Under Freddie Mac's Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac
Certificate may exceed the interest rate on the Freddie Mac Certificate. For
Freddie Mac Pools formed under Freddie Mac's Guarantor Program having pool numbers beginning with 18-012, the range between the lowest and highest annual interest rates on the mortgage loans does not exceed two percentage points.

          Under its Gold PC Program, Freddie Mac guarantees to each registered holder of a Freddie Mac Certificate the timely payment of interest calculated in the same manner as described above, as well as timely installments of scheduled principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the month of distribution for the related Freddie Mac Certificate.

          Freddie Mac Certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the
United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States.

          As described above, the Freddie Mac Certificates included in a Trust
Fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any different characteristics and terms will be described in the related prospectus supplement.

     FANNIE MAE

          Fannie Mae is a federally-chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter
Act, as amended. Fannie Mae was originally established in 1938 as a United
States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder owned and privately managed corporation by legislation enacted in 1968.

          Fannie Mae provides funds to the mortgage market primarily by purchasing home mortgage loans from local lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase home mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing.
Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas. In addition, Fannie Mae issues mortgage-backed securities primarily in exchange for pools of mortgage loans from lenders.

     FANNIE MAE CERTIFICATES

          Fannie Mae Certificates ("FANNIE MAE CERTIFICATES") represent fractional interests in a pool of mortgage loans formed by Fannie Mae.

          Fannie Mae guarantees to each registered holder of a Fannie Mae
Certificate that it will distribute amounts representing scheduled principal and interest at the applicable pass-through rate on the underlying mortgage loans, whether or not received, and that holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. If Fannie Mae were unable to perform these obligations, distributions on Fannie Mae Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, delinquencies and defaults would affect monthly distributions to holders of Fannie Mae Certificates. The obligations of Fannie
Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States.

                                       21

          As described above, the Fannie Mae Certificates included in a Trust
Fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any such different characteristics and terms will be described in the related prospectus supplement.

     PRIVATE CERTIFICATES

          Private Certificates ("PRIVATE CERTIFICATES") may consist of (a)
mortgage pass-through certificates or participation certificates representing beneficial interests in loans of the type that would otherwise be eligible to be
Mortgage Loans (the "UNDERLYING LOANS") or (b) collateralized mortgage obligations secured by Underlying Loans. Private Certificates may include stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some portion of the principal and interest distributions
(but not all of those distributions) or certain mortgage loans. The Private
Certificates will have previously been (1) offered and distributed to the public pursuant to an effective registration statement or (2) purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of such securities at the time of sale (nor an affiliate thereof at any time during the three preceding months); provided that a period of two years has elapsed since the later of the date the securities were acquired from the issuer or one of its affiliates. Although individual
Underlying Loans may be insured or guaranteed by the United States or an agency or instrumentality thereof, they need not be, and the Private Certificates themselves will not be so insured or guaranteed. Unless otherwise specified in the related prospectus supplement, the seller/servicer of the underlying mortgage loans will have entered into a pooling and servicing agreement, an indenture or similar agreement (a "PC AGREEMENT") with the trustee under that PC
Agreement (the "PC TRUSTEE"). The PC Trustee or its agent, or a custodian, will possess the mortgage loans underlying such Private Certificates. The mortgage loans underlying the Private Certificates may be subserviced by one or more loan servicing institutions under the supervision of a master servicer (the "PC
SERVICER").

          The sponsor of the Private Certificates (the "PC SPONSOR") will be a financial institution or other entity that is or has affiliates that are engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling mortgage loans to those trusts and selling beneficial interests in those trusts. The PC Sponsor may be an affiliate of the
Depositor. The obligations of the PC Sponsor will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related prospectus supplement, the PC Sponsor will not have guaranteed any of the assets conveyed to the related trust or any of the Private Certificates issued under the PC
Agreement. Additionally, although the mortgage loans underlying the Private
Certificates may be guaranteed by an agency or instrumentality of the United
States, the Private Certificates themselves will not be so guaranteed.

          The Depositor will acquire Private Certificates in open market transactions or in privately negotiated transactions which may be through affiliates.

          The prospectus supplement for a series for which the Trust Fund includes Private Certificates will specify (this disclosure may be on an approximate basis and will be as of the date specified in the related prospectus supplement) to the extent relevant and to the extent the information is reasonably available to the Depositor and the Depositor reasonably believes the information to be reliable:

          o    the aggregate approximate principal amount and type of the
               Private Certificates to be included in the Trust Fund;

          o    certain characteristics of the mortgage loans that comprise the underlying assets for the Private Certificates including:

          o    the payment features of such underlying mortgage loans;

          o    the approximate aggregate principal balance, if known, of
               underlying mortgage loans insured or guaranteed by a governmental entity;

          o    the servicing fee or range of servicing fees with respect to the underlying mortgage loans; and

          o    the minimum and maximum stated maturities of the underlying mortgage loans at origination;

                                       22

          o    the maximum original term-to-stated maturity of the Private
               Certificates;

          o    the weighted average term-to-stated maturity of the Private
               Certificates;

          o    the pass-through or certificate rate of the Private Certificates;

          o    the weighted average pass-through or certificate rate of the
               Private Certificates;

          o    the PC Sponsor, the PC Trustee and the PC Servicer;

          o    certain characteristics of credit support, if any, such as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the mortgage loans underlying the Private Certificates or to the Private Certificates
               themselves;

          o    the terms on which the underlying mortgage loans for the Private
               Certificates may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private
               Certificates; and

          o    the terms on which mortgage loans may be substituted for those originally underlying the Private Certificates.

DISTRIBUTION ACCOUNT

          The Trustee or other entity identified in the related prospectus supplement will, as to each series of Certificates, establish and maintain an account or accounts (collectively, the "DISTRIBUTION ACCOUNT") for the benefit of the Trustee and holders of the Certificates of that series for receipt of:

          o    each distribution or monthly payment, as the case may be, made to the Trustee with respect to the Mortgage Assets;

          o    the amount of cash, if any, specified in the related pooling and servicing agreement to be initially deposited therein;

          o    the amount of cash, if any, withdrawn from any related reserve fund or other fund; and

          o    the reinvestment income, if any.

          The pooling and servicing agreement for a series may authorize the
Trustee to invest the funds in the Distribution Account in certain investments that will qualify as "permitted investments" under Section 860G(a)(5) of the
Code in the case of REMIC Certificates. These eligible investments will generally mature not later than the business day immediately preceding the next
Distribution Date for the series (or, in certain cases, on the Distribution
Date). Eligible investments include, among other investments, obligations of the
United States and certain of its agencies, federal funds, certificates of deposit, commercial paper carrying the ratings specified in the related pooling and servicing agreement of each rating agency rating the Certificates of that series that has rated such commercial paper, demand and time deposits and banker's acceptances sold by eligible commercial banks, certain repurchase agreements of United States government securities and certain minimum reinvestment agreements. Reinvestment earnings, if any, on funds in the
Distribution Account generally will belong to the Trustee.

                           DESCRIPTION OF CERTIFICATES

          Each series of Certificates will be issued pursuant to a separate pooling and servicing agreement among the Depositor, the Seller (if so provided in the related prospectus supplement), the Trustee and a master servicer (the
"MASTER SERVICER"). A form of pooling and servicing agreement is filed as an exhibit to the Registration Statement of which this prospectus is a part. The following summaries describe material provisions that may appear in each pooling and servicing agreement. The prospectus supplement for a series of Certificates will describe any provision of the related pooling and servicing agreement that materially differs from the description contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement and the prospectus supplement related to a particular series of Certificates.

                                       23

GENERAL

          The Certificates are issuable in series, each evidencing the entire ownership interest in a Trust Fund of assets consisting primarily of Mortgage
Assets. Unless otherwise specified in the related prospectus supplement, the
Certificates of each series will be issued either in fully registered form or in book-entry form and in the authorized denominations for each class specified in the related prospectus supplement. The Certificates of each series will evidence specified beneficial ownership interests in the related Trust Fund created pursuant to the related pooling and servicing agreement and will not be entitled to payments in respect of the assets included in any other Trust Fund established by the Depositor. The Certificates will not represent obligations of the Depositor, the Master Servicer, the Trustee or any affiliate of those parties. The Mortgage Assets will not be insured or guaranteed by any governmental entity or other person, unless otherwise specified in the related prospectus supplement. Any qualifications on direct or indirect ownership of
Residual Certificates, as well as restrictions on the transfer of Residual
Certificates, will be set forth in the related prospectus supplement.

          Each series of Certificates will be issued in one or more classes.
Each class of Certificates of a series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the Mortgage Assets in the related Trust Fund. A series of
Certificates may include one or more classes that are senior in right to payment to one or more other classes of Certificates of that series. Certain series or classes of Certificates may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described in this prospectus and in the related prospectus supplement. One or more classes of Certificates of a series may be entitled to receive distributions of principal, interest or any combination of principal and interest. Distributions on one or more classes of a series of Certificates may be made:

          o    prior to one or more other classes;

          o    after the occurrence of specified events;

          o    in accordance with a schedule or formula;

          o    on the basis of collections from designated portions of the
               Mortgage Assets in the related Trust Fund; or

          o    on a different basis;

in each case as specified in the related prospectus supplement. The timing and amounts of distributions may vary among classes or over time as specified in the related prospectus supplement.

DEFINITIVE FORM

          Certificates of a series that are issued in fully-registered, certificated form are referred to as "DEFINITIVE CERTIFICATES." Distributions of principal of, and interest on, Definitive Certificates will be made directly to holders of Definitive Certificates in accordance with the procedures set forth in the pooling and servicing agreement. The Definitive Certificates of a series offered by this prospectus and the applicable prospectus supplement will be transferable and exchangeable at the office or agency maintained by the Trustee or such other entity for such purpose set forth in the applicable prospectus supplement. No service charge will be made for any transfer or exchange of
Definitive Certificates, but the Trustee or such other entity may require payment of a sum sufficient to cover any tax or other governmental charges in connection with the transfer or exchange.

BOOK-ENTRY FORM

          Certificates of a series that are issued in book-entry form are referred to as "BOOK-ENTRY CERTIFICATES." Each class of the Book-Entry
Certificates of a series initially will be represented by one or more physical certificates registered in the name of Cede & Co., as nominee of The Depository
Trust Company ("DTC"), which will be the "holder" or "certificateholder" of those Certificates; as those terms are used in this prospectus. No person acquiring an interest in a Book-Entry Certificate (a "BENEFICIAL OWNER") will be entitled to receive a Definitive Certificate representing their interest in the
Book-Entry Certificate, except as set forth below. Unless Definitive
Certificates are issued under the limited circumstances described, all references to actions taken by certificateholders, in the case of the Book-Entry
Certificates, shall refer to actions taken by DTC upon instructions from its DTC
Participants, and all

                                       24

references to distributions, notices, reports and statements to certificateholders, in the case of the Book-Entry Certificates, shall refer to distributions, notices, reports and statements to DTC, as the registered holder of the Book-Entry Certificates for distribution to Beneficial Owners in accordance with DTC procedures.

          DTC is a limited purpose trust company organized under the laws of the
State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a
"clearing agency" registered pursuant to Section 17A of the Securities Exchange
Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("DTC PARTICIPANTS") and to facilitate the clearance and settlement of securities transactions among DTC Participants through electronic book entries, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers (which may include any underwriter identified in the prospectus supplement applicable to any series), banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to banks, brokers, dealers, trust companies and other institutions that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly ("INDIRECT DTC
PARTICIPANTS").

          Under the rules, regulations and procedures creating and affecting DTC and its operations (the "RULES"), DTC is required to make book-entry transfers of Book-Entry Certificates among DTC Participants on whose behalf it acts with respect to the Book-Entry Certificates and to receive and transmit distributions of principal of and interest on the Book-Entry Certificates. DTC Participants and Indirect DTC Participants with which Beneficial Owners have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective
Beneficial Owners.

          Beneficial Owners that are not DTC Participants or Indirect DTC
Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Certificates may do so only through DTC
Participants and Indirect DTC Participants. In addition, Beneficial Owners will receive all distributions of principal and interest from the Trustee, or a paying agent on behalf of the Trustee, through DTC Participants. DTC will forward those distributions to its DTC Participants, which then will forward them to Indirect DTC Participants or Beneficial Owners. Beneficial Owners will not be recognized by the Trustee, the Master Servicer or any paying agent as certificateholders, as that term is used in the pooling and servicing agreement, and Beneficial Owners will be permitted to exercise the rights of certificateholders only indirectly through DTC and its DTC Participants.

          Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect DTC Participants and certain banks, the ability of a
Beneficial Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such
Book- Entry Certificates, may be limited due to the lack of a physical certificate for such Book-Entry Certificates. In addition, under a book-entry format, Beneficial Owners may experience delays in their receipt of payments, since distributions will be made by the Trustee, or a paying agent on behalf of the Trustee, to Cede & Co., as nominee for DTC.

          DTC has advised the Depositor that it will take any action permitted to be taken by a certificateholder under the pooling and servicing agreement only at the direction of one or more DTC Participants to whose accounts with DTC the Book-Entry Certificates are credited. Additionally, DTC has advised the
Depositor that it will take actions with respect to specified voting interests only at the direction of and on behalf of DTC Participants whose holdings of
Book-Entry Certificates evidence these specified voting interests. DTC may take conflicting actions with respect to voting interests if DTC Participants whose holdings of Book-Entry Certificates evidence the voting interests authorize divergent action.

          None of the Depositor, the Master Servicer or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by
Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests. In the event of the insolvency of DTC, a DTC Participant or an Indirect DTC Participant in whose name Book-Entry Certificates are registered, the ability of the Beneficial
Owners of Book-Entry Certificates to obtain timely payment and, if the limits of applicable insurance coverage by the Securities Investor Protection Corporation are exceeded or if such coverage is otherwise unavailable, ultimate payment, of amounts distributable with respect to such Book- Entry Certificates may be impaired.

          The Book-Entry Certificates will be converted to Definitive
Certificates and reissued to Beneficial Owners or their nominees, rather than to
DTC or its nominee, only:

                                       25

          o    if the Trustee is advised by DTC in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Book-Entry Certificates and the
               Depositor or Trustee, as specified in the pooling and servicing agreement, is unable to locate a qualified successor; or

          o    under other circumstances described in the related prospectus supplement.

          Upon the occurrence of any event described above, the Trustee will be required to notify all Beneficial Owners through DTC Participants of the availability of Definitive Certificates. Upon surrender by DTC of the physical certificates representing the Book-Entry Certificates and receipt of instructions for re-registration, the Trustee will reissue the Book-Entry
Certificates as Definitive Certificates to Beneficial Owners. The procedures relating to payment on and transfer of Certificates initially issued as
Definitive Certificates then will apply to those Book-Entry Certificates that have been reissued as Definitive Certificates.

DISTRIBUTIONS

          Distributions of principal of and interest on the Certificates of a series will be made on the dates specified in the related prospectus supplement
(each, a "DISTRIBUTION DATE"), and allocated to the classes in the amounts and in the order specified, in the related prospectus supplement. Distributions will be made by wire transfer (in the case of Certificates that are of a certain minimum denomination, as specified in the related prospectus supplement) or by check mailed to record holders of those Certificates as of the related record date at their addresses appearing on the certificate register, except that the
Trustee will make the final distribution of principal only upon presentation and surrender of each Certificate at the office or agency of the Trustee or a paying agent specified in the related prospectus supplement. Notice will be mailed before the Distribution Date on which the final distribution is expected to be made to the holder of a Certificate. If the Certificates of a series are issued in book-entry form, the Trustee will make distributions on those Certificates, including the final distribution in retirement of those Certificates, through the facilities of a depository in accordance with the depository's usual procedures in the manner described in the related prospectus supplement.

          The Trustee will distribute principal of and interest on the
Certificates out of the Distribution Account established under the pooling and servicing agreement. All distributions on the Mortgage Certificates, if any, included in the Trust Fund for a series, remittances on the Mortgage Loans by the Master Servicer pursuant to the pooling and servicing agreement, together with any reinvestment income (if so specified in the related prospectus supplement) those funds, and amounts withdrawn from any reserve fund or other fund or payments in respect of other credit enhancement and required to be deposited, directly into the Distribution Account. These funds will be available
(except for funds held for future distribution and for funds payable to the
Master Servicer) to make distributions on Certificates of such series on the next Distribution Date. See "The Trust Funds--Distribution Account" and "The
Pooling and Servicing Agreement--Payments on Mortgage Loans."

     INTEREST

          Interest will accrue on the aggregate certificate principal balance
(or, in the case of IO Certificates, the aggregate notional amount) of each class of Certificates entitled to interest at the pass-through rate (which may be a fixed rate or a rate adjustable as specified in the prospectus supplement)
during each interest accrual period specified in such prospectus supplement. The interest accrual period with respect to any Distribution Date is the period from and including the first day of the month preceding the month of that
Distribution Date (or, in the case of the first Distribution Date, from the
Closing Date) through the last day of the preceding month, or any other period as may be specified in the related prospectus supplement. If funds are available for distribution, the Trustee will distribute interest accrued during each interest accrual period on each class of Certificates entitled to interest
(other than a class of Certificates that provides for interest that accrues, but is not currently payable on the Distribution Dates specified in the related prospectus supplement until the class certificate balance of that class is reduced to zero or, in the case of Certificates entitled only to distributions allocable to interest, until the aggregate notional amount of those Certificates is reduced to zero or for the period of time designated in the related prospectus supplement. Unless otherwise specified in the related prospectus

                                       26

supplement, interest on the Certificates of each class will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

          The Trustee will begin distributing interest on each class of Accrual
Certificates only after the occurrence of the events specified in the related prospectus supplement and, prior to that time, interest will be added to the class certificate balance of each class of Accrual Certificates. Any class of
Accrual Certificates then will accrue interest on its outstanding class certificate balance as adjusted.

     PRINCIPAL

          Unless otherwise specified in the related prospectus supplement, the class certificate balance of any class of Certificates entitled to distributions of principal will be the original class certificate balance of that class of
Certificates specified in the prospectus supplement, reduced by all distributions reported to holders of the Certificates as allocable to principal and adjustments, if any, in respect of losses and (i) in the case of Accrual
Certificates, increased by all interest accrued but not then distributable on those Accrual Certificates and (ii) in the case of adjustable-rate Certificates, subject to the effect of any negative amortization. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the Certificates on each Distribution Date will be calculated and the manner in which that amount will be allocated among the classes of
Certificates entitled to distributions of principal.

          Each class of Certificates of a series (except for IO Certificates), to the extent of funds available for distribution, will receive distributions of principal in the amounts, at the times and in the manner specified in the related prospectus supplement until its initial aggregate certificate balance has been reduced to zero. The Trustee will allocate distributions of principal to the Certificates of each class, during the periods and in the order specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, the Trustee will distribute these funds pro rata among the Certificates of each class then entitled to receive principal distributions.

CATEGORIES OF CLASSES OF CERTIFICATES

          In general, the classes of Certificates of each series fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The prospectus supplement for a series of Certificates may identify the classes of that series by reference to the following categories.

                                 PRINCIPAL TYPES

CATEGORIES OF CLASSES            DEFINITIONS
---------------------            -----------

ACCRETION DIRECTED
   CERTIFICATES...............   A class of Certificates that receives principal
                                 payments from amounts that otherwise would be
                                 distributed as interest on specified Accrual
                                 Certificates. These principal payments may be
                                 in lieu of or in addition to principal payments
                                 from principal receipts on the Mortgage Assets
                                 or other assets of the Trust Fund for the
                                 related series

COMPANION CERTIFICATES OR
   SUPPORT CERTIFICATES.......   A class of Certificates that receives principal
                                 payments on a Distribution Date only if
                                 scheduled payments have been made on specified
                                 Planned Amortization Certificates, Targeted
                                 Amortization Certificates and/or Scheduled
                                 Amortization Certificates.

COMPONENT CERTIFICATES........   A class of Certificates consisting of two or
                                 more specified components, as described in the
                                 applicable prospectus supplement. The
                                 components of a class of Component Certificates
                                 may have different principal and/or interest
                                 payment characteristics but together constitute
                                 a single class and do not represent several
                                 interests. Each component of a class of

                                       27

                                 Component Certificates may be identified as
                                 falling into one or more of the categories in
                                 this chart.

LOCKOUT CERTIFICATES..........   A class of Senior Certificates that is locked
                                 out of or is designed not to participate in or
                                 to participate to a limited extent in, for a
                                 specified period, the receipt of (1) principal
                                 prepayments on the Mortgage Loans that are
                                 allocated disproportionately to the classes of
                                 Senior Certificates of the series as a group
                                 under a "shifting interest" structure and/or
                                 (2) scheduled principal payments on the
                                 Mortgage Loans that are allocated to the
                                 classes of Senior Certificates of the series as
                                 a group. A class of Lockout Certificates
                                 typically will not receive distributions of
                                 principal prepayments and/or Scheduled
                                 principal payments, as applicable, for a period
                                 of several years, during which time all or a
                                 portion of the principal payments that it would
                                 otherwise receive in the absence of a "lockout"
                                 structure will be distributed in reduction of
                                 the principal balances of other Senior
                                 Certificates. Lockout Certificates are designed
                                 to minimize their weighted average life
                                 volatility during the lockout period.

NOTIONAL AMOUNT CERTIFICATES..   A class of Certificates having no principal
                                 balance and bearing interest on the related
                                 notional amount. The notional amount is a
                                 hypothetical amount used for calculating
                                 interest distributions.

PASS-THROUGH CERTIFICATES.....   A class of Senior Certificates that receives a
                                 specified percentage of the principal payments
                                 that are distributable to the Senior
                                 Certificates or a group of Senior Certificates,
                                 other than any Ratio Strip Certificates, in the
                                 aggregate on a Distribution Date and that is
                                 not a class of Sequential Pay Certificates.

PLANNED AMORTIZATION
   CERTIFICATES OR PAC
   CERTIFICATES...............   A class of Certificates that is designed to
                                 receive principal payments using a
                                 predetermined principal balance schedule
                                 derived by assuming two constant prepayment
                                 rates for the underlying Mortgage Assets. These
                                 two rates are the endpoints for the
                                 "structuring range" for the class of Planned
                                 Amortization Certificates. The Planned
                                 Amortization Certificates in any series may be
                                 subdivided into different categories such as
                                 Planned Amortization Certificates I ("PAC I"),
                                 Planned Amortization Certificates II ("PAC II")
                                 and so forth which are derived using different
                                 structuring ranges. A class of PAC Certificates
                                 is designed to provide protection against
                                 prepayments occurring at a constant rate within
                                 the structuring range.

RATIO STRIP CERTIFICATES......   A class of Certificates that receives a
                                 constant proportion, or "ratio strip," of the
                                 principal payments on the Mortgage Assets.

SCHEDULED AMORTIZATION
   CERTIFICATES...............   A class of Certificates that is designed to
                                 receive principal payments using a
                                 predetermined principal balance schedule but is
                                 not designated as a class of Planned
                                 Amortization Certificates or Targeted
                                 Amortization Certificates. The schedule is
                                 derived by assuming either two constant
                                 prepayment rates or a single constant
                                 prepayment rate for the Mortgage Assets. In the
                                 case of two constant rates, these two rates are
                                 the endpoints for the "structuring range" for
                                 the class of Scheduled Amortization
                                 Certificates and the range generally is
                                 narrower than that for a class of Planned
                                 Amortization Certificates. Typically, the
                                 Support Certificates for the applicable series
                                 of Certificates

                                       28

                                 generally will represent a smaller percentage
                                 of a class of Scheduled Amortization
                                 Certificates than the Support Certificates
                                 generally would represent in relation to a
                                 Planned Amortization Certificate or a Targeted
                                 Amortization Certificate. A Scheduled
                                 Amortization Certificate generally is less
                                 sensitive to prepayments than a Support
                                 Certificate, but is more sensitive than a class
                                 of Planned Amortization Certificates or
                                 Targeted Amortization Certificates.

SENIOR CERTIFICATES...........   A class of Certificates that is entitled to
                                 receive payments of principal and interest on
                                 each Distribution Date prior to the classes of
                                 Subordinated Certificates.

SEQUENTIAL PAY CERTIFICATES...   A class of Certificates that receives principal
                                 payments in a prescribed sequence, that does
                                 not have predetermined a principal balance
                                 schedule and that, in most cases, is entitled
                                 to receive payments of principal continuously
                                 from the first Distribution Date on which they
                                 receive principal until they are retired. A
                                 class of Sequential Pay Certificates may
                                 receive payments of principal concurrently with
                                 one or more other classes of Sequential Pay
                                 Certificates. A single class that is entitled
                                 to receive principal payments before or after
                                 all other classes in the same series of
                                 Certificates may be identified as a Sequential
                                 Pay Certificate.

SUBORDINATED CERTIFICATES.....   A class of Certificates that receives payments
                                 of principal and interest on each Distribution
                                 Date only after the Senior Certificates and
                                 classes of Subordinated Certificates with
                                 higher priority of distributions have received
                                 their full principal and interest entitlements.

SUPER SENIOR CERTIFICATES.....   A class of Senior Certificates that will not
                                 bear its share of certain losses, after the
                                 Subordinated Certificates are no longer
                                 outstanding, for so long as one or more
                                 specified classes of Senior Certificates are
                                 outstanding.

SUPER SENIOR SUPPORT
   CERTIFICATES...............   A class of Senior Certificates that bears
                                 certain losses that otherwise would have been
                                 allocated to a class of Super Senior
                                 Certificates.

TARGETED AMORTIZATION
   CERTIFICATES OR  TAC
   CERTIFICATES...............   A class of Certificates that receives principal
                                 payments using a predetermined principal
                                 balance schedule derived by assuming a single
                                 constant prepayment rate for the Mortgage
                                 Assets. A class of TAC Certificates is designed
                                 to provide some protection against prepayments
                                 at a rate exceeding the assumed constant
                                 prepayment used to derive the principal balance
                                 schedule for that class.

                                       29

                                 INTEREST TYPES

CATEGORIES OF CLASSES            DEFINITIONS
---------------------            -----------

ACCRUAL CERTIFICATES..........   A class of Certificates that accretes the
                                 amount of accrued interest otherwise
                                 distributable on the class, which amount will
                                 be added to the principal balance of the class
                                 on each applicable Distribution Date. The
                                 accretion may continue until some specified
                                 event has occurred or until the class of
                                 Accrual Certificates is retired.

FIXED-RATE CERTIFICATES.......   A class of Certificates with an interest rate
                                 that is fixed throughout the life of the class.

FLOATING-RATE CERTIFICATES....   A class of Certificates with an interest rate
                                 that resets periodically based upon a
                                 designated index and that varies directly with
                                 changes in the index.

INTEREST-ONLY CERTIFICATES OR
   IO CERTIFICATES............   A class of Certificates that receives some or
                                 all of the interest payments made on the
                                 Mortgage Assets and little or no principal.
                                 Interest-Only Certificates have either a
                                 nominal principal balance or a notional amount.
                                 A nominal principal balance represents actual
                                 principal that will be paid on the
                                 Certificates. It is referred to as nominal
                                 since it is extremely small compared to other
                                 classes. A notional amount is an amount used as
                                 a reference to calculate the amount of interest
                                 due on a class of Interest-Only Certificates
                                 that is not entitled to any distributions in
                                 respect of principal.

INVERSE FLOATING-RATE
   CERTIFICATES...............   A class with an interest rate that resets
                                 periodically based upon a designated index and
                                 that varies inversely with changes in the
                                 index. The interest rate for a class of Inverse
                                 Floating-Rate Certificates typically will vary
                                 inversely with changes in the interest rate on
                                 a class of Floating-Rate Certificates in the
                                 same series.

PRINCIPAL-ONLY CERTIFICATES OR
   PO CERTIFICATES............   A class of Certificates that does not bear
                                 interest and is entitled to receive only
                                 distributions in respect of principal.

STEP COUPON CERTIFICATES......   A class of Certificates with a fixed interest
                                 rate that is reduced to a lower fixed rate
                                 after a specified period of time. The
                                 difference between the initial interest rate
                                 and the lower interest rate will be supported
                                 by a reserve fund established on the Closing
                                 Date.

VARIABLE RATE CERTIFICATES....   A class of Certificates with an interest rate
                                 that resets periodically and is calculated by
                                 reference to the rate or rates of interest
                                 applicable to the Mortgage Assets.

RESIDUAL CERTIFICATES

          A series of REMIC Certificates will include a class of Residual
Certificates representing the right to receive on each Distribution Date, in addition to any other distributions to which they may be entitled, the excess of the sum of distributions, payments and other amounts received over the sum of
(i) the amount required to be distributed to certificateholders on that
Distribution Date and (ii) certain expenses, all as more specifically described in the related prospectus supplement. In addition, after the aggregate principal balance of all classes of Regular Certificates has

                                       30

been fully amortized, holders of the Residual Certificates will be the sole owners of the related Trust Fund and will have sole rights with respect to the
Mortgage Assets and other assets remaining in the Trust Fund. Some or all of the
Residual Certificates of a series may be offered by this prospectus and the related prospectus supplement; if so, the terms of those Residual Certificates will be described in the prospectus supplement. Any qualifications on direct or indirect ownership of Residual Certificates offered by this prospectus and the related prospectus supplement, as well as restrictions on the transfer of those
Residual Certificates, will be set forth in the related prospectus supplement.
If Residual Certificates are not so offered, the Depositor may (but need not)
sell some or all of the Residual Certificates on or after the date of original issuance of such series in transactions exempt from registration under the
Securities Act of 1933, as amended, and otherwise under circumstances that will not adversely affect the REMIC status of the Trust Fund.

ADVANCES

          The Master Servicer may be required to advance, on or prior to any
Distribution Date, from its own funds and/or funds held in the Collection
Account for future distributions an amount up to the aggregate of interest and principal installments on the Mortgage Loans due and payable on the Due Date in any month and delinquent on the close of business on the following Determination
Date (each payment, an "ADVANCE"). The Master Servicer may be obligated to make
Advances only if the Advance, in the judgment of the Master Servicer made on the
Determination Date, will be reimbursable from late payments made by borrowers, payments under any primary mortgage insurance policy or other form of credit support or proceeds of liquidation. Any Master Servicer funds advanced are reimbursable to the Master Servicer from cash in the Collection Account if the
Master Servicer determines that any Advances previously made are not ultimately recoverable from the sources described above.

          Advances are made to maintain a regular flow of scheduled interest and principal payments to holders of the related classes of Certificates, rather than to guarantee or insure against losses. If Advances are from funds being held for future distribution to certificateholders, the Master Servicer will replace those funds on or before any future Distribution Date if funds in the
Collection Account on that Distribution Date would be less than the amount required to be available for distributions to certificateholders.

          The Master Servicer may also be obligated to make Advances, to the extent recoverable out of insurance proceeds, liquidation proceeds or otherwise, for certain taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced are reimbursable to the Master Servicer to the extent permitted by the pooling and servicing agreement. If specified in the related prospectus supplement, the obligations of the Master Servicer to make Advances may be supported by a cash advance reserve fund, a surety bond or other arrangement, in each case as described in such prospectus supplement.

REPORTS TO CERTIFICATEHOLDERS

          Prior to or concurrently with each distribution on a Distribution Date and except as otherwise set forth in the related prospectus supplement, the
Master Servicer or the Trustee will make available to each certificateholder of record of the related series a statement setting forth, if applicable to that series of Certificates, among other things:

               (i) the amount of the distribution allocable to principal, separately identifying the aggregate amount of any principal prepayments and, if so specified in the related prospectus supplement, prepayment penalties;

               (ii) the amount of the distribution allocable to interest;

               (iii) the amount of any Advance;

               (iv) the aggregate amount withdrawn from the reserve fund, if any, that is included in the amounts distributed to
          certificateholders;

               (v) the outstanding principal balance or notional amount of each class of the related series after giving effect to the distribution of principal on that Distribution Date;

               (vi) the related amount of the servicing compensation retained or withdrawn from the Collection Account by the Master Servicer;

                                       31

               (vii) the number and aggregate principal balances of Mortgage
          Loans (A) delinquent and not in foreclosure, and (B) in foreclosure, as of the close of business on the last day of the calendar month preceding the Distribution Date;

               (viii) the book value of any real estate acquired through
          foreclosure or grant of a deed in lieu of foreclosure;

               (ix) if applicable, the amount remaining in any reserve fund at the close of business on the Distribution Date;

               (x) the pass-through rate for each class as of the day prior to the preceding Distribution Date; and

               (xi) any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

          Where applicable, any amount set forth above may be expressed as a dollar amount per single Certificate of the relevant class specified in the related prospectus supplement. The report to certificateholders for any series of Certificates may include additional or other information of a similar nature to that specified above.

          In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee will mail to each certificateholder of record at any time during that calendar year a report:

          o    as to the aggregate of amounts reported pursuant to clauses (i)
               and (ii) for that calendar year or, if a person was a
               certificateholder of record during a portion of that calendar year, for the applicable portion of that year; and

          o    other customary information as is necessary or desirable for certificateholders to prepare their tax returns.

                               CREDIT ENHANCEMENT

GENERAL

          Credit enhancement may be provided with respect to one or more classes of a series of Certificates or with respect to the Mortgage Assets in the related Trust Fund. Credit enhancement may be in the form of any one or more of the following:

          o    limited financial guaranty policy issued by an entity named in the related prospectus supplement;

          o    the subordination of one or more classes of Certificates of a series;

          o    the establishment of one or more reserve funds;

          o    the use of a cross-support feature;

          o    use of a mortgage pool insurance policy;

          o    bankruptcy bond;

          o    special hazard insurance policy;

          o    surety bond;

          o    letters of credit; or

          o    overcollateralization of one or more classes of the Certificates of a series.

Unless otherwise specified in the related prospectus supplement, no credit enhancement will provide protection against all risks of loss or guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, certificateholders will bear their allocable share of any deficiencies.

                                       32

          If specified in the related prospectus supplement, the coverage provided by one or more forms of credit enhancement may apply concurrently to two or more related Trust Funds. If applicable, the related prospectus supplement will identify the Trust Funds to which such credit enhancement relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trust Funds.

SUBORDINATION

          If so specified in the related prospectus supplement, the rights of holders of one or more classes of subordinate Certificates will be subordinate to the rights of holders of one or more classes of senior Certificates of such series to distributions in respect of scheduled principal, principal prepayments, interest or any combination thereof that otherwise would have been payable to holders of subordinate Certificates under the circumstances and to the extent specified in the related prospectus supplement. If so specified in the related prospectus supplement, certain classes of subordinate Certificates may be senior to other classes of Subordinate Certificates and be rated investment grade. If specified in the related prospectus supplement, delays in receipt of scheduled payments on the Mortgage Assets and certain losses with respect to the Mortgage Assets will be borne first by the various classes of subordinate Certificates and thereafter by the various classes of senior
Certificates, in each case under the circumstances and subject to the limitations specified in such related prospectus supplement. The aggregate distributions in respect of delinquent payments on the Mortgage Assets over the lives of the Certificates or at any time, the aggregate losses in respect of
Mortgage Assets which must be borne by the subordinate Certificates because of subordination and the amount of distributions otherwise distributable to subordinate certificateholders that will be distributable to senior certificateholders on any Distribution Date may be limited as specified in the related prospectus supplement. If aggregate distributions in respect of delinquent payments on the Mortgage Assets or aggregate losses in respect of such Mortgage Assets were to exceed the amount specified in the related prospectus supplement, senior certificateholders would experience losses on their Certificates.

          If specified in the related prospectus supplement, various classes of senior certificates and subordinate Certificates may themselves be subordinate in their right to receive certain distributions to other classes of senior
Certificates and subordinate Certificates through a cross support mechanism or otherwise.

          As between classes of senior Certificates and as between classes of subordinate Certificates, distributions may be allocated among those classes:

          o    in the order of their scheduled final distribution dates;

          o    in accordance with a schedule or formula;

          o    in relation to the occurrence of events; or

          o    otherwise, as specified in the related prospectus supplement.

SURETY BONDS

          If specified in the related prospectus supplement, credit enhancement with respect to one or more classes of Certificates of a series may be provided by one or more surety bonds. Subject to certain conditions and limitations, a surety bond will guaranty payments of all or limited amounts of principal and interest due. The coverage, amount and terms of any reduction in coverage provided by a surety bond will be described in the related prospectus supplement.

MORTGAGE POOL INSURANCE POLICIES

          If specified in the related prospectus supplement, a mortgage pool insurance policy for the Mortgage Loans in the related Trust Fund will be obtained from the insurer named in the prospectus supplement. Each pool insurance policy will cover any loss (subject to limitations described in the applicable prospectus supplement) by reason of default to the extent a related
Mortgage Loan is not covered by any primary mortgage insurance policy. The amount and principal terms of any pool insurance coverage will be set forth in the prospectus supplement.

                                       33

FRAUD WAIVER

          If so specified in the related prospectus supplement, a letter may be obtained from the issuer of a pool insurance policy waiving the right of the insurer to deny a claim or rescind coverage under the related pool insurance policy by reason of fraud, dishonesty or misrepresentation in connection with the origination of, or application for insurance for, the related Mortgage Loan or the denial or adjustment of coverage under any related primary mortgage insurance policy because of such fraud, dishonesty or misrepresentation. In these circumstances, the issuer of the pool insurance policy will be indemnified by the Seller for the amount of any loss paid by the issuer of the pool insurance policy under the terms of the waiver letter. The maximum aggregate amount of these fraud losses covered under the waiver letter and the period of time during which the coverage will be provided will be specified in the related prospectus supplement.

SPECIAL HAZARD INSURANCE POLICIES

          If specified in the related prospectus supplement, a separate special hazard insurance policy will be obtained for the related Trust Fund from the insurer named in the prospectus supplement. The special hazard insurance policy, subject to the limitations described in the applicable prospectus supplement, will protect against loss by reason of damage to Mortgaged Properties caused by certain hazards not insured against under the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located.
The amount and principal terms of any such coverage will be set forth in the prospectus supplement.

BANKRUPTCY BONDS

          If specified in the related prospectus supplement, a bankruptcy bond to cover losses resulting from proceedings under the federal Bankruptcy Code will be issued by an insurer named in the prospectus supplement. Each bankruptcy bond will cover, to the extent specified in the related prospectus supplement, certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal or interest on a Mortgage Loan or a reduction by the court of the principal amount of a mortgage loan and will cover certain unpaid interest on the amount of the principal reduction from the date of the filing of a bankruptcy petition. Coverage under a bankruptcy bond may be cancelled or reduced with rating agency approval. The principal terms of any such coverage will be set forth in the prospectus supplement.

RESERVE FUND

          If so specified in the related prospectus supplement, credit enhancement for a series of Certificates may be provided by one or more reserve funds being established in trust with the Trustee. The related prospectus supplement will specify whether a reserve fund will be included in the Trust
Fund for a series.

          The Reserve Fund for a series will be funded:

          o    by a deposit of cash, U.S. Treasury securities or instruments evidencing ownership of principal or interest payments, letters of credit, demand notes, certificates of deposit or a combination of these instruments in the aggregate amount specified in the related prospectus supplement;

          o    by the deposit from time to time of certain amounts, as specified in the related prospectus supplement, to which subordinate certificateholders, if any, would otherwise be entitled; or

          o    in any other manner specified in the related prospectus
               supplement.

CROSS SUPPORT

          If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a Trust Fund may be evidenced by separate classes of the related series of Certificates. In such case, credit support may be provided by a cross support feature which requires that distributions be made with respect to Certificates evidencing a beneficial ownership interest in other asset groups within the same Trust Fund. As a result, the amount of credit enhancement available to a class of Certificates against future losses on the Mortgage Loans in which such class represents an interest may be reduced as the result of losses on a group of Mortgage Loans in which such class has no interest. The related prospectus supplement for a series that includes a cross support feature will describe the specific operation of such cross support feature.

                                       34

CASH FLOW AGREEMENTS

          If specified in the related prospectus supplement, a Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series of Certificates will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange or swap agreements, interest rate cap or floor agreements, or similar agreements provided to reduce the effects of interest rate fluctuations on the assets or on one or more classes of
Certificates. The principal terms of any such guaranteed investment contract or other agreement (any of these agreements, a "CASH FLOW AGREEMENT"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to termination, will be described in the prospectus supplement for the related series of Certificates. In addition, the related prospectus supplement will provide certain information with respect to the obligor under any Cash Flow Agreement.

                       PREPAYMENT AND YIELD CONSIDERATIONS

          The yields to maturity and weighted average lives of Certificates will be affected primarily by the amount and timing of principal payments received on or in respect of the Mortgage Loans included in the related Trust Fund. The original terms to maturity of the Mortgage Loans in a given mortgage pool will vary depending upon the type of Mortgage Loans in the pool. Each prospectus supplement will contain information with respect to the type and maturities of the Mortgage Loans in the related mortgage pool. Mortgage Loans may be prepaid without penalty in full or in part at any time except as specified in the prospectus supplement. The prepayment experience on the Mortgage Loans in a mortgage pool will affect the life of the related series of certificates.

FACTORS AFFECTING PREPAYMENT

          A number of factors, including, but not limited to, homeowner mobility, economic conditions, the presence and enforceability of due-on-sale clauses, mortgage market interest rates and the availability of mortgage funds, may affect prepayment experience of mortgage loans.

          The Mortgage Loans may be partially or fully repaid at any time. The
Mortgage Loans generally will not provide for a prepayment penalty unless otherwise specified in the related prospectus supplement. Fixed-rate Mortgage
Loans generally will contain "due-on-sale" clauses that permit the mortgagee to accelerate the maturity of a Mortgage Loan upon the conveyance of the related mortgaged property. Adjustable-rate Mortgage Loans generally will permit creditworthy borrowers to assume a Mortgage Loan upon a transfer of the related mortgaged property.

          The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the mortgage rates borne by the Mortgage Loans, the
Mortgage Loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above those mortgage rates. Conversely, if prevailing interest rates rise appreciably above the mortgage rates borne by the Mortgage Loans, the Mortgage Loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below those mortgage rates. However, there can be no assurance that this will be the case.

EFFECT OF PRINCIPAL PREPAYMENTS

          When a Mortgage Loan is prepaid in full, the mortgagor pays interest on the amount prepaid only to the date of prepayment. Liquidation proceeds and amounts received in settlement of insurance claims are also likely to include interest only to the time of payment or settlement. When a Mortgage Loan is prepaid in full or in part, an interest shortfall may result depending on the timing of the receipt of the prepayment and the timing of when those prepayments are passed through to Certificateholders. To partially mitigate this reduction in yield, the pooling and servicing agreement relating to a series may provide, that with respect to certain principal prepayments received, the Master Servicer will be obligated to pay an amount equal to the lesser of (i) the aggregate interest shortfall for that Distribution Date resulting from principal prepayments and (ii) all or a portion of the Master Servicer's servicing compensation for that Distribution Date, as specified in the applicable prospectus supplement. Unless otherwise specified in a prospectus supplement, no comparable interest shortfall coverage will be provided by the Master Servicer with respect to liquidations of any Mortgage Loans. Any interest shortfall arising from liquidations will be covered by means of the subordination of the rights of subordinated certificateholders or any other credit support arrangements.

                                       35

          A lower rate of principal prepayments than anticipated would negatively affect the total return to investors in any Certificates of a series that are offered at a discount to their principal amount and a higher rate of principal prepayments than anticipated would negatively affect the total return to investors in the Certificates of a series that are offered at a premium to their principal amount. The yield on Certificates that are entitled solely or disproportionately to distributions of principal or interest may be particularly sensitive to prepayment rates, and further information with respect to yield on such Certificates will be included in the applicable prospectus supplement.

WEIGHTED AVERAGE LIFE OF CERTIFICATES

          Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model, if any, used with respect to a particular series will be identified and described in the related prospectus supplement. The prospectus supplement for a series of Certificates may contain tables setting forth percentages of the initial certificate balance of each class expected to be outstanding after each of the dates shown in each table.
Any table will be based upon a number of assumptions stated in the prospectus supplement, including assumptions that prepayments on the mortgage loans underlying the related Mortgage Certificates or on the Mortgage Loans are made at rates corresponding to various percentages of the specified prepayment model.
It is unlikely, however, that the prepayment of the mortgage loans underlying the Mortgage Certificates, or of the Mortgage Loans, underlying any series will conform to any of the percentages of the prepayment model described in a table.

          The rate of principal prepayments on pools of mortgage loans underlying the Mortgage Certificates and Mortgage Loans is influenced by a variety of economic, geographic, social and other factors. In general, however, if prevailing interest rates fall significantly below the interest rates on those mortgage loans or on the Mortgage Loans included in a Trust Fund, those mortgage loans or Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by those mortgage loans or Mortgage Loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on those mortgage loans or on the rates borne by the Mortgage Loans included in a Trust Fund, those mortgage loans or Mortgage Loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the rates borne by those mortgage loans or Mortgage Rates. Other factors affecting prepayment of mortgage loans and Mortgage Loans include changes in mortgagors, housing needs, job transfers, unemployment, mortgagors' net equity in the properties securing the mortgage loans and Mortgage Loans and servicing decisions.

          Prepayments may also result from the enforcement of any "due-on-sale"
provisions contained in a Mortgage Note permitting the holder of the Mortgage
Note to demand immediate repayment of the outstanding balance of the Mortgage
Loan upon conveyance by the Mortgagor of the underlying Mortgaged Property. The
Master Servicer will agree that it or the applicable subservicer will enforce any "due-on-sale" clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the
Master Servicer or the subservicer will not take any action in relation to the enforcement of any "due-on-sale" provision which would impair or threaten to impair any recovery under any related Primary Mortgage Insurance Policy. Under current law, such exercise is permitted for substantially all the mortgage loans which contain such clauses. Acceleration is not permitted, however, for certain types of transfers, including transfers upon the death of a joint tenant or tenant by the entirety and the granting of a leasehold interest of three years or less not containing an option to purchase.

          The Seller or Depositor, as specified in the related prospectus supplement, will be obligated, under certain circumstances, to repurchase
Mortgage Loans that have breached representations or warranties, or with respect to which all proper documentation has not been delivered to the Trustee. In addition, if so specified in the applicable prospectus supplement, the Depositor or another person identified therein will have the option to purchase all, but not less than all, of the Mortgage Assets in any Trust Fund under the limited conditions specified in such prospectus supplement. For any series of
Certificates for which an election has been made to treat the Trust Fund (or one or more segregated pools of assets in the Trust Fund) as a REMIC, any purchase or repurchase may be effected only pursuant to a "qualified liquidation," as defined in Code Section 860F(a)(4)(A). See "The Pooling and Servicing
Agreement--Termination; Repurchase of Mortgage Loans and Mortgage Certificates."
Any purchase or repurchase of Mortgage Assets will shorten the weighted average life of one or more classes of Certificates of the related series.

                                       36

SCHEDULED DELAYS IN DISTRIBUTIONS

          Upon the issuance of Certificates of a series, the initial purchasers may be required to pay for accrued interest at the applicable pass-through rate from the Cut-off Date for that series to the date of issuance. The effective yield to certificateholders will be below the yield otherwise produced by the applicable passthrough rate because the distribution of principal and interest that is due on each due date will not be made until the 25th day (or the next business day, if the 25th is not a business day) of the month in which that due date occurs.

                                  THE DEPOSITOR

          Banc of America Funding Corporation (formerly known as NationsBanc
Montgomery Funding Corp.), a Delaware corporation (the "DEPOSITOR"), was organized on November 28, 1994, for the limited purpose of acquiring, owning and transferring Mortgage Assets and selling interests in Mortgage Assets or bonds secured by Mortgage Assets. The Depositor is an indirect subsidiary of Bank of
America Corporation. The Depositor maintains its principal office at 214 North
Tryon Street, Charlotte, North Carolina 28255. Its telephone number is (704)
386-2400.

          Neither the Depositor nor any of the Depositor's affiliates will ensure or guarantee distributions on the Certificates of any series.

                                 USE OF PROCEEDS

          The Depositor will use substantially all of the net proceeds received from the sale of each series of Certificates either:

          o    to purchase the Mortgage Assets related to that series; or

          o    to return to itself the amounts previously used to effect a purchase of Mortgage Assets, the costs of carrying the Mortgage
               Assets until sale of the Certificates and other expenses
               connected with pooling the Mortgage Assets and issuing the
               Certificates.

The Depositor will use any remaining proceeds for its general corporate purposes.

                            MORTGAGE PURCHASE PROGRAM

          Set forth below is a description of aspects of the Depositor's purchase program for Mortgage Loans eligible for inclusion in a Trust Fund. The related prospectus supplement will contain information regarding the origination of the Mortgage Loans.

          The Depositor will purchase Mortgage Loans either directly or indirectly from approved Sellers, which may be affiliates of the Depositor or the Master Servicer. The Depositor has approved (or will approve) individual institutions as eligible Sellers by applying certain criteria, including the
Seller's depth of mortgage origination experience, servicing experience and financial stability. From time to time, however, the Depositor may purchase
Mortgage Loans from Sellers that, while not meeting the generally applicable criteria, have been reviewed by the Depositor and found to be acceptable as
Sellers of Mortgage Loans.

          Each Mortgage Loan purchased by the Depositor must meet certain credit, appraisal and underwriting standards, as described in the related prospectus supplement.

          Underwriting standards are intended to evaluate the Mortgagor's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Underwriting standards are applied in a standard procedure which complies with applicable federal and state laws and regulations.

          In determining the adequacy of the property as collateral, an appraisal is generally made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. The appraisal is based on the appraiser's judgment of values, giving appropriate weight to both the market value of comparable properties and the cost of replacing the property.

                                       37

          Certain states where the mortgaged properties may be located are
"anti-deficiency" states. This means, in general, that lenders providing credit on one- to four-family properties in those states must look solely to the property for repayment upon foreclosure. Underwriting standards in all states
(including anti-deficiency states) require that the underwriting officers be satisfied that the value of the property being financed, as indicated by the appraisal, currently supports and is anticipated to support in the future the outstanding loan balance, and provides sufficient value to mitigate the effects of adverse shifts in real estate values.

          The related prospectus supplement will provide a description of the underwriting standards applied in originating the Mortgage Loans.

                       THE POOLING AND SERVICING AGREEMENT

          Set forth below is a summary of certain provisions of each pooling and servicing agreement which are not described in other parts of this prospectus.
When particular provisions or terms used in a pooling and servicing agreement are mentioned in this discussion, you should review those provisions in the form of pooling and servicing agreement that was filed with the Securities and
Exchange Commission as part of the registration statement of which this prospectus is a part.

ASSIGNMENT OF MORTGAGE LOANS TO THE TRUSTEE

     ASSIGNMENT OF MORTGAGE LOANS

          At the time of issuance of each series of Certificates, the Depositor will cause the Mortgage Loans comprising the related Trust Fund to be assigned to the Trustee, for the benefit of the certificateholders, together with all principal and interest on the Mortgage Loans, except for principal and interest due on or before the cut-off date set forth in the related prospectus supplement
(the "CUT-OFF Date"). The Trustee, concurrently with that assignment, will authenticate and deliver the Certificates to the Depositor or its designated agent in exchange for the Mortgage Loans and other assets, if any. Each Mortgage
Loan will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement. The schedule will include the principal balance of each
Mortgage Loan, the mortgage rate, the maturity of each mortgage note and other information.

          In addition, unless otherwise specified in the related prospectus supplement, the Depositor will deliver or cause to be delivered to the Trustee or a custodian as to each Mortgage Loan, all of the documents the Depositor is required to deliver to the Trustee or a custodian.

          Despite the requirements to deliver certain documents, a Trust Fund may include Mortgage Loans where the original mortgage note is not delivered to the Trustee if the Depositor delivers to the Trustee or the custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original has been lost or destroyed. With respect to these Mortgage
Loans, the Trustee may not be able to enforce the mortgage note against the related borrower. The Depositor (or other representing party as specified in the related prospectus supplement) will be required to agree to repurchase, or substitute for, each Mortgage Loan that is subsequently in default if the enforcement of the related mortgage is materially adversely affected by the absence of the original mortgage note. The related pooling and servicing agreement will generally require the Depositor or another party specified in the related prospectus supplement to promptly cause the assignments of the related loans to be delivered for recording in the appropriate public office for real property records, except (1) in states in which, in the opinion of counsel acceptable to the Trustee, the recording is not required to protect the
Trustee's interest in the loans against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the originator of the loans or (2) in states where recordation is not required by the rating agencies rating the series of Certificates.

          In lieu of the delivery requirement set forth above, with respect to any mortgage which has been recorded in the name of Mortgage Electronic
Registration Systems, Inc. ("MERS") or its designee, no mortgage assignment in favor of the Trustee will be required to be prepared or delivered. Instead, the
Master Servicer will be required to take all actions as are necessary to cause the applicable Trust Fund to be shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

          With respect to any Mortgage Loans that are cooperative loans, the
Depositor will generally be required to cause to be delivered to the Trustee;

                                       38

          o    the stock certificate;

          o    the stock power executed in blank;

          o    the executed proprietary lease;

          o    the executed recognition agreement;

          o    the executed assignment of recognition agreement, if any;

          o    an executed financing statement with evidence of recording thereon;

          o    the executed financing statements required by state law,
               evidencing a complete and unbroken line from the mortgagee to the
               Trustee with evidence of recording thereon (or in form suitable for recordation); and

          o    any other document specified in the related prospectus
               supplement.

          The Depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the Trustee's security interest in each cooperative loan.

          The Trustee or a custodian will review the mortgage loan documents within a specified number of days of receipt to ascertain that all required documents have been properly executed and received. The Trustee will hold the mortgage loan documents for each series in trust for the benefit of holders of the Certificates. Unless otherwise specified in the related prospectus supplement, if any document is found by the Trustee not to have been properly executed or received or to be unrelated to the Mortgage Loans identified in the pooling and servicing agreement, and any defect cannot be cured within the permitted time period, the Seller or other party specified in the prospectus supplement will replace the Mortgage Loan with an eligible substitute Mortgage
Loan (as described in the related prospectus supplement) or repurchase the related Mortgage Loan from the Trustee at a price generally equal to the principal balance thereof, plus accrued and unpaid interest thereon. Upon receipt of the repurchase price, in the case of a repurchase, the Trustee will reimburse any unreimbursed Advances of principal and interest by the Master
Servicer with respect to such Mortgage Loan or unreimbursed payments under any form of credit support. The remaining portion of the repurchase price will then be passed through to holders of the Certificates as liquidation proceeds in accordance with the procedures specified under "Description of Certificates--
Distributions". This substitution/repurchase obligation constitutes the sole remedy available to Certificateholders or the Trustee for such a defect in a mortgage loan document.

          Any restrictions on such substitution or repurchase with respect to a series of Certificates will be set forth in the related prospectus supplement.

          Unless otherwise specified in the related prospectus supplement, assignments of the Mortgage Loans to the Trustee will be recorded or filed in the appropriate jurisdictions except in jurisdictions where, in the written opinion of local counsel acceptable to the Depositor, such filing or recording is not required to protect the Trustee's interest in the Mortgage Loans against sale, further assignment, satisfaction or discharge by the Sellers, the Master
Servicer, the subservicers or the Depositor. With respect to any Mortgage which has been recorded in the name of MERS or its designee, however, no mortgage assignment in favor of the Trustee will be required to be prepared or delivered.
Instead, the Master Servicer will be required to take all actions as are necessary to cause the applicable Trust Fund to be shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

     ASSIGNMENT OF MORTGAGE CERTIFICATES

          The Depositor will cause each Mortgage Certificate to be registered in the name of the Trustee. The Trustee or a custodian will hold each Mortgage
Certificate in the manner described in the related prospectus supplement. The
Trustee will not be in possession of or be assignee of record of any underlying assets for a Mortgage Certificate. Each Mortgage Certificate will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement, which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date and certain other pertinent information.

                                       39

REPRESENTATIONS AND WARRANTIES

          Unless otherwise specified in the related prospectus supplement, the
Depositor will not make any representations and warranties regarding the
Mortgage Loans, and its assignment of the Mortgage Loans to the Trustee will be without recourse. As further described below, the Seller will make certain representations and warranties concerning the Mortgage Loans in the related pooling and servicing agreement or under the mortgage loan sale agreement between the Seller and the Depositor. Under certain circumstances the Seller may be required to repurchase or substitute for a Mortgage Loan as a result of a breach of any such representation or warranty. In addition, pursuant to the related pooling and servicing agreement the Depositor will assign to the Trustee its rights with respect to representations and warranties made by the Seller in the mortgage loan sale agreement.

          In the mortgage loan sale agreement or, if a party thereto, the pooling and servicing agreement for each series of Certificates backed in whole or in part by Mortgage Loans, the Seller (or other party specified in the prospectus supplement) will represent and warrant, unless otherwise specified in the related prospectus supplement, among other things, that:

          o    the information set forth in the schedule of Mortgage Loans is true and correct in all material respects;

          o    at the time of transfer the Seller had good title to the Mortgage
               Loans and the mortgage notes were subject to no offsets, defenses or counterclaims, except if the buydown agreement for a Buydown
               Loan forgives certain indebtedness of a Mortgagor;

          o    as of the Cut-off Date, no Mortgage Loan was more than 30 days delinquent;

          o    a title policy (or other satisfactory evidence of title) was issued on the date of the origination of each Mortgage Loan and each such policy or other evidence of title is valid and remains in full force and effect;

          o    if a primary mortgage insurance policy is required with respect to such Mortgage Loan, the policy is valid and remains in full force and effect as of the Closing Date;

          o    as of the Closing Date, each Mortgage Loan is secured by a first lien mortgage, a first deed of trust or a land sale contract on the related mortgaged property free and clear of all liens, claims and encumbrances, other than the land sale contract, if applicable, subject only to:

               o    liens for current real property taxes and special
                    assessments;

               o    covenants, conditions and restrictions, rights of way,
                    easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions
                    generally or specifically reflected in the mortgage
                    originator's appraisal; and

               o    other matters to which like properties are commonly subject
                    (which do not materially interfere with the benefits of the security intended to be provided by the Mortgage);

          o    as of the Closing Date, each mortgaged property is free of damage and is in good repair, ordinary wear and tear excepted; and

          o    any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protections, all applicable predatory and abusive lending laws, equal credit opportunity or disclosure laws applicable at the origination and servicing of the Mortgage Loans have been complied with.

          If the Seller (or other party specified in the prospectus supplement)
discovers a breach of any of its representations or warranties which materially and adversely affects the interest of Certificateholders in the related Mortgage
Loan, or receives notice of a breach from the Trustee or the Master Servicer, the Seller (or such other party) will cure the breach within the time permitted by the related pooling and servicing agreement or substitute a substantially similar substitute mortgage loan for such Mortgage Loan or repurchase the related Mortgage Loan, or any mortgaged property acquired in respect of a loan, on the terms set forth above under "--Assignment of Mortgage Loans to the
Trustee" and in the related prospectus supplement. The proceeds of any repurchase will be

                                       40

passed through to certificateholders as liquidation proceeds. This substitution/repurchase obligation constitutes the sole remedy available to certificateholders and the Trustee for any breach.

SERVICING

          The Master Servicer will be responsible for servicing and
administering the Mortgage Loans and will agree to perform diligently all services and duties customary to the servicing by prudent mortgage lending institutions or mortgages of the same type as the Mortgage Loans in those jurisdictions where the related mortgage properties are located. The Master
Servicer may enter into a subservicing agreement with a subservicer to perform, as an independent contractor, certain servicing functions for the Master
Servicer subject to its supervision. A subservicing agreement will not contain any terms or conditions that are inconsistent with the related pooling and servicing agreement. The subservicer will receive a fee for such services which will be paid by the Master Servicer out of the Servicing Fee. The Master
Servicer will have the right to remove the subservicer of any Mortgage Loan at any time for cause and at any other time upon the giving of the required notice.
In such event, the Master Servicer would continue to be responsible for servicing such Mortgage Loan and may designate a replacement subservicer (which may include an affiliate of the Depositor or the Master Servicer).

          The Master Servicer is required to maintain a fidelity bond and errors and omissions policy or their equivalent with respect to officers and employees which provide coverage against losses which may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions in failing to maintain insurance, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions in the form and amount specified in the pooling and servicing agreement.

PAYMENTS ON MORTGAGE LOANS

          The Master Servicer will establish and maintain or cause to be established and maintained with respect to the related Trust Fund an account or accounts (collectively, the "COLLECTION ACCOUNT") for the collection of payments on the related Mortgage Loans. The Collection Account must generally be an account or accounts which are either:

          o    maintained with a depository institution the obligations of which
               (or, in the case of a depository institution that is the
               principal subsidiary of a holding company, the obligations of such holding company) are rated in one of the two highest
               short-term rating categories by the rating agency that rated one or more classes of the related series of Certificates;

          o    an account or accounts the deposits in which are fully insured by the Federal Deposit Insurance Company,

          o    an account or accounts the deposits in which are insured by the
               Federal Deposit Insurance Corporation to the limits established by the Federal Deposit Insurance Corporation and the uninsured deposits in which are otherwise secured so that, as evidenced by an opinion of counsel, certificateholders have a claim with respect to the funds in the account or accounts, or a perfected first-priority security interest against any collateral securing those funds, that is superior to the claims of any other
               depositors or general creditors of the depository institution with which such account or accounts are maintained; or

          o    an account or accounts otherwise acceptable to the applicable rating agency.

          The collateral eligible to secure amounts in the Collection Account is limited to eligible investments consisting of United States government securities and other high-quality investments. A Collection Account may be maintained as an interest-bearing account, or the funds held in a Collection
Account may be invested pending each succeeding Distribution Date in eligible investments. The Master Servicer or its designee will be entitled to receive any such interest or other income earned on funds in the Collection Account as additional compensation and will be obligated to deposit in the Collection
Account the amount of any loss immediately as realized. The Collection Account may be maintained with the Master Servicer or the Seller or with a depository institution that is an affiliate of the Master Servicer or the Depositor.

          Unless otherwise specified in the related prospectus supplement, the
Master Servicer will deposit in the Collection Account for each Trust Fund on a daily basis, to the extent applicable, the following payments and

                                       41

collections received by or on behalf of it after the Cut-off Date (other than payments due on or before the Cut-off Date):

          o    all payments on account of principal and interest (which, at its option, may be net of the servicing fee), including principal prepayments (in whole or in part);

          o    all amounts received by foreclosure or otherwise in connection with the liquidation of defaulted Mortgage Loans, net of expenses incurred in connection with the liquidation;

          o    all proceeds received under any primary mortgage insurance policy or title, hazard or other insurance policy covering any Mortgage
               Loan, other than proceeds to be applied to the restoration or repair of the related mortgaged property;

          o    all Advances as described herein under "Description of
               Certificates--Advances";

          o    all proceeds of any Mortgage Loan or property acquired in respect of any Mortgage Loan repurchased as described herein under
               "--Assignment of Mortgage Loans to the Trustee" and
               "--Representations and Warranties";

          o    any Buydown Funds (and, if applicable, related investment
               earnings) required to be deposited in the Collection Account as described below;

          o    all payments required to be deposited in the Collection Account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance" below;

          o    any amount required to be deposited by the Master Servicer in connection with losses realized on investments for the benefit of the Master Servicer of funds held in the Collection Account; and

          o    all other amounts required to be deposited in the Collection
               Account.

          Under the pooling and servicing agreement for each series, the Master
Servicer may be authorized to make the following withdrawals from the Collection
Account:

          o    to clear and terminate the Collection Account upon liquidation of all Mortgage Loans or other termination of the Trust Fund;

          o    to reimburse any provider of credit support for payments under such credit support from amounts received as late payments on related Mortgage Loans or from related insurance or liquidation proceeds;

          o    to reimburse the Master Servicer for Advances of principal and interest from amounts received as late payments on related
               Mortgage Loans, from related insurance or liquidation proceeds or from other amounts received with respect to such Mortgage Loans;

          o    to reimburse the Master Servicer from related insurance or liquidation proceeds for amounts expended by the Master Servicer in connection with the restoration of property damaged by an uninsured cause or the liquidation of a Mortgage Loan;

          o    to pay to the Master Servicer its servicing fee and to pay any other administrative expenses of the Trust Fund which are
               required to be paid from the Collection Account prior to
               distributions to certificateholders pursuant to the pooling and servicing agreement;

          o    to reimburse the Master Servicer for Advances which the Master
               Servicer has determined to be otherwise nonrecoverable;

          o    to pay any expenses which were incurred and are reimbursable pursuant to the pooling and servicing agreement; and

          o    any other withdrawals specified in the pooling and servicing agreement.

COLLECTION AND OTHER SERVICING PROCEDURES

          The Master Servicer is required by the related pooling and servicing agreement to make reasonable efforts to collect all payments called for under the mortgage and to follow the collection procedures it issues with respect to

                                       42

mortgage loans serviced by it that are similar to the Mortgage Loans. Consistent with the above, the Master Servicer may, in its discretion:

          o    waive any prepayment charge, assumption fee, late payment charge or any other charge in connection with the prepayment of a
               Mortgage Loan; and

          o    arrange with a borrower a plan of relief, other than a
               modification or extension of the Mortgage Loan, when appropriate rather than recommending liquidation.

          This type of arrangement may only be permitted upon determining that the coverage of such Mortgage Loan by any primary mortgage insurance policy will not be affected.

          Under the pooling and servicing agreement, the Master Servicer will be required to enforce "due-onsale" clauses with respect to the Mortgage Loans to the extent contemplated by the terms of the Mortgage Loans and permitted by applicable law. Where an assumption of, or substitution of liability with respect to, a Mortgage Loan is required by law, upon receipt of an assurance that the primary mortgage insurance policy covering such Mortgage Loan will not be affected, the Master Servicer may permit the assumption of a Mortgage Loan, pursuant to which the borrower would remain liable on the mortgage note, or a substitution of liability with respect to a Mortgage Loan, pursuant to which the new borrower would be substituted for the original borrower as being liable on the Mortgage Loan. Any fees collected for entering into an assumption or substitution of liability agreement may be retained by the Master Servicer as additional servicing compensation. In connection with any assumption or substitution, the interest rate borne by the related Mortgage Loan may not be changed.

          The pooling and servicing agreement may require the Master Servicer to establish and maintain one or more escrow accounts into which borrowers deposit amounts sufficient to pay taxes, assessments, hazard insurance premiums or comparable items. Withdrawals from the escrow accounts maintained for borrowers may be made to, among other things:

          o    effect timely payment of taxes, assessments and hazard insurance premiums or comparable items;

          o    reimburse the Master Servicer out of related assessments for maintaining hazard insurance;

          o    refund to borrower amounts determined to be overages;

          o    remit to borrower, if required, interest earned, if any, on balances in any of the escrow accounts;

          o    repair or otherwise protect the mortgaged property; and

          o    clear and terminate any of the escrow accounts.

          The Master Servicer will be solely responsible for administration of the escrow accounts and will be expected to make advances to such account when a deficiency exists therein.

HAZARD INSURANCE

          The Master Servicer will generally require the borrower on each
Mortgage Loan to maintain a hazard insurance policy providing coverage against loss by fire and other hazards which are covered under the standard extended coverage endorsement customary in the state in which the property is located.
This coverage will generally be in an amount at least equal to the lesser of the original principal balance of the Mortgage Loan and the replacement cost of the improvements on the mortgaged property; provided, however, that such insurance may not be less than the minimum amount required to avoid the application of any coinsurance clause. The Master Servicer will also generally maintain on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan, a hazard insurance policy in an amount that is at least equal to the lesser of
100% of the insurable value of the improvements which are a part of such property plus liability insurance and, if applicable, flood insurance as described below.

          As set forth above, all amounts collected by the Master Servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the
Master Servicer's normal servicing procedures) will be deposited in the
Collection Account.

                                       43

          In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightening, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms are dictated by respective state laws, and most policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. This list is mainly indicative of certain kinds of uninsured risks and is not all inclusive.

          In general, if the improvements on a mortgaged property are located in an area identified in the Federal Register by the Federal Emergency Management
Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration and the requirements of
Fannie Mae or Freddie Mac with a generally acceptable carrier will be required.

          The hazard insurance policies covering the mortgaged properties typically contain a clause which, in effect, requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss does not exceed the larger of:

          o    the replacement cost of the improvements less physical
               depreciation; and

          o    the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

          Since residential properties historically have appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property. If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above. See "Credit
Enhancement--Special Hazard Insurance Policies."

          The Master Servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. If, however, a cooperative and the related borrower on a cooperative loan do not maintain the insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower's cooperative dwelling or the cooperative's building could significantly reduce the value of the collateral securing the cooperative loan to the extent not covered by other credit support.

          The Master Servicer may maintain a blanket policy insuring against hazard losses on all of the mortgaged properties in lieu of maintaining the required hazard insurance policies and may maintain a blanket policy insuring against special flood hazards in lieu of maintaining any required flood insurance. The Master Servicer will be liable for the amount of any deductible under a blanket policy if that amount would have been covered by a required hazard insurance policy or flood insurance, had it been maintained.

PRIMARY MORTGAGE INSURANCE

          If specified in the related prospectus supplement, a Mortgage Loan secured by a mortgaged property having an loan-to-value ratio in excess of 80%
will have a primary mortgage insurance policy insuring against default all or a specified portion of the principal amount thereof in excess of such percentage of the value of the mortgaged property, as specified in the related prospectus supplement.

          Evidence of each primary mortgage insurance policy will be provided to the Trustee simultaneously with the transfer to the Trustee of the related
Mortgage Loan. The Master Servicer, on behalf of the Trust Fund, is required to present claims to the insurer under any primary mortgage insurance policy and to take such reasonable steps as are necessary to permit recovery with respect to defaulted Mortgage Loans. Amounts collected by the

                                       44

Master Servicer on behalf of the Trust Fund will be deposited in the Collection
Account for distribution as set forth above. The Master Servicer will not cancel or refuse to renew any primary mortgage insurance policy required to be kept in force by the pooling and servicing agreement.

RECOVERIES UNDER PRIMARY MORTGAGE INSURANCE POLICIES

          The Master Servicer will exercise its reasonable efforts to keep each primary mortgage insurance policy in full force and effect at least until the outstanding principal balance of the related Mortgage Loan is equal to the percentage of the appraised value of the mortgaged property specified in the related prospectus supplement. The Master Servicer will generally be required to pay the premium for each primary mortgage insurance policy on a timely basis if the mortgagor does not make the required payments.

          The Master Servicer, on behalf of the Trust Fund, will present claims to the insurer under any applicable primary mortgage insurance policy and will take necessary reasonable steps to permit recovery under those insurance policies respecting defaulted Mortgage Loans. If any property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any applicable primary mortgage insurance policy, the Master Servicer will not be required to expend its own funds to restore the damaged property unless the Master Servicer determines:

          o    that such restoration will increase the proceeds to
               Certificateholders upon liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses; and

          o    that those expenses will be recoverable to it through liquidation proceeds.

          Regardless of whether recovery under any primary mortgage insurance policy is available or any further amount is payable under the credit support for a series of Certificates, the Master Servicer is obligated to follow the normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Mortgage Loan. If at any time no further amount is payable under the credit support for a series of Certificates, and if the proceeds of any liquidation of the property securing the defaulted Mortgage Loan are less than the principal balance of the defaulted Mortgage Loans plus accrued interest, certificateholders will realize a loss in the amount of that difference plus the aggregate of unreimbursed Advances of the Master Servicer with respect to that Mortgage Loan and expenses incurred by the Master Servicer in connection with those proceedings and which are reimbursable under the pooling and servicing agreement.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

          The Master Servicer's primary compensation for its activities as
Master Servicer will come from the payment to it, with respect to each interest payment on a Mortgage Loan, of the amount specified in the related prospectus supplement (the "SERVICING FEE"). As principal payments are made on the Mortgage
Loans, the portion of each monthly payment that represents interest will decline and, accordingly, servicing compensation to the Master Servicer will decrease as the Mortgage Loans amortize. Prepayments and liquidations of Mortgage Loans prior to maturity will also cause servicing compensation to the Master Servicer to decrease.

          In addition, unless otherwise specified in the related prospectus supplement, the Master Servicer will be entitled to retain all prepayment fees, assumption fees and late payment charges, to the extent collected from borrowers.

          The Master Servicer will pay all expenses incurred in connection with its activities as Master Servicer (subject to limited reimbursement), including, to the extent specified in the related prospectus supplement, payment of the fees and disbursements of the Trustee, payment of any fees for providing credit support and payment of expenses incurred in connection with distributions and reports to certificateholders of each series.

EVIDENCE AS TO COMPLIANCE

          Each pooling and servicing agreement relating to a series of
Certificates backed in whole or in part by Mortgage Loans will provide that the
Master Servicer at its expense will cause a firm of independent public accountants to furnish a report annually to the Trustee to the effect that the firm has reviewed certain reports

                                       45

furnished by the Master Servicer to the Trustee relating to the Mortgage Loans based on information obtained from subservicers and that such review has disclosed no items of noncompliance with the provisions of the pooling and servicing agreement which, in the opinion of the firm, are material, except for items of noncompliance set forth in the report.

          Each pooling and servicing agreement will provide for delivery to the
Trustee of an annual statement signed by an officer of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the pooling and servicing agreement throughout the preceding year.

CERTAIN MATTERS REGARDING THE DEPOSITOR, THE SELLER AND THE MASTER SERVICER

          The pooling and servicing agreement for each series of Certificates backed in whole or in part by Mortgage Loans will generally provide that the
Master Servicer may not resign from its obligations and duties as Master
Servicer, except upon:

          o    appointment of a successor servicer and receipt by the Trustee of a letter from the applicable rating agency that the resignation and appointment will not result in the downgrading of the
               Certificates; or

          o    determination that its duties are no longer permissible under applicable law. No resignation under this clause is effective until the Trustee or a successor has assumed the Master
               Servicer's obligations and duties under the pooling and servicing agreement.

          The pooling and servicing agreement will also provide that none of the
Depositor, the Master Servicer or the Seller, or any directors, officers, employees or agents of any of them will be under any liability to the Trust Fund or certificateholders or the Trustee, any subservicer or others for any action taken or not taken by any of those parties, any subservicer or the Trustee in good faith pursuant to the pooling and servicing agreement, or for errors in judgment. However, none of the Depositor, the Seller, the Master Servicer or any
of the parties described above will be protected against any liability that otherwise would be imposed on one of those parties by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of its obligations and duties. The pooling and servicing agreement will provide that each of the parties described above is entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the pooling and servicing agreement or the Certificates for a series, other than any loss, liability or expense related to any specific
Mortgage Loan (except any loss, liability or expense otherwise reimbursable pursuant to the pooling and servicing agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of that party's duties or by reason of reckless disregard by that party of its obligations and duties. In addition, the pooling and servicing agreement will provide that none of the Depositor, the Seller or the Master
Servicer is under any obligation to appear in, prosecute or defend any legal action which is not incidental to, in the case of the Depositor, the Seller or the Master Servicer, its duties under the pooling and servicing agreement and which in its opinion may involve it in any expense or liability. Each of the
Depositor, the Seller and the Master Servicer may, however, in its discretion, undertake any action that it deems necessary or desirable with respect to the pooling and servicing agreement and the rights and duties of the parties to the pooling and servicing agreement and the interests of certificateholders. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund, and the
Depositor, the Seller and the Master Servicer will be entitled to be reimbursed from the Collection Account.

EVENTS OF DEFAULT

          Events of default by the Master Servicer under the pooling and servicing agreement for each series of Certificates evidencing an interest in
Mortgage Loans will consist of:

          o    any failure by the Master Servicer to distribute to the Trustee, on behalf of certificateholders, any required payment which continues unremedied for a specified time period;

          o    any failure by the Master Servicer to observe or perform in any material respects any other of its covenants or agreements in the
               Certificates or the pooling and servicing agreement which
               continues unremedied for a specified number of days after the giving of written notice of such

                                       46

               failure to the Master Servicer by the Trustee or the Depositor,
               or, if specified in the pooling and servicing agreement, to the
               Master Servicer and the Trustee by holders of Certificates evidencing not less than 25% of the aggregate voting rights of all the Certificates affected thereby; and

          o    certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Master Servicer indicating insolvency,
               reorganization or inability to pay its obligations.

RIGHTS UPON EVENT OF DEFAULT

          As long as an event of default under the pooling and servicing agreement remains unremedied, the Trustee may, and upon direction of holders of
Certificates evidencing not less than 50% of the aggregate voting rights, will be required to terminate all of the rights and obligations of the Master
Servicer under the pooling and servicing agreement. Upon a termination, the
Trustee will succeed to all the responsibilities, duties and liabilities of the
Master Servicer under the pooling and servicing agreement and will be entitled to similar compensation arrangements and limitations on liability. If the
Trustee is unwilling or unable to act, it may appoint or petition a court of competent jurisdiction for the appointment of an institution with a net worth of at least $10,000,000 to act as successor Master Servicer. Pending any appointment, the Trustee is obligated to act as successor Master Servicer. The
Trustee and the successor may agree upon the servicing compensation to be paid, which will not be greater than the compensation of the Master Servicer under the pooling and servicing agreement.

ENFORCEMENT

          No certificateholder of any series will have any right under a pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement unless the certificateholder previously has given to the
Trustee written notice of default and the continuance thereof and unless holders of Certificates evidencing not less than 25% of each class of certificates affected thereby have made written requests to the Trustee to institute a proceeding in its own name as Trustee and have offered and provided to the
Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute the proceeding. However, the Trustee is under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement for any series or to make any investigation of matters arising under the pooling and servicing agreement or to institute, conduct or defend any litigation under the pooling and servicing agreement at the request, order or direction of any certificateholders, unless those certificateholders have offered and provided to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred.

AMENDMENT

          The pooling and servicing agreement for each series may be amended by the Depositor, the Seller (if a party thereto), the Master Servicer and the
Trustee, without notice to or the consent of any certificateholder to, among other things:

          o    cure any ambiguity or mistake;

          o    correct or supplement any provision that may be inconsistent with any other provision of the pooling and servicing agreement or the related prospectus supplement;

          o    comply with any requirements imposed by the Code or any tax regulation; or

          o    make any other provisions with respect to matters or questions arising under the pooling and servicing agreement which are not inconsistent with the provisions of the pooling and servicing agreement; provided that such amendment will not adversely affect in any material respect the interests of any certificateholder of that series.

Any amendment should be deemed not to adversely affect in any material respect the interests of any certificateholders if the Trustee receives written confirmation from the rating agency rating the certificates that the amendment will not cause that rating agency to reduce its then-current rating of the
Certificates. The pooling and servicing agreement for each series may also be amended by the Depositor, the Seller (if a party thereto), the Master Servicer and the Trustee with the consent of holders of Certificates evidencing not less than 66 2/3% of the aggregate voting rights of each class affected by the amendment for the purpose of adding any provisions to or

                                       47

changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of holders of
Certificates of that series. However, no amendment of this type may:

          o    reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans or distributions that are required to be made in respect of any Certificate without the consent of the holder of the Certificate; or

          o    with respect to any series of Certificates, reduce the percentage of Certificates the holders of which are required to consent to any amendment without the consent of the holders of all
               outstanding Certificates of the series.

LIST OF CERTIFICATEHOLDERS

          If the Trustee is not the certificate registrar for a series of
Certificates, upon written request of the Trustee, the certificate registrar will provide to the Trustee within 30 days after the receipt of that request a list of the names and addresses of all certificateholders of record of a series as of the most recent record date. Upon written request of three or more certificateholders of record of a series of Certificates, for purposes of communicating with other certificateholders with respect to their rights under the pooling and servicing agreement for that series, the Trustee will afford those certificateholders access during business hours to the most recent list of certificateholders of that series held by the Trustee.

TERMINATION; REPURCHASE OF MORTGAGE LOANS AND MORTGAGE CERTIFICATES

          The obligations of the Depositor, the Seller (if a party thereto), the
Master Servicer and the Trustee created by the pooling and servicing agreement will terminate upon the earlier of:

          o    the maturity or other liquidation of the last Mortgage Loan or
               Mortgage Certificate in the related Trust Fund and the
               disposition of all property acquired upon foreclosure of any
               Mortgage Loan; and

          o    the payment to certificateholders of that series of all amounts required to be paid to them pursuant to the pooling and servicing agreement.

In no event, however, will the Trust Fund created by any pooling and servicing agreement continue beyond the expiration of 21 years from the death of the survivor of the persons named in the pooling and servicing agreement.

          The pooling and servicing agreement for each series may permit the
Master Servicer or any other entity specified in the related prospectus supplement to repurchase, or permit or require the Trustee to auction, all or a portion of the remaining Mortgage Loans or Mortgage Certificates and property acquired in respect of a Mortgage Loan, at a purchase price generally equal to the unpaid principal balance of the Mortgage Loans plus the fair market value of any mortgaged properties acquired upon foreclosure of the related Mortgage
Loans, together with accrued and unpaid interest at the applicable mortgage interest rate. The exercise of this right will effect early retirement of the
Certificates of that series, but the Master Servicer's or other party's right so to repurchase is subject to the aggregate principal balances of the Mortgage
Loans at the time of repurchase being less than the percentage of the aggregate initial principal amount of all Certificates of that series at the Cut-off Date specified in the related prospectus supplement.

          The holders of the Residual Certificates of a series of REMIC
Certificates may have the option to purchase the remaining Mortgage Assets included in the Trust Fund. This option will be exercisable, in the case of holders of Residual Certificates, at the time and under the circumstances specified in the related prospectus supplement. For this type of purchase to take place, the Trustee must receive an opinion of counsel that the repurchase and related distributions to certificateholders:

          o    will be part of a "qualified liquidation" as defined in Code
               Section 860F(a)(4)(A);

          o    will not cause the REMIC to be treated as an association taxable as a corporation; and

          o    will not otherwise subject the REMIC to tax.

                                       48

          For each series, the Trustee will give written notice of termination of the pooling and servicing agreement to each certificateholder, and the final distribution will be made only upon surrender and cancellation of the
Certificates at an office or agency of the Trustee specified in the notice of termination.

THE TRUSTEE

          The Trustee for each series of Certificates will be named in the related prospectus supplement. The Trustee may have normal banking relationships with the Depositor, any Seller, any Master Servicer and/or any subservicer. With respect to certain series of Certificates, a securities administrator may perform certain duties and functions normally performed by the Trustee. Any securities administrator will be a party to the pooling and servicing agreement and will be named in the applicable prospectus supplement. Any securities administrator will have obligations and rights similar to the Trustee as described herein.

                   CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

          The following discussion contains summaries, which are general in nature, of certain legal aspects of mortgage loans. Because these legal aspects are governed by applicable state law, which laws may differ substantially, the summaries are not exhaustive, do not reflect the laws of any particular state and do not encompass the laws of all states in which the security for the
Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

GENERAL

          The Mortgages Loans will be secured by either deeds of trust, mortgages, security deeds or deeds to secure debt creating a first lien, depending upon the prevailing practice in the state in which the mortgaged property is located. A mortgage creates a lien upon the real property encumbered by the mortgage. It is not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording in a county or municipal office. There are two parties to a mortgage: the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties: the borrower-homeowner, called the trustor (similar to a mortgagor), a lender
(similar to a mortgagee), called the beneficiary, and a third-party grantee, called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds that indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law, by the express provisions of the document and, in some cases, with respect to some deeds of trust, by the directions of the beneficiary.

COOPERATIVES

          Cooperative loans are loans with respect to a residential property evidenced by a promissory note secured by a security interest in shares issued by a cooperative corporation. The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral.
Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an

                                       49

individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of corporate shares. See
"--Foreclosure--Cooperatives" below.

          The private, cooperative apartment corporation owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative apartment building and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily entered into by the cooperative in connection with the construction, rehabilitation or purchase of the cooperative's apartment building. The interests of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interests of the holder of the blanket mortgage on that building and/or underlying land. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage note, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. Also, the blanket mortgage note given by the cooperative may not fully amortize, with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a Trust Fund, the collateral securing the cooperative loans.

FORECLOSURE

     MORTGAGES AND DEEDS OF TRUST

          Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings sometimes are not contested by any of the parties. However, when the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of judicial foreclosure, the court may issue a judgment of foreclosure and appoint a referee or other court officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

          Foreclosure of a deed of trust is generally accomplished by non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property to a third party upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower or any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest in the real property, including any junior lienholders. The borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears, plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including limiting attorneys' fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

          In case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer or by the trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale.
Rather, it is common for the lender to purchase the property from the trustee or receiver for an amount equal to the unpaid principal amount of the note, accrued and unpaid interest and the expenses of foreclosure. Subject to the right of the borrower in some states to remain in possession during the redemption period, the lender then will assume the burdens of ownership, including obtaining casualty insurance and making repairs at its expense that are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market

                                       50

conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of mortgage insurance proceeds, if any, or by judicial action against the borrower for the deficiency. See "--Anti-Deficiency Legislation, the Bankruptcy Code and
Other Limitations on Lenders" below.

     COOPERATIVES

          The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and bylaws, as well as in the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics'
liens against the cooperative apartment building incurred by the tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

          The recognition agreement generally provides that, if the
tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from a sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest.

          Recognition agreements also provide that upon a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

          Foreclosure on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the
"UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

          Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to the reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See
"--Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on
Lenders" below.

     LEASEHOLD RISKS

          Mortgage Loans may be secured by a mortgage on a ground lease.
Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the mortgagor. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold mortgagee without its security. The ground lease may terminate, if among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This risk may be minimized if the ground lease contains certain provisions protective of the mortgagee, but the ground leases that secure Mortgage Loans may not contain some of these protective provisions, and mortgages may not contain the

                                       51

other protection discussed in the next paragraph. Protective ground lease provisions include the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the mortgagor; the right to cure those defaults, with adequate cure periods; if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise; the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the simultaneous release of the ground lessee's liabilities under the new lease; and
the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease upon a termination.

          In addition to the preceeding protections, a leasehold mortgagee may require that the ground lease or leasehold mortgage prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject a lease pursuant to Section 365 of the Bankruptcy Reform Act of 1978, as amended (11
U.S.C.) (the "BANKRUPTCY CODE"), although the enforceability of that clause has not been established. Without the protections described in the preceding paragraph, a leasehold mortgagee may lose the collateral securing its leasehold mortgage. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

RIGHTS OF REDEMPTION

          In some states, after sale pursuant to a deed of trust or foreclosure of the mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a nonstatutory right that must be exercised prior to the foreclosure sale. In some states where the right of redemption is available, redemption may occur only upon payment of the foreclosure purchase price, expenses of foreclosure, accrued interest and taxes. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to delay the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has run.

ANTI-DEFICIENCY LEGISLATION, THE BANKRUPTCY CODE AND OTHER LIMITATIONS ON
LENDERS

          Certain states have imposed statutory prohibitions that restrict or eliminate the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions may limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former Mortgagor as a result of low or no bids at the judicial sale.

          Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement and foreclosure on the beneficial interest in a land trust. Some courts have interpreted Section
9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Mortgage Loan secured by shares of a cooperative, would be the shares and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

          The Master Servicer generally will not be required under the pooling and servicing agreement to pursue deficiency judgments on the Mortgage Loans even if permitted by law.

                                       52

          In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the Bankruptcy Code, and state laws affording relief to debtors may interfere with or affect the ability of a secured mortgage lender to obtain payment of a mortgage loan, to realize upon collateral and/or enforce a deficiency judgment. For example, under the
Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition and, usually, no interest or principal payments are made during the course of the bankruptcy case. Foreclosure of an interest in real property of a debtor in a case under the Bankruptcy Code can typically occur only if the bankruptcy court vacates the stay, which is an action the court may be reluctant to take, particularly if the debtor has the prospect of restructuring his or her debts and the mortgage collateral is not deteriorating in value. The delay and the consequences thereof caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay a senior lender from taking action to foreclose.

          A homeowner may file for relief under the Bankruptcy Code under any of three different chapters of the Bankruptcy Code.

          o    Under Chapter 7, the assets of the debtor are liquidated and a lender secured by a lien may "bid in" (i.e., bid up to the amount of the debt) at the sale of the asset. See "--Foreclosure."

          o    Under Chapter 11, a homeowner can reorganize his or her debts through his or her reorganization plan.

          o    Under Chapter 13, a homeowner can address his or her debts in a rehabilitation plan. Chapter 13 is often referred to as the "wage earner chapter" or "consumer chapter" because most individuals seeking to restructure their debts file for relief under Chapter
               13 rather than Chapter 11.

          The Bankruptcy Code permits a mortgage loan that is secured by property that does not consist solely of the debtor's principal residence to be modified without the consent of the lender provided certain substantive and procedural safeguards are met. Under the Bankruptcy Code, the lender's security interest may be reduced to the then-current value of the property as determined by the court if the value is less than the amount due on the loan, thereby leaving the lender as a general unsecured creditor for the difference between the value of the collateral and the outstanding balance of the mortgage loan. A borrower's unsecured indebtedness will typically be discharged in full upon payment of a substantially reduced amount. Other modifications to a mortgage loan may include a reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest, an alteration of the repayment schedule, an extension of the final maturity date, and/or a reduction in the outstanding balance of the secured portion of the loan. In certain circumstances, subject to the court's approval, a debtor in a case under
Chapter 11 of the Bankruptcy Code may have the power to grant liens senior to the lien of a mortgage.

          A reorganization plan under Chapter 11 and a rehabilitation plan under
Chapter 13 of the Bankruptcy Code may each allow a debtor to cure a default with respect to a mortgage loan on such debtor's residence by paying arrearages over a period of time and to deaccelerate and reinstate the original mortgage loan payment schedule, even though the lender accelerated the loan and a final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition under the Bankruptcy Code. Under a Chapter 13 plan, curing of defaults must be accomplished within the five year maximum term permitted for repayment plans, with the term commencing when the repayment plan becomes effective, while defaults may be cured over a longer period of time under a Chapter 11 plan of reorganization.

          Generally, a repayment plan in a case under Chapter 13 and a plan of reorganization under Chapter 11 may not modify the claim of a mortgage lender if the borrower elects to retain the property, the property is the borrower's principal residence and the property is the lender's only collateral. Certain courts have allowed modifications when the mortgage loan is secured both by the debtor's principal residence and by collateral that is not "inextricably bound"
to the real property, such as appliances, machinery, or furniture.

          The general protection for mortgages secured only by the debtor's principal residence is not applicable in a case under Chapter 13 if the last payment on the original payment schedule is due before the final date for payment under the debtor's Chapter 13 plan (which date could be up to five years after the debtor emerges from bankruptcy). Under several recently decided cases, the terms of this type of loan can be modified in the manner described above.
While these decisions are contrary to the holding in a prior case by a senior appellate court, it is possible that the later decisions will become the accepted interpretation in view of the language of the applicable statutory provision.

                                       53

If this interpretation is adopted by a court considering the treatment in a
Chapter 13 repayment plan of a Mortgage Loan, it is possible that the Mortgage
Loan could be modified.

          State statutes and general principles of equity may also provide a mortgagor with a means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept.

          In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor under the related mortgage loan prior to the bankruptcy or similar proceeding. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business or if the value of the collateral exceeds the debt at the time of payment. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

          A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of a payment to the lender. Moreover, the laws of certain states also give priority to certain tax and mechanics liens over the lien of a mortgage. Under the
Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable and inequitable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

          Bankruptcy reform legislation that was under consideration by the
Senate during the 106th Congress would have amended the Bankruptcy Code (this amendment, the "TILA AMENDMENT") to authorize bankruptcy court judges to disallow claims based on secured debt if the creditor failed to comply with certain provisions of the federal Truth in Lending Act. As proposed, this provision would apply retroactively to secured debt incurred by a debtor prior to the date of effectiveness of the legislation, including the Mortgage Loans.
However, the provision was defeated in the Senate on November 9, 1999. The House bill did not have a similar provision. Bills containing general bankruptcy reform legislation are still under consideration by the House and the Senate.
Legislation similar to the TILA Amendment may be reintroduced in the future. If the TILA Amendment were to become law, a violation of the Truth in Lending Act with respect to a Mortgage Loan could result in a total loss with respect to such loan in a bankruptcy proceeding. Any violation would be a breach of representation and warranty of the depositor, and the depositor would be obligated to repurchase such Mortgage Loan.

          Various proposals to amend the Bankruptcy Code in ways that could adversely affect the value of the Mortgage Loans in a trust have been considered by Congress, and more proposed legislation may be considered in the future. No assurance can be given that any particular proposal will or will not be enacted into law, or that any provision so enacted will not differ materially from the proposals described above.

          The Code provides priority to certain tax liens over the lien of the mortgage. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Trust-in-Lending Act, Real Estate Settlement Procedures Act, Equal
Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and
related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the applicable laws. In some cases, this liability may affect assignees of the Mortgage Loans.

TEXAS HOME EQUITY LOANS

          Generally, any "cash-out" refinance or other non-purchase money transaction (except for certain rate/term refinance loans and certain other narrow exceptions) secured by a Texas resident's principal residence is subject to the provisions set forth in Section 50(a)(6) of Article XVI of the
Constitution of Texas (the "TEXAS HOME EQUITY LAWS"). The Texas Home Equity Laws
provide for:

          o    certain disclosure requirements,

          o    caps on allowable fees,

          o    required loan closing procedures and

          o    certain other restrictions.

                                       54

Failure, inadvertent or otherwise, to comply with any requirement may render a
Mortgage Loan unenforceable and/or the lien on a mortgaged property invalid.
Because mortgage loans which are subject to the Texas Home Equity Laws can be foreclosed only pursuant to court order, rather than non-judicial foreclosures as is available for other types of mortgage loans in Texas, delays and increased losses may result in connection with foreclosures of those loans. If a court were to find that any requirement of the Texas Home Equity Laws was not satisfied, the court could:

          o    refuse to allow foreclosure to proceed,

          o    declare the lien on a mortgaged property to be invalid, and/or

          o    require the originating lender or the holder of the note to forfeit some or all principal and interest of the related
               Mortgage Loan.

Title insurance generally available on such Mortgage Loans may exclude coverage for some of the risks described in this paragraph.

"DUE-ON-SALE" CLAUSES

          The forms of note, mortgage and deed of trust relating to conventional
Mortgage Loans may contain a "due-on-sale" clause permitting acceleration of the maturity of a loan if the borrower transfers its interest in the property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states.
However, effective October 15, 1982, Congress enacted the Garn-St Germain
Depository Institutions Act of 1982 (the "GARN ACT") which purports to preempt state laws which prohibit the enforcement of "due-on-sale" clauses by providing, among other matters, that "due-on-sale" clauses in certain loans (which loans may include the Mortgage Loans) made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act and the regulations promulgated thereunder. "DUE-ON-SALE" clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the Office of Thrift
Supervision ("OTS"), as successor to the Federal Home Loan Bank Board ("FHLBB"), which preempt state law restrictions on the enforcement of such clauses.
Similarly, "due-on-sale" clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union
Administration, respectively.

          The Garn Act created a limited exemption from its general rule of enforceability for "due-on-sale" clauses in certain mortgage loans ("WINDOW
PERIOD LOANS") which were originated by non-federal lenders and made or assumed in certain states ("WINDOW PERIOD STATES") during the period, prior to October
15, 1982, in which that state prohibited the enforcement of "due-on-sale"
clauses by constitutional provision, statute or statewide court decision (the
"WINDOW PERIOD"). Though neither the Garn Act nor the OTS regulations actually names the Window Period States, Freddie Mac has taken the position, in prescribing mortgage loan servicing standards with respect to mortgage loans which it has purchased, that the Window Period States were: Arizona, Arkansas,
California, Colorado, Georgia, Iowa, Michigan, Minnesota, New Mexico, Utah and
Washington. Under the Garn Act, unless a Window Period State took action by
October 15, 1985, the end of the Window Period, to further regulate enforcement of "due-onsale" clauses in Window Period Loans, "due-on-sale" clauses would become enforceable even in Window Period Loans. Five of the Window Period States
(Arizona, Minnesota, Michigan, New Mexico and Utah) have taken actions which restrict the enforceability of "due-on-sale" clauses in Window Period Loans beyond October 15, 1985. The actions taken vary among such states.

          By virtue of the Garn Act, a Servicer may generally be permitted to accelerate any conventional Mortgage Loan which contains a "due-on-sale" clause upon transfer of an interest in the property subject to the mortgage or deed of trust. With respect to any Mortgage Loan secured by a residence occupied or to be occupied by the borrower, this ability to accelerate will not apply to certain types of transfers, including (i) the granting of a leasehold interest which has a term of three years or less and which does not contain an option to purchase; (ii) a transfer to a relative resulting from the death of a borrower, or a transfer where the spouse or children become an owner of the property in each case where the transferee(s) will occupy the property; (iii) a transfer resulting from a decree of dissolution of marriage, legal separation agreement or from an incidental property settlement agreement by which the spouse becomes an owner of the property; (iv) the creation of a lien or other encumbrance subordinate to the lender's security instrument which does not relate to a transfer of rights of occupancy in the property (provided

                                       55

that such lien or encumbrance is not created pursuant to a contract for deed);
(v) a transfer by devise, descent or operation of law on the death of a joint tenant or tenant by the entirety; (vi) a transfer into an inter vivos trust in which the borrower is the beneficiary and which does not relate to a transfer of rights of occupancy; and (vii) other transfers as set forth in the Garn Act and the regulations thereunder. Regulations promulgated under the Garn Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The extent of the effect of the Garn Act on the average lives and delinquency rates of the Mortgage Loans cannot be predicted. See "Prepayment and Yield Considerations."

APPLICABILITY OF USURY LAWS

          Title V of the Depository Institutions Deregulation and Monetary
Control Act of 1980, enacted in March 1980 ("TITLE V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The OTS, as successor to the FHLBB, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

          Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of
America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations
Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued thereunder, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

          In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (i) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there can be no assurance that such a defense will be successful.

HOMEOWNERS PROTECTION ACT OF 1998

          The Homeowners Protection Act of 1998 ("HOPA") provides for certain disclosure and termination requirements for primary mortgage insurance. The termination provisions of HOPA apply only to mortgage loans relating to single-family primary residences originated on or after July 29, 1999. The termination provisions govern when a mortgagor may cancel the requirement to maintain primary mortgage insurance and when the requirement to maintain primary mortgage insurance is automatically terminated. In general, voluntary termination is permitted when the principal balance of a mortgage loan is reduced to 80% of the original property value and automatic termination occurs when the principal balance of a mortgage loan is reduced to 78% of the original property value. The disclosure requirements of HOPA vary depending on whether the mortgage loan was originated before or after July 29, 1999. These disclosure requirements include notification of the circumstances under which a mortgagor may cancel primary mortgage insurance, the date when primary mortgage insurance automatically terminates and servicer contact information. In addition, HOPA provides that no later than 30 days after cancellation or termination of primary mortgage insurance, the servicer shall provide written notification that primary mortgage insurance is terminated and no further payments are due or payable. Any servicer, mortgagee or mortgage insurer that violates provisions of HOPA is subject to possible liability which includes, but is not limited to, actual damages, statutory damages and reasonable attorney's fees.

SERVICEMEMBERS CIVIL RELIEF ACT AND SIMILAR LAWS

          Generally, under the terms of the Servicemembers Civil Relief Act (the
"RELIEF ACT"), a borrower who enters military service after the origination of such borrower's Mortgage Loan (including a borrower who is a

                                       56

member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% per annum, unless a court or administrative agency orders otherwise upon the application of the lender. It is possible that such action could have an effect, for an indeterminate period of time, on the ability of the Servicer to collect full amounts of interest on certain of the Mortgage Loans in a Trust Fund. Any shortfall in interest collections resulting from the application of the Relief
Act or any amendment thereto could result in losses to the holders of the
Certificates of the related Series. Further, the Relief Act imposes limitations which would impair the ability of the Servicer to foreclose on an affected
Mortgage Loan during the borrower's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion. In addition, the Relief Act provides broad discretion for a court to modify a mortgage loan upon application of the mortgagor. Certain states have enacted comparable legislation which may lead to the modification of a mortgage loan or interfere with or affect the ability of the Servicer to timely collect payments of principal and interest on, or to foreclose on,
Mortgage Loans of borrowers in such states who are active or reserve members of the armed services or national guard. For example, California has extended legislation providing protection equivalent to that provided by the Relief Act to California national guard members called up for active service by the
Governor or President and reservists called to active duty.

ENVIRONMENTAL CONSIDERATIONS

          A lender may be subject to unforeseen environmental risks when taking a security interest in real or personal property. Property subject to a security interest may be subject to federal, state, and local laws and regulations relating to environmental protection. These laws may regulate, among other things:

          o    emissions of air pollutants;

          o    discharges of wastewater or storm water;

          o    generation, transport, storage or disposal of hazardous waste or hazardous substances;

          o    operation, closure and removal of underground storage tanks;

          o    removal and disposal of asbestos-containing materials; and/or

          o    management of electrical or other equipment containing
               polychlorinated biphenyls.

          Failure to comply with these laws and regulations may result in significant penalties, including civil and criminal fines. Under the laws of certain states, environmental contamination on a property may give rise to a lien on the property to ensure the availability and/or reimbursement of cleanup costs. Generally all subsequent liens on a property are subordinated to this type of lien and, in some states, even prior recorded liens are subordinated to such liens. In the latter states, the security interest of the Trustee in a property that is subject to this type of lien could be adversely affected.
Environmental contamination on a property is likely to have a negative impact on the value of the property, which may lead to losses on the related series of
Certificates.

          Under the federal Comprehensive Environmental Response Compensation and Liability Act, as amended ("CERCLA"), and under state law in certain states, a secured party that takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, operates a mortgaged property or undertakes certain types of activities that may constitute management of the mortgaged property may become liable in certain circumstances for the costs of remedial action or cleanup costs if hazardous wastes or hazardous substances have been released or disposed of on the property. The cleanup costs may be substantial.
CERCLA imposes strict, as well as joint and several liability, for environmental remediation and/or damage costs on several classes of "potentially responsible parties," including current "owners and/or operators" of property, irrespective of whether those owners or operators caused or contributed to contamination on the property. In addition, owners and operators of properties that generate hazardous substances that are disposed of at other "off-site" locations may be held strictly, as well as jointly and severally, liable for environmental remediation and/or damages at those off-site locations. Many states also have laws that are similar to CERCLA. Liability under CERCLA or under similar state law could exceed the value of the property itself as well as the aggregate assets of the property owner.

                                       57

          The law is unclear as to whether and under what precise circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender such as a Trust Fund. Under the laws of some states and under
CERCLA, a lender may be liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if the lender or its agents or employees have "participated in the management"
of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or current owner or operator or other third party. Excluded from CERCLA's definition of "owner or operator," is a person
"who without participating in the management of . . . [the] facility, holds indicia of ownership primarily to protect his security interest" (the
"secured-creditor exemption"). This exemption for holders of a security interest such as a secured lender applies only if a lender seeks to protect its security interest in the contaminated facility or property. Accordingly, if a lender's activities begin to encroach on the actual management of a facility or property, the lender faces potential liability as an "owner or operator" under CERCLA.
Similarly, when a lender forecloses and takes title to a contaminated facility or property, the lender may incur potential CERCLA liability in various circumstances, including among others, when it holds the facility or property as an investment (including leasing the facility or property to a third party), fails to market the property in a timely fashion or fails to properly address environmental conditions at the property or facility.

          The Resource Conservation and Recovery Act, as amended ("RCRA"), contains a similar secured creditor exemption for those lenders who hold a security interest in a petroleum underground storage tank or in real estate containing a underground storage tank, or that acquire title to a petroleum underground storage tank or facility or property on which a underground storage tank is located. As under CERCLA, a lender may lose its secured-creditor exemption and be held liable under RCRA as a underground storage tank owner or operator if the lender or its employees or agents participate in the management of the underground storage tank. In addition, if the lender takes title to or possession of the underground storage tank or the real estate containing the underground storage tank, under certain circumstances the secured-creditor exemption may be deemed to be unavailable.

          A decision in May 1990 of the United States Court of Appeals for the
Eleventh Circuit in United States v. Fleet Factors Corp. very narrowly construed
CERCLA's secured-creditor exemption. The court's opinion suggested that a lender need not have involved itself in the day-to-day operations of the facility or participated in decisions relating to hazardous waste to be liable under CERCLA;
rather, liability could attach to a lender if its involvement with the management of the facility were broad enough to support the inference that the lender had the capacity to influence the borrower's treatment of hazardous waste. The court added that a lender's capacity to influence those decisions could be inferred from the extent of its involvement in the facility's financial management. A subsequent decision by the United States Court of Appeals for the
Ninth Circuit in In re Bergsoe Metal Corp., apparently disagreeing with, but not expressly contradicting, the Fleet Factors court, held that a secured lender had no liability absent "some actual management of the facility" on the part of the lender.

          The Asset Conservation, Lender Liability and Deposit Insurance
Protection Act of 1996 (the "ASSET CONSERVATION ACT") was intended to clarify the scope of the secured creditor exemption under both CERCLA and RCRA. The
Asset Conservation Act more clearly defined the kinds of "participation in management" that would trigger liability under CERCLA and specified certain activities that would not constitute "participation in management" or otherwise result in a forfeiture of the secured-creditor exemption prior to foreclosure or during a workout period. The Asset Conservation Act also clarified the extent of protection against liability under CERCLA in the event of foreclosure and authorized certain regulatory clarifications of the scope of the secured-creditor exemption for purposes of RCRA, similar to the statutory protections under CERCLA. However, since the courts have not yet had the opportunity to interpret the new statutory provisions, the scope of the additional protections offered by the Asset Conservation Act is not fully defined. It also is important to note that the Asset Conservation Act does not offer complete protection to lenders and that the risk of liability remains.

          If a secured lender does become liable, it may be entitled to bring an action for contribution against the owner or operator who created the environmental contamination or against some other liable party, but that person or entity may be bankrupt or otherwise judgment-proof. As a result, it is possible that cleanup or other environmental liability costs could become a liability of a Trust Fund and occasion a loss to a Trust Fund and to certificateholders in certain circumstances. The new secured creditor amendments to CERCLA, also, would not necessarily affect the potential for liability in actions by either a state or a private party under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the secured-creditor exemption.

          Traditionally, residential mortgage lenders have not taken steps to evaluate whether hazardous wastes or hazardous substances are present with respect to any mortgaged property prior to the origination of the mortgage

                                       58

loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure.
Accordingly, at the time the Mortgage Loans were originated no such evaluations were required, nor were any such evaluations required prior to foreclosure or accepting a deed-in-lieu of foreclosure. Neither the Depositor nor any other entity makes any representations or warranties or assumes any liability with respect to:

          o    the environmental condition of such mortgaged property;

          o    the absence, presence or effect of hazardous wastes or hazardous substances on any mortgaged property;

          o    any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from such mortgaged property;

          o    the impact on certificateholders of any environmental condition or presence of any substance on or near such mortgaged property;
               or

          o    the compliance of any mortgaged property with any environmental laws.

          In addition, no agent, person or entity otherwise affiliated with the
Depositor is authorized or able to make any similar representation, warranty or assumption or liability relative to any such Mortgaged Property. See "The Trust
Funds--The Mortgage Loans" and "--'Due-on-Sale' Clauses" above.

                           CERTAIN REGULATORY MATTERS

          Under the Federal Deposit Insurance Act, federal bank regulatory authorities, including the OCC, have the power to determine if any activity or contractual obligation of a bank constitutes an unsafe or unsound practice or violates a law, rule or regulation applicable to such bank. If an entity for which the OCC has primary regulatory authority is a servicer and/or a Seller for a series and the OCC were to find that any obligation of such entity under the related pooling and servicing agreement, underlying servicing agreement or other agreement or any activity of such entity constituted an unsafe or unsound practice or violated any law, rule or regulation applicable to it, the OCC could order such entity, among other things, to rescind such contractual obligation or terminate such activity.

          In March 2003, the OCC issued a temporary cease and desist order against a national bank (as to which no conservator or receiver had been appointed) asserting that, contrary to safe and sound banking practices, the bank was receiving inadequate servicing compensation in connection with several credit card securitizations sponsored by its affiliates because of the size and subordination of the contractual servicing fee, and ordered the bank, among other things, to immediately resign as servicer, to cease all servicing activity within 120 days and to immediately withhold funds from collections in an amount sufficient to compensate it for its actual costs and expenses of servicing
(notwithstanding the priority of payments in the related securitization agreements).

          While the Depositor does not believe that the OCC would consider, with respect to any series, (i) provisions relating to an entity for which the OCC has primary regulatory authority acting as a servicer under the related pooling and servicing agreement or any underlying servicing agreement, (ii) the payment or amount of the servicing compensation payable to such entity or (iii) any other obligation of such entity under the related pooling and servicing agreement, underlying servicing agreement or other contractual agreement under which the Depositor may purchase Mortgage Loans from such entity, to be unsafe or unsound or violative of any law, rule or regulation applicable to it, there can be no assurance that the OCC in the future would not conclude otherwise. If the OCC did reach such a conclusion, and ordered such entity to rescind or amend any such agreement, distributions on Certificates of the related Series could be delayed or reduced.

                           BENEFIT PLAN CONSIDERATIONS

GENERAL

          The Employee Retirement Income Security Act of 1974, as amended
("ERISA"), and Section 4975 of the Code impose certain requirements on those employee benefit plans and arrangements to which they apply and on those persons who are fiduciaries with respect to these employee benefit plans and arrangements. The following is a general discussion of these requirements, and certain applicable exceptions to and administrative exemptions from these requirements.

                                       59

          For purposes of this discussion, employee benefit plans and arrangements to which both ERISA and the Code apply are referred to as "ERISA
PLANS." An individual retirement account established under Code Section 408 (an
"IRA") is an ERISA Plan if the IRA is endorsed by or contributed to by the IRA participant's employer or employee organization. Other IRAs, as well as certain employee benefit plans covering only self-employed individuals (collectively,
"NON-ERISA PLANS"), are not considered ERISA Plans, but these Non-ERISA Plans are subject to ERISA-like requirements as well as the prohibited transaction provisions of the Code. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in
Section 3(33) of ERISA) (collectively, "EXEMPT PLANS") are exempt from the provisions of Title I of ERISA and the prohibited transaction provisions of the
Code. Accordingly, Exempt Plans also are not considered ERISA Plans, but Exempt
Plans may be subject to the provisions and special requirements of other applicable federal, state and local law. Exempt Plans, ERISA Plans and Non-ERISA
Plans are collectively referred to as "BENEFIT PLANS."

          Before purchasing any Certificates, an ERISA Plan fiduciary should consult with its counsel and determine whether any prohibition to its purchase exists under the requirements of ERISA or the Code, whether any prohibited transaction exemption such as PTCE 83-1 or any individual administrative exemption (as described below) applies to its purchase, including whether the required conditions for the exemption would be met, or whether any statutory prohibited transaction exemption is applicable to that purchase. In addition, an
ERISA Plan fiduciary should consult the discussion under "Benefit Plan
Considerations" in the prospectus supplement relating to a series of
Certificates.

CERTAIN ERISA AND CODE REQUIREMENTS

     GENERAL

          In accordance with ERISA's general fiduciary standards, before investing in a Certificate, an ERISA Plan fiduciary should determine whether such an investment is permitted under the governing instruments of the ERISA
Plan and is appropriate for the ERISA Plan in view of its overall investment policy and the composition and diversification of its portfolio. An ERISA Plan fiduciary should especially consider the ERISA requirement of investment prudence and the sensitivity of the return on the Certificates to the rate of principal payments (including prepayments) on the Mortgage Loans, as discussed under "Prepayment and Yield Considerations".

     PARTIES IN INTEREST/DISQUALIFIED PERSONS

          Other provisions of ERISA (and corresponding provisions of the Code)
prohibit certain transactions involving the assets of an ERISA Plan and persons who have certain specified relationships to the ERISA Plan (so-called "parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code). The Depositor, a Seller, a Master Servicer or the Trustee
or certain of their affiliates might be or might become "parties in interest" or
"disqualified persons" with respect to an ERISA Plan. As a result, the acquisition or holding of Certificates by or on behalf of an ERISA Plan could give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an administrative exemption described below or some other exemption is available.

          Special caution should be exercised before the assets of an ERISA Plan
(including assets that may be held in an insurance company's separate or general accounts where assets in those accounts may be deemed plan assets for purposes of ERISA) are used to purchase a Certificate if, with respect to those assets, the Depositor, a Seller, a Master Servicer or the Trustee or one of their affiliates either (a) has investment discretion with respect to the investment of the assets of the ERISA Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to the assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the assets and will be based on the particular investment needs of the ERISA Plan.

     DELEGATION OF FIDUCIARY DUTY

          If an investing ERISA Plan's assets were deemed to include an undivided ownership interest in the assets included in a Trust Fund, an ERISA
Plan's investment in the Certificates might be deemed to constitute a delegation under ERISA of the duty to manage plan assets by the fiduciary deciding to invest in the Certificates, and certain transactions involved in the operation of the Trust Fund might be deemed to constitute prohibited transactions under
ERISA and the Code. Neither ERISA nor the Code define the term "plan assets."

                                       60

          The U.S. Department of Labor (the "DEPARTMENT") has published regulations (the "REGULATIONS") concerning whether an ERISA Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as a Trust Fund) for purposes of the reporting, disclosure and fiduciary responsibility provisions of ERISA, as well as for the prohibited transaction provisions of ERISA and the Code, if the ERISA Plan acquires an "equity interest" (such as a Certificate) in such an entity.

          Certain exceptions are provided in the Regulations whereby an investing ERISA Plan's assets would be deemed merely to include its interest in the Certificates instead of being deemed to include an interest in the underlying assets of the related Trust Fund. However, it cannot be predicted in advance, nor can there be any continuing assurance whether the exceptions may be met, because of the factual nature of certain of the rules set forth in the
Regulations. For example, one of the exceptions in the Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of all classes of equity interests are held by "benefit plan investors," which term is defined to include ERISA Plans, Non-ERISA Plans and Exempt Plans and any entity whose assets include "plan assets" by reason of benefit plan investments in that entity, but this exception is tested immediately after each acquisition of an equity interest in the entity whether upon initial issuance or in the secondary market.

          The Regulations provide that where an ERISA Plan acquires a
"guaranteed governmental mortgage pool certificate," the ERISA Plan's assets include that certificate, but do not, solely by reason of the ERISA Plan's holdings of that certificate, include any of the mortgage loans underlying that certificate. The Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" the types of Freddie Mac Certificates,
Ginnie Mae Certificates and Fannie Mae Certificates that may be included in a
Trust Fund underlying a series of Certificates. Accordingly, even if such
"guaranteed governmental mortgage pool certificates" included in a Trust Fund were deemed to be assets of Plan investors, the mortgage loans underlying such
"guaranteed governmental mortgage pool certificates" would not be treated as plan assets of such ERISA Plans. Private Certificates are not "guaranteed governmental mortgage pool certificates." Potential ERISA Plan investors should consult the discussion under "Benefit Plan Considerations" in the related prospectus supplement before purchasing any such Certificates.

     APPLICABILITY TO NON-ERISA PLANS

          Since Non-ERISA Plans are subject to the prohibited transaction provisions of the Code, the discussion above with respect to "disqualified persons," prohibited transactions, delegation of fiduciary duty and plan assets applies to Non-ERISA Plans as well as ERISA Plans. However, the administrative exemptions discussed below are not applicable to Non-ERISA Plans.

ERISA ADMINISTRATIVE EXEMPTIONS

     INDIVIDUAL ADMINISTRATIVE EXEMPTIONS

          Several underwriters of mortgage-backed securities have received individual administrative exemptions (each, an "UNDERWRITER'S EXEMPTION") from certain of the prohibited transaction provisions of ERISA and the Code. These
Underwriter's Exemptions are broader in some respects than Prohibited
Transaction Class Exemption 83-1, which is discussed below. These Underwriter's
Exemptions apply only to mortgage-backed securities that, among other conditions, are sold in an offering for which the applicable underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If an
Underwriter's Exemption might be applicable to a series of Certificates, the related prospectus supplement will discuss that possibility.

          Among the conditions that must be satisfied for an Underwriter's
Exemption to apply are the following:

          o    the acquisition of the Certificates by an ERISA Plan is on terms
               (including the price for the Certificates) that are at least as favorable to the ERISA Plan as they would be in an arm's-length transaction with an unrelated party;

          o    the Certificates acquired by the ERISA Plan have received a rating at the time of acquisition that is one of the four highest generic rating categories from Standard & Poor's, a division of
               The McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors
               Service, Inc. ("MOODY'S") or Fitch Ratings ("FITCH");

                                       61

          o    the Trustee must not be an affiliate of any other member of the
               Restricted Group (as described below) other than an underwriter;

          o    the sum of all payments made to and retained by the underwriters in connection with the distribution of the Certificates
               represents not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund represents not more than the fair market value of the Mortgage Loans; the sum of all payments made to and retained by the Master Servicer or any Servicer represents not more than reasonable compensation for such person's services under the agreement pursuant to which the loans are pooled and
               reimbursements of such person's reasonable expenses; and

          o    the ERISA Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the
               Commission under the Securities Act of 1933, as amended.

          The Trust Fund must also meet the following requirements:

          o    the corpus of the Trust Fund must consist solely of assets of the type that have been included in other investment pools in the marketplace;

          o    certificates in those other investment pools must have been rated in one of the four highest rating categories of S&P, Moody's or
               Fitch for at least one year prior to the ERISA Plan's acquisition of the Certificates; and

          o    certificates evidencing interests in those other investment pools must have been purchased by investors other than ERISA Plans for at least one year prior to any ERISA Plan's acquisition of the
               Certificates.

          Notwithstanding the discussion above, special rules apply for the application of an Underwriter's Exemption in the case of certificates backed by pools containing residential or home equity loans with loan-to-value ratios in excess of 100%.

          (a)  The rights and interests evidenced by such certificates acquired by ERISA Plans cannot be subordinated to the rights and interests evidenced by other certificates of the same trust;

          (b)  Such certificates acquired by ERISA Plans must have received a rating from S&P, Moody's or Fitch at the time of such acquisition that is in one of the two highest generic rating categories; and

          (c)  Any obligation included in the pool must be secured by collateral whose fair market value on the date of issuance of the securities is at least equal to 80% of the sum of (I) the outstanding principal balance due under the obligation which is included in the pool and (II) the outstanding principal balance of any other obligation of higher priority secured by the same collateral.

          Moreover, an Underwriter's Exemption generally can provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when an ERISA Plan fiduciary causes an ERISA Plan to acquire and hold
Certificates in a Trust Fund as to which the fiduciary (or its affiliate) is an obligor on the Mortgage Assets held in the Trust Fund; provided that, among other requirements:

          o    in the case of an acquisition in connection with the initial issuance of Certificates, at least 50% of each class of
               Certificates in which ERISA Plans have invested is acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the Trust Fund is acquired by persons independent of the Restricted Group;

          o    the fiduciary (or its affiliate) is an obligor with respect to 5%
               or less of the fair market value of the obligations contained in the Trust Fund;

          o    the ERISA Plan's investment in Certificates of any class does not exceed 25% of all of the Certificates of that class outstanding at the time of the acquisition; and

          o    immediately after the acquisition, no more than 25% of the assets of the ERISA Plan with respect to which that person is a
               fiduciary is invested in Certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

                                       62

          An Underwriter's Exemption does not apply to ERISA Plans sponsored by the Depositor, the related underwriter, the Trustee, any Master Servicer, any insurer with respect to the Mortgage Assets, any obligor with respect to
Mortgage Assets included in the Trust Fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the Trust Fund, or any affiliate of those parties (collectively, the "RESTRICTED GROUP").

          The prospectus supplement for each series of Certificates will indicate the classes of Certificates, if any, as to which an Underwriter's
Exemption should apply.

     OTHER EXEMPTIONS

          In addition to making its own determination as to the availability of the exemptive relief provided in the Underwriter's Exemptions, an ERISA Plan fiduciary should consider the possible availability of any other prohibited transaction exemptions and, in particular, Prohibited Transaction Class
Exemption 83-1 for Certain Transactions Involving Mortgage Pool Investment
Trusts ("PTCE 83-1"). PTCE 83-1 permits certain transactions involving the creation, maintenance and termination of certain residential mortgage pools and the acquisition and holding of certain residential mortgage pool pass-through certificates by ERISA Plans, whether or not the ERISA Plan's assets would be deemed to include an ownership interest in the mortgage loans in such mortgage pool, and whether or not such transactions would otherwise be prohibited under
ERISA or the Code.

          The term "mortgage pool pass-through certificate" is defined in PTCE
83-1 as "a certificate representing a beneficial undivided fractional interest in a mortgage pool and entitling the holder of such certificate to pass-through payment of principal and interest from the pooled mortgage loans, less any fees retained by the pool sponsor." It appears that, for purposes of PTCE 83-1, the term "mortgage pool passthrough certificate" would include Certificates issued in a single class or in multiple classes that evidence the beneficial ownership of both a specified percentage of future interest payments (after permitted deductions) and a specified percentage of future principal payments on a Trust
Fund.

          However, it appears that PTCE 83-1 does not or might not apply to the purchase and holding of:

          o    Certificates that evidence the beneficial ownership only of a specified percentage of future interest payments (after permitted deductions) from a Trust Fund or only of a specified percentage of future principal payments from a Trust Fund;

          o    Residual Certificates;

          o    Certificates evidencing ownership interests in a Trust Fund that includes Mortgage Loans secured by multifamily residential properties or shares issued by cooperative housing corporations;

          o    Subordinate Certificates;

          o    Certificates evidencing ownership interests in a Trust Fund containing Mortgage Certificates; or

          o    Certificates evidencing ownership interests in the reinvestment income of funds on deposit in the related Collection Account or
               Distribution Account.

          PTCE 83-1 sets forth "general conditions" and "specific conditions" to its applicability. Section II of PTCE 83-1 sets forth the following general conditions to the application of the exemption:

               (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans and the property securing such loans, and for indemnifying certificateholders against reductions in pass-through payments due to property damage or defaults in loan payments;

               (ii) the existence of a pool trustee who is not an affiliate of the pool sponsor; and

               (iii) a requirement that the sum of all payments made to and retained by the pool sponsor, and all funds inuring to the benefit of the pool sponsor as a result of the administration of the mortgage pool, must represent not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the pool.

                                       63

          The system of insurance or protection referred to in clause (i) above must provide such protection and indemnification up to an amount not less than the greater of one percent of the aggregate unpaid principal balance of the pooled mortgages or the unpaid principal balance of the largest mortgage in the pool. It should be noted that in promulgating PTCE 83-1 (and a predecessor exemption), the Department did not have under its consideration interests in pools of the exact nature as some of the Certificates described herein.

NON-ERISA PLANS AND EXEMPT PLANS

          Although Non-ERISA Plans and Exempt Plans are not considered ERISA
Plans for purposes of the preceding discussion, Non-ERISA Plans are subject to the prohibited transaction provisions of the Code, and both Non-ERISA Plans and
Exempt Plans may be subject to certain other ERISA-like requirements of applicable law. As a result, before purchasing any Certificates by or on behalf of a Non-ERISA Plan or any Exempt Plan, the prospective purchaser should exercise special caution and should consult with its legal counsel concerning the propriety and implications of its investment under the Code or other applicable law.

UNRELATED BUSINESS TAXABLE INCOME--RESIDUAL CERTIFICATES

          The purchase of a Residual Certificate by an IRA or any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under
Code Section 501(a), including most varieties of Benefit Plans, may give rise to
"unrelated business taxable income" as described in Code Sections 511 through
515 and Code Section 860E. Further, prior to the purchase of Residual
Certificates, a prospective transferee may be required to provide an affidavit to the transferor, the Trustee and the Depositor that it is not, nor is it purchasing a Residential Certificate on behalf of, a "disqualified organization," which term as defined herein includes certain tax-exempt entities not subject to Code Section 511, including certain governmental plans.

          DUE TO THE COMPLEXITY OF THESE RULES AND THE PENALTIES IMPOSED UPON
PERSONS INVOLVED IN PROHIBITED TRANSACTIONS, IT IS PARTICULARLY IMPORTANT THAT
POTENTIAL INVESTORS WHO ARE ACTING ON BEHALF OF A BENEFIT PLAN OR ANY OTHER
EMPLOYEE BENEFIT PLAN OR ARRANGEMENT CONSULT WITH THEIR LEGAL COUNSEL REGARDING
THE CONSEQUENCES UNDER ERISA, THE CODE AND OTHER APPLICABLE LAW OF THEIR
ACQUISITION AND OWNERSHIP OF CERTIFICATES.

          THE SALE OF CERTIFICATES TO A BENEFIT PLAN OR ANY OTHER EMPLOYEE
BENEFIT PLAN OR ARRANGEMENT IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR
OR THE APPLICABLE UNDERWRITER THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL
REQUIREMENTS WITH RESPECT TO INVESTMENTS BY EMPLOYEE BENEFIT PLANS GENERALLY OR
ANY PARTICULAR PLAN OR ARRANGEMENT, OR THAT THIS INVESTMENT IS APPROPRIATE FOR
EMPLOYEE BENEFIT PLANS GENERALLY OR ANY PARTICULAR PLAN OR ARRANGEMENT.

                         LEGAL INVESTMENT CONSIDERATIONS

          If so specified in the related prospectus supplement, certain classes of Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA").
Generally, the only Classes of Offered Certificates which will qualify as
"mortgage related securities" will be those that (i) are rated in one of the two highest rating categories by at least one nationally-recognized statistical rating organization and (ii) are part of a series representing interests in a
Trust Fund consisting of Mortgage Loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those Certificates not qualifying as "mortgage related securities" for purposes of SMMEA ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

          Those classes of Certificates qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including state-chartered depository institutions, insurance companies, trustees and pension funds) created pursuant to or existing under the laws of the United
States or of any state (including the District of Columbia and Puerto Rico)
whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations

                                       64

issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

          Under SMMEA, a number of states enacted legislation, on or before the
October 3, 1991 cut-off for those enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA.

          SMMEA also amended the legal investment authority of
federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in
"mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to regulations the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has
amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12
C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m)
to include certain "residential mortgage-related securities." As so defined,
"residential mortgage-related security" means, in relevant part, "mortgage related security" within the meaning of SMMEA. The National Credit Union
Administration ("NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. Section 703.16(e) for investing in those securities) and residual interests in mortgage related securities, subject to compliance with general rules governing investment policies and practices;
however, credit unions approved for the NCUA's "investment pilot program" under
12 C.F.R. Section 703.19 may be able to invest in those prohibited forms of securities. The OTS has issued Thrift Bulletin 13a (December 1, 1998),
"Management of Interest Rate Risk, Investment Securities, and Derivatives
Activities," and Thrift Bulletin 73a (December 18, 2001), "Investing in Complex
Securities" which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any Certificates.

          All depository institutions considering an investment in the
Certificates should review the "Supervisory Policy Statement on Investment
Securities and End-User Derivatives Activities" of the Federal Financial
Institutions Examination Council, which has been adopted by the Board of
Governors of the Federal Reserve System, the Federal Deposit Insurance
Corporation, the OCC and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. This policy statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

          Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any of the
Certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

          The preceding discussion does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not
"interest-bearing" or "income-paying," and, with regard to any Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

          Except as to the status of certain classes of the Certificates as
"mortgage related securities," no representations are made as to the proper characterization of the Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the
Certificates.

                                       65

          Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Certificates constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                         FEDERAL INCOME TAX CONSEQUENCES

          The following general discussion represents the opinion of Cadwalader,
Wickersham & Taft LLP or Hunton & Williams LLP as to the material federal income tax consequences of the purchase, ownership and disposition of Certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the
"CODE"), as well as regulations (the "REMIC REGULATIONS") promulgated by the
U.S. Department of the Treasury. Investors should consult their tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Certificates.

          For purposes of this discussion, where the applicable prospectus supplement provides for a fixed retained yield with respect to the Mortgage
Loans of a series of Certificates, references to the Mortgage Loans will be deemed to refer to that portion of the Mortgage Loans held by the Trust Fund that does not include the fixed retained yield. References to a "holder" or
"certificateholder" in this discussion generally mean the beneficial owner of a
Certificate.

FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

     GENERAL

          With respect to a series of Certificates, an election may be made to treat the Trust Fund or one or more segregated pools of assets therein as one or more real estate mortgage investment conduits (each, a "REMIC") within the meaning of Code Section 860D. A Trust Fund or a portion or portions thereof as to which one or more REMIC elections will be made will be referred to as a
"REMIC POOL." For purposes of this discussion, Certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC
CERTIFICATES" and will consist of one or more classes of "REGULAR CERTIFICATES"
and one class of "RESIDUAL CERTIFICATES" in the case of each REMIC Pool.
Qualification as a REMIC requires ongoing compliance with certain conditions.
With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft
LLP or Hunton & Williams LLP, each as counsel to the Depositor, has advised the
Depositor that in such firm's opinion, assuming (i) the making of an appropriate election, (ii) compliance with the pooling and servicing agreement, and (iii)
compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations, each REMIC Pool will qualify as a REMIC. In that case, the Regular Certificates will be considered to be "regular interests"
in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be "residual interests" in the REMIC Pool. The prospectus supplement for each series of Certificates will indicate whether one or more
REMIC elections with respect to the related Trust Fund will be made, in which event references to "REMIC" or "REMIC POOL" herein shall be deemed to refer to each such REMIC Pool.

     STATUS OF REMIC CERTIFICATES

          REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) in the same proportion that the assets of the
REMIC Pool would be treated as "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code
Section 7701(a)(19)(C)(v) or as other assets described in Code Section
7701(a)(19)(C). REMIC Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest on the Regular Certificates and income with respect to Residual
Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code
Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC

                                       66

Pool qualify for each of the foregoing treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of Code
Section 856(c)(4)(A), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of REMIC Certificates qualify for such treatment.

          Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. In addition, if the assets of the REMIC include Buy-Down Loans, it is possible that the percentage of such assets constituting "loans . . . secured by an interest in real property which is . . .
residential real property" for purposes of Code Section 7701(a)(19)(C)(v), may be required to be reduced by the amount of the related Buydown Funds. REMIC
Certificates held by a regulated investment company will not constitute
"Government securities" within the meaning of Code Section 851(b)(3)(A)(i).

     QUALIFICATION AS A REMIC

          For the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the
Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "STARTUP DAY" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and
"permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC Pool also must provide "reasonable arrangements" to prevent its residual interests from being held by "disqualified organizations" or agents thereof and must furnish applicable tax information to transferors or agents that violate this requirement. See "--Taxation of Residual
Certificates--Tax-Related Restrictions on Transfer of Residual
Certificates--Disqualified Organizations" below.

          A qualified mortgage is any obligation that is principally secured by an interest in real property and that (i) is transferred to the REMIC Pool on the Startup Day, (ii) is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed-price contract in effect on the Startup Day or
(iii) represents an increase in the principal amount of the obligation under the terms of such obligation described in (i) or (ii) above if such increase is attributable to an advance made to the obligor pursuant to the original terms of the obligation, occurs after the Startup Day of the REMIC and is purchased by the REMIC pursuant to a fixed price contract in effect on the Startup Day.
Qualified mortgages include whole mortgage loans, such as the Mortgage Loans, and, generally, certificates of beneficial interest in a grantor trust that holds mortgage loans and regular interests in another REMIC, such as lower-tier regular interests in a tiered REMIC.

          The REMIC Regulations specify that loans secured by timeshare interests and shares held by a tenant stockholder in a cooperative housing corporation can be qualified mortgages. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the
Startup Day and that is received either (i) in exchange for any qualified mortgage within a three-month period after the Startup Date or (ii) in exchange for a "defective obligation" within a two-year period after the Startup Date. A
"defective obligation" includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached, (iii) a mortgage that was fraudulently procured by the mortgagor, and (iv) a mortgage that was not in fact principally secured by real property
(but only if such mortgage is disposed of within 90 days of discovery). A
Mortgage Loan that is "defective" as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period.

          Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool.
A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool (i) to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls

                                       67

and certain other contingencies or (ii) to provide a source of funding for the purchase of additional mortgage loans pursuant to a qualifying fixed price or additional draws made by mortgagors under the terms of loans held by the related
REMIC. The aggregate fair market of any such reserve cannot exceed 50% of the aggregate fair market value of all assets of the REMIC on the Startup Day. The reserve fund will be disqualified if more than 30% of the gross income from the assets in such fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the Mortgage Loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally not held beyond the close of the third calendar year following the year in which such property is acquired with an extension that may be granted by the Internal Revenue Service.

          In addition to requirements described above, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a
REMIC Pool must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments
(or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a qualified variable rate, inverse variable rate or difference between two fixed or qualified variable rates on some or all of the qualified mortgages. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates with respect to that series will constitute a single class of residual interests on which distributions are made pro rata.

          If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and any following year. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests therein. The Code, however, authorizes the Treasury
Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "1986 ACT") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

Taxation of Regular Certificates

     GENERAL

          In general, interest, original issue discount, and market discount on a Regular Certificate will be treated as ordinary income to a holder of the
Regular Certificate (the "REGULAR CERTIFICATEHOLDER"), and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular Certificate allocable thereto (other than accrued market discount not previously reported as income).
Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by such Regular Certificateholders.

                                       68

     ORIGINAL ISSUE DISCOUNT

          Accrual Certificates will be, and other classes of Regular
Certificates may be, issued with "ORIGINAL ISSUE DISCOUNT" within the meaning of
Code Section 1273(a). Holders of any class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations issued on February 2, 1994, as amended on June 14, 1996, (the "OID
REGULATIONS") under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent such issues are not addressed in such regulations, it is anticipated that the Trustee will apply the methodology described in the Conference Committee Report to the
1986 Act. No assurance can be provided that the Internal Revenue Service will not take a different position as to those matters not currently addressed by the
OID Regulations. Moreover, the OID Regulations include an antiabuse rule allowing the Internal Revenue Service to apply or depart from the OID
Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion herein and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

          Each Regular Certificate (except to the extent described below with respect to a Regular Certificate on which principal is distributed in a single installment or by lots of specified principal amounts upon the request of a
Certificateholder or by random lot (a "NON-PRO RATA CERTIFICATE")) will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder's income. The total amount of original issue discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its
"issue price." The issue price of a class of Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of such class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, it is anticipated that the Trustee will treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of that class as of the issue date. The issue price of a
Regular Certificate also includes any amount paid by an initial Regular
Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude such amount from the issue price and to recover it on the first Distribution Date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of interest if such distributions constitute "qualified stated
interest." Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that those interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular
Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying
Mortgage Loans provide for remedies in the event of default, it is anticipated that the Trustee will treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on a Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated
redemption price at maturity of the Regular Certificates includes all distributions of interest as well as principal. Likewise, it is anticipated that the Trustee will treat an interest-only class or a class on which interest is substantially disproportionate to its principal amount (a so-called
"super-premium" class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular
Certificate is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated
redemption price at maturity.

          Under a de minimis rule, original issue discount on a Regular
Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular
Certificate multiplied by the weighted average maturity of the Regular
Certificate. For this purpose, the weighted average maturity of the Regular
Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated

                                       69

redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated
redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The
Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the Mortgage Loans (the "PREPAYMENT ASSUMPTION") and the
anticipated reinvestment rate, if any, relating to the Regular Certificates. The
Prepayment Assumption with respect to a series of Regular Certificates will be set forth in the applicable prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Certificate is held as a capital asset. Under the OID Regulations, however, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium, under the constant yield method. See "--Election to
Treat All Interest Under the Constant Yield Method" below.

          A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. The Trustee will treat the monthly period ending on the day before each Distribution Date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Certificate. The
Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption.
Other than as discussed below with respect to a Non-Pro Rata Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period, and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated
redemption price at maturity, over (ii) the adjusted issue price of the Regular
Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Certificate at the issue date,
(ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, and (iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular
Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

          Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular
Certificates as a result of prepayments on the Mortgage Loans that exceed the
Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the Mortgage Loans with respect to a series of
Regular Certificates can result in both a change in the priority of principal payments with respect to certain classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Certificates.

          In the case of a Non-Pro Rata Certificate, it is anticipated that the
Trustee will determine the yield to maturity of that Certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment
Assumption. In general, the original issue discount accruing on each Non-Pro
Rata Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Non-Pro Rata
Certificate (or portion of its unpaid principal balance), (a) the remaining unaccrued original issue discount allocable to the Certificate (or to such portion) will accrue at the time of such distribution, and (b) the accrual of original issue discount allocable to each remaining Certificate of that class
(or the remaining unpaid principal balance of a partially redeemed Non-Pro Rata
Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance

                                       70

thereof that was distributed. The Depositor believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID
Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole. Investors are advised to consult their tax advisors as to this treatment.

     ACQUISITION PREMIUM

          A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated
redemption price at maturity over the adjusted issue price. Alternatively, such a subsequent purchaser may elect to treat all such acquisition premium under the constant yield method, as described below under the heading "--Election to Treat
All Interest Under the Constant Yield Method" below.

     VARIABLE RATE REGULAR CERTIFICATES

          Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal balance by more than a specified amount and (ii) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates," (b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate," or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate." A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65 but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that such information is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A class of Regular Certificates may be issued under this prospectus that does not have a variable rate under the foregoing rules, for example, a class that bears different rates at different times during the period it is outstanding such that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID
Regulations. It is possible that such a class may be considered to bear
"contingent interest" within the meaning of the OID Regulations. The OID
Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular
Certificates apply the same principles as the OID Regulations, these regulations may lead to different timing of income inclusion than would be the case under the OID Regulations for non-contingent debt instruments. Furthermore, application of these principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income.
Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

          Under the REMIC Regulations, a Regular Certificate (i) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates, including a rate based on the average cost of funds of one or more financial institutions), or a positive or negative multiple of such a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the Mortgage Loans, including such a rate that is subject to one or more caps or floors, or of these variable rates for one or more periods, or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods, qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable prospectus supplement, it is anticipated that the Trustee will treat
Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

          The amount of original issue discount with respect to a Regular
Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount," with the yield to maturity and future payments on such Regular Certificate generally to be determined by assuming that interest will be payable for

                                       71

the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Unless required otherwise by applicable final regulations, it is anticipated that the Trustee will treat variable interest as qualified stated
interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

          It is anticipated that the Trustee will treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on
Mortgage Loans as having qualified stated interest, except if initial "teaser"
rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on such a Regular Certificate for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate Mortgage Loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable-rate Mortgage
Loans. In the case of adjustable-rate Mortgage Loans, the applicable index used to compute interest on the Mortgage Loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through rate on the Regular Certificates.

     MARKET DISCOUNT

          A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate (i) is exceeded by the then-current principal amount of the Regular Certificate, or (ii) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of such
Regular Certificate at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Certificate as distributions includible in the stated redemption price at maturity thereof are received, in an amount not exceeding any such distribution. This market discount would accrue in a manner to be provided in
Treasury regulations and should take into account the Prepayment Assumption. The
Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either (i) on the basis of a constant interest rate, or (ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated
redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the
Regular Certificate for such year. Any deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by the Regular Certificateholder in that taxable year or following taxable years, in which case the interest deferral rule will not apply. See "-- Election to
Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which this election may be deemed to be made.

          By analogy to the OID Regulations, market discount with respect to a
Regular Certificate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such
Regular Certificate multiplied by the weighted average maturity of the Regular
Certificate (determined as described above in the third paragraph under
"--Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued and, as a result, investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure
92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

                                       72

     PREMIUM

          A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds its Regular Certificate as a
"CAPITAL ASSET" within the meaning of Code Section 1221, the Regular
Certificateholder may elect under Code Section 171 to amortize its premium under the constant yield method. This election will apply to all debt obligations acquired by the Regular Certificateholder at a premium held in that taxable year or following taxable years, unless revoked with the permission of the Internal
Revenue Service. The Conference Committee Report to the 1986 Act indicates a
Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular
Certificates, although it is unclear whether the alternatives to the constant interest method described above under "--Market Discount" are available.
Amortizable bond premium will be treated as an offset to interest income on a
Regular Certificate, rather than as a separate deduction item. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

     ELECTION TO TREAT ALL INTEREST UNDER THE CONSTANT YIELD METHOD

          A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest.
For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes this election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or market discount bonds acquired by the holder in the same taxable year or following taxable years. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Internal Revenue Service. Investors should consult their tax advisors regarding the advisability of making this election.

     TREATMENT OF LOSSES

          Regular Certificateholders will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that those amounts are uncollectible. Accordingly, the holder of a
Regular Certificate, particularly a Subordinate Certificate, may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that, while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Internal
Revenue Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. To the extent the rules of Code Section 166 regarding bad debts are applicable, it appears that Regular Certificateholders that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss that loss with respect to principal sustained during the taxable year on account of any Regular Certificates becoming wholly or partially worthless, and that, in general, Regular Certificateholders that are not corporations and do not hold the Regular Certificates in connection with a trade or business should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of a portion of any Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate Regular
Certificateholders should be allowed a bad debt deduction at the time the principal balance of their Regular Certificates is reduced to reflect losses resulting from any liquidated Mortgage Loans. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect

                                       73

such losses only after all the Mortgage Loans remaining in the Trust Fund have been liquidated or the applicable class of Regular Certificates has been otherwise retired. The Internal Revenue Service could also assert that losses on the Regular Certificates are deductible based on some other method that may defer these deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount this may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. Regular Certificateholders are urged to consult their tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Internal Revenue Service may take the position that losses attributable to accrued original issue discount may only be deducted as capital losses in the case of non-corporate holders who do not hold the Regular Certificates in connection with a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. These taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

     SALE OR EXCHANGE OF REGULAR CERTIFICATES

          If a Regular Certificateholder sells or exchanges a Regular
Certificate, the Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by any recognized losses.

          Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a
Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the applicable holding period (as described below). This gain will be treated as ordinary income (i) if a Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under
Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of the transaction,
(ii) in the case of a non-corporate taxpayer, if the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates, or (iii) if the gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on its Regular Certificate were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of the holder with respect to its
Regular Certificate. In addition, gain or loss recognized from the sale of a
Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Taxation Of Residual Certificates

     TAXATION OF REMIC INCOME

          Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("RESIDUAL HOLDERS"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Holder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in the quarter and by allocating the daily portion among the Residual Holders in proportion to their respective holdings of Residual Certificates in the REMIC
Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except, in addition to certain other adjustments, that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

                                       74

The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular
Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the Mortgage
Loans, other administrative expenses of the REMIC Pool and realized losses on the Mortgage Loans. The requirement that Residual Holders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Certificates of any class of the related series outstanding.

          The taxable income recognized by a Residual Holder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the Mortgage Loans, on the one hand, and the timing of deductions for interest (including original issue discount) or income from amortization of issue premium on the Regular Certificates on the other hand. If an interest in the Mortgage Loans is acquired by the REMIC Pool at a discount, and one or more of such Mortgage Loans is prepaid, the Residual
Holder may recognize taxable income without being entitled to receive a corresponding amount of cash because (i) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular
Certificates and (ii) the discount on the Mortgage Loans which is includible in income may exceed the deduction allowed upon distributions of principal on those
Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one class of
Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular
Certificates if those classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas, to the extent the REMIC Pool consists of fixed-rate Mortgage Loans, interest income with respect to any given Mortgage
Loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Holders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of this mismatching or unrelated deductions against which to offset such income, subject to the discussion of "excess inclusions" below under "-- Limitations on
Offset or Exemption of REMIC Income." The timing of mismatching of income and deductions described in this paragraph, if present with respect to a series of
Certificates, may have a significant adverse effect upon a Residual Holder's after-tax rate of return. In addition, a Residual Holder's taxable income during certain periods may exceed the income reflected by the Residual Holder for those periods in accordance with generally accepted accounting principles. Investors should consult their accountants concerning the accounting treatment of their investment in Residual Certificates.

     BASIS AND LOSSES

          The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Holder is limited to the adjusted basis of the Residual
Certificate as of the close of the quarter (or time of disposition of the
Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual
Certificate is the amount paid for the Residual Certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Holder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the
REMIC Pool reportable by the Residual Holder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the
Residual Holder as to whom a loss was disallowed and may be used by that
Residual Holder only to offset any income generated by the same REMIC Pool.

          A Residual Holder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. This recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life.
However, in view of the possible acceleration of the income of Residual Holders described above under

                                       75

"--Taxation of REMIC Income," the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual
Certificates.

          A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of such a residual interest as zero rather than such negative amount for purposes of determining the REMIC Pool's basis in its assets. Regulations have been issued regarding the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. The regulations (i) provide tax accounting rules for the treatment of such fees as income over an appropriate period and (ii) indicate that inducement fees constitute income from sources within the United States. Prospective purchasers of the Residual
Certificates should consult with their tax advisors regarding the effect of these regulations.

          Further, if the initial adjusted basis of a Residual Holder (other than an original holder) in the Residual Certificate is greater than the corresponding portion of the REMIC Pool's basis in the Mortgage Loans, the
Residual Holder will not recover a portion of its basis until termination of the
REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder. The REMIC Regulations currently in effect do not so provide. See "--Treatment of Certain Items of
REMIC Income and Expense--Market Discount" below regarding the basis of Mortgage
Loans to the REMIC Pool and "--Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

Treatment of Certain Items of REMIC Income and Expense

          Although the Depositor intends to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The Depositor makes no representation as to the specific method that the Trustee will use for reporting income with respect to the Mortgage Loans and expenses with respect to the Regular Certificates and different methods could result in different timing of reporting of taxable income or net loss to Residual Holders or differences in capital gain versus ordinary income.

          Original Issue Discount and Premium. Generally, the REMIC Pool's
deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on Regular Certificates as described above under "--Taxation of Regular
Certificates--Original Issue Discount" and "--Variable Rate Regular
Certificates," without regard to the de minimis rule described therein, and
"--Premium."

          Market Discount. The REMIC Pool will have market discount income in respect of Mortgage Loans if, in general, the basis of the REMIC Pool in those
Mortgage Loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in Mortgage Loans is generally the fair market value of the Mortgage Loans immediately after the transfer thereof to the REMIC Pool. The REMIC Regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool. The accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described above under "--Taxation of Regular
Certificates--Market Discount."

          Premium. Generally, if the basis of the REMIC Pool in the Mortgage
Loans exceeds their unpaid principal balances, the REMIC Pool will be considered to have acquired the Mortgage Loans at a premium equal to the amount of the excess. As stated above, the REMIC Pool's basis in Mortgage Loans is the fair market value of the Mortgage Loans, based on the aggregate of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Regular Certificates--Premium," a person that holds a
Mortgage Loan as a capital asset under Code Section 1221 may elect under Code
Section 171 to amortize premium on Mortgage Loans originated after September 27,
1985 under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the Mortgage Loans, rather than as a separate deduction item. Because substantially all of the mortgagors on the Mortgage
Loans are expected to be individuals, Code Section 171 will not be available for premium on Mortgage Loans originated on or prior to September 27, 1985. Premium with respect to those Mortgage Loans may be deductible in accordance with a reasonable method regularly employed by their holder. The allocation of premium pro rata among principal payments should be considered a reasonable method;
however,

                                       76

the Internal Revenue Service may argue that premium should be allocated in a different manner, such as allocating premium entirely to the final payment of principal.

     LIMITATIONS ON OFFSET OR EXEMPTION OF REMIC INCOME

          A portion (or all) of the REMIC taxable income includible in determining the federal income tax liability of a Residual Holder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for that quarterly period of (i) 120% of the long-term applicable federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the
Startup Day under Code Section 1274(d), multiplied by (ii) the adjusted issue price of the Residual Certificate at the beginning of the quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to the Residual
Certificate prior to the beginning of the quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of that income as the adjusted issue price of the Residual Certificates diminishes.

          The portion of a Residual Holder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the Residual Holder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Holder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Holder's excess inclusions will be treated as unrelated business taxable income of the
Residual Holder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under "--Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors"), and the portion of REMIC taxable income attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See "--Taxation of Certain
Foreign Investors--Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S.
Persons.

          There are three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Holder. First, alternative minimum taxable income for a Residual Holder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Holder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

     TAX-RELATED RESTRICTIONS ON TRANSFER OF RESIDUAL CERTIFICATES

          Disqualified Organizations. If any legal or beneficial interest in a
Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to that
Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC
Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. This rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer. Such a tax generally would be imposed on the transferor of the
Residual Certificate, except that where the transfer is through an agent
(including a broker, nominee or other middleman) for a Disqualified
Organization, the tax would instead be imposed on the agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit stating that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the Internal Revenue
Service if the Disqualified Organization promptly disposes of the Residual
Certificate and the transferor pays income tax at the highest corporate rate on the excess inclusion for the period the Residual Certificate is actually held by the Disqualified Organization.

                                       77

          In addition, if a Pass-Through Entity (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i)
the amount of excess inclusions that are allocable to the interest in the
Pass-Through Entity during the period such interest is held by such Disqualified
Organization, and (ii) the highest marginal federal corporate income tax rate.
The tax would be deductible from the ordinary gross income of the Pass-Through
Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a
Disqualified Organization or stating the holder's taxpayer identification number and, during the period that person is the record holder of the Residual
Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

          If an "electing large partnership" holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified
Organizations for purposes of the tax imposed upon a Pass-Through Entity by
Section 860E(c) of the Code. An exception to this tax, otherwise available to a
Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing large partnership.

          For these purposes, (i) "DISQUALIFIED ORGANIZATION" means the United
States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that this term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any similar governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless the organization is subject to the tax on unrelated business income imposed by Code Section 511, (ii) "PASS-THROUGH
ENTITY" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis, and (iii) an "ELECTING LARGE PARTNERSHIP"
means any partnership having more than 100 members during the preceding tax year
(other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to that interest, be treated as a
Pass-Through Entity.

          The pooling and servicing agreement with respect to a series will provide that no legal or beneficial interest in a Residual Certificate may be transferred or registered unless (i) the proposed transferee furnishes to the
Depositor and the Trustee an affidavit providing its taxpayer identification number and stating that such transferee is the beneficial owner of the Residual
Certificate and is not a Disqualified Organization and is not purchasing the
Residual Certificate on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof) and (ii) the transferor provides a statement in writing to the Depositor and the Trustee that it has no actual knowledge that the affidavit is false. Moreover, the pooling and servicing agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to these restrictions on transfer, and each Residual
Holder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related pooling and servicing agreement required under the
Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Internal Revenue Service and to the requesting party within 60 days of the request, and the Depositor or the Trustee may charge a fee for computing and providing this information.

          Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the
REMIC Pool. Under the REMIC Regulations, a transfer of a noneconomic residual interest (as defined below) to a Residual Holder (other than a Residual Holder who is not a U.S. Person, as defined below under "--Foreign Investors") is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest federal corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes

                                       78

on each excess inclusion. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under
"--Disqualified Organizations." The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (ii) the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (iii) the transferee represents to the transferor that it will not cause income from the residual certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or of any other person, and (iv) one of the two following tests is satisfied:
either

          (a)  the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest will not exceed the sum of:

               (1)  the present value of any consideration given to the
                    transferee to acquire the residual interest;

               (2)  the present value of the expected future distributions on the residual interest; and

               (3)  the present value of the anticipated tax savings associated with holding the residual interest as the REMIC generates
                    losses; or

          (b)  (1)  the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated
                    investment company or real estate investment trust)
                    (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

               (2)  the transferee must agree in writing that any subsequent transfer of the residual interest would be to an eligible
                    "C" corporation and would meet the requirement for a safe
                    harbor transfer; and

               (3)  the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual
                    interest will not be paid by the transferee.

          For purposes of the computation in clause (a), the transferee is assumed to pay tax at the highest corporate rate of tax specified in the Code or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term
Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee.

          The Pooling and Servicing Agreement with respect to each Series of
Certificates will require the transferee of a Residual Certificate to certify to the matters in requirements (i) through (iii) above as part of the affidavit described above under "--Disqualified Organizations." Unless otherwise indicated
in the applicable Prospectus Supplement, the Pooling and Servicing Agreement
will not require that transfers of the Residual Certificates meet requirement
(iv) above. Consequently, such transfers may not meet the safe harbor. Persons considering the purchase of the Residual Certificates of a Series should consult their advisors regarding the advisability of meeting the safe harbor in any transfer of the Residual Certificates.

          Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has "tax avoidance potential" to a "foreign person"
will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person (as defined below), unless that transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time

                                       79

at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificate back to a U.S.
Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

          The prospectus supplement relating to the Certificates of a series may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term "U.S.
PERSON" means a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury Regulations)
created or organized in or under the laws of the United States, any state or the
District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more U.S. Persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

     SALE OR EXCHANGE OF A RESIDUAL CERTIFICATE

          Upon the sale or exchange of a Residual Certificate, the Residual
Holder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "--Basis and Losses")
of the Residual Holder in its Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a
Residual Holder will have taxable income if any cash distribution to it from the
REMIC Pool exceeds the adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Certificate.
It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Holder's Residual Certificate, in which case, if the
Residual Holder has an adjusted basis in its Residual Certificate remaining when its interest in the REMIC Pool terminates, and if it holds its Residual
Certificate as a capital asset under Code Section 1221, then it will recognize a capital loss at that time in the amount of its remaining adjusted basis.

          Any gain on the sale of a Residual Certificate will be treated as ordinary income (i) if a Residual Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, if the taxpayer has made an election under Code Section
163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual
Certificate or termination of the REMIC Pool by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section
582(c).

          The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of
Code Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after that sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

     MARK-TO-MARKET REGULATIONS

          The Internal Revenue Service has issued final regulations (the
"MARK-TO-MARKET REGULATIONS") under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers.
This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market.

                                       80

TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

     PROHIBITED TRANSACTIONS

          Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Holders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a)
substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective
(including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default, or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services, or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv) of the preceding sentence, it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional prepayment of the remaining principal balance of a class of Regular Certificates to save administrative costs when no more than a small percentage of the Certificates is outstanding). The REMIC Regulations indicate that the modification of a qualified mortgage generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the
Mortgage Loan, the waiver of a due-on-sale or due-on-encumbrance clause, or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable-rate Mortgage Loan.

     CONTRIBUTIONS TO THE REMIC POOL AFTER THE STARTUP DAY

          In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day.
Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Holder, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or cleanup call, and (v) as otherwise permitted in
Treasury regulations yet to be issued. It is not anticipated that there will be any contributions to the REMIC Pool after the Startup Day.

     NET INCOME FROM FORECLOSURE PROPERTY

          The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as
"foreclosure property" for a period not exceeding the close of the third calendar year after the year in which the REMIC Pool acquired the property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that the REMIC Pool will have any taxable net income from foreclosure property.

     LIQUIDATION OF THE REMIC POOL

          If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which the adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on that date, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC
Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular
Certificates and Residual Holders within the 90-day period.

     ADMINISTRATIVE MATTERS

          The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for this income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax
Return. The Trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Holder

                                       81

for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Internal Revenue Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit in a unified administrative proceeding. The Master Servicer or the Trustee, as specified in the related pooling and servicing agreement, will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool, in its capacity as either Residual Holder or agent of the
Residual Holders. If the Code or applicable Treasury regulations do not permit the Master Servicer or the Trustee to act as tax matters person in its capacity as agent of the Residual Holders, the Residual Holder chosen by the Residual
Holders or such other person specified pursuant to Treasury regulations will be required to act as tax matters person.

     LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

          An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code Section
67, if those itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a statutory threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for that year. These limitations will be phased out and eliminated by 2010. In the case of a REMIC
Pool, these deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC
Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Investors who hold REMIC
Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of these expenses allocated to them as additional gross income, but may be subject to the limitation on deductions. In addition, these expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause these investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, the additional gross income and limitation on deductions will apply to the allocable portion of those expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where the
Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. Unless indicated otherwise in the applicable prospectus supplement, all expenses will be allocable to the Residual
Certificates. In general, the allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual
Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on
Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates.

TAXATION OF CERTAIN FOREIGN INVESTORS

     REGULAR CERTIFICATES

          Interest, including original issue discount, distributable to Regular
Certificateholders who are nonresident aliens, foreign corporations, or other
Non-U.S. Persons (as defined below), will be considered "portfolio interest"
and, therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person (i) is not a "10-percent shareholder"
within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (ii) provides the
Trustee, or the person who would otherwise be required to withhold tax from the distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a
Non-U.S. Person, and the Non-U.S. Person provides the Trustee, or the person who would otherwise be required to withhold tax from the distributions under Code
Section 1441 or 1442, with the appropriate Internal Revenue Service form establishing the applicability of either of these two exemptions. If this statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Person.
In the latter case, the Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors

                                       82

who are Non-U.S. Persons should consult their tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term
"NON-U.S. PERSON" means any person who is not a U.S. Person.

          The Internal Revenue Service has issued final regulations (the
"WITHHOLDING REGULATIONS") which address methods of satisfying the beneficial ownership certification requirement described above. The Withholding Regulations require, in the case of Regular Certificates held by a foreign partnership, that
(i) the certification described above be provided by the partners rather than by the foreign partnership and (ii) the partnership provide certain information, including a United States taxpayer identification number in certain circumstances. A look-through rule applies in the case of tiered partnerships.
Non-U.S. Persons should consult their tax advisors concerning the application of the certification requirements in the Withholding Regulations.

     RESIDUAL CERTIFICATES

          The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Holders who are Non-U.S. Persons generally should be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to
Residual Holders may qualify as "portfolio interest," subject to the conditions described in "--Regular Certificates" above, but only if (i) the Mortgage Loans were issued after July 18, 1984 and (ii) the Trust Fund or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1). Generally, Mortgage Loans will not be, but regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Holder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate)
to the extent of that portion of REMIC taxable income that constitutes an
"excess inclusion." See "--Taxation of Residual Certificates-- Limitations on
Offset or Exemption of REMIC Income" above. If the amounts paid to Residual
Holders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by those Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such
Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "--Taxation of Residual Certificates--Tax-Related
Restrictions on Transfer of Residual Certificates--Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential."
Investors who are Non-U.S. Persons should consult their tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

     BACKUP WITHHOLDING

          Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 28% (increasing to 31%
after 2010) on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions)
unless the Regular Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the Trustee, its agent or the broker who effected the sale of the
Regular Certificate, or the Regular Certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the Internal
Revenue Service or allowed as a credit against the Regular Certificateholder's federal income tax liability. The Withholding Regulations change certain of the rules relating to certain presumptions relating to information reporting and backup withholding. Non-U.S. Persons are urged to contact their tax advisors regarding the application to them of backup withholding and information reporting.

     REPORTING REQUIREMENTS

          Reports of accrued interest, original issue discount and information necessary to compute the accrual of market discount will be made annually to the
Internal Revenue Service and to individuals, estates, nonexempt and non-charitable trusts, and partnerships who are either holders of record of
Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request this information for any calendar quarter by telephone or in writing by contacting the

                                       83

person designated in Internal Revenue Service Publication 938 with respect to a particular series of Regular Certificates. Holders through nominees must request this information from the nominee.

          The Internal Revenue Service's Form 1066 has an accompanying Schedule
Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net
Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Holder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

          Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Holders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the Internal Revenue Service concerning Code Section 67 expenses
(see "--Limitations on Deduction of Certain Expenses" above) allocable to these holders. Furthermore, under the Treasury regulations, information must be furnished quarterly to Residual Holders, furnished annually to holders of
Regular Certificates and filed annually with the Internal Revenue Service concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "--Status of REMIC Certificates."

FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO WHICH NO REMIC ELECTION
IS MADE

     GENERAL

          If no election is made to treat a Trust Fund (or a segregated pool of assets in the Trust Fund) with respect to a series of Certificates as a REMIC, the Trust Fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a
"taxable mortgage pool" within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the Mortgage Loans underlying the
Certificates of a series, and where those Certificates are not designated as
Stripped Certificates, the holder of each Certificate in that series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Trust Fund represented by its Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the
Mortgage Loans, subject to the discussion below under "--Recharacterization of
Servicing Fees." Accordingly, the holder of a Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the Mortgage Loans represented by its Certificate, including interest at the coupon rate on the Mortgage Loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the Master Servicer, in accordance with that certificateholder's method of accounting. A certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the
Trust Fund in accordance with its method of accounting, provided that those amounts are reasonable compensation for services rendered to that Trust Fund.
However, investors who are individuals, estates or trusts who own Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in
Code Section 67, including deductions under Code Section 212 for the servicing fee and all such administrative and other expenses of the Trust Fund, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a statutory threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for that year. These limitations will be phased out and eliminated by 2010. As a result, investors holding Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on their Certificates with respect to interest at the pass-through rate or as discount income on their Certificates. In addition, these expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability.
Moreover, where there is fixed retained yield with respect to the Mortgage Loans underlying a series of Certificates or where the servicing fees are in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "--Stripped Certificates" and "--Recharacterization of
Servicing Fees."

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     TAX STATUS

          Each of Cadwalader, Wickersham & Taft LLP and Hunton & Williams LLP
has advised the Depositor that, except as described below with respect to
Stripped Certificates:

               (i) A Certificate owned by a "domestic building and loan
          association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans ... secured by an interest in real property which is ... residential real property" within the meaning of
          Code Section 7701(a)(19)(C)(v), provided that the real property securing the Mortgage Loans represented by that Certificate is of the type described in that section of the Code.

               (ii) A Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of
          Code Section 856(c)(4)(A) to the extent the assets of the related
          Trust Fund consist of qualified assets, and interest income on such assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code
          Section 856(c)(3)(B).

               (iii) A Certificate owned by a REMIC will be considered to represent an "obligation (including any participation or certificate of beneficial ownership therein) which is principally secured by an interest in real property" within the meaning of Code Section
          860G(a)(3)(A) to the extent the assets of the related Trust Fund consist of "qualified mortgages" within the meaning of Code Section
          860G(a)(3).

          An issue arises as to whether Buydown Loans may be characterized in their entirety under the Code provisions cited in clauses (i) and (ii) of the immediately preceding paragraph. There is indirect authority supporting treatment of an investment in a Buydown Loan as entirely secured by real property if the fair market value of the real property securing the loan exceeds the principal amount of the loan at the time of issuance or acquisition, as the case may be. There is no assurance that the treatment described above is proper.
Accordingly, Certificateholders are urged to consult their tax advisors concerning the effects of these arrangements on the characterization of their investment for federal income tax purposes.

     PREMIUM AND DISCOUNT

          Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Certificates or afterwards.

          Premium

          The treatment of premium incurred upon the purchase of a Certificate will be determined generally as described above under "--Federal Income Tax
Consequences for REMIC Certificates--Taxation of Residual
Certificates--Treatment of Certain Items of REMIC Income and Expense--Premium."

          Original Issue Discount

          The original issue discount rules of Code Sections 1271 through 1275 will be applicable to a Certificateholder's interest in those Mortgage Loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID
Regulations, original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser" rates on the Mortgage Loans. See "--Stripped
Certificates" below regarding original issue discount on Stripped Certificates.

          Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income.
Unless indicated otherwise in the applicable prospectus supplement, no
Prepayment Assumption will be assumed for purposes of such accrual. However,
Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its

                                       85

initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if Mortgage Loans acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of those Mortgage
Loans, no original issue discount attributable to the difference between the issue price and the original principal amount of those Mortgage Loans (i.e., points) will be includible by the holder.

          Market Discount

          Certificateholders also will be subject to the market discount rules if the conditions for application of those sections are met. Market discount on the Mortgage Loans will be determined and will be reported as ordinary income generally in the manner described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount,"
except that the ratable accrual methods described in those sections will not apply. Rather, the holder will accrue market discount pro rata over the life of the Mortgage Loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no Prepayment
Assumption will be assumed for purposes of that accrual.

     RECHARACTERIZATION OF SERVICING FEES

          If the servicing fees paid to a Master Servicer were deemed to exceed reasonable servicing compensation, the amount of such excess would represent neither income nor a deduction to certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the
Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the Mortgage Loans would be increased. Internal
Revenue Service guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the Mortgage Loans to be treated under the "stripped bond" rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

          Accordingly, if the Internal Revenue Service's approach is upheld, a
Master Servicer who receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the Mortgage Loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such Mortgage Loans as "stripped coupons" and "stripped bonds." Subject to the de minimis rule discussed below under "--Stripped Certificates," each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Certificates, and the original issue discount rules of the
Code would apply to its holder. While certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the Mortgage Loans the ownership of which is attributed to the Master Servicer, or as including such portion as a second class of equitable interest. Applicable
Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any significant effect upon the timing or amount of income reported by a certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See
"--Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

     SALE OR EXCHANGE OF CERTIFICATES

          Upon sale or exchange of a Certificate, a certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the Mortgage Loans and other assets represented by the Certificate. In general, the aggregate adjusted basis will equal the certificateholder's cost for the Certificate, increased by the amount of any income previously reported with respect to the Certificate and decreased by the amount of any losses previously reported with respect to the Certificate and the amount of any distributions received on the certificate. Except as provided above with respect to market discount on any Mortgage Loans, and except for certain financial institutions subject to the provisions of Code Section
582(c), any gain or loss generally would be capital gain or loss if the
Certificate was held as a capital asset. However, gain on the sale of a
Certificate

                                       86

will be treated as ordinary income (i) if a Certificate is held as part of a
"conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, if the taxpayer has made an election under Code Section
163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain noncorporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of those taxpayers for property held more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     STRIPPED CERTIFICATES

          General

          Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and
"stripped coupons" with respect to interest payments. For purposes of this discussion, Certificates that are subject to those rules will be referred to as
"STRIPPED CERTIFICATES." The Certificates will be subject to those rules if (i)
the Depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the Mortgage Loans, (ii) the
Depositor or any of its affiliates is treated as having an ownership interest in the Mortgage Loans if it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the Mortgage Loans
(see "--Recharacterization of Servicing Fees" above), and (iii) a class of
Certificates issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the
Mortgage Loans.

          In general, a holder of a Stripped Certificate will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each Mortgage Loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each Mortgage Loan, including the Stripped Certificate's allocable share of the servicing fees paid to a Master Servicer, if those fees represent reasonable compensation for services rendered. See the discussion above under
"--Recharacterization of Servicing Fees." Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "--General," subject to the limitation described therein.

          Code Section 1286 treats a stripped bond or a stripped coupon generally as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of Stripped
Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where those Stripped Certificates are issued with respect to a Mortgage Pool containing variable-rate Mortgage Loans, the
Depositor has been advised by counsel that (i) the Trust Fund will be treated as a grantor trust under subpart E, Part I of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and (ii) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the
OID Regulations. Although it is possible that computations with respect to
Stripped Certificates could be made in one of the ways described below under
"--Taxation of Stripped Certificates--Possible Alternative Characterizations,"
the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument. Accordingly, for OID purposes, all payments on any Stripped Certificates should be aggregated and treated as though they were made on a single debt instrument. The pooling and servicing agreement will require that the Trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

          Furthermore, Treasury regulations issued December 28, 1992 provide for treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described

                                       87

below), at a de minimis original issue discount, or, presumably, at a premium.
This treatment indicates that the interest component of such a Stripped
Certificate would be treated as qualified stated interest under the OID
Regulations, assuming it is not an interest-only or super-premium Stripped
Certificate. Further, these final regulations provide that the purchaser of such a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (i) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related Mortgage Loans. Any of this market discount would be reportable as described above under "Federal Income Tax
Consequences for REMIC Certificates--Taxation of Regular Certificates--Market
Discount," without regard to the de minimis rule discussed in that section, assuming that a prepayment assumption is employed in the computation.

     STATUS OF STRIPPED CERTIFICATES

          No specific legal authority exists as to whether the character of the
Stripped Certificates, for federal income tax purposes, will be the same as that of the Mortgage Loans. Although the issue is not free from doubt, counsel has advised the Depositor that Stripped Certificates owned by applicable holders should be considered to represent "real estate assets" within the meaning of
Code Section 856(c)(4)(A), "obligation[s] . . . principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and
"loans . . . secured by an interest in real property" within the meaning of Code
Section 7701(a)(19)(C)(v), and interest (including original issue discount)
income attributable to Stripped Certificates should be considered to represent
"interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the Mortgage
Loans and interest on the Mortgage Loans qualify for that treatment. The application of such Code provisions to Buy-Down Loans is uncertain. See "--Tax
Status" above.

     TAXATION OF STRIPPED CERTIFICATES

          Original Issue Discount. Except as described above under "--General,"
each Stripped Certificate will be considered to have been issued at an original issue discount for Federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to the related income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986
Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a
"STRIPPED CERTIFICATEHOLDER") in any taxable year likely will be computed generally as described above under "--Federal Income Tax Consequences for REMIC
Certificates--Taxation of Regular Certificates--Original Issue Discount" and
"--Variable Rate Regular Certificates." However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation as described above under "--General," the issue price of a Stripped Certificate will be the purchase price paid by each holder, and the stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped
Certificate to the Stripped Certificateholder, presumably under the Prepayment
Assumption, other than qualified stated interest.

          If the Mortgage Loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each Mortgage
Loan represented by the Stripped Certificateholder's Stripped Certificate. While
the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in such Stripped Certificate to recognize a loss (which may be a capital loss)
equal to that portion of unrecoverable basis.

          As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the Mortgage Loans are prepaid could lead to the interpretation that the interest payments are "contingent" within the meaning of the OID
Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the
Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion than would be the case under the OID Regulations for non-contingent debt instruments. Furthermore, application of these principles could lead to the characterization of gain on the sale of

                                       88

contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped
Certificates.

          Sale or Exchange of Stripped Certificates. Sale or exchange of a
Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped
Certificateholder's adjusted basis in the Stripped Certificate, as described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Regular Certificates--Sale or Exchange of Regular Certificates." If a
subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates, the subsequent purchaser will be required for federal income tax purposes to accrue and report that excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped
Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

          Purchase of More Than One Class of Stripped Certificates. When an
investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped
Certificates should be treated separately or aggregated for purposes of the rules described above.

          Possible Alternative Characterizations. The characterizations of the
Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of (i) one installment obligation consisting of the
Stripped Certificate's pro rata share of the payments attributable to principal on each Mortgage Loan and a second installment obligation consisting of the
Stripped Certificate's pro rata share of the payments attributable to interest on each Mortgage Loan, (ii) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Mortgage Loan, or
(iii) a separate installment obligation for each Mortgage Loan, representing the
Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto. Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each Mortgage Loan to the extent that the
Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on each Mortgage
Loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder.
Final regulations issued on December 28, 1992 regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

          Because of these possible varying characterizations of Stripped
Certificates and the resultant differing treatment of income recognition,
Stripped Certificateholders are urged to consult their tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

     REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

          The Master Servicer or the Trustee, as specified in the related prospectus supplement, will furnish, within a reasonable time after the end of each calendar year, to each Certificateholder or Stripped Certificateholder at any time during such year, the information (prepared on the basis described above) as is necessary to enable those certificateholders to prepare their federal income tax returns. This information will include the amount of original issue discount accrued on Certificates held by persons other than certificateholders exempted from the reporting requirements. The amount required to be reported by the Master Servicer or the Trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of Stripped
Certificates, unless provided otherwise in the applicable prospectus supplement, this reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The Master Servicer or the Trustee will also file the original issue discount information with the Internal Revenue
Service. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required in respect of any reportable payments, as described above under "--Federal Income
Tax Consequences for REMIC Certificates--Backup Withholding."

                                       89

     REPORTABLE TRANSACTIONS

          Any Certificateholder that reports any item or items of income, gain, expense, or loss in respect of a Certificate for tax purposes in an amount that differs from the amount reported for book purposes by more than $10 million, on a gross basis, in any taxable year may be subject to certain disclosure requirements for "reportable transactions." Prospective investors should consult their tax advisers concerning any possible tax return disclosure obligation with respect to the Certificates.

     TAXATION OF CERTAIN FOREIGN INVESTORS

          If a Certificate evidences ownership in Mortgage Loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other non-U.S. persons ("FOREIGN PERSONS")
generally will be subject to 30% United States withholding tax, or any lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the certificateholder on the sale or exchange of such a Certificate also will be subject to federal income tax at the same rate.

          Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a foreign person evidencing ownership interest in Mortgage Loans issued after July 18, 1984 will be
"portfolio interest" and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under "--Federal
Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign
Investors--Regular Certificates."

                            STATE TAX CONSIDERATIONS

          In addition to the federal income tax consequences described in
"Federal Income Tax Consequences," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the
Certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Potential investors should consult their tax advisors with respect to the various tax consequences of investments in the Certificates.

                              PLAN OF DISTRIBUTION

          The Certificates are being offered in series through one or more of the various methods described below. The applicable prospectus supplement for each series will describe the method of offering being used for that series. The prospectus supplement will state the public offering or purchase price of each class of Certificates of that series, or the method by which the price is to be determined, and the net proceeds to the Depositor from the sale.

          The Certificates will be offered through the following methods from time to time and offerings may be made concurrently through more than one of these methods or an offering of a series of Certificates may be made through a combination of two or more of the following methods:

          o    by negotiated firm commitment underwriting and public offering by an underwriter specified in the related prospectus supplement;

          o    by placements by the Depositor with institutional investors through dealers; and

          o    by direct placements by the Depositor with investors.

          If underwriters are used in a sale of any Certificates, these
Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment for purchase. Firm commitment underwriting and public reoffering by underwriters may be done through underwriting syndicates or through one or more firms acting alone. The managing underwriter or underwriters, if any, with respect to the offer and sale of a series of Certificates will be set forth on the cover of the prospectus supplement applicable to that series and members of the underwriting syndicate, if any, will be named in that prospectus supplement. The prospectus supplement will describe any discounts and commissions to be allowed or paid by the
Depositor to the underwriters, any other items constituting underwriting compensation and any

                                       90

discounts and commissions to be allowed or paid to the dealers. The obligations of the underwriters will be subject to certain conditions precedent. The underwriters with respect to a sale of any class of Certificates will be obligated to purchase all of those Certificates if any are purchased. The
Depositor and, if specified in the applicable prospectus supplement, an affiliate of the Depositor, will indemnify the applicable underwriters against certain civil liabilities, including liabilities under the Securities Act of
1933, as amended.

          Banc of America Securities LLC is an affiliate of the Depositor. This prospectus may be used by Banc of America Securities LLC, if required, in connection with market-making transactions in Certificates. Banc of America
Securities LLC may act as a principal or agent in market-making transactions.

          The prospectus supplement for any series of Certificates offered other than through underwriters will contain information regarding the nature of that offering and any agreements to be entered into between the Depositor and dealers and/or the Depositor and purchasers of Certificates.

          Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of Certificates. Certificateholders should consult with their legal advisors in this regard prior to any reoffer or sale.

          If specified in the prospectus supplement relating to a series of
Certificates, the Depositor or any affiliate thereof may purchase some or all of one or more classes of Certificates of that series from the underwriter or underwriters at a price specified or described in the prospectus supplement. The purchaser may then from time to time offer and sell, pursuant to this prospectus, some or all of the Certificates purchased directly, through one or more underwriters to be designated at the time of the offering of the
Certificates or through dealers acting as agent and/or principal. Such an offering may be restricted in the manner specified in the prospectus supplement.
These transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. The underwriters and dealers participating in a purchaser's offering of Certificates may receive compensation in the form of underwriting discounts or commissions from the purchaser and the dealers may receive commissions from the investors purchasing Certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of Certificates may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended, and any commissions and discounts received by that dealer and any profit on the resale of Certificates by that dealer might be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

                                 USE OF PROCEEDS

          The Depositor will use the net proceeds from the sale of each Series of Certificates for the purchase of the Mortgage Loans serving as security for those Certificates.

                              FINANCIAL INFORMATION

          A new Trust Fund will be formed by the Depositor for each series of
Certificates. As a result, no Trust Fund will engage in any business activity or have any assets or obligations prior to the issuance of the related series of
Certificates. Accordingly, no financial statements for any Trust Fund will be included in this prospectus or in the related prospectus supplement.

                                  LEGAL MATTERS

          Certain legal matters, including the federal income tax consequences to certificateholders of an investment in the Certificates of a series, will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, New York,
New York or Hunton &Williams LLP, Charlotte, North Carolina, as specified in the related prospectus supplement.

                                       91

                                     RATING

          The Certificates of any series offered pursuant to this prospectus and a prospectus supplement will be rated in one of the four highest categories by one or more nationally-recognized statistical rating agencies listed in the related prospectus supplement.

          A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. Each securities rating should be evaluated independently of any other rating.

                          REPORTS TO CERTIFICATEHOLDERS

          The Trustee or the Master Servicer will prepare and make available to the certificateholders of each series statements containing information with respect to principal and interest payments and the related Trust Estate, as described in this prospectus and in the applicable prospectus supplement. No information contained in these reports will be examined or reported upon by an independent public accountant. See "Description of Certificates--Reports to
Certificateholders."

          The Depositor will file, or will cause the Trustee or the Master
Servicer to file, the periodic reports with respect to a Trust Fund with the
Commission as required by the Commission under the Securities Exchange Act of
1934, as amended, and the rules and regulations of the Commission. The Depositor does not intend to file, or to require filing of, periodic reports following the expiration of the reporting period required by Rule 15d-1 under the Securities
Exchange Act of 1934, as amended.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

          The Securities and Exchange Commission (the "COMMISSION") allows the
Depositor to "incorporate by reference" information it files with the
Commission, which means that the Depositor can disclose important information to you by referring you to documents which contain that information. Information incorporated by reference is considered to be part of this prospectus. Certain information that the Depositor will file with the Commission in the future will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. The Depositor incorporates by reference any future annual, monthly and special Commission reports filed by or on behalf of each Trust Fund until the Depositor terminates the offering of the related
Certificates (including market making transactions by Banc of America Securities
LLC, an affiliate of the Depositor, with respect to such Certificates unless such transactions are exempt from the registration provisions of the Securities
Act of 1933, as amended).

          At your request, the Depositor will send copies of these documents and reports to you at no charge. You may contact the Depositor by writing or calling it at the address and phone number listed under "Where You Can Find More
Information."

                       WHERE YOU CAN FIND MORE INFORMATION

          The Depositor has filed with the Commission, a registration statement relating to the Certificates. This prospectus is part of the registration statement, but the registration statement contains additional information.

          Copies of the registration statement and any other materials the
Depositor files with the Commission may be read and copied at the Commission's
Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549.
Information concerning the operation of the Commission's Public Reference Room may be obtained by calling the Commission at (800) SEC-0330. The Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Depositor has filed the registration statement, including all exhibits, through the EDGAR system and therefore such materials should be available by logging onto the Commission's Web site. Copies of any documents incorporated to this prospectus by reference will be provided to each person to whom a prospectus is delivered upon

                                       92

written or oral request directed to Banc of America Funding Corporation, 214
North Tryon Street, Charlotte, North Carolina 28255, Attention: Secretary,
telephone number (704) 386-2400.

                                       93

--------------------------------------------------------------------------------
INDEX TO DEFINED TERMS
--------------------------------------------------------------------------------

1

1986 Act......................................................................68

A

B

Bankruptcy Code...............................................................52
Beneficial Owner..............................................................24
Benefit Plans.................................................................60
Book-entry Certificates.......................................................24
Buydown Fund..................................................................17
Buydown Loans.................................................................17

C

capital asset.................................................................73
Cash Flow Agreement...........................................................35
CERCLA........................................................................57
Certificates..................................................................15
Closing Date..................................................................15
Code..........................................................................66
Collection Account............................................................41
Commission....................................................................92
Companion Certificates........................................................27
Component Certificates........................................................27
Cut-Off Date..................................................................38

D

Definitive Certificates.......................................................24
Department....................................................................61
Depositor.....................................................................15
Disqualified Organization.....................................................78
Distribution Account..........................................................23
Distribution Date.............................................................26
DTC...........................................................................24
DTC Participants..............................................................25
Due-on-sale...................................................................55

E

EDGAR.........................................................................92
electing large partnership....................................................78
ERISA.........................................................................59
ERISA Plans...................................................................60
Exempt Plans..................................................................60

F

Fannie Mae Certificates.......................................................21
FHA...........................................................................19
FHA Loans.....................................................................19
FHLBB.........................................................................55
Fitch.........................................................................61
Fixed-Rate Certificates.......................................................30
Floating-Rate Certificates....................................................30
foreign persons...............................................................90
Freddie Mac Act...............................................................20
Freddie Mac Certificates......................................................20

G

Garn Act......................................................................55
Ginnie Mae Certificates.......................................................19
Ginnie Mae I Certificates.....................................................19
Ginnie Mae II Certificates....................................................19

H

HOPA..........................................................................56
Housing Act...................................................................19
HUD...........................................................................19

I

M

Mark-to-Market Regulations....................................................80
Master Servicer...............................................................23
MERS..........................................................................38
Moody's.......................................................................61
Mortgage Assets...............................................................15
Mortgage Certificates.........................................................15
Mortgage Loans................................................................15

N

NCUA..........................................................................65
Non-ERISA Plans...............................................................60
Non-Pro Rata Certificate......................................................69
Non-U.S. Person...............................................................83
Notional Amount Certificates..................................................28

                                       94

O

OCC.......................................................................... 65
OID Regulations...............................................................69
original issue discount.......................................................69
OTS...........................................................................55

P

PAC Certificates..............................................................28
PAC I.........................................................................28
PAC II........................................................................28
Pass-Through Certificates.....................................................28
Pass-through Entity...........................................................78
PC Agreement..................................................................22
PC Servicer...................................................................22
PC Sponsor....................................................................22
PC Trustee....................................................................22
Planned Amortization Certificates.............................................28
PO Certificates...............................................................30
Prepayment Assumption.........................................................70
Principal-Only Certificates...................................................30
Private Certificates..........................................................22
PTCE 83-1.....................................................................63

R

Ratio Strip Certificates......................................................28
RCRA..........................................................................58
Regular Certificateholder.....................................................68
Regular Certificates..........................................................66
Regulations...................................................................61
Relief Act....................................................................56
REMIC.........................................................................66
REMIC Certificates............................................................66
REMIC Pool....................................................................66
REMIC Regulations.............................................................66
Residual Certificates.........................................................66
Residual Holders..............................................................74
Restricted Group..............................................................63
Rules.........................................................................25

S

S&P...........................................................................61
Scheduled Amortization Certificates...........................................28
Seller........................................................................17
Senior Certificates...........................................................29
Sequential Pay Certificates...................................................29
Servicing Fee.................................................................45
SMMEA.........................................................................64
Startup Day...................................................................67
Step Coupon Certificates......................................................30
Stripped Certificateholder....................................................88
Stripped Certificates.........................................................87
Subordinated Certificates.....................................................29
Super Senior Certificates.....................................................29
Super Senior Support Certificates.............................................29
Support Certificates..........................................................28

T

TAC Certificates..............................................................29
Targeted Amortization Certificates............................................29
Texas Home Equity Laws........................................................54
TILA Amendment................................................................54
Title V.......................................................................56
Trust Fund....................................................................15
Trustee.......................................................................15

U

U.S. Person...................................................................80
UCC...........................................................................51
Underlying Loans..............................................................22
Underwriter's Exemption.......................................................61

V

VA............................................................................19
Variable Rate Certificates....................................................30

W

                                       95

                             [BANK OF AMERICA LOGO]

                      BANC OF AMERICA FUNDING CORPORATION
                                   DEPOSITOR

                       GREENPOINT MORTGAGE FUNDING, INC.
                                   SERVICER

                                  $491,398,000
                                 (APPROXIMATE)

                      BANC OF AMERICA FUNDING 2005-C TRUST
                              MORTGAGE PASS-THROUGH
                           CERTIFICATES, SERIES 2005-C

                          -----------------------------

                              PROSPECTUS SUPPLEMENT

                          -----------------------------

You should rely only on the information contained or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus. No one has been authorized to provide you with different information.

The Offered Certificates are not being offered in any state where the offer is not permitted.

The Depositor does not claim the accuracy of the information in this Prospectus
Supplement and the accompanying Prospectus as of any date other than the dates stated on their respective covers.

Dealers will deliver a Prospectus Supplement and Prospectus when acting as underwriters of the Offered Certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Offered
Certificates will deliver a Prospectus Supplement and Prospectus until ninety days following the date of this Prospectus Supplement.

                        BANC OF AMERICA SECURITIES LLC

                                 April 26, 2005